As filed with the Securities and Exchange Commission on February 13, 2007

Registration No. 333-120847

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7 TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

15601 Dallas Parkway, Suite 600
Addison, Texas  75001
(866) 655-1620

(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Gerald J. Reihsen, III

Executive Vice President – Corporate Development & Legal and Secretary

Behringer Harvard Opportunity REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-1620

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Seth K. Weiner, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This Post-Effective Amendment No. 7 consists of the following:

1.               The Registrant’s final form of Prospectus dated June 1, 2006, previously filed as part of Post-Effective Amendment No. 1 on June 1, 2006 and refiled herewith;

2.               Supplement No. 9 dated February 13, 2007, included herewith, which will be delivered as an unattached document along with the Prospectus.  Supplement No. 9 supersedes and replaces the following prior supplements to the Prospectus:  Supplement No. 1 dated July 6, 2006; Supplement No. 2 dated July 19, 2006; Supplement No. 3 dated August 15, 2006; Supplement No. 4 dated September 1, 2006; Supplement No. 5 dated October 13, 2006; Supplement No. 6 dated November 13, 2006; Supplement No. 7 dated November 28, 2006; and Supplement No. 8 dated January 11, 2007;

3.               Part II, included herewith; and

4.               Signatures, included herewith.

THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE OUTSIDE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:

SUPPLEMENTAL INFORMATION – The prospectus of Behringer Harvard Opportunity REIT I, Inc. consists of this prospectus dated June 1, 2006 and Supplement No. 9 dated February 13, 2007.

FILED PURSUANT TO RULE 424(B)(3)

REGISTRATION NO. 333-120847

Prospectus

Up to 48,000,000 shares offered to the public
200,000 shares minimum
Minimum purchase: 200 shares ($2,000) in most states

Behringer Harvard Opportunity REIT I, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust. The company has been formed primarily to invest in and operate commercial real estate. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing. We plan to be opportunistic in our investments.

We are offering and selling to the public a maximum of 40,000,000 shares and a minimum of 200,000 shares of our common stock for $10.00 per share. We also are offering up to 8,000,000 shares of common stock to be issued pursuant to our distribution reinvestment plan for $9.50 per share.

The Offering:

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Minimum	$2,000,000	$140,000	$40,000	$1,820,000
Total Maximum	$400,000,000	$28,000,000	$8,000,000	$364,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$0.095	$—	$9.405
Total Minimum	$—	$—	$—	$—
Total Maximum	$76,000,000	$760,000	$—	$75,240,000

The shares will be offered to investors on a best efforts basis. Selling commissions will be reduced to $0.095 per share and no dealer manager fees will be paid with respect to shares sold pursuant to our distribution reinvestment plan. We expect that if the maximum offering amount is raised, at least 90.6% of the gross proceeds of this offering (89% in a minimum offering) will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 87.1% of the gross proceeds if the maximum offering amount is raised (85.6% in a minimum offering) to make investments in real estate properties, loans and other investments, and to use approximately 3.5% of the gross proceeds if the maximum offering amount is raised (3.4% in a minimum offering), assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. This offering will terminate on or before September 20, 2007 (unless extended with respect to the shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law).

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 29. The most significant risks relating to your investment include the following:

•                  No public market currently exists for our shares of common stock. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount. If the shares are not listed for trading on an exchange or included for quotation on the Nasdaq National Market System by the sixth anniversary of the termination of this offering, we intend to liquidate our assets and distribute the proceeds unless such date is extended by our board of directors including a majority of our independent directors.

•                  We have no operating history nor established financing sources. With the exception of the 12600 Whitewater property described herein, we do not currently own any properties, and, with the exception of the Ferncroft property described herein, we have not identified any other properties to acquire with proceeds from this offering.

•                  If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties and the value of your investment may fluctuate more widely with the performance of specific investments.

•                  We will rely on Behringer Harvard Opportunity Advisors I LP, our advisor, to select properties and other investments and conduct our operations.

•                  We are obligated to pay substantial fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our advisor and its affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.

•                  We also have issued to an affiliate of our advisor 1,000 shares of our non-participating, non-voting, convertible stock at a purchase price of $1.00 per share. Pursuant to its terms, the convertible stock will convert into shares of our common stock upon certain events. The interests of our stockholders will be diluted upon such conversion.

•                  We may incur substantial debt, which could hinder our ability to make distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.

•                  Our investment strategy may cause us to lose our REIT status, or to own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Behringer Harvard Opportunity REIT I, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The dealer manager of this offering, Behringer Securities LP, is our affiliate. The dealer manager is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby.

The date of this prospectus is June 1, 2006

i

SUITABILITY STANDARDS

General

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                  meet the applicable financial suitability standards as described below; and

•                  purchase at least the minimum number of shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•                  a net worth of at least $150,000; or

•                  a gross annual income of at least $45,000 and a net worth of at least $45,000.

The minimum purchase is 200 shares ($2,000), except in certain states as described below. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

After you have purchased the minimum investment, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Mid-Term Value Enhancement Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 shares ($25), except for (1) purchases of shares pursuant to our distribution reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts, and (2) purchases made by Minnesota and Oregon residents in other Behringer Harvard public real estate programs, who must still satisfy the minimum purchase requirements established by each program.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:

•                  Arizona, Iowa, Kansas, Massachusetts, Michigan and Tennessee - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

•                  California – Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000; provided, however, that such special suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the twelve months preceding the proposed sale.

•                  New Jersey – Investors must have either (1) a net worth of at least $225,000 or (2) annual taxable income of $60,000 and a net worth of at least $60,000.

•                  Maine – Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of $50,000 and a net worth of at least $50,000.

•                  Ohio – Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $70,000 and a net worth of at least $70,000. In addition, investors must have a liquid net worth of at least ten times their investment in the shares of us and our affiliates.

•                  Kansas and Pennsylvania - In addition to our standard suitability requirements, investors must have a liquid net worth of at least ten times their investment in our shares.

In all states listed above, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.

Because the minimum offering of our common stock is less than $47,600,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

On April 11, 2006, the Pennsylvania Securities Commission approved our registration to offer and sell our shares in Pennsylvania contingent upon our undertaking to amend Article XIII of our charter. See the “Description of Shares – Provisions of Maryland law and of Our Charter and Bylaws” section of this prospectus and our definitive proxy statement, as filed with the Securities and Exchange Commission on April 28, 2006, for a more detailed discussion of this amendment to our charter.

In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following:  (1) the fiduciary account, (2) the person who directly or indirectly supplied the funds for the purchase of the shares or (3) the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, shares of our common stock are an appropriate investment for those of you who become investors.

Each participating broker-dealer, authorized representative or any other person selling shares on our behalf are required to:

•                  make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

•                  maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will consider, based on a review of the information provided by you, whether you:

•                  meet the minimum income and net worth standards established in your state;

•                  can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•                  are able to bear the economic risk of the investment based on your overall financial situation; and

•                  have an apparent understanding of:

o        the fundamental risks of an investment in our common stock;

o        the risk that you may lose your entire investment;

o        the lack of liquidity of our common stock;

o        the restrictions on transferability of our common stock;

o        the background and qualifications of our advisor; and

o        the tax consequences of an investment in our common stock.

Restrictions Imposed by the PATRIOT Act and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.”  “Unacceptable investor” means any person who is a:

•                  person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•                  person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•                  person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•                  person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder:  the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevent Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and

Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•                  person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers About this Offering” section immediately following this summary. This section and the “Questions and Answers About this Offering” section do not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Behringer Harvard Opportunity REIT I, Inc.

Behringer Harvard Opportunity REIT I, Inc. is a Maryland corporation formed in November 2004 that intends to qualify as a real estate investment trust (REIT) under federal tax law. We intend to acquire and operate commercial real estate. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings, LLC (referred to herein as Behringer Harvard Holdings) or its affiliates), or in entities that make investments similar to the foregoing. Although our sole investment to date has been located in the United States, we also may invest in real estate assets located outside the United States. Our investment strategy is designed to provide investors with a geographically diversified portfolio of real estate assets. We plan to be opportunistic in our investments. Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. Our toll free telephone number is (866) 655-1605. We sometimes refer to Behringer Harvard Opportunity REIT I, Inc. as Behringer Harvard Opportunity REIT I in this prospectus.

Our Advisor

Our advisor is Behringer Harvard Opportunity Advisors I LP (Behringer Harvard Opportunity Advisors I), a Texas limited partnership formed in November 2004, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter. Prior to the commencement of this offering, we will have three members on our board of directors. Two of the directors will be independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. Although we have executive officers who will manage our operations, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our non-employee directors are compensated for their services to us.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are offering up to 40,000,000 shares of our common stock to the public at $10.00 per share. We are also offering up to 8,000,000 shares pursuant to our distribution reinvestment plan at a price of $9.50 per share. We will offer shares of our common stock until the earlier of September 20, 2007, or the date we sell all $476,000,000 worth of shares in this offering; provided, however, that the amount of shares registered pursuant to this offering is the amount which, as of the date of this prospectus, we reasonably expect to be offered and sold within two years from the date of this prospectus, and to the extent permitted by applicable law, we may extend this offering for an additional year; provided, further, that notwithstanding the foregoing, we may elect to extend the offering period up to the sixth anniversary of the termination of this offering solely for the shares reserved for issuance pursuant to our distribution reinvestment plan if all such shares are not sold prior to the termination date. We may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually. Having sold the initial 200,000 shares, subscription proceeds shall be paid directly to us. The proceeds will be held until investors are admitted as stockholders. Subscriptions will be effective only upon our acceptance and countersigning of the subscription agreement, and we reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds. We intend to accept or reject subscriptions and admit new stockholders at least monthly, but may do so on a more frequent basis. If we reject your subscription, we will return your subscription funds, plus interest, if such funds have been held for more than 35 days, within ten days after the date of such rejection.

We have issued to Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our non-participating, non-voting, convertible stock. The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering. Any reference in this prospectus to our “common stock” means the class of common stock offered hereby. Any reference in this prospectus to our “convertible stock” means the class of non-participating, non-voting, convertible stock previously issued to Behringer Harvard Holdings.

Certain Summary Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

•      There is no public trading market for the shares, and we cannot assure you that one will ever develop. Until the shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

•      We have no operating history nor established financing sources.

•      This is a “blind pool” offering because, with the exception of the 12600 Whitewater property described herein, we do not currently own any properties, and with the exception of the Ferncroft property described herein, we have not identified any other properties to acquire with proceeds from this offering. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon our advisor’s ability to select our investments.

•      The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 40,000,000 shares. If we do not sell substantially more than the minimum offering amount, we may buy only one property and the value of your investment may fluctuate more widely with the performance of specific investments. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location and property type.

•      Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and the selection of our real estate properties, loans and other investments.

•      Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, have low barriers to entry and higher volatility in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

•      Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment.

•      We will pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.

•      Our advisor and its affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard sponsored programs, conflicts related to any joint ventures, tenant-in-common investments or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor and its executive officers in serving other Behringer Harvard sponsored programs.

•      We have issued to an affiliate of our advisor 1,000 shares of our convertible stock at a purchase price of $1.00 per share. Pursuant to its terms, the convertible stock will convert into shares of common stock upon the full return of our stockholders’ invested capital plus a 10% cumulative, non-compounded, annual return or the listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System. The interests of our stockholders will be diluted upon conversion of the convertible stock into shares of common stock. The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to the sum of (1) 15% of the excess of our enterprise value over the aggregate of the capital invested by our stockholders and (2) a 10% cumulative, non-compounded, annual return on such capital. Thus, it is impossible to quantify at this time the extent of the dilution to existing stockholders upon such conversion.

•      We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders in the event income on such properties, or their value, falls.

•      To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8% of our outstanding common stock during any time that we are qualified as a REIT. However, our charter also allows our board to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status. Furthermore, this limitation does not apply to the holder of our convertible stock or shares of common stock issued upon conversion of our convertible stock.

•      We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

•      Our opportunistic investment strategy may result in a finding by the Internal Revenue Service that we have engaged in one or more “prohibited transactions” under provisions of the Internal Revenue Code related to dispositions of properties deemed to be inventory or otherwise held for sale in the ordinary course of our business. This could cause all of the gain we realize from any such sale to be payable as a tax to the Internal Revenue Service, with none of such gain available for distribution to our stockholders. Further, if we hold and sell one or more properties through taxable REIT subsidiaries, our return to stockholders would be diminished because the gain from any such sale would be subject to a corporate-level tax, thereby reducing the net proceeds from such sale available for distribution to our stockholders. Moreover, if the ownership and sale of one of more of our properties by a taxable REIT subsidiary causes the value of our taxable REIT subsidiaries to exceed 20% of the value of all of our assets at the end of any calendar quarter, we may lose our status as a REIT.

•      Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•      You will not have preemptive rights as a stockholder, so any shares we issue in the future may dilute your interest in us.

•      We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. Additionally, we may acquire property for redevelopment. These types of investments involve risks relating to the construction company’s ability to control construction costs, failure to perform, or failure to build or redevelop in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction or redevelopment. Increased costs of newly constructed or redeveloped properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

•      The vote of stockholders owning at least a majority of our shares will bind all of the stockholders as to certain matters such as the election of directors and an amendment of our charter.

•      If we do not list our common stock for trading on a national securities exchange (the New York Stock Exchange or the American Stock Exchange) or for quotation on the Nasdaq National Market System by the sixth anniversary of the termination of this offering, unless such date is extended by a majority of our board of directors and a majority of our independent directors, our charter provides that we must begin to sell all of our properties and distribute the net proceeds to our stockholders.

•      Each of our executive officers, including Robert M. Behringer, who also serves as the chairman of our board of directors, also serve as officers of our advisor, our property manager, our dealer manager and other affiliated entities, including the advisor(s) to and general partners of other Behringer Harvard sponsored real estate programs, and as a result they will face conflicts of interest relating from their duties to these other entities.

Description of Properties to be Acquired, Investments and Borrowing

As of the date of this prospectus, with the exception of the 12600 Whitewater and Ferncroft properties described in the “Investment Objectives and Criteria – Real Property Investments” section of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is currently a reasonable probability that we will invest. We will use an opportunistic investment strategy in which we will seek to invest in properties that we believe may be repositioned or redeveloped so that they will reach an optimum value within six years after the termination of this offering. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe present an opportunity for enhanced future value because all or a portion of the tenant leases expire within a short period after the date of acquisition and we intend to renew leases or replace existing tenants at the properties for improved tenant quality. We may invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities, and motel and hotel properties. We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed. Additionally, as a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. We anticipate that such dispositions typically would occur during the period from three to six years after the termination of this offering. However, we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return. We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties. Many of the markets where we will acquire properties may have low barriers to entry and higher volatility in real estate lease rates and sale prices. In addition, we may acquire interests in other entities with similar real property investments or investment strategies. As a result of our flexibility to invest in a variety of types of commercial properties rather than in specific limited property types, our intent to target properties with significant possibilities for near-term capital appreciation, and our use of a higher degree of leverage, we believe that we will have the opportunity to provide a rate of return superior to real estate programs that invest in a limited range of property types, have a longer anticipated holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party. We are likely to enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain of our affiliates, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor. We may also serve as lender to these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard sponsored programs.

Our board of directors has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing. Our policy limitation does not apply to individual properties and only will apply once we have ceased raising capital under this or any subsequent offering. As a result, it can be expected that, with respect to the acquisition of one or more of our properties, we may incur indebtedness of more than 75% of the asset value of the property acquired, and that our debt levels likely will be higher until we have completed our capital raising offerings and invested most of our capital. However, our advisor’s and its affiliates’ experience with prior real estate programs with similar opportunistic investment strategies has been that lenders’ preferences will be to make loans of closer to 60% to 65% of the asset value of a property of the type targeted by us until such time as the property has been successfully repositioned or redeveloped. In that event, we expect to borrow up to the maximum amount available from our lenders. Our board of directors must review our aggregate borrowings at least quarterly. We have not established any financing sources at this time. See the “Investment Objectives and Criteria – Borrowing Policies” section of this prospectus for a more detailed discussion of our borrowing policies.

Estimated Use of Proceeds of this Offering

We expect that if the maximum offering amount is raised, at least 90.6% of the gross proceeds of this offering (89% in a minimum offering) will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 87.1% of the gross proceeds if the maximum offering amount is raised (85.6% in a minimum offering) to make investments in real estate and real estate related assets and to use approximately 3.5% of the gross proceeds if the maximum offering amount is raised (3.4% in a minimum offering), assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. The remaining proceeds will be used to pay acquisition and advisory fees to our advisor in connection with its work in identifying, reviewing, and evaluating investments in properties, the purchase, development or construction of such properties, and the making of or investing in loans or other investments related to real estate.

Investment Objectives

Our overall investment objectives, in their relative order of importance, are:

•      to realize growth in the value of our investments to enhance the value received upon our ultimate sale of such investments or the listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System;

•      to preserve, protect and return (through our ultimate sale of our investments or the listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System) your capital contribution;

•      to grow net cash from operations such that more cash is available for distributions to you; and

•      to provide you with a return of your investment by beginning the process of liquidation and distribution within three to six years after the termination of this offering or by listing the shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System. If we do not liquidate or obtain listing or quotation of the shares by the sixth anniversary of the termination of this offering, we will make an orderly disposition of our assets and distribute the cash to you unless a majority of the board of directors and a majority of the independent directors extends such date.

We may only change these investment objectives upon a majority vote of the stockholders. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. After we begin making distributions to our stockholders, we intend to coordinate our distribution declaration dates with our new investor admission dates so that thereafter, our investors will be entitled to be paid distributions immediately upon their purchase of shares. However, we will not pay any distributions until after we have commenced real estate operations, which did not occur until after we sold the initial 200,000 shares of common stock in this offering and released the proceeds of those sales from escrow. Because of this, investors who invest in us at the beginning of this offering may realize a lower rate of return than later investors. Further, because we have not identified any probable investments, other than our purchase of the 12600 Whitewater property described herein, there can be no assurances as to when we will begin to generate sufficient cash flow and to make distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments in properties. Therefore we anticipate paying all or a significant portion of initial distributions from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of distributions. Additionally, our taxable income may exceed available cash even after we begin receiving cash flow from operations. As a result, we may need to borrow funds in order to make required distributions.

Once we begin making distributions, we intend to make them on a monthly basis to our stockholders. Our board of directors will determine the amount of each distribution. Although currently we anticipate paying all or a substantial portion of our initial distributions from available capital in anticipation of future cash flow, the amount of each distribution generally will be based upon such factors as the amount of distributable funds, capital available or anticipated to be available from our properties, real estate securities, loans and other investments, current and projected cash requirements, tax considerations and other factors. Distributions in any period may constitute a return of capital.

Conflicts of Interest

Our advisor and its and our executive officers will experience conflicts of interest in connection with the management of our business affairs, including the following:

•      Our advisor and its officers and directors will have to allocate their time between us and the other Behringer Harvard sponsored programs and activities in which they are involved;

•      Our advisor and the advisors and general partners of our affiliated programs must determine which Behringer Harvard sponsored program or other entity should purchase any particular property, make or purchase any particular mortgage loan or mortgage loan participation or make any other investment, or enter into a joint venture, tenant-in-common investment, or other co-ownership arrangements for the acquisition, development or improvement of specific properties. Our advisor’s affiliates are the advisors or general partners of other Behringer Harvard sponsored real estate programs. The executive officers of our advisor also are the executive officers of these affiliates, and these entities are under common ownership.

•      Our advisor may compete with other Behringer Harvard sponsored programs and properties owned by officers and directors of our advisor, including programs for which our advisor’s affiliates serve as advisor, for the same tenants in negotiating leases, making or investing in mortgage, bridge or mezzanine loans or in selling similar properties at the same time; and

•      Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

•      We have issued 1,000 shares of our convertible stock to Behringer Harvard Holdings, an affiliate of our advisor, for an aggregate purchase price of $1,000. Robert Behringer, our President, Chief Executive Officer and Chairman of the Board, owns approximately 55% of the limited liability company interests of Behringer Harvard Holdings. Under limited circumstances, these shares of convertible stock may be converted into shares of our common stock, thereby resulting in dilution of our stockholders’ interest in us. The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The shares of convertible stock will be converted into shares of common stock if:

o        the holders of our common stock have received aggregate distributions equal to the sum of the capital invested by such stockholders and a 10% cumulative, non-compounded, annual return through the date of conversion;

o        shares of our common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System; or

o        the advisory agreement expires without renewal or is terminated, other than due to a material breach by our advisor, and at the time of or subsequent to such termination the holders of our common stock have received aggregate distributions equal to the sum of the capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions through the date of conversion.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with us. The address of the executive offices of each of the listed Behringer Harvard entities is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Robert M. Behringer
(our President, Chief Executive Officer and Chairman of the Board)
Behringer Harvard Holdings, LLC(1)
Behringer Harvard Partners, LLC(2)
Behringer Harvard Opportunity Advisors I LP(3)
(our advisor)
Behringer Securities LP(3)
(our dealer manager)
HPT Management Services LP(3)
(our property manager)
Behringer Harvard Opportunity REIT I, Inc.(4)
BHO Partners, LLC(5)
(sole limited partner of our operating partnership)
Behringer Harvard Opportunity OP I, LP(6)
(our operating partnership)

(1)          Robert Behringer, our President, Chief Executive Officer and Chairman of the Board, owns approximately 55% of the economic limited liability company interests of Behringer Harvard Holdings and 100% of the voting interests.  The remaining interests are owned by persons not affiliated with Mr. Behringer.

(2)          Behringer Harvard Holdings owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC (Behringer Harvard Partners).

(3)          Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Harvard Opportunity Advisors I, our advisor, Behringer Securities LP (Behringer Securities), our dealer manager, and HPT Management Services LP (HPT Management), our affiliated property management company.  Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of Behringer Harvard Opportunity Advisors I and Behringer Securities.  IMS, LLC, another wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management.

(4)          Behringer Harvard Holdings currently owns 21,739 of our issued and outstanding shares of common stock and all 1,000 of our issued and outstanding shares of convertible stock.  The convertible stock is convertible into common shares in certain circumstances.   However, the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.  Upon completion of this offering, the 21,739 shares of common stock currently owned by Behringer Harvard Holdings will represent 9.8% of our outstanding common stock if we sell the minimum offering of 200,000 shares and less than 0.1% if we sell the maximum of 48,000,000 shares in this offering.

(5)          We own 100% of the limited liability company interests of BHO Partners, LLC (BHO Partners).

(6)          BHO Partners currently is the sole limited partner and the 99.9% owner of Behringer Harvard Opportunity OP I, LP (Behringer Harvard Opportunity OP I), our operating partnership.  We are the sole general partner and owner of the remaining 0.1% of Behringer Harvard Opportunity OP I.

Prior Offering Summary

In addition to our REIT, Mr. Behringer, our founder, Chief Executive Officer and Chief Investment Officer, has recently sponsored the following programs through Behringer Harvard Holdings:  one publicly offered REIT, Behringer Harvard REIT I, Inc. (Behringer Harvard REIT I); two publicly offered real estate limited partnerships, Behringer Harvard Short-Term Opportunity Fund I LP (Behringer Harvard Short-Term Fund I) and Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I); nine private offerings of tenant-in-common interests; and two private real estate limited partnerships, Behringer Harvard Strategic Opportunity Fund I LP (Behringer Harvard Strategic Opportunity Fund I) and Behringer Harvard Strategic Opportunity Fund II LP (Behringer Harvard Strategic Opportunity Fund II). Over the last 15 years, Mr. Behringer has sponsored an additional 29 privately offered real estate programs, consisting of 28 single-asset, real estate limited partnerships and a private REIT, Harvard Property Trust, Inc. As of December 31, 2005, approximately 26,000 investors had invested an aggregate of approximately $1.1 billion in the foregoing real estate programs. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Compensation to Our Advisor and Its Affiliates

Our advisor and its affiliates will receive compensation and fees for services relating to this offering and the investment, management and disposition of our assets. The most significant items of compensation are summarized in the following table:

Type of Compensation	Form of Compensation	Estimated $Amount for Maximum Offering (48,000,000 shares - $476,000,000)
Offering Stage
Sales Commissions	Up to 7% of gross offering proceeds; limited to 1% for sales under our distribution reinvestment plan.	$28,760,000
Dealer Manager Fee	Up to 2% of gross offering proceeds; no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan.	$8,000,000
Organization and Offering Expenses	Up to 2% of gross offering proceeds; no organization and offering expenses will be paid with respect to sales under our distribution reinvestment plan.	$8,000,000
Acquisition and Development Stage
Acquisition and Advisory Fees

2.5% of the contract purchase price of each asset for the acquisition, development, construction or improvement of real property or the amount of funds advanced by us in respect of a loan or other investment.

		$10,366,346 (1)
Acquisition Expenses	Up to 0.5% of the contract purchase price of each property or the amount of funds advanced in respect of a loan.	$2,073,269 (1)
Debt Financing Fee

1% of the amount available under any debt made available to us. It is anticipated that our advisor will pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.

		Not determinable at this time

(1)          Assumes no financing is used to acquire properties or other investments.  However, it is our intent to leverage our investments with debt.  Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time.

Type of Compensation	Form of Compensation	Estimated $Amount for Maximum Offering (48,000,000 shares - $476,000,000)
Development Fee

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

Not determinable at this time.
Operational Stage
Property Management and Leasing Fees

Property management fees equal to 4.5% of gross revenues of the properties managed by HPT Management. It is anticipated that HPT Management will pay some or all of these fees to third parties with whom it subcontracts to perform property management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. In addition, separate leasing fees may be paid in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Furthermore, other third-party charges, including fees and expenses of third-party accountants, will be reimbursed.

Not determinable at this time.
Asset Management Fee	Monthly fee of one-twelfth of 0.75% of our aggregate assets value as of the last day of the preceding month.	Not determinable at this time.
Subordinated Disposition Fee

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of assets, it will receive (subject to satisfaction of the condition set forth below) a subordinated disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets, upon satisfaction of the condition that the investors have first received distributions equal to the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees relative to asset sales made prior to the satisfaction of the above condition will be a contingent liability of the company, which will be earned and paid at such time as the above condition has been satisfied, if ever.

Not determinable at this time.

Type of Compensation	Form of Compensation	Estimated $Amount for Maximum Offering (48,000,000 shares - $476,000,000)
Subordinated Participation in Net Sale Proceeds (payable only if our shares are not listed on an exchange)

15% of remaining amounts of net sale proceeds after investors have received distributions equal to the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Any such fees relative to asset sales made prior to the satisfaction of the above condition will be a contingent liability of the company, which shall be earned and paid at such time as the above condition has been satisfied, if ever. The subordinated participation in net sale proceeds will be reduced or eliminated upon conversion of our convertible stock.

Not determinable at this time.
Subordinated Incentive Listing Fee (payable only if our shares are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System)

Up to 15% of the amount, if any, by which (1) the market value of our outstanding shares plus distributions paid to our investors prior to listing exceeds (2) the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. The subordinated incentive listing fee will be paid in the form of an interest bearing promissory note that will be repaid using the net sales proceeds from each sale of property after the listing of our shares. The subordinated incentive listing fee will be reduced by or eliminated upon conversion of our convertible stock.

Not determinable at this time.
Subordinated Performance Fee (payable upon termination of the advisory agreement only if the Subordinated Incentive Listing Fee is not paid)

Upon termination of the advisory agreement between us and our advisor, other than termination by us because of a material breach of the advisory agreement by the advisor, a performance fee of up to 15% of the amount, if any, by which (1) the sum of our actual value as a going concern (based on the actual value of our assets less our liabilities) at the time of such termination, plus total distributions paid to our stockholders through the termination date exceeds (2) the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. The subordinated performance fee will be paid in the form of an interest bearing promissory note that will be repaid using the net sales proceeds from each sale of property made after the date of termination. No subordinated performance fee will be paid if we have already paid or become obligated to pay our advisor a subordinated incentive listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

Not determinable at this time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our advisor may receive. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see the “Estimated Use of Proceeds” section of this prospectus and the “Management – Management Compensation” section of this prospectus.

Listing

Unless we liquidate earlier, we anticipate causing our shares of common stock to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System, or liquidating our real estate portfolio on or before the sixth anniversary of the termination of this offering. Depending upon then prevailing market conditions, it is our management’s intention to consider beginning the process of liquidation within three to six years after the termination of this offering. If we do not liquidate, our management intends to begin the process of causing our shares of common stock to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System prior to the sixth anniversary of the termination of this offering. In the event we do not obtain such listing prior to the sixth anniversary of the termination of this offering, unless a majority of our board of directors and a majority of our independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may terminate the distribution reinvestment plan in our discretion at any time upon ten days’ notice to plan participants. See the “Summary of Distribution Reinvestment and Automatic Purchase Plans” section of this prospectus for further explanation of our distribution reinvestment plan, a complete copy of which is attached as Exhibit C to this prospectus.

Share Redemption Program

On October 5, 2005, the SEC granted us exemptive relief from rules restricting issuer purchases during distributions with respect to our share redemption program. Accordingly, on February 17, 2006, our board of directors adopted our share redemption program, which permits you to sell your shares back to us after you have held them for a least one year, subject to the significant conditions and limitations described below. The per share redemption price will equal:

•                  prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (1) 90% of the average price per share the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties; or

•                  after we begin obtaining appraisals performed by an independent third party, the lesser of (1) 100% of the average price per share the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the most recent appraisal.

In the discretion of our board of directors, we may also waive the one-year holding requirement and redeem shares due to other involuntary exigent circumstances surrounding the stockholder, such as bankruptcy, or due to a mandatory distribution requirement under a stockholder’s IRA, provided that your redemption request is made within 180 days of the event giving rise to such exigent circumstance.

Subject to the limitations described in this prospectus and provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this prospectus, we will waive the one-year holding requirement and redeem shares (1) upon the request of the estate, heir or beneficiary of a deceased stockholder; or (2) upon the disability of the stockholder or such stockholder’s need for long-term care, provided that the condition causing such disability or need for long-term care was not pre-existing on the date that such stockholder became a stockholder. The purchase price per share for shares redeemed upon the death or disability of the stockholder or upon such stockholder’s need for long-term care, until we begin having appraisals performed by an independent third-party, will be the amount by which (a) the average price per share that the stockholder actually paid for the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties. The purchase price per share for shares redeemed upon the death of a stockholder or upon the disability of a stockholder or such stockholder’s need for long-term care after we begin obtaining appraisals performed by an independent third-party will be the net asset value per share as determined by the most recent appraisal.

We will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior the date of redemption. In addition, the cash available for redemption generally will be limited to any proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year.

In general, you may present to us fewer than all of your shares for redemption, except that you must present for redemption at least 25% of your shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested:

•                  on behalf of a deceased stockholder;

•                  by a stockholder that is disabled or in need of long-term care;

•                  by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or

•                  by a stockholder due to a mandatory distribution under such stockholder’s IRA,

a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the original price per share of all shares purchased by such stockholder through the dates of each redemption.

In order to participate in our share redemption program, you must have, and will be required to certify to us that you, acquired the shares to be redeemed by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law.

Our board of directors reserves the right to reject any request for redemption of shares or to terminate, suspend or amend the share redemption program at any time. You will have no right to request redemption of your shares after the shares are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. See “Description of Shares - Share Redemption Program” for further explanation of the share redemption program.

Behringer Harvard Opportunity OP I

We generally intend to own our investments through Behringer Harvard Opportunity OP I, LP (Behringer Harvard Opportunity OP I) or subsidiaries thereof, or other operating partnerships. We may, however, own investments directly or through entities other than Behringer Harvard Opportunity OP I if limited partners of Behringer Harvard Opportunity OP I that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity. We are the sole general partner of Behringer Harvard Opportunity OP I. BHO Partners, LLC, our subsidiary, is currently the only limited partner of Behringer Harvard Opportunity OP I. Our ownership of properties in Behringer Harvard Opportunity OP I is referred to as an “UPREIT,” which stands for Umbrella Partnership Real Estate Investment Trust. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. Using an UPREIT structure may allow us to acquire desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard Opportunity OP I. The holders of units in Behringer Harvard Opportunity OP I may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

ERISA Considerations

The section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by Tax-Exempt Entities and ERISA Considerations.”

Description of Common Stock

General

Our board of directors has authorized the issuance of shares of our common stock without certificates. Instead, your investment will be recorded on our books only. We expect that, until our common stock is listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors. We will provide the required form to you upon request or make it available on our web site.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings. We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each share of common stock you own at any of these meetings. The holder of the convertible stock is generally not entitled to vote such shares on matters presented to stockholders.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% of our outstanding common stock unless otherwise excepted by our board of directors or charter. These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus.

Other Behringer Harvard Programs

Affiliates of our advisor are currently sponsoring a registered public offering on behalf of Behringer Harvard REIT I, which is expected to terminate on or before February 11, 2007. As such, we will be engaged in the public offering of common stock at the same time as Behringer Harvard REIT I. The following table summarizes some of the most important features of this offering and Behringer Harvard REIT I’s public offering.

	BEHRINGER HARVARD OPPORTUNITY REIT I	BEHRINGER HARVARD REIT I
Entity Type	Real estate investment trust.	Real estate investment trust.
Offering Size	$400,000,000 to the public plus $76,000,000 for the distribution reinvestment plan; minimum offering of $2,000,000.	$800,000,000 to the public plus $152,000,000 for distribution reinvestment plan; no minimum offering.
Minimum Investment	$2,000 (some states may vary).	$2,000 (some states may vary).
Targeted Fund Term	Approximately three to six years from the termination of this offering.	Approximately eight to twelve years from the termination of its initial offering.
Investment Objectives (listed by order of importance)

•    To realize growth in the value of our investments to enhance the value received upon our ultimate sale of such investments or the listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System.

•    To preserve, protect and return (through our ultimate sale of our investments or the listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System) your capital contribution.

•    To grow net cash from operations such that more cash is available for distributions to you.

•    To provide you with a return of your investment by either (1) making an orderly disposition of investments and distributing the net proceeds from such sales to you or (2) by causing the shares to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. If we do not liquidate or obtain listing of the shares by the sixth anniversary of the termination of this offering, we will make an orderly disposition of our investments and distribute the net cash to you unless a majority of the board of directors and a majority of the independent directors extends such date.

•    To preserve, protect and return capital contributions.

•    To maximize distributable cash to investors.

•    To realize growth in the value of investments upon the ultimate sale of investments.

•    By 2017, either (1) to cause the shares to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System or (2) to make an orderly disposition of assets and distribute the cash to investors, unless a majority of the board of directors and a majority of the independent directors approve otherwise.

Targeted Real Property Assets

•    To employ an opportunistic and flexible approach to investing in properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential.

•    To invest in any type of commercial property investment.

•    To employ an investment approach targeting markets and submarkets where barriers to entry are judged to be high.

•    To invest principally in institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. Also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties.

	BEHRINGER HARVARD OPPORTUNITY REIT I	BEHRINGER HARVARD REIT I
Targeted Markets	Generally intended to include markets and sub-markets with higher volatility, lower barriers to entry and high growth potential.	Generally intended to include markets and submarkets where barriers to entry are judged to be high.
Possibility of Joint Ventures

Intends to enter into joint ventures, tenant-in-common investments or other co-ownership, development or property improvement arrangements with real estate investors (such as pension funds and insurance companies) having similar investment objectives.

May enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other institutional real estate investors (such as pension funds and insurance companies) having similar investment objectives.

Investments Other Than Real Property

Ownership interests of unaffiliated enterprises having real property investments consistent with those the fund intends to acquire directly, as well as joint ventures with affiliates and non-affiliates and other co-ownership arrangements; mortgage, bridge or mezzanine loans and participations in mortgage, bridge or mezzanine loans; investments in real estate related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests and other securities.

Ownership interests of unaffiliated enterprises having real property investments consistent with those the fund intends to acquire directly, as well as joint ventures with affiliates and non-affiliates and other co-ownership arrangements; mortgage, bridge or mezzanine loans and participations in mortgage, bridge or mezzanine loans; investments in real estate related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests and other securities.

Loan Investing	Possible.	Possible.
Leverage	Yes; aggregate amount of borrowings targeted not to exceed approximately 75% of the aggregate value of all assets.	Yes; aggregate amount of borrowings targeted to be approximately 55% of the aggregate value of all assets.
Distribution Policy	At least 90% of annual “REIT taxable income” will be distributed to stockholders; distributions, if any, to be declared on a quarterly basis and paid on a monthly basis.	At least 90% of annual “REIT taxable income” will be distributed to stockholders; distributions, if any, to be declared on a quarterly basis and paid on a monthly basis.
Profile of Investor for Whom Investment in Shares Is Recommended

Investors who seek to diversify their personal portfolios with a finite-life, real estate-based investment, wish to obtain the benefits of potential capital appreciation, seek to receive current income, and are able to hold their investments for a time period consistent with the fund’s liquidity plans. This fund’s yield targets are intended to be more favored for capital gains than current income.

Investors who seek to diversify their personal portfolios with a finite-life, real estate-based investment, seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold their investments for a time period consistent with the fund’s liquidity plans. This fund seeks a balance of current income and capital gains.

Persons for Whom Investment in Shares Is Not Recommended	Persons who require immediate liquidity or guaranteed income.	Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.
Appropriate for IRAs, 401(k)s and Other Tax Qualified Plans	Yes.	Yes.
Estimated Percentage of Total Gross Proceeds for Fund Use	Expected minimum of 90.6% (approximately 87.1% for investment, 2.6% for acquisition fees and expenses and 0.9% for the initial working capital reserves) from this offering.	Expected minimum of 90.6% (88% for investment and 2.6% for acquisition fees and expenses) from current offering.

	BEHRINGER HARVARD OPPORTUNITY REIT I	BEHRINGER HARVARD REIT I
Compensation of Advisor and Affiliates for Services

Acquisition and advisory fee of 2.5% of purchase price of investments; debt financing fee of 1% of amount financed; monthly asset management fee of one-twelfth of 0.75% of aggregate assets value; property management fee of up to 4.5% of gross revenues (1% oversight fee in certain cases) plus a leasing fee.

Acquisition and advisory fee of 2.5% of purchase price of investments, including any debt attributable to these investments; debt financing fee of 1% of amount financed; monthly asset management fee of one-twelfth of 0.6% of aggregate assets value; property management fee of up to 3% of gross revenues (1% oversight fee in certain cases) plus a leasing fee.

Stockholder Preferred Return Before Advisor Participation	Return of investment plus 10% per year (cumulative, non-compounded).	Return of investment plus 9% per year (cumulative, non-compounded).
Advisor Performance-Based Return Payable After Stockholder Preferred Return

Subordinated disposition fee up to 3% of the sales price of each property sold; issuance of common stock upon conversion of convertible stock held by an affiliate of our advisor and subordinated participation in net sale proceeds that aggregate a 15% subordinated participation in gains from sales of properties over the investors’ preferred return; issuance of common stock upon conversion of convertible stock held by an affiliate of our advisor and subordinated listing fee that aggregate a subordinated incentive listing fee of 15% of the net market value of the outstanding stock plus distributions paid prior to listing minus the preferred return; issuance of common stock upon conversion of convertible stock held by an affiliate of our advisor and subordinated performance fee that aggregate a subordinated performance fee of 15% of the net appraised asset value of the fund plus distributions paid prior to listing minus the preferred return. The subordinated participation in net sale proceeds, subordinated listing fee, and subordinated performance fee are subject to reduction or elimination upon conversion of our convertible stock.

Subordinated disposition fee up to 3% of the sales price of each property sold; 15% subordinated participation in gains from sales of properties over the investors’ preferred return; subordinated incentive listing fee of 15% of the net market value of the outstanding stock plus distributions paid prior to listing (other than the special 10% stock dividend) minus the preferred return; subordinated performance fee of 15% of the net appraised asset value of the fund plus distributions paid (other than the special 10% stock dividend) prior to listing minus the preferred return.

Distribution Reinvestment Plan	Yes.	Yes.
Share Redemption Plan	Yes.	Yes.
Tax Reporting	Form 1099.	Form 1099.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:          What is a REIT?

A:                       In general, a REIT is a company that:

•                              pays distributions to investors of at least 90% of its taxable income, excluding income from operations or sales through taxable REIT subsidiaries;

•                              avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

•                              combines the capital of many investors to acquire or provide financing for real estate-based investment; and

•                              offers the benefit of a diversified real estate portfolio under professional management.

Q:          Why are you structured as a REIT?

A:                       Each Behringer Harvard sponsored program is structured using the business form (“C corporation,” REIT or limited partnership) that the sponsor believes to be most advantageous to investors under the circumstances. For example, if a Behringer Harvard sponsored program were to be structured as a standard C corporation, the entity would be taxed on its income, and investors would be taxed on any cash distributions they receive. In contrast, REITs generally are not taxed on income distributed to investors. Thus, in order to avoid the so-called “double taxation,” inherent in the C corporation structure, we and the other publicly offered real estate programs sponsored by our affiliates, namely Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I and Behringer Harvard REIT I have been structured either as limited partnerships or REITs.

Although REITs often receive substantially better tax treatment than entities taxed as standard C corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The decision of whether a fund should be formed as a REIT or a limited partnership is more complex. Limited partnerships are structured such that income and losses are allocated directly to individual investors rather than realized at the partnership level. Limited partnerships often use this feature to creatively allocate income and losses to certain investors or classes of investors. If we were structured as a partnership, then we could potentially be characterized as a “publicly traded partnership,” which would require us to be taxed as a C corporation and subject to double taxation. Moreover, if we were structured as a partnership and were not characterized as a “publicly traded partnership,” then the tax reporting required to be delivered to our partners would be significantly more complex and onerous than is required to be delivered by a REIT to its stockholders, investors may have been required to pay taxes in the states in which we own properties and the income allocated to its partners that are tax-exempt entities would more likely be characterized as “unrelated business taxable income” than the allocation of the same income by a REIT to its tax-exempt stockholders. In light of these and other factors, we have been structured as a real estate investment trust. Regardless of the choice of entity used, Behringer Harvard sponsored programs are designed to operate consistently with the goals of being focused on business fundamentals and maximizing distributions to investors.

Q:          What is the experience of your officers, directors and key employees?

A:                       Our senior management team has significant experience acquiring, financing, developing and managing both institutional and non-institutional commercial real estate. For example, Mr. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, has over 25 years of experience. Prior to forming the Behringer Harvard organization, Mr. Behringer was responsible for managing over 17 million square feet of institutional real estate. Robert S. Aisner, our President and Chief Operating Officer, has over 30 years of experience and, prior to joining the Behringer Harvard organization in 2003, Mr. Aisner served as an executive officer of a publicly-traded REIT. See “Management – Executive Officers and Directors” for an extensive discussion of senior management and their experience.

Q:          In what types of real property do you invest?

A:                       We intend to acquire and operate commercial real estate. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Although our sole investment to date has been located in the United States, we also may invest in real estate assets located outside the United States. Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, have low barriers to entry and higher volatility in real estate lease rates and sale prices.

Q:          Will you invest in anything other than real property?

A:                       We are permitted to invest in real estate related securities including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates) and other securities. We also may provide mortgage, bridge or mezzanine loans to owners of real properties or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans from other mortgage lenders. These mortgage, bridge or mezzanine loans may be in the form of promissory notes or other evidences of indebtedness of the borrower that are secured or collateralized by real estate owned by the borrower. We also may invest in entities that make investments similar to the foregoing. Because there are significant limits on the amount of non-real estate assets that we may own without losing our status as a REIT, we are significantly limited as to ownership of non-real estate investments.

Q:          How are you different from your competitors who offer unlisted finite-life public REIT shares or real estate limited partnership units?

A.                       We do not know of any other real estate funds or programs offering securities to the public that offer a flexible and opportunistic real estate investment strategy with a targeted fund life comparable to ours, other than our affiliated program, Behringer Harvard Short-Term Fund I. We intend to hold our properties for a relatively short period of time with a view toward realizing the growth in the value of our investments to enhance the value received upon our ultimate sale of such properties or the listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System. We also intend to preserve, protect and return the capital contributions of our stockholders (through our ultimate sale of our investments or the listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System), and to increase net cash flow from operations that will be available to be distributed to our stockholders. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies. We believe this strategy may enhance our return. Also, it is our management’s belief that our investment strategy will enhance our ability to enter into joint ventures with other institutional real property investors (such as pension funds, public REITs and other large institutional real estate investors) having similar real estate investment objectives. This can allow greater diversity of our investment portfolio by increasing the number of properties in which we may invest.

In addition to our focus on capital appreciation and current income, as a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce an enhanced overall future return to our investors. We anticipate that any such dispositions typically would occur during the period from three to six years after the termination of this offering. If we do not liquidate our assets, we intend to list our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System by the sixth anniversary of the termination of this offering, unless our board of directors, including a majority of our independent directors, determines that it is in our best interest to extend such date. Prior to acquiring a property, we will perform an individual analysis of the property to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted fund life. We utilize proprietary modeling tools as well as modeling tools customarily used in the industry in evaluating each property. Our advisor uses the information derived from the analysis in determining whether the property is an appropriate investment for us.

Q:          Who will choose the investments you make?

A:                       Behringer Harvard Opportunity Advisors I is our advisor and makes recommendations on all investments to our board of directors. Our advisor is controlled indirectly by Robert Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board. As of December 31, 2005, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $1.1 billion from approximately 26,000 investors and which owned and operated a total of 65 commercial real estate properties. Robert S. Aisner, our President and Chief Operating Officer, together with Jon L. Dooley, our Executive Vice President – Real Estate, will assist Mr. Behringer in making property acquisition recommendations on behalf of our advisor to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q:          Why do you intend to acquire some of your properties in joint ventures?

A:                       We intend to acquire properties in joint ventures, tenant-in-common investments or other co-ownership arrangements when we determine it advantageous to us, including when desirable to participate in acquisitions controlled by a third-party or when such party has special knowledge of such property, to diversify our portfolio of properties in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise. The sooner we are able to invest in properties, the greater our ability will be to make distributions from our operating cash flow and for capital appreciation of the investments. Additionally, increased portfolio diversification made possible by investing through joint ventures, tenant-in-common investments and similar arrangements will help reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with third-parties or our affiliates. We may also make or invest in mortgage, bridge or mezzanine loans secured by properties owned by such joint ventures.

Q:          What are tenant-in-common investments?

A:                       Tenant-in-common investments are an acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code. Generally, a special purpose entity (i.e., an entity formed solely for use in the applicable transaction) and, if we purchase a tenant-in-common interest, us, purchase a property directly from a seller. Persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.

Typically, all purchasers of tenant-in-common interests in a property, including us if we purchase a tenant-in-common interest in such property, would execute an agreement with the other tenant-in-common owners and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiary or another property management company. The tenant-in-common agreement generally would provide that all significant decisions, such as the sale, exchange, lease or re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline, and our right to purchase the interests of owners upon their failure to consent with the majority.

Q:          What steps do you take to make sure you invest in environmentally compliant property?

A:                       We will always obtain a Phase I environmental assessment of each property purchased and for each property secured by a mortgage loan. In addition, we will seek to obtain representations from the seller or borrower, as applicable, that, to their knowledge, the property is not contaminated with hazardous materials.

Q:          What are your typical lease provisions?

A:                       We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more.

Q:          How will you determine whether tenants have the appropriate creditworthiness for each building lease?

A:                       We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

Q:          How will you provide for tenant improvements and other working capital needs and maintain the viability of your assets if cash flow is decreased?

A:                       During the acquisition process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. For each property acquisition, it is anticipated that, upon the closing of the purchase of the property, all or a portion of these amounts will be reserved from initial capital and placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the life of the asset. Additional amounts for these purposes may be reserved or otherwise retained from the cash flow of the asset or from our general cash flow. We anticipate that we will establish an initial working capital reserve of at least 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset’s holding period, unless otherwise budgeted, we expect the reserve requirement will be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves.

Q:          How will you decide to sell one or more properties?

A:                       As a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. We anticipate that any such dispositions typically would occur during the period from three to six years after the date of termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the property is in our best interest. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to decline substantially, whether we could apply the proceeds from the sale of the property to an opportunity to acquire or improve other properties consistent with our investment objectives, whether disposition of the property would allow us to increase cash flow, and whether the sale of the property would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property (other than foreclosure property) deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least four years or through the use of a taxable REIT subsidiary, or TRS. See “Federal Income Tax Considerations – Taxation of the Company.”

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants.

Q:          Will the distributions I receive be taxable as ordinary income?

A:                       The tax treatment of your distributions will depend upon specific circumstances. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce taxable income but do not reduce cash available for distribution. Amounts not subject to tax immediately will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or Behringer Harvard Opportunity REIT I is liquidated, at which time you will be taxed at capital gains rates. Any distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:          How does a “best efforts” offering work?

A:                       We are offering the public up to 40,000,000 shares of common stock on a “best efforts” basis. When shares are offered to the public on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.

Q:          Who can buy shares?

A:                       An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares pursuant to this prospectus provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels are higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:          For whom is an investment in our shares recommended?

A:                       An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to preserve capital, seek to receive current income, and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.

We have conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our advisor and its affiliates. We believe our approach provides simplicity and consistency among Behringer Harvard sponsored programs, so that investors who subscribe for equity interests in one Behringer Harvard sponsored program will be able to easily understand and compare the terms and results of other Behringer Harvard sponsored programs.

Q:          May I make an investment through my IRA, SEP or other tax-deferred account?

A:                       Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:          Have you arranged for the services of a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:                       Yes. Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

Q:          Is there any minimum investment required?

A:                       Yes. Generally, you must invest at least $2,000. Investors who already own our shares and, except in Minnesota and Oregon, investors who are concurrently purchasing units or shares from an affiliated Behringer Harvard public real estate program and participants in our distribution reinvestment plan can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Suitability Standards” section of this prospectus.

Q:          How do I subscribe for shares?

A:                       If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit B, for a specific number of shares and pay for the shares at the time you subscribe. Having sold our initial 200,000 shares of common stock and released the proceeds from escrow, you will pay your subscription directly to us and we will hold the subscription proceeds in our account. Subscriptions will be effective only upon our acceptance and our countersigning of the subscription agreement, and we reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds. Until the acceptance or rejection of any such subscription, we will hold the subscription funds in a company account. If we reject your subscription, we will return your subscription funds, plus interest if such funds have been held for more than 35 days, within ten days after the date of such rejection. See the sections of this prospectus captioned “Plan of Distribution – Subscription Process” and “How to Subscribe” for a detailed discussion of how to subscribe for shares.

Q:          What are your exit strategies?

A:                       Depending upon then prevailing market conditions, it is our management’s intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within three to six years after the termination of this offering. If we do not liquidate within that period, we intend to cause our shares to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System on or before the sixth anniversary of the termination of this offering. If we do not liquidate or obtain listing of our shares by the sixth anniversary of the termination of this offering, we will make an orderly disposition of our properties and distribute the net cash to you, unless a majority of the board of directors and a majority of the independent directors approve otherwise.

Q:          Will I be notified of how my investment is doing?

A:                       You will receive periodic updates on the performance of your investment with us, including:

•                            a monthly distribution report;

•                            three quarterly financial reports;

•                            an annual report; and

•                            an annual Form 1099.

Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates – www.behringerharvard.com. The contents of our web site are not incorporated by reference in or otherwise a part of this prospectus.

Q:          When will I receive my detailed tax information?

A:                       Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:          Who is the transfer agent?

A:                       Phoenix Transfer, Inc. is our transfer agent. Its telephone number is (866) 219-6355. Its address is:

Phoenix Transfer, Inc.

2401 Kerner Boulevard

San Rafael, California 94901

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:          Where do I send my subscription materials?

A:                       For custodial accounts (such as are commonly used for IRAs) send the completed subscription agreement to your custodian who will forward them as instructed below.

For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(866) 655-3600

Q:          Who can help answer my questions?

A:                       If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Behringer Securities LP

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(866) 655-3700

RISK FACTORS

Your purchase of shares involves a number of risks. You should specifically consider the following before making your investment decision.

Risks Related to an Investment in Behringer Harvard Opportunity REIT I

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for the shares. In addition, the price received for any shares of common stock sold is likely to be less than the proportionate value of our investments. Therefore, you should purchase the shares only as a long-term investment. Suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our shares. If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him. Our charter also imposes restrictions on the ownership of stock that will apply to potential transferees and that may inhibit your ability to sell your shares. Moreover, our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program (once adopted) at any time. Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount. It also is likely that your shares would not be accepted as the primary collateral for a loan. See “Suitability Standards,” “Description of Shares – Restriction on Ownership of Shares” and “- Share Redemption Program” elsewhere herein for a more complete discussion on the restrictions on your ability to transfer your shares.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard sponsored programs, some of which, including Behringer Harvard Short-Term Fund I and certain private real estate programs, have investment objectives and employ investment strategies that are similar to ours. Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties. Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of the 1934, as amended (Exchange Act). Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event our ability to make distributions to our stockholders would be adversely affected.

We will not pay any distributions to our stockholders until after we have commenced real estate operations, and thus, investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

We did not commence real estate operations until after we sold a minimum of 200,000 shares of common stock in this offering and released the proceeds of these sales from escrow. Furthermore, because we have not identified any probable investments other than the 12600 Whitewater property described herein, there can be no assurances as to when we will begin to generate sufficient cash flow and to make distributions. As a result, investors who invested in us before we sold a minimum of 200,000 shares of common stock or before we commenced real estate operations or generate significant cash flow may realize a lower rate of return than later investors.

We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property.

In the current real estate market, our advisor and board of directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments. Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions and the actual time period during which we will be allowed to conduct due diligence may be limited. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with its evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

This is an unspecified property offering, so you will not have the opportunity to evaluate our investments before we make them.

Because we have not yet acquired or identified any investments that we may make, other than the 12600 Whitewater and Ferncroft properties described in this prospectus, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate related assets. We have established policies relating to the creditworthiness of tenants and managers, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. In light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include repositioning the property to attract new, more creditworthy tenants. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria – Acquisition and Investment Policies.”

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering. If we are unable to raise substantial funds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we are not able to raise substantially more than the minimum offering amount, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to make distributions could be adversely affected.

Both we and our advisor have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

We and our advisor are newly organized companies and, therefore, have no operating histories. You should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in November 2004, and, other than our investment in the 12600 Whitewater property, as of the date of this prospectus we have not made any investments in real estate or otherwise, and no assurances can be given that we will acquire the Ferncroft property. Neither our officers and directors, nor the officers and directors of our advisor, have extensive experience with mortgage financing. Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Behringer and our advisor may not be indicative of our future results.

Moreover, neither we nor our advisor have any established financing sources. Presently, our advisor is funded by capital contributions from Behringer Harvard Holdings. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•                  identify and acquire investments that further our investment strategies;

•                  maintain our network of licensed securities brokers and other agents;

•                  attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•                  respond to competition for our targeted real estate properties and other investments as well as for potential investors in us; and

•                  continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, including Mr. Behringer, who would be difficult to replace. We do not have employment agreements with our executive officers, and we cannot guarantee that they will remain affiliated with us. Although several of our executive officers and key employees, including Mr. Behringer, have entered into employment agreements with affiliates of our advisor, including Harvard Property Trust, LLC, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Further, although Behringer Harvard Holdings has obtained key person insurance on the life of Mr. Behringer, we do not intend to separately maintain key person life insurance on Mr. Behringer or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to real properties both nationally and in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with our competitors for real properties. We cannot assure you that we will be successful in attracting and retaining such relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and our advisor are limited.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages subject to the limitations of Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines. Although our charter does not allow us to exonerate and indemnify our directors and officers to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. See the section captioned “Management – Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Your investment may be subject to additional risks if we make international investments.

We may purchase real estate assets located outside the United States and may make or purchase mortgage, bridge, mezzanine or other loans or participations in mortgage, bridge, mezzanine or other loans made by a borrower located outside the United States or secured by property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•                  governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•                  variations in currency exchange rates;

•                  adverse market conditions caused by inflation or other changes in national or local economic conditions;

•                  relative interest rates;

•                  availability, cost and terms of mortgage funds resulting from varying national economic policies;

•                  real estate and other tax rates and other operating expenses in a particular country where we have an investment;

•                  land use and zoning laws;

•                  more stringent environmental laws or changes in these laws;

•                  social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment; and

•                  legal and logistical barriers to enforcing our contractual rights.

Any of these risks could have an adverse effect on our business, results of operations and ability to make distributions to our stockholders.

We do not have substantial experience with international investments.

Neither we nor our sponsor, Behringer Harvard Holdings, or any of its affiliates has any substantial experience investing in real property or other investments outside the United States. Although we expect to have real estate assets located in the United States, we also expect to invest in real estate assets located outside the United States. We may not have the expertise necessary to maximize the return on our international investments.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Because a number of our affiliated real estate programs use investment strategies that are similar to ours, our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties. As a result, we may be buying properties at the same time as one or more of the other Behringer Harvard sponsored programs managed by officers and employees of our advisor and/or its affiliates are buying properties, and these other Behringer Harvard sponsored programs may use investment strategies that are similar to ours. Our affiliate, Behringer Advisors LP (Behringer Advisors), is the advisor to another Behringer Harvard sponsored real estate program. Our executive officers and the executive officers of our advisor also are the executive officers of Behringer Advisors and other REIT advisors, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where other Behringer Harvard sponsored programs own properties. If one of the other Behringer Harvard sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisors determine to make or purchase mortgage, bridge or mezzanine loans or participations in mortgage, bridge or mezzanine loans on our behalf, since other Behringer Harvard sponsored programs may be competing with us for such investments.

Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements, which could result in a disproportionate benefit to another Behringer Harvard sponsored program or a third-party.

We are likely to enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with third parties as well as other Behringer Harvard sponsored programs, including Behringer Harvard Short-Term Fund I and Behringer Harvard REIT I, for the acquisition, development or improvement of properties. We also may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•                  the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•                  the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•                  that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•                  the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•                  that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Affiliates of our advisor currently are sponsoring a registered public offering on behalf of Behringer Harvard REIT I. Mr. Behringer and affiliates of our advisor, which are managed by substantially the same personnel as Behringer Advisors, serve as general partners, officers or advisors to these other Behringer Harvard sponsored programs. Because our advisor or its affiliates have advisory and management arrangements with other Behringer Harvard sponsored programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard sponsored programs, but not others. Our advisor or its affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Behringer Harvard sponsored program other than us. In such event, our results of operations and ability to make distributions to our stockholders could be adversely affected.

In the event that we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with Behringer Harvard REIT I, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, or any other Behringer Harvard sponsored program or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. For example, it is anticipated that Behringer Harvard Short-Term Fund I will never have an active trading market. Therefore, if we become listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System, we may develop more divergent goals and objectives from such joint venturer with respect to the sale of properties in the future. In addition, in the event we joint venture with a Behringer Harvard sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other Behringer Harvard sponsored program’s liquidation. We may not desire to sell the properties at such time. Although the terms of any joint venture agreement between us and another Behringer Harvard sponsored program would grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because Mr. Behringer and his affiliates control us and Mr. Behringer serves as the co-general partner of Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I and controls the advisor of Behringer Harvard REIT I, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist. For a more detailed discussion, see “Conflicts of Interest - Joint Ventures with Affiliates of Our Advisor.”

Our advisor and its officers and employees and certain of our key personnel will face competing demands relating to their time, and this may cause our investment returns to suffer.

Our advisor and its officers and employees and certain of our key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.

Each of our executive officers, including Mr. Behringer, who also serves as the chairman of our board of directors, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities, including Behringer Advisors. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our dealer manager and property manager.

Your investment will be diluted upon conversion of the convertible stock.

Behringer Harvard Holdings, an affiliate of our advisor, purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us. The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. The shares of convertible stock will be converted into shares of common stock automatically if:

•                  the holders of our common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital;

•                  the shares of common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System; or

•                  the advisory agreement expires without renewal or is terminated, other than due to a termination because of a material breach by advisor, and at the time of or subsequent to such termination the holders of our common stock have received aggregate distributions equal to the sum of the capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions through the date of conversion.

See “Description of Shares – Convertible Stock.”

Our advisor and Mr. Behringer can influence whether we terminate the advisory agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests.

The convertible shares issued to an affiliate of our advisor may be worth 15% of the excess of our enterprise value over the sum of the capital invested by our stockholders and a 10% cumulative, non-compounded, annual return.

We have issued 1,000 shares of our convertible stock to an affiliate of our advisor for an aggregate purchase price of $1,000. As described above, under limited circumstances, these shares may be converted into shares of our common stock. The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value on the date of determination of the number of shares issuable upon such conversion equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. As a result, following conversion, the holder of the convertible stock will be entitled to a substantial portion of amounts distributable to our stockholders.

Our advisor will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The terms of our convertible stock provide for its conversion into shares of common stock in the event we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. The terms of our advisory agreement require us to pay a performance-based termination fee to our advisor (reduced by the value of shares of common stock issued or issuable upon conversion of our convertible stock) in the event that the advisory agreement expires without renewal or is terminated, other than because of a material breach by the advisor; the holders of the common stock have received distributions equal to the sum of the capital invested by such stockholders and a 10% cumulative, non-compounded, annual return; or the shares of common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System.

To avoid the conversion of our convertible stock and/or paying this fee, our independent directors may decide against terminating the advisory agreement prior to the listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the conversion feature of our convertible stock and the requirement of the advisory agreement to pay a fee to our advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion and the fee payment. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee and the conversion of the convertible stock, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Our legal counsel is also legal counsel for our dealer manager and may represent our advisor and some of its affiliates from time to time, including other Behringer Harvard sponsored programs. You will not have the benefit of the due diligence review that might otherwise be performed if we and these other entities had separate counsel. There is a possibility in the future that the interests of the dealer manager and its affiliates, on the one hand, and us, on the other hand, may become adverse. Under the Code of Professional Responsibility of the legal profession, our legal counsel may be precluded from representing any one or all of the parties. If any situation arises in which our interests appear to be in conflict with the dealer manager or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected, resulting in additional fees and expenses.

Because we rely on affiliates of Behringer Harvard Holdings for the provision of advisory, property management and dealer manager services, if Behringer Harvard Holdings is unable to meet its obligations we may be required to find alternative providers of these services, which could result in a disruption of our business.

Behringer Harvard Holdings, through one or more of its subsidiaries, owns and controls our advisor, HPT Management, our management company, and Behringer Securities, the dealer manager of this offering. The operations of our advisor, HPT Management and Behringer Securities represent a substantial majority of the business of Behringer Harvard Holdings. In light of the common ownership of these entities and their importance to Behringer Harvard Holdings, we consider the financial condition of Behringer Harvard Holdings when assessing the financial condition of our advisor, HPT Management and Behringer Securities. While we believe that Behringer Harvard Holdings currently has adequate cash availability from both funds on hand and borrowing capacity through its existing credit facilities in order to meet its obligations, its continued viability may be affected by its ability to continue to successfully sponsor and operate real estate programs. In the event that Behringer Harvard Holdings would be unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in disruption of our business.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See “Description of Shares - Restriction on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third-party from acquiring us.

Our charter permits our board of directors to issue up to 400,001,000 shares of capital stock. Our board of directors, without any action by our stockholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See “Description of Shares - Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares.”

Maryland law also limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Control Share Acquisitions.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•                  limitations on capital structure;

•                  restrictions on specified investments;

•                  prohibitions on transactions with affiliates; and

•                  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which you are entitled to vote.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•                  the election or removal of directors;

•                  any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, and to effect certain amendments permitted under Maryland law;

•                  our liquidation or dissolution;

•                  a reorganization as provided in our charter; and

•                  any merger, consolidation or sale or other disposition of substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to the share redemption program.

Any stockholder requesting repurchase of their shares pursuant to the share redemption program will be required to certify to us that such stockholder acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should be fully aware that our share redemption program contains certain restrictions and limitations. Shares will be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a stockholder, next to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy, next to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA and, finally, to other redemption requests. We will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive). Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend, or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see “Description of Shares - Share Redemption Program.”

If you are able to resell your shares to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your shares.

Other than redemptions following the death or disability of a stockholder, the purchase price for shares we repurchase under our redemption program will equal (1) prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average price the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties; or (2) after we begin obtaining appraisals performed by an independent third party, the lesser of (i) 100% of the average price the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the net asset value per share, as determined by the most recent appraisal. Accordingly, you would likely receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation, and even if you have your shares purchased by a subsequent third-party purchaser, you will likely receive substantially less than the underlying asset value of your shares.

We established the offering price on an arbitrary basis; as a result, your subscription price for shares is not related to any independent valuation.

Our board of directors has arbitrarily determined the selling price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares.

Because the dealer manager is one of our affiliates, investors will not have the benefit of an independent review of us or the prospectus, which are customarily performed in underwritten offerings.

The dealer manager, Behringer Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in Behringer Harvard Opportunity REIT I will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 400,001,000 shares of capital stock, of which 350,000,000 shares are designated as common stock, 1,000 shares are designated as convertible stock and 50,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of common stock upon the conversion of our convertible stock, (5) issue shares of our common stock upon the exercise of any options granted to our independent directors or employees of our advisor and HPT Management, our affiliated management company, or their affiliates, (6) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (7) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Behringer Harvard Opportunity OP I. In addition, the partnership agreement for Behringer Harvard Opportunity OP I contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Behringer Harvard Opportunity OP I. Because the limited partnership interests of Behringer Harvard Opportunity OP I may be exchanged for shares of our common stock, any merger, exchange or conversion between Behringer Harvard Opportunity OP I and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge or mezzanine loans and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distributions to stockholders. For a more detailed discussion of these fees, see “Management – Management Compensation.”

We may be restricted in our ability to replace our property manager under certain circumstances.

Under the terms of our property management agreement, we may terminate the agreement upon 30 days’ notice in the event of (and only in the event of) a showing of willful misconduct, gross negligence, or deliberate malfeasance by the property manager in the performance of the property manager’s duties. Our board of directors may find the performance of our property manager to be unsatisfactory. However, such performance by the property manager may not reach the level of “willful misconduct, gross negligence, or deliberate malfeasance.”  As a result, we may be unable to terminate the property management agreement at the desired time, which may have an adverse effect on the management and profitability of our properties.

Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available, real estate securities, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period.

The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the income from those properties and mortgages and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

•                  If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

•                  Any failure by a borrower under our mortgage, bridge or mezzanine loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.

•                  Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

•                  Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

•                  There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

•                  If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

•                  Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

•                  In connection with future property acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

•                  We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to make distributions to you.

Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to make all or a substantial portion of our distributions from the proceeds of this offering and/or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

We expect that cash distributions to our stockholders generally will be based principally on cash available or anticipated from the operations of our properties, real estate securities, mortgage, bridge or mezzanine loans and other investments. However, until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering and/or from borrowings in anticipation of future cash flow. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our investments. To the extent distributions are paid from the proceeds of this offering or from borrowings, we will have less capital available to invest in properties, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation. In that event, we may not be able to invest the anticipated minimum of 85.6% of the proceeds of this offering until such time as we have sufficient cash flows from operations to fund our distributions.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties may be located:

•                  poor economic conditions may result in defaults by tenants of our properties and borrowers under our mortgage, bridge or mezzanine loans;

•                  job transfers and layoffs may cause vacancies to increase;

•                  increasing concessions or reduced rental rates may be required to maintain occupancy levels; and

•                  increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

The public programs sponsored by our affiliates have experienced losses in the past, and we may experience similar losses.

Historically, each of the public programs sponsored by our affiliates has experienced losses during the first several quarters of its operation. Many of these losses can be attributed to initial start-up costs and operating costs incurred prior to purchasing properties or making other investments that generate revenue. It is likely that we will face similar circumstances and thus experience similar losses during the first several quarters of our operation. As a result, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of this offering will be used to make investments in real estate and real related assets, to pay various fees and expenses and to establish an initial working capital reserve of at least 1% of the contract price of the properties we acquire, which we expect will equal approximately 0.9% of the gross proceeds from this offering, assuming no debt financing. In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in collateralized mortgage-backed securities. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Complying with REIT requirements may limit our ability to hedge risk effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge the risks inherent to our operations. Under current law, income that we generate from derivatives or other transactions intended to hedge our interest rate risk may constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs, and also may be treated as nonqualifying income for purposes of the 95% income test also applicable to REITs unless specified requirements are met. In addition, any income from foreign currency or other hedging transactions may constitute nonqualifying income for purposes of both the 75% and 95% income tests. As a result of these rules, we may have to limit the use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

General Risks Related to Investments in Real Estate

As a result of our higher risk opportunistic property acquisition strategy, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our strategy for acquiring properties may involve the acquisition of properties in markets that are depressed or overbuilt, have low barriers to entry and higher volatility in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be effected. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•                  changes in general economic or local conditions;

•                  changes in supply of or demand for similar or competing properties in an area;

•                  changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•                  changes in tax, real estate, environmental and zoning laws; and

•                  periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

If we have limited diversification of the geographic locations of our properties, our operating results will be affected by economic changes that have an adverse impact on the real estate market in those areas.

The properties acquired by certain other Behringer Harvard sponsored programs that have investment objectives similar to ours generally have been located in the Southwest United States, and more specifically, in the Dallas, Texas metropolitan area. This is particularly true of Behringer Harvard Short-Term Opportunity Fund I. Based upon the anticipated holding period of our properties, the current real estate market in the Dallas, Texas metropolitan area, and the experience of our advisor and its affiliates with the real estate market in this geographic area, we anticipate that a number of our future property acquisitions may be located in this geographic area. In the event that most of our properties are located in this geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in the area. Your investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

Properties that have significant vacancies could be difficult to sell which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our distributions to our stockholders.

The success of our real property investments often will be materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. Additionally, loans that we make generally will relate to real estate. As a result, the borrower’s ability to repay the loan may be dependent on the financial stability of the tenants leasing the related real estate.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of at least 1% of the contract price of the properties we acquire. In addition to any reserves we establish, a lender may require escrow of working capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for working capital purposes such as future tenant improvements. Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not cause the shares to be listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System by the sixth anniversary of the termination of this offering, unless a majority of the board of directors and a majority of the independent directors agree to extend such date. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans. It is uncertain whether such insurance policies will continue to be available, or be available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than our working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties also are subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we contract with Behringer Development Company LP or its affiliates for newly developed property, we cannot guarantee that our earnest money deposit made to Behringer Development Company LP will be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of our advisor. Properties acquired from Behringer Development or its affiliates may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development or its affiliates. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development or its affiliates typically will not have acquired title to any real property. Typically, Behringer Development or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

•                  Behringer Development or its affiliates fails to develop the property;

•                  all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•                  we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. However, Behringer Development or its affiliates’ obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard sponsored programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of HPT Management, we will likely be required to accept installment payments over time payable out of the revenues of HPT Management’s operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Investment Objectives and Criteria – Acquisition of Properties from Behringer Development.”

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.

If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third-party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use our reasonable best efforts to sell them for cash or property. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our distributions to stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We anticipate that we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds for the acquisition of real properties and for payment of distributions to stockholders. We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing. We may incur indebtedness in excess of the limit if the excess is approved by a majority of our independent directors.

We target to borrow up to 75% of the aggregate value of our assets. Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing. Our policy limitation, however, does not apply to individual properties and only will apply once we have invested most of our capital. As a result, we may, and likely will, borrow more than 75% of the purchase price of any property we acquire.

We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from raising capital by issuing more stock or prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Behringer Harvard Opportunity Advisors I as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Interest only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest only mortgage indebtedness. During the interest only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may borrow money that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on the investments.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our board of directors has adopted a policy that we will generally limit our aggregate borrowings to approximately 75% of the aggregate value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than real estate investment trusts with similar investment objectives or criteria. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate Related Securities

Investments in real estate related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in real estate equity securities of both publicly traded and private real estate companies. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate related equity securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate related equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate related preferred equity securities, which may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rates exposure and the uncertainty of foreign laws and markets.

We may purchase real property or real estate related securities denominated in foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

We expect that a portion of any real estate related securities investments we make will be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate related securities investments to be reduced.

Interest rate risk is the risk that prevailing market interest rates change relative to the current yield on fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stock. Generally, when market interest rates rise, the market value of these securities declines, and vice versa. In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing. As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities. As a result, repurchases decrease, thereby extending the average maturity of the securities. We intend to manage interest rate risk by purchasing preferred and debt securities with maturities and repurchase provisions that are designed to match our investment objectives. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

We have not made any investments in real estate related securities.

Aside from investments in real estate, we are permitted to invest in real estate related securities, including securities issued by other real estate companies, collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests. To date, however, we have focused on acquiring interests in commercial properties. As a result, we may not have the expertise necessary to maximize the return on real estate related securities.

We may acquire real estate related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

We may acquire real estate related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities. The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations. Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer – time that otherwise could be allocated to managing our business. These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

Risks Associated with Mortgage and Other Lending

We do not have substantial experience investing in mortgage, bridge or mezzanine loans, which could adversely affect our return on mortgage investments.

Neither our advisor nor any of our affiliates has any substantial experience investing in mortgage, bridge or mezzanine loans. Although we currently do not expect to make significant investments in mortgage, bridge or mezzanine loans, we may make such investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. If we decide to make mortgage, bridge or mezzanine loans or acquire them, we may not have the expertise necessary to maximize the return on our investment.

Our mortgage, bridge or mezzanine loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.

If we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates.

If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.

Delays in liquidating defaulted mortgage, bridge or mezzanine loans could reduce our investment returns.

If there are defaults under our loans, we may not be able to repossess and sell quickly any properties securing such loans. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

The mortgage, bridge or mezzanine loans in which we invest, or that we may make, may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner. See “– General Risks Related to Investments in Real Estate” above.

The liquidation of our assets may be delayed which could delay distributions to our stockholders.

If our advisor determines that it is in our best interest to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all of our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all of our properties.

Risks Associated with Section 1031 Tenant-in-Common Transactions

We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Tenant-in-Common Transactions.

Behringer Development, an affiliate of our advisor, or its affiliates (Behringer Harvard Exchange Entities) regularly enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Section 1031 tenant-in-common transactions (Section 1031 TIC Transactions) are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Internal Revenue Code (1031 Participants). We may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions. Although our participation in Section 1031 TIC Transactions may have certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value. In certain Section 1031 TIC Transactions it is anticipated that we would receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of such transactions. Furthermore, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us. We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend defending any such claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 TIC Transactions, see “Investment Objectives and Criteria Section 1031 Tenant-in-Common Transactions.”  For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see “Federal Income Tax Considerations Tax Aspects of Our Operating Partnership 1031 Exchange Program.”

We may have increased business and litigation risks as a result of any direct sales by us of tenant-in-common interests in Section 1031 Tenant-in-Common transactions.

We may directly sell tenant-in-common interests in our properties to 1031 Participants, which may expose us to significant tax and securities disclosure risks. Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value. Furthermore, the Internal Revenue Service may determine that the sale of tenant-in-common interests is a “prohibited transaction” under the Internal Revenue Code, which would cause all of the gain we realize from any such sale to be payable as a tax to the Internal Revenue Service, with none of such gain available for distribution to our stockholders. The Internal Revenue Service may conduct an audit of the purchasers of tenant-in-common interests and successfully challenge the qualification of the transaction as a like-kind exchange. In any such case, we may be named in or otherwise required to defend against any lawsuits brought by stockholders or 1031 Participants in connection with Section 1031 TIC Transactions in which we directly sell tenant-in-common interests. In addition, as a seller of tenant-in-common interests, we will be required to comply with applicable federal and state securities laws and to provide fair and adequate disclosure to 1031 Participants relating to the respective Section 1031 TIC Transaction. Any alleged failure by us to comply with these requirements could expose us to risks of litigation. Any amounts we are required to expend defending claims brought against us will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock. For a more detailed discussion of Section 1031 TIC Transactions, see “Investment Objectives and Criteria – Section 1031 Tenant-in-Common Transactions.”  For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see “Federal Income Tax Considerations – Tax Aspects of Our Operating Partnership – 1031 Exchange Program.”

We are subject to certain risks in connection with our arrangements with Behringer Harvard Exchange Entities.

We anticipate that, in connection with some of our property acquisitions, we currently or subsequently may become tenant-in-common owners of properties in which Behringer Harvard Exchange Entities sell tenant-in-common interests to 1031 Participants. At the closing of certain properties acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement with such entity providing that, (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold; and/or (3) we will provide security for the guarantee of such bridge loans. Accordingly, in the event that a Behringer Harvard Exchange Entity is unable to sell all co-tenancy interests in one or more of its properties, we may be required to purchase the unsold co-tenancy interests in such property or properties. In any event, as an owner of tenant-in-common interests in properties, we will be subject to the risks that ownership of co-tenancy interests with unrelated third parties entails. Furthermore, to the extent we guarantee certain bridge loans associated with tenant-in-common transactions, we, as well as the co-tenants, will become liable for the lender’s customary carve-outs under the applicable mortgage loan financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication or misappropriation of insurance proceeds, and failure to pay taxes.

A substantial portion of the properties we acquire may be in the form of tenant-in-common or other co-tenancy arrangements. We will be subject to risks associated with such co-tenancy arrangements that otherwise may not be present in non-co-tenancy real estate investments.

We may enter in tenant-in-common or other co-tenancy arrangements with respect to a substantial portion of the properties we acquire. Whether acquired as a planned co-tenancy or as the result of an accommodation or other arrangement disclosed above, ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as the following:

•                  the risk that a co-tenant may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•                  the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•                  the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

•                  the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•                  the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

•                  the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.

Actions by a co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

In the event that our interests become adverse to those of the other co-tenants in a Section 1031 TIC Transaction, in certain cases we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase such co-tenancy interests from the 1031 Participants.

In addition, we may desire to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. Finally, it is anticipated that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.

Our participation in Section 1031 TIC Transactions may limit our ability to borrow funds in the future, which could adversely affect the value of our investments.

Section 1031 TIC Transaction agreements we may enter into that contain obligations to acquire unsold co-tenancy interests in properties may be viewed by institutional lenders as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Furthermore, such obligations may be viewed by our lenders in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders limiting the amount of loans they can make to any one borrower.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

We have not yet elected to be taxed as a REIT. In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT.

The opinion of our legal counsel, Morris, Manning & Martin, LLP, regarding our ability to qualify as a REIT does not guarantee our ability to qualify and remain a REIT. Our legal counsel has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances that are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

In light of our opportunistic investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. See “Federal Income Tax Considerations – Requirements For Qualification as a REIT – Operational Requirements – Prohibited Transactions.”  If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business) all income that we derive from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than four years prior to its sale. See “Federal Income Tax Considerations – Requirements for Qualification as a REIT – Operational Requirements – Prohibited Transactions.”  Given our opportunistic investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction. The maximum federal corporate income tax rate currently is 35%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the stock we hold in all of our TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter. If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 20% of the value of total assets at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the Internal Revenue Service may conclude that the value of our interests in our TRSs exceeds 20% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. In addition, in connection with our Section 1031 TIC Transactions, we or one of our affiliates may enter into a number of contractual arrangements with Behringer Harvard Exchange Entities whereby we will guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity. In consideration for entering into these agreements, we will be paid fees that could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.

Recharacterization of the Section 1031 TIC Transactions may result in taxation of income from a prohibited transaction, which would diminish distributions to our stockholders.

In the event that the Internal Revenue Service were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, are treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, such characterization could result in the fees paid to us by the Behringer Harvard Exchange Entity as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to a 100% tax. If this occurs, our ability to make cash distributions to our stockholders will be adversely affected.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you elect to have your distributions reinvested in our common stock pursuant to our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested that does not represent a return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce our cash available for distribution to our stockholders.

We intend to maintain the status of the operating partnership as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also result in our losing REIT status, and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to make distributions and the return on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes paid by us will reduce our cash available for distribution to our stockholders.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.

From time to time, we may acquire real property located outside the U.S. and may invest in stock or other securities of entities owning real property located outside the U.S. As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and similar foreign taxes in connection with U.S. ownership of foreign real property or foreign securities. The country in which the real property is located may impose these taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in foreign real property or foreign securities. As a result, you may be subject to taxes imposed by the foreign country, plus any U.S. federal income taxes imposed on taxable income from any foreign real property or foreign securities. If a foreign country imposes income taxes on profits from our investments in foreign real property or foreign securities, you may be eligible to claim a tax credit in the U.S. to offset the income taxes paid to the foreign country; however, there is no guarantee that tax credits will be available or that they will fully eliminate the double taxation of a given real property or other stock or security. The imposition of any foreign country taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you. Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you. We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments. Moreover, if we invest in foreign real property or in securities of an entity owning foreign real property, we may be required to file income tax or other information returns in the foreign jurisdiction to report any income attributable to ownership of real properties or other securities in the other country. Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares. You also should note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

Congress passed major federal tax legislation in 2003. One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%. As a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•                  your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•                  your investment satisfies the prudence and diversification requirements of ERISA;

•                  your investment will not impair the liquidity of the plan or IRA;

•                  your investment will not produce UBTI for the plan or IRA;

•                  you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•                  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Equity participation in mortgage, bridge or mezzanine loans may result in taxable income and gains from these properties which could adversely impact our REIT status.

If we participate under a mortgage loan in any appreciation of the properties securing the mortgage loan or its cash flow and the Internal Revenue Service characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property. This could affect our ability to qualify as a REIT.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could, “ “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum offering of 200,000 shares, (2) the maximum offering of 40,000,000 shares pursuant to our primary offering and no shares pursuant to our distribution reinvestment plan, and (3) the maximum offering of 48,000,000 shares, respectively, pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that if the maximum offering amount is raised, at least 90.6% of the gross proceeds of this offering (89% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 87.1% of the gross proceeds if the maximum offering amount is raised (85.6% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments, and to use approximately 3.5% of the gross proceeds if the maximum offering amount is raised (3.4% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan), assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. The remaining up to 9.4% (if the maximum offering amount is raised) will be used to pay expenses and fees, including the payment of fees to Behringer Harvard Opportunity Advisors I, our advisor. However, we expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties. Therefore we anticipate paying all or a significant portion of initial distributions to stockholders from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of this offering used to pay our initial distributions. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have invested less than 87.1% of the proceeds of this offering (85.6% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan). See “Description of Shares – Distributions.”

Our fees and expenses, as listed below, include the following:

•                  Selling commissions and dealer manager fee, which consist of selling commissions equal to 7% of aggregate gross offering proceeds (1% for sales under our distribution reinvestment plan), which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to Behringer Securities, an affiliate of our advisor. Behringer Securities may reallow its commissions of up to 7% of the gross offering proceeds to other broker-dealers participating in the offering of our shares. Behringer Securities also may reallow all or a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for actual out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. Under the rules of the NASD, the aggregate of all selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, will not exceed 10.5% of our gross offering proceeds. See the “Plan of Distribution” section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

•                  Organization and offering expenses which are defined generally as any and all costs and expenses incurred by us, our advisor or an affiliate of our advisor in connection with our formation, qualification and registration and the marketing and distribution of our shares, including, but not limited to, accounting and escrow fees, printing, advertising and marketing expenses, and other accountable offering expenses, other than selling commissions and the dealer manager fee. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2% of gross offering proceeds (no reimbursement of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan) without recourse against or reimbursement by us. Thus, although our charter permits us to reimburse aggregate organization and offering expenses (which include selling commissions and dealer manager fees) up to a maximum amount of 15% of the gross offering proceeds, our ability to reimburse our advisor for organization and offering expenses is limited to the extent set forth in the following table. We may not amend our advisory agreement to change the amount we are obligated to pay our advisor without the approval of our independent directors.

•                  Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in loans or other investments. We will pay our advisor acquisition and advisory fees of 2.5% of the contract purchase price of each asset or the funds advanced pursuant to a loan. Acquisition and advisory fees do not include acquisition expenses.

•                  Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

	MINIMUM OFFERING		MAXIMUM PRIMARY OFFERING OF 40,000,000 SHARES (1)		MAXIMUM TOTAL OFFERING OF 48,000,000 SHARES
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100.0%	$400,000,000	100.0%	$476,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee (2)	180,000	9.0	36,000,000	9.0	36,760,000	7.7
Organization and Offering Expenses (2) (3)	40,000	2.0	8,000,000	2.0	8,000,000	1.7
Amount Available for Investment	$1,780,000	89.0	$356,000,000	89.0	$431,240,000	90.6
Acquisition and Development Expenses:
Acquisition and Advisory Fees (4)	42,788	2.1	8,557,600	2.1	10,366,346	2.2
Acquisition Expenses (5)	8,558	0.4	1,711,600	0.4	2,073,269	0.4
Initial Working Capital Reserve (6)	17,115	0.9	3,423,000	0.9	4,146,538	0.9
Amount Estimated to Be Invested (7)	$1,711,539	85.6%	$342,307,800	85.6%	$414,653,847	87.1%

(1)          Assumes the sale of the maximum offering of 40,000,000 shares pursuant to our primary offering and no shares pursuant to the distribution reinvestment plan.

(2)          For purposes of this table, we have assumed that the minimum offering amounts do not include any purchases under our distribution reinvestment plan and that we sold the minimum of 200,000 shares for $10.00 per share. For purposes of this table, we have assumed that the maximum primary offering amounts include sales of 40,000,000 shares at $10.00 per share pursuant to our primary offering and no sales of shares pursuant to our distribution reinvestment plan; as a result, we have assumed that the maximum primary offering amounts include selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 40,000,000 shares sold to the public at $10.00 per share in the primary offering. For purposes of this table, we have assumed that the maximum total offering amounts include selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 40,000,000 shares sold to the public at $10.00 per share in the primary offering, and selling commissions equal to 1% of gross offering proceeds and no dealer manager fee on 8,000,000 shares sold at $9.50 per share through our distribution reinvestment plan.

(3)          We currently estimate that approximately $1.1 million of organization and offering expenses will be incurred if the minimum offering of 200,000 shares is sold. However, of such amount, only $40,000 will be paid by us, and the balance will be paid by our advisor. Our advisor will receive funds to pay such expenses from capital contributions from affiliates of our advisor. Organization and offering expenses are required to be reasonable. Any organizational and offering expenses exceeding 2% of the gross offering proceeds from our primary offering will be paid by the advisor or an affiliate of the advisor (no reimbursement of organization and offering expenses will be paid with respect to sales under our distribution reinvestment plan). Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.

(4)          For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments and that 90.6% of the gross proceeds of this offering (if the maximum offering amount is raised) are used to acquire properties and other investments, pay the fees and expenses related to the selection and acquisition of such investments, and for initial working capital reserves for real estate investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and cannot be determined at the present time. Our board of directors has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing. Our policy limitation does not apply to individual properties and only will apply once we have ceased raising capital under this or any subsequent offering. For illustrative purposes, assuming we sell the maximum total offering, we use debt financing equal to the maximum amount permitted by our policy, the value of our assets is equal to the contract price of the assets, and we do not reinvest the proceeds of any sales of investments, we could make investments with an aggregate contract price of approximately $1,449,546,200 using approximately $1,087,159,700 of indebtedness. In such a case, acquisition and advisory fees would be approximately $36,238,656, acquisition expenses would be approximately $7,247,731, and our initial working capital reserve would be approximately $14,495,462. We would also pay to our advisor a 1% debt financing fee equal to approximately $10,871,597 for their services in connection with the origination or refinancing of the debt financing obtained by us. These additional fees and expenses may be payable out of the proceeds of such financings.

(5)          This amount reflects customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions.

(6)          Estimates for working capital needs throughout the life of each property will be established at the time the property is acquired. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property or reserved for such on our books. Through continual reprojection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property’s holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for extraordinary expenses that may not be covered by the current revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. We have estimated reserves of at least 1% of the contract price of our portfolio of real properties, and for the purposes of this estimation we have assumed that all of our investments will be in real properties.

(7)          Includes amounts we anticipate to invest in our properties, loans and other investments net of fees and expenses and working capital reserves. We expect to use approximately 90.6% of the gross proceeds if the maximum offering amount is raised (89% if only the minimum offering amount is raised) to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments net of acquisition fees and expenses and working capital reserves. However, any distributions paid from proceeds of this offering made in anticipation of future cash flow will reduce the amount we have available to invest. See “Risk Factors – Risks Related to Our Business in General – Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time” and “– Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to make all or a substantial portion of our distributions from the proceeds of this offering and/or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.”

Until required in connection with the acquisition and development of properties and investment in mortgages, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Behringer Harvard Opportunity Advisors I to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Our charter has been reviewed and ratified by our board of directors, including the independent directors, at their initial meeting and subsequent meetings. This ratification by our board of directors is required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, and after effectiveness of this offering, but following the commencement of this offering, may not be fewer than three or more than 15 (unless approved by the affirmative vote of 80% of the directors then serving on our board). Prior to the commencement of this offering, we will have a total of at least three directors. The charter also provides that a majority of the directors must be independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years. As of the date of this prospectus, of our five directors, three are considered independent directors. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director who is not an independent director after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•                  the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•                  the success of our advisor in generating appropriate investment opportunities;

•                  rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•                  the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•                  the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

None of our directors, our advisor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board has established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise all of the members of the audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee will meet on a regular basis at least four times a year. Robert J. Chapman, the chairperson, Barbara C. Bufkin and Steven J. Kaplan currently serve on our audit committee. Each member of the audit committee is an independent director. Our board of directors has adopted our Audit Committee Charter, which can be found on the web site of Behringer Harvard Funds at www.behringerharvard.com. The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors, to periodically review the auditors’ independence and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.

Compensation Committee

Our board of directors has also established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our employees and officers and our directors. Steven J. Kaplan, the chairperson, Barbara C. Bufkin and Robert J. Chapman serve on the compensation committee and are independent directors. The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors. Our board of directors has adopted a Compensation Committee Charter, which can be found on the web site of Behringer Harvard Funds at www.behringerharvard.com.

Nominating Committee

The nominating committee is comprised of Barbara C. Bufkin, the chairperson, Robert J. Chapman and Steven J. Kaplan, each of whom is an independent director. The nominating committee will recommend nominees to serve on our board of directors. The nominating committee has a written charter approved by the board of directors, which can be found on the web site of Behringer Harvard Funds at www.behringerharvard.com. The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)

Robert M. Behringer	58	Chief Executive Officer, Chief Investment Officer and Chairman of the Board
Robert S. Aisner	59	President, Chief Operating Officer and Director
Gerald J. Reihsen, III	47	Executive Vice President – Corporate Development & Legal and Secretary
Gary S. Bresky	39	Chief Financial Officer
M. Jason Mattox	30	Executive Vice President
Jon L. Dooley	54	Executive Vice President – Real Estate
Barbara C. Bufkin	50	Independent Director
Robert J. Chapman	58	Independent Director
Steven J. Kaplan	55	Independent Director

Robert M. Behringer has served as our Chief Executive Officer, Chief Investment Officer and Chairman of the Board since our inception in November 2004. Mr. Behringer also serves as the Chief Executive Officer of Behringer Harvard Opportunity Advisors I, our advisor. He also is the majority owner, sole manager and Chief Executive Officer of Behringer Harvard Holdings, the parent corporation of our advisor. Mr. Behringer also serves as the Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Behringer Harvard REIT I, a publicly registered real estate investment trust. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II, private real estate limited partnerships. Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds NASD Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer was also a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner has served as our President since our inception in November 2004 and also serves as our Chief Operating Officer and one of our directors. In addition, Mr. Aisner has served as President (since May 2005), Chief Operating Officer (since February 2003) and a director (since June 2002) of Behringer Harvard REIT I. Mr. Aisner also serves as President of the other Behringer Harvard companies, including our advisor. Mr. Aisner has over 30 years of commercial real estate experience. From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company, which oversees all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that manages AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performs real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Gerald J. Reihsen, III has served as our Executive Vice President – Corporate Development & Legal and Secretary since our inception in November 2004. He also serves in such capacity with Behringer Harvard Opportunity Advisors I. Since 2001, Mr. Reihsen has served in this and similar executive capacities with the other Behringer Harvard companies, including serving as President of Behringer Securities.

For over 20 years, Mr. Reihsen’s business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President – Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds NASD Series 7, 24, 27 and 63 registrations. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

Gary S. Bresky has served as our Chief Financial Officer since our inception in November 2004. Mr. Bresky also is the Chief Financial Officer of Behringer Harvard Opportunity Advisors I and all of the other Behringer Harvard companies.

Prior to joining Behringer Harvard in 2002, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, Ltd. and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million. From 1988 until 1989, Mr. Bresky worked as an analysts’ assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds NASD Series 7, 24, 27 and 63 registrations. Mr. Bresky received a Bachelor of Arts degree from the University of California – Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

M. Jason Mattox is our Executive Vice President. He also serves as an Executive Vice President of Behringer Harvard Opportunity Advisors I and serves in a similar capacity with the other Behringer Harvard companies. Mr. Mattox served as our Senior Vice President from our inception in November 2004 through March 2006, when he became our Executive Vice President.

From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds NASD Series 7, 24 and 63 registrations. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Jon L. Dooley, has served as our Executive Vice President – Real Estate since March 2006. Mr. Dooley holds a similar position with other Behringer Harvard sponsored programs. Mr. Dooley joined Behringer Harvard in 2004. From June 2002 until May 2003, he served as one of the independent directors of Behringer Harvard REIT I, our affiliate. In 2002, he served as a Senior Vice President with Trammell Crow Company, a New York Stock Exchange listed diversified commercial real estate company. For the 13 years prior to joining Trammell Crow

Company, Mr. Dooley held various senior management positions with Lend Lease Real Estate Investments, Inc. (Lend Lease), a leading real estate pension manager and advisor in the United States and Equitable Real Estate Investment Management, Inc. (acquired by Lend Lease). In 1997, Mr. Dooley became a principal with Lend Lease. Mr. Dooley served as a Senior Vice President of Asset Management from 1991 to 1996 while at Equitable Real Estate Management, Inc. Mr. Dooley has over 25 years of commercial real estate experience. Mr. Dooley received a Bachelor of Business Administration degree from Southern Methodist University.

Barbara C. Bufkin has served as one of our directors since March 9, 2005. Ms. Bufkin is a 26-year veteran of the insurance industry and has been Corporate Senior Vice President, Business Development of Argonaut Group, Inc. since August 2004. From September 2002 until August 2004, Ms. Bufkin was Vice President of Corporate Business Development of Argonaut. From 2001 until Ms. Bufkin became an employee of Argonaut, she provided insurance and business development consulting services to Argonaut. From 2000 to September 2002, Ms. Bufkin also provided insurance and business development consulting services to other insurance companies and financial institutions, including consulting services to Swiss Re New Markets, General Re and AIG in connection with the $3 billion workers compensation privatization of the Florida Special Disability Trust Fund. Prior to that, Ms. Bufkin served as Director of Swiss Re New Markets and Chairman, President and Chief Executive Officer of Swiss Re subsidiary, Facility Insurance Corporation (FIC) and Facility Insurance Holding Corporation (FIHC). Her background also includes nearly 15 years of industry experience in executive positions with Sedgwick Payne Company, E.W. Blanch Company and other insurance industry firms. Ms. Bufkin graduated cum laude from the State University of New York at Buffalo, with a B.A. in Philosophy. She is an alumna of Leadership Texas, Stanford Executive Education, and Wharton Executive Education. She was a Director of the Southwestern Insurance Information Service for eight years. In 2000, she was nominated to the Texas Women’s Hall of Fame and was selected to the 2004 Class of Leadership America.

Robert J. Chapman has served as one of our directors since March 9, 2005. He has been Executive Vice President and Chief Financial Officer of AMLI Residential Properties Trust (AMLI), formerly a publicly-traded real estate investment trust, since December 1997. From 1994 to 1997, Mr. Chapman was Managing Director of Heitman Capital Management Corporation. He served as Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation in 1994 and as Managing Director and Chief Financial Officer of JMB Realty Corporation from 1976 to 1994. From 1972 to 1976, he was associated with KPMG LLP. Mr. Chapman received a B.B.A. in Accounting in 1970 and an M.B.A. in Finance in 1971 from the University of Cincinnati. He is a CPA and, when previously affiliated with a broker-dealer, was a NASD Registered Representative. Mr. Chapman is, or has been, a member of the Association of Foreign Investors in Real Estate, the Mortgage Bankers Association, the National Association of Real Estate Investment Trusts, the National Multi Housing Council, Pension Real Estate Association, the Real Estate Investment Advisory Council, the Urban Land Institute, the International Council of Shopping Centers, the American Institute of Certified Public Accountants and the Illinois CPA Society. He has served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati, and is currently an adjunct professor of real estate finance at DePaul University in Chicago.

Steven J. Kaplan has served as one of our directors since February 17, 2006. He has over 28 years of experience in the commercial real estate industry. From 1979 through 1993, Mr. Kaplan was a principal of and general counsel for Edgewood Investment Corporation, a regional real estate firm that acquired, operated and disposed of over 15 apartment communities, 12 shopping centers, 14 office buildings and six hotels. From 1994 through 1999, Mr. Kaplan served as the President and Chief Executive Officer of Landauer Associates, Inc., a national valuation and consulting firm. In this capacity, Mr. Kaplan expanded the services of Landauer to include a national capital markets group as well as an international hospitality division. Landauer was sold to Grubb & Ellis in 1999, and Mr. Kaplan served as chief operating officer of this international brokerage and property management firm. Since leaving Grubb & Ellis in 2000, Mr. Kaplan has served as an advisor to leading real estate service providers. Mr. Kaplan is an attorney and is admitted to practice law in Texas, Iowa and Illinois.

Key Employees

James D. Fant, Senior Vice President – Real Estate of Behringer Harvard Opportunity Advisors I, Samuel A. Gillespie, Senior Vice President – Funds Management of Behringer Harvard Opportunity Advisors I and Mark A. Flynt, Vice President – Asset Management of Behringer Harvard Opportunity Advisors I are non-executive personnel who are important to our success.

James D. Fant is Senior Vice President – Real Estate of Behringer Harvard Opportunity Advisors I and joined Behringer Harvard in April 2005. Mr. Fant has been in the commercial real estate business since 1983 primarily in investment advisory services, project development, and investment sales. From October 2002 until March 2005, Mr. Fant was the founder of an advisory business providing financial and real estate services to small businesses. From March 2000 until September 2002, Mr. Fant served as Vice President of Acquisitions for the pension advisory firm Kennedy Associates, sourcing opportunity acquisitions and ground up development transactions with local development partners in the mid continent region of the country. From October 1998 until February 2000, he served as Vice President for Metro-American Developers and Investors sourcing development and investment opportunities. Mr. Fant served in multiple capacities for MEPC American Properties from December 1983 until September 1998. As Senior Vice President, his responsibilities included acquisitions and dispositions, project development and asset management in markets throughout the country. Mr. Fant has experience in a variety of product types including office, industrial, and retail. Mr. Fant received a B.B.A. from the University of Texas at Arlington, is a Certified Public Accountant licensed in the State of Texas and is a Licensed Real Estate Salesman.

Samuel A. Gillespie is Senior Vice President – Funds Management of Behringer Harvard Opportunity Advisors I and joined Behringer Harvard in November, 2004. Mr. Gillespie has 22 years of experience in the commercial real estate industry, all with Trammell Crow Company prior to joining Behringer Harvard. His most recent position was as Managing Director of National Accounts, where he was responsible for providing senior level leadership for Trammell Crow Company’s largest institutional customers, representing 175 million square feet and $135,000,000 in revenue. Prior to that, Mr. Gillespie was Partner in Charge of Trammell Crow’s Indianapolis office from 1986-1997, developing three million square feet of office and warehouse space valued at over $100,000,000 as well as assembling, rezoning and financing three complex land sites totaling 500 acres. Mr. Gillespie began his career as a leasing agent in Oklahoma City in 1983, representing Trammell Crow’s office and warehouse portfolio to the tenant and brokerage community, where he negotiated over 850,000 square feet of leases in a three year period. Mr. Gillespie graduated summa cum laude in 1981 with a Bachelor’s Degree in Accounting from Texas A&M University.

Mark A. Flynt is Vice President – Asset Management of Behringer Harvard Opportunity Advisors I and joined Behringer Harvard in May 2005. Prior to joining Behringer Harvard, Mr. Flynt spent seven years as a Senior Asset Manager for Terrabrook, a wholly owned subsidiary of Westbrook Partners, and was responsible for a 3,000,000 square foot office and industrial portfolio throughout the central and southeastern regions of the United States. During his 28 year real estate career, Mr. Flynt has held senior level management positions with several regional and national real estate firms, including Grubb & Ellis, Cushman & Wakefield, CB Richard Ellis and Swearingen Management Company. His track record includes the oversight of the leasing and management of over 45,000,000 square feet of office, industrial and retail properties with an aggregate value in excess of $5 billion, the coordination and negotiation of over 3,000,000 square feet of investment property dispositions, the negotiation of hundreds of lease transactions up to 200,000 square feet, and directing the daily activities of up to 150 employees. Mr. Flynt received a B.B.A. in Real Estate from Southern Methodist University, is a licensed real estate broker in the state of Texas and is a Certified Property Manager through the Institute of Real Estate Management.

Duties of Our Executive Officers

The chairman of the board presides at all meetings of the stockholders, the board of directors and any committee on which he serves. The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of directors, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations.

The president reports to the chief executive officer, and has, subject to the control of the chief executive officer and the board, responsibility for the active supervision and management over our day-to-day operations and over our officers, assistants, agents and employees who are subordinate to the president.

The chief financial officer reports to the chief executive officer and has, subject to the control of the chief executive officer and the board of directors, the general care and custody of our funds and securities and the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

Each vice president has the powers and duties prescribed from time to time by the board of directors or delegated from time to time by the president.

The secretary maintains minutes of all meetings of the board of directors, of any committee, and of the stockholders, or consents in lieu of such minutes, in our minute books, and causes notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary has charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at our office during business hours. The secretary performs such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

Compensation of Directors

We pay each of our directors who is not our employee or an employee of Behringer Harvard Opportunity Advisors I or their affiliates $1,250 per month plus $500 for each Board or committee meeting the director attends. We pay the chairman of our Audit Committee $1,000 (rather than $500) for each meeting of the Audit Committee he attends. In addition, each non-employee director each non-employee director is automatically granted an option to purchase 5,000 shares of common stock on the date he or she first becomes a director and upon each person’s reelection as a director pursuant to the Behringer Harvard Opportunity REIT I, Inc. Amended and Restated 2004 Incentive Award Plan (Incentive Award Plan). Before we begin having appraisals by an independent third party, file a registration statement for a firm commitment underwritten public offering of our shares or list our shares on a national securities exchange or national market system, the exercise price for such options will be $9.10 per share, unless the board of directors determines otherwise. Options granted to non-employee directors pursuant to the Incentive Award Plan become exercisable one year after the date of grant.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of us or our affiliates, or an employee of Behringer Harvard Opportunity Advisors I or its affiliates, we do not pay compensation for services rendered as a director.

Incentive Award Plan

The Incentive Award Plan was approved by our board of directors on July 19, 2005 and by our stockholders on July 25, 2005. The Incentive Award Plan provides for equity awards to our employees, directors and consultants and those of our affiliates. A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan. An option to acquire 1,250 shares was awarded to Mr. Kaplan on February 17, 2006 when he was elected to our board of directors. In addition, on that date, an option to acquire 5,000 shares of our common stock was awarded to each of Ms. Bufkin and Mr. Chapman.

The purpose of our Incentive Award Plan is to enable us and our affiliates, including Behringer Harvard Opportunity Advisors I, BHO Partners, Behringer Harvard Opportunity OP I, Behringer Harvard Partners, Behringer Securities, and HPT Management Services, to provide an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders, and to obtain or retain the services of employees and directors and consultants of us or our affiliates who are considered essential to our long-term success, by offering such employees, directors and consultants an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards.

Our Incentive Award Plan is administered by our board of directors, which may delegate such authority to the compensation committee of the board or such other persons as may be allowed under Maryland law. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options to purchase our common stock, restricted stock awards, restricted stock units, stock appreciation rights, and also restricted awards of profit interest units in our property manager, HPT Management Services, to our employees, directors and consultants and employees, directors and consultants of our affiliates subject to the absolute discretion of the board and the applicable limitations of the Incentive Award Plan.

Awards granted under our Incentive Award Plan are evidenced by an incentive award agreement, which contains such terms and provisions as our board of directors shall deem appropriate except as otherwise specified in the Incentive Award Plan. Options granted under the Incentive Award Plan become exercisable on the first anniversary of the date of grant, and we do not intend to grant any stock appreciation rights or restricted stock units unless such types of awards will not receive unfavorable tax consequences under the recently enacted American Jobs Creation Act of 2004 (AJCA). Options granted under the Incentive Award Plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. Additionally, options granted under the Incentive Award Plan may be exercised through a brokerage transaction under Regulation T unless prohibited by the Sarbanes-Oxley Act of 2002. Generally, the terms and conditions of all awards under the Incentive Award Plan will be determined by our board of directors and will be reflected in the incentive award agreement evidencing such grant.

Awards issued under our Incentive Award Plan are not transferable or assignable except by will or by the laws of descent and distribution; however, nonqualified options and certain stock appreciation rights, unless otherwise provided in the incentive award agreement, may also be transferred as a bona fide gift (1) to a spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (2) to a trust for the sole benefit of one or more individuals described in clause (1), or (3) to a partnership of which the only partners are one or more individuals described in clause (1).

Until September 20, 2006, no option or warrant will be granted to a promoter, director, employee or affiliate if the shares available for purchase subject to such grant, when added to all other shares available for purchase pursuant to other issued and outstanding options or warrants and all shares issued upon exercise of previously issued options or warrants, in each case issued to our promoters, directors, employees or affiliates, would exceed 15% of the issued and outstanding shares of common stock determined as of the date of grant of such option or warrant. Furthermore, no option or warrant will be granted to a promoter, director, officer, employee, 5% stockholder or affiliate with an exercise price of less than 85% of the fair market value of our common stock as of the date of grant as determined by our board of directors. Except as otherwise provided in an incentive award agreement, if a change of control occurs and the agreements effecting the change of control do not provide for the assumption or substitution of all options, stock appreciation rights and/or restricted stock units granted under our Incentive Award Plan, the board in its sole and absolute discretion, may, with respect to any or all of such non-assumed awards, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the change of control) (such date being referred to herein as the Action Effective Date):

•                  accelerate the vesting and/or exercisability of such non-assumed option, stock appreciation right or restricted stock unit; and/or

•                  unilaterally cancel any such non-assumed option, stock appreciation right or restricted stock unit which has not vested and/or which has not become exercisable; and/or

•                  unilaterally cancel any such non-assumed option, stock appreciation right or restricted stock unit in exchange for:

•            whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the gain that could be realized by the award recipient upon the exercise of such option or stock appreciation right, or equal in value to the shares subject to such restricted stock unit (in each case taking into account vesting and/or exercisability); or

•            cash or other property equal in value to the gain that could be realized upon the exercise of such option or stock appreciation right, or equal in value to the shares subject to such restricted stock unit (in each case taking into account vesting and/or exercisability); and/or

•                  unilaterally cancel such non-assumed option or stock appreciation right after providing the holder of such option or warrant with (1) an opportunity to exercise such non-assumed option or stock appreciation right to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

•                  unilaterally cancel such non assumed option or stock appreciation right if there would be no gain realized upon the immediate exercise of such option or stock appreciation right (taking into account vesting); and/or

•                  unilaterally cancel any restricted stock unit if the fair market value of the shares that were subject to such restricted stock unit is zero.

If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to the exercise of, or that are subject to, awards granted under our Incentive Award Plan. A corresponding adjustment to the exercise price of such awards granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the awards not exercised, or subject to such award.

Fair market value as of a given date for purposes of our Incentive Award Plan is defined generally to mean:

•                  the closing sale price for such date, if the shares are traded on a national stock exchange or a national market system;

•                  the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date, if the shares are traded on a national stock exchange or a national market system; or

•                  the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Our charter contains a provision that eliminates directors’ and officers’ liability subject to the limitations of Maryland law and the NASAA REIT Guidelines. However, both Maryland law and the NASAA REIT Guidelines limit our ability to exonerate and indemnify our directors and officers, as set forth in our charter. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•                  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services;

•                  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•                  in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In addition to the above provisions of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, Behringer Harvard Opportunity Advisors I and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:

•                  the directors, the officers, the employees, the agents, Behringer Harvard Opportunity Advisors I or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                  the directors, the officers, the employees, the agents, Behringer Harvard Opportunity Advisors I or our affiliates were acting on our behalf or performing services for us;

•                  in the case of non-independent directors, Behringer Harvard Opportunity Advisors I or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•                  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•                  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor or our affiliates and any persons acting as a broker-dealer or authorized representative will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (2) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third-party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•                  approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•                  dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

Our advisor is Behringer Harvard Opportunity Advisors I. Some of our officers and directors are also officers and managers of our advisor. Behringer Harvard Opportunity Advisors I has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

The executive officers and manager of Behringer Harvard Opportunity Advisors I are as follows:

Name	Age	Position

Robert M. Behringer	58	Chief Executive Officer and Sole Manager
Robert S. Aisner	59	President
Gerald J. Reihsen, III	47	Executive Vice President – Corporate Development & Legal and Secretary
Gary S. Bresky	39	Chief Financial Officer and Treasurer
M. Jason Mattox	30	Senior Vice President

The backgrounds of Messrs. Behringer, Aisner, Reihsen, Bresky and Mattox are described in the “– Executive Officers and Directors” section above.

Behringer Harvard Opportunity Advisors I employs personnel, in addition to the executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•                  find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•                  structure the terms and conditions of transactions pursuant to which acquisitions of properties and other investments will be made;

•                  acquire properties and make and invest in mortgage, bridge or mezzanine loans and other investments on our behalf in compliance with our investment objectives and policies;

•                  arrange for financing and refinancing of properties and other investments;

•                  enter into leases and service contracts for the properties and other investments acquired; and

•                  service or enter into contracts for servicing our mortgage, bridge or mezzanine loans.

The term of the current advisory agreement ends on its first anniversary and may be renewed for an unlimited number of successive one-year periods. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. The criteria used in such evaluation will be reflected in the minutes of such meeting. Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System. In addition, either party may terminate the advisory agreement immediately upon a change of control of us, or upon 60 days’ written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

Our advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

Our advisor may not make any acquisition of property, finance any such acquisition or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors. The actual terms and conditions of transactions involving our investments will be determined in the sole discretion of our advisor, subject at all times to such board approval.

We will reimburse our advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•                  organization and offering expenses in an amount up to 2% of gross offering proceeds (not including any proceeds from the sale of shares pursuant to our distribution reinvestment plan, with respect to which no reimbursement of organizational and offering expenses will be made), which include actual legal, accounting, printing and expenses attributable to preparing the registration statement, qualification of the shares for sale in the states and filing fees incurred by our advisor or its affiliates, as well as reimbursements for marketing, salaries and direct expenses of their employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee;

•                  the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities; and

•                  acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties and making and investing in mortgage, bridge or mezzanine loans, in an amount equal to 0.5% of the contract purchase price of each asset or, with respect to the making of a mortgage loan, up to 0.5% of the funds advanced.

Generally, we will not reimburse our advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of:  (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period. To the extent we may already have reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. However, to the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, the stockholders will receive a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the

12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Our advisor will be paid fees in connection with services provided to us. Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement and, in some circumstances, will also be paid either a listing fee or a performance fee from future net proceeds from the disposition of our assets. See “– Management Compensation” below.

Stockholdings

As of May 1, 2006, approximately 7,322,903 shares of our common stock were issued and outstanding. In connection with our organization, Behringer Harvard Holdings acquired 21,739 shares of common stock, which represented all of the outstanding shares of common stock prior to this offering. These 21,739 shares of common stock for which it contributed $200,000, were acquired in our initial formation. As described below, an affiliate of our advisor owns all of our issued and outstanding shares of convertible stock. Our subsidiary, BHO Partners, owns 17,000 limited partnership units of Behringer Harvard Opportunity OP I, our operating partnership, for which it has contributed $170,000 and which constitutes 99.9% of the limited partner units outstanding as of the date of this prospectus. Behringer Harvard Holdings and BHO Partners may not sell any of these securities during the period Behringer Harvard Opportunity Advisors I serves as our advisor, except for sales to their affiliates. In addition, any resale of these securities and the resale of any such securities which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, it has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. For a more general discussion of Behringer Harvard Opportunity OP I, see the section of this prospectus captioned “The Operating Partnership Agreement.”

In addition, we issued Behringer Harvard Holdings, an affiliate of our advisor, 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. Under certain circumstances, these shares may be converted into shares of our common stock. No additional consideration is due upon the conversion of the convertible stock. The terms of the convertible stock provide that, generally, the holder of such shares will receive shares of common stock with a value on the date of determination of the number of shares issuable upon such conversion equal to 15% of the excess of our enterprise value over the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The shares of convertible stock will be converted into shares of common stock upon the occurrence of certain events. The conversion of the convertible stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests. See “Description of Shares – Convertible Stock.”

Affiliated Companies

Property Manager

Our properties will be managed and leased by HPT Management, our property manager. IMS is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of HPT Management, and Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings, IMS, Behringer Harvard Partners and HPT Management. He is also the sole manager of IMS and a manager of Behringer Harvard Partners. See “Conflicts of Interest.”  The principal officers of HPT Management are as follows:

Name	Age	Positions

Robert M. Behringer	58	Chief Executive Officer
Robert S. Aisner	59	President
Gerald J. Reihsen, III	47	Executive Vice President – Corporate Development & Legal and Secretary
Gary S. Bresky	39	Chief Financial Officer and Treasurer
M. Jason Mattox	30	Senior Vice President
Jon L. Dooley	54	Senior Vice President

HPT Management is engaged in the business of real estate management. It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that our advisor and its affiliates operate or in which they own an interest. As of October 5, 2005, HPT Management, together with its subsidiary, Behringer Harvard TIC Management Services LP, was managing in excess of six million square feet of office buildings for real estate programs sponsored by Mr. Behringer. We will pay HPT Management property management fees equal to 4.5% of the gross revenues from the property managed by HPT Management. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of the gross revenues from the property. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. In addition, we will pay HPT Management separate leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Furthermore, other third-party charges, including fees and expenses of third-party accountants, will be reimbursed.

In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

HPT Management currently intends to subcontract most on-site property management duties to other management companies with experience in the applicable markets that will also be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor. Currently, HPT Management subcontracts the majority of its on-site property management duties to Trammell Crow Company. In its capacity as subcontractor for on-site property management, Trammell Crow performs most of the day-to-day, on-site property management services. HPT Management nonetheless continues to closely supervise any subcontracted, on-site property managers. In addition, HPT Management remains directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal, and banking services), and general property level problem solving. To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management has the right to and will approve all personnel of such subcontractor and establish policies for such properties’ operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

•                  HPT Management;

•                  subsidiaries of and partnerships organized by HPT Management and its affiliates; and

•                  other persons or entities owning properties managed by HPT Management.

HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager’s general overhead costs, such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of seven years ending September 20, 2012, and is subject to successive seven-year renewals unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days’ prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HPT Management, retain a third-party to provide leasing services with respect to our properties. If we retain a third-party to provide leasing services with respect to our properties, we will have no obligation to pay HPT Management leasing fees to the extent that such leasing services are required to be provided by the third-party.

On May 30, 2003, Behringer Harvard Holdings received a $1.0 million working capital loan from Trammell Crow Services, Inc., a Delaware corporation (Trammell Crow). Behringer Harvard Holdings applied the proceeds of this loan to its working capital needs. Simultaneously, affiliates of Behringer Harvard Holdings engaged Trammell Crow to provide leasing and disposition services for certain of their properties and HPT Management entered into subcontracts pursuant to which Trammell Crow began to manage those properties.

The principal office of HPT Management is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Dealer Manager

Behringer Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs.

Behringer Securities provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. Behringer Securities intends to reallow the selling commissions to participating broker-dealers. No additional fees beyond the dealer manager fee of 2% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services (no dealer manager fee will be paid with respect to sales of shares pursuant to our distribution reinvestment plan). See “– Management Compensation” below and “Plan of Distribution.”

Harvard Property Trust, LLC (which is not related to Harvard Property Trust, Inc., the recently liquidated REIT founded by Mr. Behringer) is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer of each of Harvard Property Trust, LLC, Behringer Harvard Partners and Behringer Securities and the a manager of Behringer Harvard Partners. See “Conflicts of Interest.”  The principal officers of Behringer Securities are as follows:

Name	Age	Positions

Robert M. Behringer	58	Chief Executive Officer
Gerald J. Reihsen, III	47	President
Jeffrey S. Schwaber	44	Executive Vice President – National Sales Director
Gary S. Bresky	39	Chief Financial Officer and Treasurer
M. Jason Mattox	30	Vice President and Secretary

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and the property management and leasing of these investment properties will reside with Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox. Our advisor seeks to invest in real estate and real estate related assets that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all investments.

Management Compensation

Although we have executive officers who will manage our operations, we do not have any paid employees. We pay each of our directors who is not our employee or an employee of Behringer Harvard Opportunity Advisors I or their affiliates $1,250 per month plus $500 for each board and committee meeting the director attends ($1,000 per audit committee meeting attended in the case of the chairman of the audit committee). Additionally, we issue options to our non-employee directors each year. See the “Compensation of Directors” section above. The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Behringer Harvard Opportunity Advisors I and its affiliates during the various phases of our organization and operation.

Type of Compensation–To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
Offering Stage
Selling Commissions – Behringer Securities

Up to 7% of gross offering proceeds (1% for purchases under our distribution reinvestment plan) before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100% of commissions earned to participating broker-dealers.

$140,000/$28,760,000
Dealer Manager Fee – Behringer Securities

Up to 2% of gross offering proceeds (no dealer manager fee will be paid with respect to purchases under our distribution reinvestment plan) before reallowance to participating broker-dealers. Behringer Securities may reallow all or a portion of its dealer manager fee in an aggregate amount up to 2% of the gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for actual out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties; provided further, however, no reallowance will be made in respect of sales under our distribution reinvestment plan.

$40,000/$8,000,000
Reimbursement of Organization and Offering Expenses – Behringer Harvard Opportunity Advisors I or its affiliates (2)

Up to 2% of gross offering proceeds (no organization and offering expenses will be paid with respect to purchases under our distribution reinvestment plan). All organization and offering expenses (excluding selling commissions and the dealer manager fee) will be advanced by Behringer Harvard Opportunity Advisors I or its affiliates and reimbursed by us up to 2% of gross offering proceeds (no organization and offering expenses will be paid with respect to purchases under our distribution reinvestment plan).

$40,000/$8,000,000
Acquisition and Development Stage
Acquisition and Advisory Fees – Behringer Harvard Opportunity Advisors I or its affiliates (3) (4)

2.5% of the contract purchase price of each asset for the acquisition, development, construction or improvement of real property or, with respect to any loan or other investment, 2.5% of the funds advanced in respect of a loan or other investment.

$42,789/$10,366,346 (5)
Acquisition Expenses – Behringer Harvard Opportunity Advisors I or its affiliates (3) (4)

Up to 0.5% of the contract purchase price of each asset or, with respect to a mortgage, up to 0.5% of the funds advanced, for reimbursement of expenses related to making such investment, such as legal fees, travel expenses, property appraisals, nonrefundable option payments, accounting fees

$8,558/$2,073,269 (5)

Type of Compensation–To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
and title insurance premium expenses.
Debt Financing Fee – Behringer Harvard Opportunity Advisors I or its affiliates

1% of the amount available under any debt made available to us. It is anticipated that our advisor will pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time.
Operational Stage
Property Management and Leasing Fees – HPT Management (6)

For the management of our properties, we will pay HPT Management, our property manager, property management fees for each property equal to 4.5% of the gross revenues from the properties managed by HPT Management. HPT Management may subcontract the performance of its property management and leasing duties to third parties. It is anticipated that HPT Management will pay some or all of these fees to third parties with whom it subcontracts to perform property management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of the gross revenues from the property. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. Additionally, we will pay HPT Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable properties. Furthermore, other third-party charges, including fees and expenses of third-party accountants, will be reimbursed.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Asset Management Fee – Behringer Harvard Opportunity Advisors I or its affiliates (7)

We pay an annual asset management fee of 0.75% of aggregate assets value. The fee is payable monthly in an amount equal to one-twelfth of 0.75% of aggregate assets value as of the last day of the immediately preceding month.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Type of Compensation–To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
Subordinated Disposition Fee – Behringer Harvard Opportunity Advisors I or its affiliates

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties, we will, upon satisfaction of certain conditions, pay our advisor an amount equal to (subject to the limitation set forth below): (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets. This fee shall not be earned or paid unless and until the investors have received total distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees that are not earned and payable at the date of sale because such condition has not yet been satisfied will be a contingent liability of the Company, which will be earned and paid at such time as the above condition has been satisfied, if ever.

Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and therefore cannot be determined at the present time.
Subordinated Participation in Net Sale Proceeds – Behringer Harvard Opportunity Advisors I or its Affiliates (8) (9)

Behringer Harvard Opportunity Advisors I will receive, subject to satisfaction of the condition outlined below, a fee equal to 15% of net sale proceeds less the amount that our debt for borrowed money exceeds the aggregate book value of our remaining assets. Such fees will not be earned or paid unless and until investors have received distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Any such fees that are not earned and payable at the date of sale because investors have not yet received their required minimum distributions will be our contingent liability, which will be earned and paid at such time as above condition has been satisfied, if ever. The subordinated participation in net sales proceeds will be reduced or eliminated upon the conversion of our convertible stock.

Actual amounts are dependent upon the amount of net sale proceeds, debt for borrowed money and aggregate book value of our assets and therefore cannot be determined at the present time.
Subordinated Incentive Listing Fee – Behringer Harvard Opportunity Advisors I or its Affiliates (8) (9) (10)

Upon the listing our stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, a fee equal to up to 15% of the amount, if any, by which (A) the market value of our outstanding stock plus total distributions paid to our stockholders prior to listing exceeds (B) the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such contributions. The subordinated incentive listing fee will be paid in the form of an interest bearing promissory note that will be repaid using the entire net sales proceeds of each sale of property after the listing of our shares. The subordinated incentive listing fee will be reduced or eliminated upon the conversion of our convertible stock.

Actual amounts are dependent upon the market value of our outstanding stock at a later date and therefore cannot be determined at the present time.

Type of Compensation–To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
Subordinated Performance Fee (payable upon termination of the advisory agreement) – Behringer Harvard Opportunity Advisors I or its affiliates (9) (11) (12)

Upon termination of the advisory agreement between us and our advisor, other than termination by us because of a material breach of the advisory agreement by the advisor, a performance fee of up to 15% of the amount, if any, by which (A) our going concern value based on the actual value of our assets less our liabilities at the time of such termination plus total distributions paid to our stockholders through the termination date exceeds (B) the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. The subordinated performance fee will be paid in the form of an interest bearing promissory note that will be repaid using the entire net sales proceeds of each sale of property after the date of termination. No subordinated performance fee will be paid if we have already paid the advisor a subordinated incentive listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon the conversion of our convertible stock.

Actual amounts are dependent upon our going concern value based on the actual value of our assets and our indebtedness at the time of the termination of the advisory agreement and therefore cannot be determined at the present time.

Operating Expenses – Behringer Harvard Opportunity Advisors I (13)

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.
Development Fee – Behringer Development

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

Actual amounts are dependent upon usual and customary development fees for specific projects. Therefore, the amount cannot be determined at the present time.

(1)          The estimated maximum dollar amounts are based on the sale of a maximum of 40,000,000 shares to the public at $10.00 per share and the sale of a maximum of 8,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan. The estimated minimum dollar amounts assume a minimum of 200,000 shares are sold at $10.00 per share and that no purchases are made under our distribution reinvestment plan.

(2)          Organization and offering expenses are only those expenses associated with our organization and this offering. They do not include dealer manager fees or selling commissions, or expenses associated with the organization of our advisor or any other affiliate or in connection with any prior public offerings by such affiliates.

(3)          Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter and the NASAA REIT Guidelines require that the total of all such acquisition and advisory fees and acquisition expenses shall not exceed, in the aggregate, an amount equal to 6% of the contract price of all of the properties which we will purchase or, in the case of mortgage, bridge or mezzanine loans, 6% of the funds advanced. However, a majority of our independent directors may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds, to the extent we capitalize such costs, for development, construction or improvement of a property. For purposes of the limitations imposed by our charter and the NASAA REIT Guidelines, acquisition and advisory fees and acquisition expenses consist of (1) acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development, construction or improvement of real property or, with respect to any loan, 2.5% of the funds advanced in respect of a loan or other investment; (2) acquisition expenses of up to 0.5% of the contract purchase price of each asset or, with respect to a mortgage, up to 0.5% of the funds advanced, for reimbursement of expenses related to making such investment, such as legal fees, travel expenses, property appraisals, nonrefundable option payments, accounting fees and title insurance premium expenses; and (3) a debt financing fee of 1% of the amount available under any debt made available to us. Thus, although our charter and the NASAA REIT Guidelines permit us to take up to 6% of the contract price of all properties or 6% of the funds advanced in the case of mortgage, bridge or mezzanine loans, our advisory agreement limits the acquisition and advisory fees and acquisition expenses we will pay to our advisor to the amounts set forth in the table.

(4)          Our board of directors has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing. Our policy limitation does not apply to individual properties and only will apply once we have ceased raising capital under this or any subsequent offering. For illustrative purposes, assuming we sell the maximum offering, we use debt financing equal to the maximum amount permitted by our policy, the value of our assets is equal to the contract price of the assets, and we do not reinvest the proceeds of any sales of investments, we could make investments with an aggregate contract price of approximately $1,449,546,200 using approximately $1,087,159,700 of indebtedness. In such a case, acquisition and advisory fees would be approximately $36,238,656 and acquisition expenses would be approximately $7,247,731.

(5)          Assumes no financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time. Moreover, additional fees and expenses resulting from the use of leverage may be paid out of the proceeds of such financings and not from proceeds of this offering.

(6)          The property management and leasing fees and the leasing commissions (to the extent such leasing commissions are not paid to third parties) will be included in the calculation of the total operating expenses for purposes of the limitations on total operating expenses imposed by the NASAA REIT Guidelines. As a result, the total operating expenses, including the property management and leasing fees and leasing commissions (to the extent such leasing commissions are not paid to third parties), at the end of the four preceding fiscal quarters shall not exceed the greater of:  (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period, unless the independent directors find that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year

(7)          Aggregate assets value will be equal to the aggregate book value of our assets (other than investments in bank accounts, money market funds or other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, aggregate assets value will be the greater of (1) the amount determined pursuant to the foregoing or (2) our assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

(8)          In the event that our common stock becomes listed for trading on a national securities exchange or quoted on the Nasdaq National Market System and our advisor receives the subordinated incentive listing fee and the convertible stock is converted into common stock, as of the date of listing our advisor will no longer be entitled to any participation in net sale proceeds other than accrued and unpaid amounts.

(9)          Our agreement with our advisor provides that no subordinated participation in net sale proceeds, subordinated incentive listing fee, or subordinated performance fee will be paid to our advisor if, at or prior to the time the payment is due, our convertible stock has been converted into shares of common stock, or in the case of the termination of our advisory agreement, the number of shares of common stock issuable upon conversion has been determined, in each case, without any reduction in the number of shares of convertible stock so converted pursuant to the provisions of the convertible stock that limit conversions that, in the determination of our board, would otherwise jeopardize our REIT status. The agreement also provides that if our convertible stock has been converted into shares of common stock with a reduction in the number of shares of convertible stock so converted, or in the case of the termination of our advisory agreement, the number of shares of common stock issuable upon conversion has been determined, in each case, pursuant to the provisions of the convertible stock that limit conversions that, in the determination of our board, would otherwise jeopardize our REIT status, then (1) any subordinated participation in net sale proceeds otherwise due and payable shall be reduced by an amount equal to the portion of the net sales proceeds from the sale giving rise to such payments that would be distributed to the holders of the common stock issued upon conversion of the convertible stock were all amounts distributable to stockholders after payment of the subordinated participation in net sales proceeds (as ultimately determined after adjustment under the provisions of the agreement) actually distributed (whether or not such net sales proceeds are, in fact, distributed), and (2) any subordinated incentive listing fees or subordinated performance fees otherwise due and payable shall be reduced, dollar-for-dollar, by an amount equal to the aggregate value of the shares of common stock (as determined as of the date of determination of the number of shares issuable upon such conversion as being our value divided by the number of shares of common stock outstanding at such time) issued or issuable upon conversion of the convertible stock.

(10)    The market value of our outstanding stock will be calculated based on the average closing price of the shares issued and outstanding at listing over the 30 trading days after the shares are first listed for trading on a national securities exchange or quoted on the Nasdaq National Market System. Payment of the subordinated incentive listing fee will be made in the form of an interest bearing note, which will be repaid from the net sales proceeds from our assets as we dispose of them. If this note is not repaid within five years from the date our common stock is listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System, our advisor may elect to convert the balance of the note, including accrued but unpaid interest, into shares of our common stock provided that the conversion of such note does not result in the loss of our status as a REIT.

(11)    Payment of the subordinated performance fee will be made in the form of an interest bearing note, which will be repaid from the net sales proceeds from our assets as we dispose of them. If this note is not repaid within five years from the date the advisor agreement is terminated, our advisor may elect to convert the balance of the note, including accrued but unpaid interest, into shares of our common stock provided that the conversion of such note does not result in the loss of our status as a REIT.

(12)    In no event will amounts paid to the advisor under the promissory note, if any, including interest thereon, exceed the amount considered presumptively reasonable under Section IV.F. of the NASAA REIT Guidelines.

(13)    The expense of any options issued to employees of our advisor or its affiliates as reflected in our financial statements from time to time will be included in the calculation of operating expenses for purposes of the limitation. We may reimburse our advisor in excess of the limitation if our independent directors determine that such excess was justified, based on unusual and nonrecurring factors that they deem sufficient. The average invested assets for a period will equal the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period specified. However, if during the periods in which we are obtaining regular independent valuations of our assets for ERISA purposes, our average invested assets will equal the greater of the amount determined pursuant to the foregoing or the aggregate valuation established by the most recent valuation report without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt relating to such assets.

Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•                  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•                  the success of our advisor in generating opportunities that meet our investment objectives;

•                  the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•                  additional revenues realized by our advisor through its relationship with us;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Because our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See “– The Advisory Agreement” section above. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

STOCK OWNERSHIP

The following table shows, as of May 1, 2006, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. The address for each of the persons named in the following table is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Robert M. Behringer (2)	21,739	*
Robert S. Aisner (3)	—	—
Gerald J. Reihsen, III (4)	—	—
Gary S. Bresky (5)	—	—
M. Jason Mattox (6)	385	*
Barbara C. Bufkin	—	—
Robert J. Chapman	—	—
Steven J. Kaplan	—	—
All directors and executive officers as a group (nine persons)(2)	22,124	*

*	Represents less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following May 1, 2006. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)

Includes 21,739 shares of common stock owned by Behringer Harvard Holdings. It does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings since the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time. As of May 1, 2006, Mr. Behringer controlled the disposition of approximately 55% of the outstanding limited liability company interests and the voting of 100% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)

Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. Mr. Aisner controls the disposition of 4% of the limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(4)

Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Reihsen’s interest in Behringer Harvard Holdings.

(5)

Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. Mr. Bresky controls the disposition of 3% of the limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Bresky’s interest in Behringer Harvard Holdings.

(6)

Does not include 21,739 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings. Mr. Mattox controls the disposition of 1.5% of the limited liability company interests in Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

Our convertible stock is convertible into shares of common stock on the terms and conditions set forth below. There will be no distributions paid on shares of convertible stock. With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of any provision of our articles of incorporation that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

Upon the occurrence of (A) receipt by the investors of distributions equal to the sum of the aggregate capital invested by such investors plus a 10% cumulative, non-compounded, annual return on such capital contributions; or (B) the listing of the shares of common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below.

Upon the occurrence of either such event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date exceeds (2) the sum of the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions as of the date of the event triggering the conversion, with such result divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

Upon the occurrence of the termination or expiration without renewal of our advisory agreement with Behringer Harvard Opportunity Advisors I, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible stock will become convertible into the number of shares of our common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) plus the total distributions paid to our stockholders through the date of the termination or expiration of the advisory agreement exceeds (2) the sum of the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions, with such result divided by (B) the value of the company as of the date of the termination or expiration of the advisory agreement divided by the number of outstanding shares of common stock as of such date. Thereafter, upon the earlier to occur of (1) the date our investors have received distributions equal to the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions or (2) the listing of the common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, the convertible stock will automatically convert into the applicable number of shares of common stock.

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our then current balance sheet, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth (e.g., a tender offer for the common stock, sale of all of the common stock or a merger) then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of such listing. If the holder of shares of convertible stock disagrees with the value so determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The remaining shares of convertible stock will be immediately retired.

No additional consideration is due upon the conversion of the convertible stock. The conversion of the convertible stock into common shares will result in dilution of the stockholders’ interests.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Behringer Harvard Opportunity Advisors I, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Behringer Harvard Opportunity Advisors I and its affiliates will be compensated by us. Our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm’s-length negotiations. See “Management – Management Compensation.”  Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates will try to balance our interests with their duties to other Behringer Harvard sponsored programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors – Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Behringer Harvard Opportunity Advisors I and its partners, officers, employees or affiliates are advisors or general partners of other Behringer Harvard sponsored programs, including partnerships and other programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Behringer Harvard Opportunity Advisors I and such officers, employees or affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in substantial reduction of their net worth.

Affiliates of our advisor are currently sponsoring or have recently sponsored three public real estate programs (Behringer Harvard REIT I, Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I) and two privately offered real estate programs (Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II). The offerings with respect to the public programs terminated on February 19, 2005. However, Behringer Harvard REIT I initiated a follow-on offering immediately after the termination of its initial offering. The registration statement of Behringer Harvard REIT I is for the offer and sale to the public of up to 80,000,000 shares of common stock at a price of $10.00 per share, plus an additional 16,000,000 shares of common stock at $9.50 per share pursuant to the distribution reinvestment plan of Behringer Harvard REIT I. As described in the “Prior Performance Summary,” Mr. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that are similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Harvard Opportunity Advisors I and its affiliates will likely experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs. However, to date the investment strategies of the various Behringer Harvard sponsored programs have differed enough that there has not been a significant conflict of interest in the allocation of properties.

In the event that we, or any other Behringer Harvard program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard program will purchase such properties or make or invest in such mortgage, bridge or mezzanine loans. See “– Certain Conflict Resolution Procedures” below.

Our advisor or its affiliates may acquire, for its own account or for private placement, properties that it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other Behringer Harvard sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Mr. Behringer, who also serves as the chairman of our board of directors, are also officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Our advisor or any of its affiliates may temporarily enter into contracts relating to investment in properties all or a portion of which is to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us provided that such property or applicable portion thereof is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to our advisor or its affiliate. Further, our advisor or such affiliate may not have held title to any such property on our behalf for more than twelve months prior to the commencement of this offering; our advisor or its affiliates will not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by our advisor or its affiliates will accrue to us. In no event may we loan funds to our advisor or any of its affiliates (other than in connection with certain mortgage, bridge or mezzanine loans approved by a majority of our independent directors), or enter into agreements with our advisor or its affiliates for the provision of insurance covering us or any of our properties.

Competition in Acquiring Properties, Finding Tenants and Selling Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Behringer Harvard sponsored programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time, including in particular in the event another Behringer Harvard sponsored program liquidates at the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our executive officers and the executive officers of our advisor also are the executive officers of Behringer Advisors and other advisors of Behringer Harvard sponsored REITs, the general partners of limited partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common ownership. Additionally, the executive officers of our advisor are executive officers of HPT Management, our property manager. There is a risk that a potential investment would be suitable for one or more other Behringer Harvard sponsored programs, in which case the executive officers of our advisor will have a conflict of interest in allocation of the investment to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Behringer Harvard sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor or property manager and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or affiliate. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Furthermore, although our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Behringer Harvard sponsored programs are seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

Due to the inherent conflicts we expect to arise between us and Behringer Harvard Strategic Opportunity Fund II, we have entered into a property acquisition agreement with our advisor and Behringer Harvard Strategic Opportunity Fund II whereby the parties acknowledge that they and/or their affiliates share common officers, directors, partners and employees. The agreement sets forth the procedure to be followed in the event that investment opportunities, which are potentially suitable for both us and Behringer Harvard Strategic Opportunity Fund II and for which both we and Behringer Harvard Strategic Opportunity Fund II have sufficient uninvested funds, become available. Under such agreement, we have an exclusive right of first refusal to acquire such assets. In such event, Behringer Harvard Strategic Opportunity Fund II may deliver to our board of directors an acquisition notice seeking to terminate our right of first refusal. Upon receipt of such notice, our board of directors will have ten business days to determine whether to acquire the respective property. If a majority of our board of directors, including a majority of the independent directors, does not elect to acquire the respective property, or if we do not send timely notice of an election to acquire the respective property, then the right of first refusal will be terminated and Behringer Harvard Strategic Opportunity Fund II may pursue acquisition of the respective property. Notwithstanding this policy, we expect that in many instances we will not be able to accept certain investment opportunities due to investment limitations that are applicable to REITs in general and to us in particular.

Affiliated Dealer Manager

Because Behringer Securities, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

We anticipate that properties we acquire will be managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a seven-year term ending September 20, 2012, and shall continue thereafter for successive seven-year renewal periods unless terminated by HPT Management by written notice at least 30 days prior to the expiration date of such term. Notwithstanding the foregoing, we can terminate the agreement only in the event of gross negligence or willful misconduct on the part of HPT Management. HPT Management also serves as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management - Affiliated Companies.”

Lack of Separate Representation

Our legal counsel acts as counsel to us, our advisor, Behringer Securities and their affiliates in connection with this offering and may in the future continue to act as counsel to us, our advisor, Behringer Securities and their affiliates, including other Behringer Harvard sponsored programs. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our advisor, Behringer Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We expect to enter into joint ventures, tenant-in-common investments, 1031 exchange transfers, or other co-ownership or financing arrangements with other Behringer Harvard sponsored programs (as well as other parties) for or relating to the acquisition, development or improvement of properties. See “Investment Objectives and Criteria – Joint Venture Investments.”  Our advisor and its affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase and sale of properties and investments in mortgage, bridge or mezzanine loans may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, loan refinancing fees and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to our advisor and its affiliates relating to the sale of properties and repayment of principal on mortgages are only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Management - Management Compensation.”

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Behringer Harvard Holdings, an affiliate of our advisor, or its affiliates sponsor private offerings of tenant-in-common interests through special purpose entities for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. In such a transaction, the special purpose entity will purchase the property directly from the seller. Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property. Whenever we acquire a tenant-in-common interest, we acquire such interest directly from the original third-party seller at the same price as the Behringer Harvard Exchange Entity. We will not incur any upcharge or pay any fees to the Behringer Harvard Exchange Entity in connection with such acquisition. We will, however, incur the same fees and expenses normally incurred by us in connection with any other investment.

In any Section 1031 TIC Transaction, Behringer Harvard Holdings, the Behringer Harvard Exchange Entity, or the other tenant-in-common owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. For instance, Behringer Harvard Holdings will receive substantial fees in connection with its sponsoring of a Section 1031 TIC Transaction and our participation in such a transaction likely would facilitate its consummation of the transactions. For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Behringer Harvard Holdings or the special purpose entity. As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

We issued to Behringer Harvard Holdings, an affiliate of our advisor, all of the 1,000 outstanding shares of convertible stock for an aggregate purchase price of $1,000. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us. The shares of convertible stock will be converted into shares of common stock if:

•                  the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions;

•                  the shares of common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System; or

•                  the advisory agreement expires without renewal or is terminated, other than due to a termination because of a material breach by advisor, and at the time of or subsequent to such termination the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions.

Our advisor and Mr. Behringer can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests. There will be no distributions paid on shares of convertible stock. For a description of the convertible stock see “Description of Shares.”

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•                  We will not purchase or lease properties in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.

•                  We will not make any loans to our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage, bridge or mezzanine loans involving our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•                  Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation that for any year in which we qualify as a REIT, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeds the greater of: (1) 2% of our average invested assets for that fiscal year, or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•                  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other public or private entities affiliated with our advisor and its affiliates, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•                  the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•                  the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area and on diversification of the tenants of its properties;

•                  the policy of each program relating to leverage of properties;

•                  the income tax effects of the purchase to each program;

•                  the size of the investment; and

•                  the amount of funds available to each program and the length of time such funds have been available for investment.

•                  If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•                  We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to acquire and operate commercial real estate. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. In addition, all directly owned real properties may be acquired, developed and operated by us alone or jointly with other parties. We also may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests (including those previously issued by programs sponsored by Behringer Harvard Holdings or its affiliates), or in entities that make investments similar to the foregoing if Behringer Harvard Opportunity Advisors I deems these investments advantageous to us due to the state of the real estate market or nature of our investment portfolio at any time. We are likely to enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements to acquire, develop or improve properties with third parties or certain of our affiliates, including the real estate limited partnerships and REITs sponsored by affiliates of our advisor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements or other Behringer Harvard sponsored programs. Although our real property investments to date have been located in the United States, we may also invest in real estate assets located outside the United States. We plan to employ an opportunistic and flexible approach to investing in properties. Our investment objectives are:

•                  to realize growth in the value of our investments to enhance the value received upon our ultimate sale of such investments or the listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System;

•                  to preserve, protect and return (through our ultimate sale of our investments or the listing of our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System) your capital contribution;

•                  to grow net cash from operations such that more cash is available for distributions to you; and

•                  to provide you with a return of your investment by beginning the process of liquidation and distribution within three to six years after the termination of this offering or by listing the shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System. If we do not liquidate or obtain listing or quotation of the shares by the sixth anniversary of the termination of this offering, we will make an orderly disposition of our assets and distribute the cash to you unless a majority of the board of directors and a majority of the independent directors extends such date.

In addition, to the extent that our advisor determines that it is advantageous to make or invest in mortgage, bridge or mezzanine loans, we will also seek to obtain fixed income through the receipt of payments on mortgage, bridge or mezzanine loans. We cannot assure you that we will attain these objectives or that our capital will not decrease. Pursuant to our advisory agreement, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives, including for any reason and as identified in the description of risks of our business set forth herein. See “Risk Factors.”

We may not materially change our investment objectives, except upon approval of stockholders holding a majority of the shares. Our independent directors will review our investment objectives at least annually to determine that our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors.

Decisions relating to the purchase or sale of our investments will be made by Behringer Harvard Opportunity Advisors I, as our advisor, subject to approval by our board of directors, including a majority of our independent directors. See “Management” for a description of the background and experience of the directors and executive officers.

Acquisition and Investment Policies

Because our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies, we believe that we have a potential for a higher rate of return than comparable real estate programs. We intend to invest in commercial properties, such as office, office-tech, retail, apartment, industrial and hotel properties, as well as property for development as redevelopment into commercial properties, in each case, that have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation. These properties will be identified as such because of their property-specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or for development or redevelopment or which are located in markets with higher volatility, lower barriers to entry and high growth potential may present appropriate investments for us. We intend to acquire properties that we believe are likely to significantly appreciate in value during a three to six year period following the termination of this offering. Prior to acquiring a property, we will perform an individual analysis of the property to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted fund life. We utilize proprietary modeling tools as well as modeling tools customarily used in the industry in evaluating each property. Our advisor uses the information derived from the analysis in determining whether the property is an appropriate investment for us. We believe that selecting and acquiring properties with an anticipated holding period that does not exceed our targeted fund life will enable us to capitalize on the potential for increased income and capital appreciation of such properties while also providing for a level of liquidity consistent with our investment strategy of providing either liquidity or a return of your investment within a three to six year period following the termination of this offering. However, economic or market conditions may influence us to hold our investments for different periods of time.

We will seek to acquire and operate income-producing properties and sell these properties three to six years after the termination of this offering. We will use an opportunistic investment strategy in which we will seek to invest in income-producing properties that we believe may be repositioned or redeveloped so that they will reach an optimum value within six years after the termination of this offering. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition and we intend to renew leases or replace existing tenants at the properties for improved tenant quality. We may invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities, and motel and hotel properties. We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed. Additionally, as a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. We anticipate that any such dispositions typically would occur during the period from three to six years after the termination of this offering. However, we may consider investing in properties with different anticipated holding periods in the event such properties provide an opportunity for an attractive overall return. We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties. Many of the markets where we will acquire properties may have low barriers to entry and higher volatility in real estate lease rates and sale prices. In addition, we may acquire interests in other entities with similar real property investments or investment strategies. As a result of our flexibility to invest in a variety of types of commercial properties rather than in specific limited property types, our intent to target properties with significant possibilities for near-term capital appreciation, and our use of a higher degree of leverage, we believe that our investments generally will provide a rate of return superior to real estate programs that invest in a limited range of property types, have a longer anticipated holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

We will seek to invest in income producing properties that will satisfy our objective of providing a superior rate of return during our targeted fund life. One factor in considering an investment will be providing cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and increased cash flow from operations in order to provide cash distributions to stockholders. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of increasing cash available for payment of distributions, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return. Other factors may also cause us to modify our acquisition and investment policies.

We expect that at least 90.6% of the gross proceeds of this offering if the maximum offering amount is raised (89% in a minimum offering) will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 87.1% of the gross proceeds if the maximum offering amount is raised (85.6% in a minimum offering) to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments, and to use approximately 3.5% of the gross proceeds if the maximum offering amount is raised (3.4% in a minimum offering), assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. The balance will be used to pay various fees and expenses. See “Estimated Use of Proceeds.”

We will not invest more than 10% of our total assets in unimproved properties, in mortgage, bridge or mezzanine loans secured by such properties or in loans generally. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through Behringer Harvard Opportunity OP I or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. See “The Operating Partnership Agreement” and “– Joint Venture Investments” below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “Federal Income Tax Considerations – Sale-Leaseback Transactions.”

We intend to invest in properties that complement our geographic diversification, although we expect to focus on markets with higher volatility, lower barriers to entry and high growth potential (such as the southwestern United States). As a result, our actual investments may result in concentrations in a limited number of geographic regions. Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States. See “Risk Factors – Risks Related to an Investment in Behringer Harvard Opportunity REIT I – Your investment may be subject to additional risks if we make international investments.”

We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. Our advisor has developed and uses proprietary modeling tools that our management believes will help us identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

In making investment decisions for us, Behringer Harvard Opportunity Advisors I will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations. In this regard, Behringer Harvard Opportunity Advisors I will have substantial discretion with respect to the selection of our specific investments.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•                  plans and specifications;

•                  environmental reports;

•                  surveys;

•                  evidence of marketable title subject to such liens and encumbrances as are acceptable to Behringer Harvard Opportunity Advisors I;

•                  audited financial statements covering recent operations of properties having operating histories; and

•                  title and liability insurance policies.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

We also may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See “Risk Factors – General Risks Related to Investments in Real Estate.”

Development and Construction of Properties

We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Behringer Harvard Opportunity Advisors I will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with our affiliate, Behringer Development, for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Behringer Harvard Opportunity Advisors I may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors – General Risks Related to Investments in Real Estate.”

Additionally, we may engage Behringer Development, an affiliate of our advisor, to act as a developer for all or some of the properties that we acquire for development or redevelopment. In those cases, we will pay development fees to Behringer Development that are usual and customary for similar projects in the particular market.

We or Behringer Development (on our behalf) may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire, including Behringer Development. Such persons would be compensated directly by us or through an affiliate of our advisor.

Acquisition of Properties from Behringer Development

We may acquire properties, directly or through joint ventures, tenant-in-common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities, including Behringer Development, a wholly owned subsidiary of Behringer Harvard Partners, which is a wholly owned subsidiary of Behringer Harvard Holdings, and BHD, LLC, which is a wholly owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to (1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to us or other Behringer Harvard sponsored programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

•                  acquire a parcel of land;

•                  enter into contracts for the construction and development of a commercial building thereon;

•                  enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

•                  secure an earnest money deposit from us, which may be used for acquisition and development expenses;

•                  secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

•                  complete the development and allow the tenant or tenants to take possession of the property; and

•                  provide for the acquisition of the property by us.

We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In addition, in the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property from an independent expert selected by our independent directors. The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not been constructed at the time of contracting, Behringer Development will be required to obtain an independent “as built” appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. We will not acquire any property from Behringer Development unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Behringer Development or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

Our contract with Behringer Development will require it to deliver to us at closing title to the property, as well as an assignment of leases. Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of Behringer Harvard Opportunity Advisors I.

We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

•                  Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

•                  one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

•                  we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Behringer Harvard Opportunity Advisors I will not cause us to enter into a contract to acquire property from Behringer Development if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, Behringer Development’s obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard sponsored programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of HPT Management’s operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Risk Factors – General Risks Related to Investments in Real Estate.”

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. In the case of commercial office buildings, such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In most cases, we expect to use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will fund such tenant improvements from the working capital reserve established for the property for which such improvements are required. See “Risk Factors – General Risks Related to Investments in Real Estate.”

Joint Venture Investments

We are likely to enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with third parties as well as affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. In this connection, we will likely enter into joint ventures with Behringer Harvard Short-Term Fund I, Behringer Harvard REIT I or other Behringer Harvard sponsored programs. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Behringer Harvard Opportunity Advisors I will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments. See, generally, the section of this prospectus captioned “Conflicts of Interest” and the other subsections under this section of the prospectus.

At such time during the term of this offering as Behringer Harvard Opportunity Advisors I believes that a reasonable probability exists that we will enter into a joint venture, tenant-in-common investment or other co-ownership arrangement with another Behringer Harvard program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We intend to enter into joint ventures with other Behringer Harvard sponsored programs for the acquisition of properties, but we may only do so provided that:

•                  a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers; and

•                  we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard sponsored programs will result in certain conflicts of interest. See “Risk Factors – Risks Related to Conflicts of Interest” and “Conflicts of Interest – Joint Ventures with Affiliates of Our Advisor.”

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that we would work in concert with other Behringer Harvard sponsored programs to apportion the assets within the property among us and the other Behringer Harvard sponsored programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard sponsored programs or joint ventures comprised of Behringer Harvard sponsored programs. The negotiation of how to divide the property among the various Behringer Harvard sponsored programs will not be arm’s-length and conflicts of interest will arise in the process. It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with an unaffiliated third-party.

Section 1031 Tenant-in-Common Transactions

Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests through special purpose entities (each of which is referred to in this prospectus as a Behringer Harvard Exchange Entity) for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We refer to these transactions as Section 1031 TIC Transactions. Typically, in such a transaction, a Behringer Harvard Exchange Entity (many times along with a Behringer Harvard fund such as us) will purchase a property directly from a seller. The Behringer Harvard Exchange Entity then will sell to the 1031 Participants its portion of such purchase as tenant-in-common interests in the property. The price paid by the 1031 Participants for such interests will be higher than that paid by the Behringer Harvard Exchange Entity or by us.

Behringer Harvard REIT I has acquired the majority of its portfolio assets with Behringer Harvard Exchange Entities in Section 1031 TIC Transactions, and we expect that one or more of our future acquisitions will be made in similar transactions. We believe that there are benefits to the publicly held Behringer Harvard sponsored programs in participating in the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliates. The Section 1031 TIC Transactions provide opportunities for us to become co-investors in properties at the sponsor’s cost, in contrast to the higher prices paid to a Behringer Harvard Exchange Entity by third-party tenant-in-common participants for comparable tenant-in-common interests. Participation in these transactions may permit us to (1) invest proceeds of our offering earlier than we might otherwise be able to do if we were required to acquire the entire property, (2) obtain increased portfolio diversification by applying our capital in lesser amounts over a greater number of properties, (3) acquire interests in properties that we would be unable to acquire using only our own capital resources, and (4) have opportunities to increase our interests in the related properties pursuant to certain purchase options granted to us as a result of our affiliation with the sponsor of the Section 1031 TIC Transaction.

Properties acquired by a Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions generally are financed by obtaining a new first mortgage secured by the property acquired. In order to finance the remainder of the purchase price for properties to be acquired, a Behringer Harvard Exchange Entity obtains a short-term loan from an institutional lender for each property. Following its acquisition of a property, the

Behringer Harvard Exchange Entity seeks to sell co-tenancy interests to 1031 Participants, the proceeds of which are used to repay the short-term loan. At the closing of each property acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement, providing that (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold or otherwise associated with such transaction; and/or (3) we will provide security for the guarantee of such loans. See “Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions.”  In connection with such transactions, we also may enter into one or more contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants. The Behringer Harvard Exchange Entity will pay us a fee in consideration for our agreeing to do (2) or (3) above. Generally, the amount of the fee will be equal to 1% of the amount of the obligation to which we are exposed or the amount of the short-term loan obtained by the Behringer Harvard Exchange Entity. See “Risk Factors - Federal Income Tax Risks.”

Our board of directors, including a majority of our independent directors, must approve each property or tenant-in-common interest acquired by us pursuant to any Section 1031 TIC Transaction. Accordingly, we will only participate in a Section 1031 TIC Transaction where the property purchased meets our investment objectives. Under any such program, we would not execute any agreement providing for the potential purchase of any unsold co-tenancy interests from a Behringer Harvard Exchange Entity or any co-tenancy interests directly from the 1031 Participants until a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve of the transaction as being fair, competitive and commercially reasonable to us and at a price to us no greater than the cost of the co-tenancy interests to the Behringer Harvard Exchange Entity. If the price to us would be in excess of such cost, our directors must find substantial justification for such excess and that such excess is reasonable. In addition, under any such program, we will require that a fair market value appraisal for each property must be obtained from an independent expert selected by our independent directors and in no event would we purchase co-tenancy interests at a price that exceeds the current appraised value of the property interests.

All purchasers of co-tenancy interests, including us, would execute a tenant-in-common agreement with the other purchasers of co-tenancy interests in the property and a property management agreement providing for the property management and leasing of the property by HPT Management or its subsidiaries. The tenant-in-common agreement generally would provide that all significant decisions, such as the sale, exchange, lease, re-lease of the property, or any loans or modifications of any loans related to the property, require unanimous approval of all tenant-in-common owners, subject to the deemed consent for failure to respond to any request for consent prior to the applicable deadline and our right to purchase the interests of owners who fail to consent with the majority. The tenant-in-common agreement generally also would provide a first purchase right to us and options for us to purchase the interests of the other owners at any time within the last year of any mortgage loan on the related property or after we announce our intention to liquidate our portfolio or list our equity on a stock exchange. In addition, the tenant-in-common agreement would provide for the payment of property management fees to HPT Management of up to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Accordingly, in the event that we purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we would be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests. See “Risk Factors - Risks Associated with Section 1031 Tenant-in-Common Transactions.”

We may also directly sell tenant-in-common interests in our properties to 1031 Participants who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We will sell a property via a Section 1031 TIC Transaction only in the event that our board of directors determines that such transaction will be more advantageous to us than an outright sale of the property for cash. Any sale of one or more properties via a Section 1031 TIC Transaction may expose us to significant tax and securities disclosure risks. See “Risk Factors – Risks Associated with Section 1031 Tenant-in-Common Transactions.”

Making Loans and Investments in Mortgages

We may, from time to time, make mortgage, bridge or mezzanine loans and other loans that qualify as such under Internal Revenue Service REIT rules, short-term loans in connection with Section 1031 TIC Transactions, and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Although we do not have a formal policy, our criteria for investing in loans will be substantially the same as those involved in our investment in properties. We may invest in mortgage, bridge or mezzanine loans (including but not limited to investments in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages). We also may invest in participations in mortgage, bridge or mezzanine loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate. We currently do not expect to make significant investments in loans, although we are not limited as to the amount of gross offering proceeds that we may apply to our loan investments.

We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors. We will not make or invest in mortgage, bridge or mezzanine loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage, bridge or mezzanine loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage, bridge or mezzanine loans on any one property if the aggregate amount all mortgage, bridge or mezzanine loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Our board of directors may find such justification in connection with the purchase of mortgage, bridge or mezzanine loans that are in default where we intend to foreclose upon the property in order to acquire the underlying assets and where the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

Subject to the limitations contained in our charter, we may invest in first, second and third mortgage, bridge or mezzanine loans, wraparound mortgage, bridge or mezzanine loans, construction mortgage, bridge or mezzanine loans on real property, and loans on leasehold interest mortgages. We also may invest in participations in mortgage, bridge or mezzanine loans. Second and wraparound mortgage, bridge or mezzanine loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage, bridge or mezzanine loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage, bridge or mezzanine loans. Third mortgage, bridge or mezzanine loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require personal guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•                  the ratio of the amount of the investment to the value of the property by which it is secured;

•                  in the case of loans secured by real property or loans otherwise dependent on real property for payment:

•                  the property’s potential for capital appreciation;

•                  expected levels of rental and occupancy rates;

•                  current and projected cash flow of the property;

•                  potential for rental increases;

•                  the degree of liquidity of the investment;

•                  geographic location of the property;

•                  the condition and use of the property;

•                  the property’s income-producing capacity;

•                  the quality, experience and creditworthiness of the borrower;

•                  general economic conditions in the area where the property is located or that otherwise affect the borrower; and

•                  any other factors that the advisor believes are relevant.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage, bridge or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. Most loans which we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature which we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

Borrowing Policies

While we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our net assets as of the date of any borrowing. We may incur indebtedness in excess of such limit if the excess is approved by a majority of our independent directors, in which case we will disclose the excess borrowing to our stockholders in our next quarterly report, including the justification for such excess.

We target to borrow up to 75% of the aggregate value of our assets. Our board of directors has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing. For purposes of this policy, borrowings will include any class of preferred stock we issue that is classified as debt for tax and accounting purposes. Our policy limitation does not apply to individual properties and only will apply once we have invested most of our capital. As a result, we may, and likely will, borrow more than 75% of the purchase price of any property we acquire. Our board of directors must review our aggregate borrowings at least quarterly.

By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Risk Factors – General Risks Related to Investments in Real Estate.”  To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Behringer Harvard Opportunity Advisors I will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Behringer Harvard Opportunity Advisors I will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Behringer Harvard Opportunity Advisors I and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with the origination or refinancing of any debt financing obtained by or for us, we will pay our advisor a debt financing fee equal to 1% of the amount available under such financing. Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third-party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third-party through the debt financing fee.

Other Investments

We also may invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that an investment in such interests is consistent with our investment objectives and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

Disposition Policies

As a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. We anticipate that any such dispositions typically would occur during the period from three to six years after the date of termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the property is in our best interest. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to decline substantially, whether we could apply the proceeds from the sale of the property to an opportunity to acquire or improve other properties consistent with our investment objectives, whether disposition of the property would allow us to increase cash flow, and whether the sale of the property would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT which sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least four years or through the use of a taxable REIT subsidiary, or TRS. See “Federal Income Tax Considerations – Taxation of the Company.”

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. See “Federal Income Tax Considerations – Failure to Qualify as a REIT.”  The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

If our shares are not listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System by the sixth anniversary of the termination of this offering, unless such date is extended by the majority vote of both our board of directors and our independent directors, our charter requires us to begin the sale of all of our properties and distribution to our stockholders of the net sale proceeds resulting from our liquidation. If at any time after the sixth anniversary of the termination of this offering we are not in the process of, or completed, either (1) listing our shares for trading on a national securities exchange or for quotation on the Nasdaq National Market System or (2) liquidating our assets, investors holding a majority of our shares may vote to liquidate us in response to a formal proxy to liquidate. Depending upon then prevailing market conditions, it is our management’s intention to begin to consider the process of listing or liquidation between three to six years after the termination of this offering. In making the decision to apply for listing of our shares, the directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. The circumstances, if any, under which the directors will agree to list our shares cannot be determined at this time. Even if our shares are not listed or included for quotation, we are under no obligation to actually sell our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets. We will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended pursuant to the affirmative vote of the holders of a majority of our shares. Unless the charter is amended, we will not:

•                  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•                  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•                  make or invest in mortgage, bridge or mezzanine loans unless an appraisal is obtained concerning the underlying property, except for those mortgage, bridge or mezzanine loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or Behringer Harvard Opportunity Advisors I or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years, and it will be available for inspection and duplication by our stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•                  make or invest in mortgage, bridge or mezzanine loans that are subordinate to any mortgage or equity interest of any of our directors, Behringer Harvard Opportunity Advisors I or its affiliates;

•                  make or invest in mortgage, bridge or mezzanine loans, including construction loans, on any one property if the aggregate amount of all mortgage, bridge or mezzanine loans on such property, including loans to us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

•                  invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage, bridge or mezzanine loans on unimproved property;

•                  issue equity securities on a deferred payment basis or other similar arrangement;

•                  issue debt securities in the absence of adequate cash flow to cover debt service;

•                  issue securities which are redeemable solely at the option of the holder (except for shares offered by stockholders to us pursuant to our share repurchase plan);

•                  make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT; or

•                  operate in such a manner as to be classified as an “investment company” under the Investment Company Act.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

Real Property Investments

As of the date of this prospectus, with the exception of the 12600 Whitewater and Ferncroft properties described below, we have not acquired or contracted to acquire any specific real properties. Our advisor is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Behringer Harvard sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

12600 Whitewater

On March 1, 2006, we acquired a two-story office building containing approximately 70,705 rentable square feet located on approximately 6.14 acres of land in Minnetonka, Minnesota (12600 Whitewater) through Behringer Harvard Whitewater, LLC, a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, our operating partnership. The total contract purchase price for 12600 Whitewater, exclusive of closing costs and initial escrows, was $9 million, which was paid entirely through the use of proceeds of our offering of common stock to the public.

The purchase price for the transaction was determined through negotiations between Metropolitan Life Insurance Company, the 12600 Whitewater seller, and our advisor and its affiliates. Neither we nor our advisor is affiliated with the 12600 Whitewater seller. In evaluating 12600 Whitewater as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less 12600 Whitewater’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy. Our advisor believes that 12600 Whitewater is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

12600 Whitewater was originally constructed in 1997 for single-tenant use. In 2003, the lobby was renovated and a common area was added for multi-tenant use. 12600 Whitewater is approximately 95% leased to the following tenants:  ABC Insurance Management Group, LLC (ABC Insurance); Vanco Services, LLC (Vanco) and KMG America Corporation (KMG America).

ABC Insurance, a multi-line insurance agency, leases 33,270 square feet of 12600 Whitewater for an annual rent of $382,605 under a lease that expires in March 2009 with one five-year renewal option available.

Vanco, a supplier of payment technology solutions, leases 17,015 square feet of 12600 Whitewater for an annual rent of $183,750 under a lease that expires in February 2009 with one four-year renewal option available.

KMG America, a provider of health insurance products, leases 16,931 square feet of 12600 Whitewater under a lease that expires in June 2010 with one five-year renewal option available. KMG America currently only occupies approximately 10,000 square feet of their space and pays an annual rent, based on this square footage, of $105,000. KMG America is expected to occupy the full area of 16,931 square feet starting in April 2008, with an annual rent of $190,474.

HPT Management, our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of 12600 Whitewater. Among other things HPT Management has the authority to negotiate and enter into leases of 12600 Whitewater on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to CB Richard Ellis, Inc.

Potential Property Investments

Ferncroft Corporate Center

On May 24, 2006, Behringer Harvard Opportunity OP I entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract to purchase an office building located in Middleton, Massachusetts (Ferncroft) from an unaffiliated seller, Middleton Investors, LLC. Ferncroft is an eight-story office building containing approximately 226,338 rentable square feet located on approximately 12.6 acres of land. The contract price for Ferncroft is $27 million, excluding closing costs. We made an earnest money deposit of $2 million on May 24, 2006.

The consummation of the purchase of Ferncroft is subject to substantial conditions. Our decision to consummate the acquisition of Ferncroft will generally depend upon:

•                  the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                  no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

•                  our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•                  our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of Ferncroft. Due to the considerable conditions to the consummation of the purchase of Ferncroft, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating Ferncroft as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we have considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at Ferncroft is comparable to market rates. We believe that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. Ferncroft will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire this property.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We commenced operations on November 9, 2005 when we accepted subscriptions for 441,204 shares of common stock. We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties. The number of properties and mortgages we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of real estate properties and mortgage, bridge or mezzanine loans, other than those referred to in this prospectus.

Our advisor may, but is not required to, establish working capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.

The net proceeds of this offering will provide funds to enable us to purchase real estate and real estate related assets. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished. We intend to borrow funds to purchase properties and to enhance our ability to diversify our portfolio. We also may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of the property in cash or for equity securities, or a combination thereof, and selectively encumber all or certain properties following acquisition, if favorable financing terms are available. We intend to apply the proceeds from any such post-acquisition loans to acquire additional real estate and real estate related assets in order to further diversify our investment portfolio. We also may use some or all of the proceeds from loans to make distributions to our stockholders.

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2006. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2006, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations - Requirements for Qualification as a REIT” are met.

The following discussion and analysis should be read in conjunction with the accompanying consolidated financial statements and the notes thereto.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we will evaluate these estimates, including investment impairment. These estimates will be based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. Our most sensitive estimates involve the allocation of the purchase price of acquired properties and evaluating our real estate related investments for impairment.

Below is a discussion of the accounting policies that we consider will be critical in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

Investment Impairments

For real estate we wholly own, we monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we own through an investment in a joint venture, tenant in common interest or other similar investment structure, at each reporting date we compare the estimated fair value of our investment to the carrying value. An impairment charge is recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. No impairment charges have been taken for the three months ended March 31, 2006.

Real Estate

Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets to be acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases, including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Overview

We were formed primarily to invest in and operate real estate or real estate related assets on an opportunistic basis.

As of March 31, 2006, we owned one property located in Minnetonka, Minnesota.

On September 20, 2005, our Registration Statement on Form S-11 (File No. 333-120847), covering the offering of up to 40,000,000 shares of common stock to be offered at a price of $10.00 per share was declared effective under the Securities Act of 1933. This offering also includes up to 8,000,000 shares of common stock at a price of $9.50 per share pursuant to our distribution reinvestment plan.

On October 27, 2005, the conditions of our escrow agreement with Citibank Texas, N.A. were satisfied and as a result, operations commenced on November 9, 2005 upon acceptance of initial subscriptions. On November 9, 2005, we had received and accepted subscriptions for 441,204 shares of common stock for gross offering proceeds of $4,408,510. As of March 31, 2006, we had accepted subscriptions for 6,024,517 shares of our common stock, including 21,739 shares owned by Behringer Harvard Holdings, for gross offering proceeds of $59,904,278. As of March 31, 2006, we had no shares of preferred stock issued and outstanding and 1,000 shares of convertible stock issued and outstanding.

Results of Operations

Fiscal year ended December 31, 2005 compared to the period of November 23, 2004 (date of inception) through December 31, 2004

From the period beginning November 23, 2004 (date of inception) through December 31, 2004, we had no operations. We commenced operations when we received and accepted subscriptions for a minimum of $2,000,000 pursuant to the Offering on November 9, 2005. As a result, our consolidated financial results for the year ended December 31, 2005 are not comparable to results for the period from November 23, 2004 (date of inception) through December 31, 2004.

Results of operations for the year ended December 31, 2005 consisted primarily of the following:

General & Administrative Expenses. General and administrative expenses of $159,163 were comprised of corporate general and administrative expenses including directors’ and officers’ insurance premiums, auditing fees, legal fees and other administrative expenses.

Interest Income. Interest income of $55,930 represents interest income on funds on deposit net of bank fees. As we admit new stockholders, subscription proceeds are released to us and may be utilized as consideration for investments in real properties and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments and earn interest income.

Results in the period from November 23, 2004 (date of inception) through December 31, 2004 consisted of $313 in interest income on funds held by us.

Three months ended March 31, 2006 as compared to three months ended March 31, 2005

We commenced active operations when we made our first real estate acquisition on March 1, 2006 with the purchase of the 12600 Whitewater property. Accordingly, our results of operations for the three months ended March 31, 2006, as compared to the three months ended March 31, 2005, reflect significant increases in most categories.

Revenue. Rental revenue was $119,043 for the three months ended March 31, 2006 and was comprised of revenue, including adjustments for straight line rent and amortization of above and below market leases, from the 12600 Whitewater property from the date of acquisition, March 1, 2006, through March 31, 2006. During the three months ended March 31, 2005, we did not own any real estate. Management expects future increases in rental revenue as we continue to invest in additional real estate properties.

Property Operating Expense. Property operating expense for the three months ended March 31, 2006 was $21,724 and was comprised of operating expenses from the 12600 Whitewater property from the date of acquisition, March 1, 2006, through March 31, 2006. During the three months ended March 31, 2005, we did not own any real estate.

Real Estate Taxes. Real estate taxes for the three months ended March 31, 2006 were $20,984 and were comprised of real estate taxes from the 12600 Whitewater property from the date of acquisition, March 1, 2006, through March 31, 2006. During the three months ended March 31, 2005, we did not own any real estate.

Property Management Fees. Property management fees for the three months ended March 31, 2006 were $4,905 and were comprised of property management fees from the 12600 Whitewater property from the date of acquisition, March 1, 2006, through March 31, 2006. During the three months ended March 31, 2005, we did not own any real estate.

Asset Management Fees. Asset management fees for the three months ended March 31, 2006 were $5,495 and were comprised of asset management fees from the 12600 Whitewater property from the date of acquisition, March 1, 2006, through March 31, 2006. During the three months ended March 31, 2005, we did not own any real estate.

General and Administrative Expenses. General and administrative expenses for the three months ended March 31, 2006 were $160,158 and were comprised of corporate general and administrative expenses, including directors’ and officers’ insurance premiums, auditing fees, legal fees and other administrative expenses. During the three months ended March 31, 2005, we had no general and administrative expenses.

Depreciation and Amortization Expense. Depreciation and amortization expense for the three months ended March 31, 2006 was $42,824 and was comprised of depreciation and amortization of the 12600 Whitewater property from the date of acquisition, March 1, 2006, through March 31, 2006. During the three months ended March 31, 2005, we did not own any real estate.

Interest Income. Interest income for the three months ended March 31, 2006 and 2005 was $268,318 and $585, respectively, and represented interest income on funds on deposit net of bank fees. As we admit new stockholders, subscription proceeds are released to us and may be utilized as consideration for investments in real properties and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments and earn interest income.

Cash Flow Analysis

We commenced operations when we received and accepted subscriptions for a minimum of $2,000,000 pursuant to our offering of common stock on November 9, 2005, and we commenced active operations when we made our first real estate acquisition on March 1, 2006 with the purchase of the 12600 Whitewater property. As a result, our consolidated financial results for the year ended December 31, 2005 are not comparable to results for the period from November 23, 2004 (date of inception) through December 31, 2004, and our cash flows for the three months ended March 31, 2006 are not comparable to the cash flows for the three months ended March 31, 2005.

Cash flows used in operating activities for the year ended December 31, 2005 were $100,537 and were primarily comprised of the net loss of $103,233 and changes in working capital accounts of $2,696. During the year ended December 31, 2004, cash flows provided by operating activities were $313, which consisted of net income.

Cash flows provided by operating activities for the three months ended March 31, 2006 were $254,455 and were comprised of net income of $131,271, changes in working capital accounts of $86,504, and depreciation and amortization of $36,680. There were no cash flows from operating activities for the three months ended March 31, 2005 due to the lack of real estate investments and corporate activity.

Cash flows from financing activities for the year ended December 31, 2005 were $18,460,109 and were comprised primarily of funds received from the issuance of stock, net of offering costs, of $16,315,579 and $2,158,017 in payables to affiliates for organizational and offering expenses. There were no cash flows from financing activities for the period ended December 31, 2004.

Cash flows provided by financing activities for the three months ended March 31, 2006 were $35,430,075 and were comprised primarily of funds received from the issuance of stock, net of offering costs of $35,627,811. During the three months ended March 31, 2005, we had not yet begun to operate.

Cash flows used in investing activities for the three months ended March 31, 2006 were $9,062,446 and represented the acquisition of the 12600 Whitewater property. During the three months ended March 31, 2005, we had not yet begun to operate.

Liquidity and Capital Resources

The amount of distributions payable to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as properties are acquired in the development of our investment portfolio.

Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions and mortgage loan investments will be met from operations, and cash needs for property acquisitions will be met from public offerings of our shares. However, there may be a delay between the sale of our shares and our purchase of properties and mortgage loan investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our operations. Our advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from our offering of common stock in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations as of March 31, 2006.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

New Accounting Pronouncements

We adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment,” a revision to SFAS No. 123 “Accounting for Stock-Based Compensation,” on January 2, 2006. The Statement supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

SFAS Statement No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20 and SFAS Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement did not have a material effect on our financial condition, results of operations, or liquidity.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, we intend to include provisions in the majority of our tenant leases that would protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Quantitative and Qualitative Disclosures About Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties. Our management’s objectives with regard to interest rate risk are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Controls and Procedures

As required by Rule 15d-15(b) under the Securities Exchange Act of 1934, as amended, our management, including our Chief Executive Officer and Chief Financial Officer, evaluated, as of March 31, 2006, the effectiveness of our disclosure controls and procedures as defined in Rule 15d-15(e) under the Securities Exchange Act of 1934. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures, as of March 31, 2006, were effective for the purpose of ensuring that information required to be disclosed by us in this report is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Securities Exchange Act of 1934 and is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.

We believe, however, that a controls system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the controls system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud or error, if any, within a company have been detected.

There has been no change in internal controls over financial reporting that occurred during the quarter ended March 31, 2006 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in any prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 42 prior programs over the last fifteen years, which includes three other public programs and 39 privately offered programs.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

From time to time, Behringer Harvard Holdings or its affiliates, including our advisor, Behringer Harvard Opportunity Advisors I, may agree to waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space or otherwise supplement investor returns, to increase the amount of cash available to pay distributions to investors. In each case, the results of operations and distributions from these programs would likely have been lower than without such arrangements.

Public Programs

Affiliates of Behringer Harvard Opportunity Advisors I are sponsoring or have recently sponsored three public real estate programs with substantially the same investment objectives as ours (Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I). The initial public offerings with respect to Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I terminated on February 19, 2005. The initial public offering with respect to Behringer Harvard REIT I terminated on February 19, 2005 as well; however, Behringer Harvard REIT I initiated a follow-on offering immediately after the termination of its initial offering. The currently effective registration statement of Behringer Harvard REIT I is for the offer and sale of up to 80 million shares of common stock at a price of $10.00 per share, plus an additional 16 million shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan. As described below, Mr. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Harvard Opportunity Advisors I and its affiliates face conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs.

The aggregate dollar amount of the acquisition and development costs of the properties in which Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I purchased interests, as of December 31, 2005, was approximately $940 million. Following is a table showing the breakdown by type of property of the aggregate amount of acquisition and development costs of the properties purchased by

Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I as of December 31, 2005:

Type of Property	New	Used	Construction
Office and Industrial Buildings	0%	100%	0%
Retail Property	0%	100%	0%
Development Property	0%	0%	100%

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I as of December 31, 2005, by 100% fee ownership interests, ownership of tenant-in-common (TIC) interests, and ownership of joint venture interests:

Fund	100% Owned	TIC Interests	Joint Ventures
Behringer Harvard REIT I	76.5%	23.5%	—
Behringer Harvard Short-Term Fund I	57.8%	—	42.2%
Behringer Harvard Mid-Term Fund I	100%	—	—

Historically, the public programs sponsored by our affiliates have experienced losses during the first several quarters of operations. Many of these losses can be attributed to initial start-up costs and a lack of revenue producing activity prior to the programs’ initial property investments. Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue. Furthermore, with the exception of the sale by Behringer Harvard Short-Term Fund I of the undeveloped land adjacent to the Woodall Rodgers Property, as described below, the programs have sold no properties, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Many of the offering materials and reports prepared in connection with the Behringer Harvard public programs are also available on our web site, www.behringerharvard.com. Neither the contents of our web site nor any of the materials or reports relating to other Behringer Harvard public programs are incorporated by reference in or otherwise a part of this prospectus. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Behringer Harvard REIT I

Behringer Harvard REIT I, a Maryland corporation, was formed in June 2002 to acquire and operate institutional quality office and other commercial properties that generally have premier business addresses in especially desirable locations. Mr. Behringer serves as the Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Behringer Harvard REIT I. Behringer Advisors LP, an affiliate of our advisor, serves as the advisor to Behringer Harvard REIT I. The initial public offering of Behringer Harvard REIT I’s shares of common stock commenced on February 19, 2003 and terminated on February 19, 2005. As of May 1, 2006, Behringer Harvard REIT I had raised gross offering proceeds of approximately $742.2 million from the issuance of approximately 79.9 million shares of common stock to approximately 21,353 investors.

As of May 1, 2006, Behringer Harvard REIT I had purchased interests in 25 real estate properties amounting to an investment of approximately $1.3 billion (purchase price, including debt financing).

As of May 1, 2006, Behringer Harvard REIT I owned an interest in the following properties:

•                  Minnesota Center. In October 2003, Behringer Harvard REIT I acquired a 14.47% tenant-in-common interest in this property, which is located on approximately four acres of land in Bloomington, Minnesota. The property consists of a 14-story office building containing approximately 276,425 rentable square feet. As of May 1, 2006, Minnesota Center was approximately 96% leased and includes as its major tenants Computer Associates International, Inc., CB Richard Ellis and Regus Business Centre Corp.

•                  Enclave on the Lake. In April 2004, Behringer Harvard REIT I acquired a 36.31% tenant-in-common interest in this property, which is located on approximately 6.75 acres of land in Houston, Texas. The property consists of a six-story office building containing approximately 171,090 rentable square feet. As of May 1, 2006, Enclave on the Lake was 100% leased to two tenants:  SBM-IMODCO, Inc. and Atlantia Offshore Limited, both 100% wholly-owned subsidiaries of IHC Caland N.V., a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining.

•                  St. Louis Place. In June 2004, Behringer Harvard REIT I acquired a 35.71% tenant-in-common interest in this property, which is located on approximately 0.68 acres of land in St. Louis, Missouri. The property consists of a 20-story office building containing approximately 337,088 rentable square feet. As of May 1, 2006, St. Louis Place was approximately 87% leased and includes as its major tenants Fleishman-Hillard, Inc., Trizec Properties, Inc., Moser & Marsalek, P.C., and Peckham Guyton Albers & Viets, Inc.

•                  Colorado Building. In August 2004, Behringer Harvard REIT I acquired a 79.48% tenant-in-common interest in this property, which is located on approximately 0.31 acres of land in Washington, D.C. The property consists of an 11-story office building containing approximately 121,701 rentable square feet. As of May 1, 2006, Colorado Building was approximately 98% leased and includes as its major tenants Bowne of New York City, Inc., Infotech Strategies, Inc., Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, the United States of America (Department of Labor), the United States of America (Environmental Protection Agency) and the Community Transportation Association of America.

•                  Travis Tower. In October 2004, Behringer Harvard REIT I acquired a 60.43% tenant-in-common interest in this property, which is located on approximately 1.1079 acres of land in Houston, Texas. The property consists of a 21-story office building containing approximately 507,470 rentable square feet. As of May 1, 2006, Travis Tower was approximately 94% leased and includes as its major tenants CenterPoint Energy, Inc., Linebarger Goggan Blair Pena & Sampson LLP, Edge Petroleum Corporation and Samson Lone Star LP.

•                  Cyprus Building. In December 2004, Behringer Harvard REIT I acquired this property, which is located on approximately 8.2 acres of land in Englewood, Colorado, a suburb of Denver. The property consists of a four-story office building containing approximately 153,048 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, the Cyprus Building was 100% leased to one tenant, Phelps Dodge Corporation.

•                  250 West Pratt Street Property. In December 2004, Behringer Harvard REIT I acquired a 50.68% tenant-in-common interest in this property, which is located on approximately 0.75 acres of land in Baltimore, Maryland. The property consists of a 24-story office building containing approximately 368,194 rentable square feet. As of May 1, 2006, the 250 West Pratt Street Property was approximately 87% leased and includes as its major tenants Vertis, Inc., Semmes Bowen & Semmes and the United States General Services Administration.

•                  Ashford Perimeter Building. In January 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 10.6 acres of land in Atlanta, Georgia. The property consists of a six-story office building containing approximately 288,175 rentable square feet and a four-story parking garage. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, the Ashford Perimeter Building was approximately 85% leased and includes as its major tenants Verizon Wireless, Noble Systems Corporation, and Coalition America, Inc.

•                  Alamo Plaza. In February 2005, Behringer Harvard REIT I acquired a 30.58% tenant-in-common interest in this property, which is located on approximately 1.15 acres of land in Denver, Colorado. The property consists of a 16-story office building containing approximately 191,151 rentable square feet and a four-story parking garage. As of May 1, 2006, Alamo Plaza was approximately 92% leased and includes as its major tenants Pioneer Natural Resources USA, Inc., INVESCO Private Capital and J. Walter Thompson.

•                  Utah Avenue Building. In April 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 9.6 acres of land in El Segundo, California. The property consists of a one-story office/research and development building containing approximately 150,495 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, the Utah Avenue Building was approximately 78% leased and includes as its major tenants Northrop Grumman Space and Mission Systems Corporation and Unisys Corporation.

•                  Lawson Commons. In June 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 0.9 acres of land in St. Paul, Minnesota. The property consists of a 13-story office building containing approximately 436,342 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, Lawson Common was approximately 99% leased and includes as its major tenants Lawson Associates, Inc. and St. Paul Fire and Marine Insurance Company.

•                  Downtown Plaza. In June 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 0.97 acres of land in Long Beach, California. The property consists of a six-story office building containing approximately 100,146 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, Downtown Plaza was 100% leased and includes as its major tenants The Designory, Inc., Barrister Executive Suites, Inc., and the City of Long Beach.

•                  Western Office Portfolio. In July 2005, Behringer Harvard REIT I acquired the following portfolio of properties:  (1) a three-story office building containing approximately 230,061 rentable square feet located on approximately ten acres of land in Richardson, Texas, a suburb of Dallas; (2) a three-story office building containing approximately 88,335 rentable square feet located on approximately 6 acres of land in Tigard, Oregon, a suburb of Portland; (3) a three-story office building containing approximately 71,739 rentable squire feet located on approximately nine acres of land in Diamond Bar, California, a suburb of Los Angeles; (4) a two-story office building containing approximately 55,095 rentable square feet located on approximately six acres of land in Diamond Bar, California; and (5) a two-story office building containing approximately 40,759 rentable square feet located on approximately two acres of land in Diamond Bar, California. Behringer Harvard REIT I owns a 100% fee simple interest in each of these properties. As of May 1, 2006, each of these properties was 100% leased and the Western Office Portfolio includes as its major tenants Alliance Data Services, Allstate Insurance Company and The Goodrich Corporation.

•                  Buena Vista Plaza. In July 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 1.26 acres of land in Burbank, California. The property consists of a seven-story office building containing approximately 115,130 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, the Buena Vista Plaza was 100% leased to one tenant, Disney Enterprises, Inc.

•                  One Financial Plaza. In August 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 1.4 acres of land in Minneapolis, Minnesota. The property consists of a 27-story office building containing approximately 393,902 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, One Financial Plaza was 90% leased and includes as its major tenants Deloitte & Touche USA LLP, Martin-Williams, Inc. and Clarity Coverdale Fury Advertising, Inc.

•                  Riverview Tower. In October 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 1.23 acres of land in Knoxville, Tennessee. The property consists of a 24-story office building containing approximately 334,196 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, Riverview Tower was 97% leased and includes as its major tenants Alcoa, Inc., Branch Banking & Trust Company, Woolf, McClane, Bright, Allen & Carpenter, PLLC, and Lawler-Wood LLC.

•                  G Street Property. In November 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 0.77 acres of land in Washington, D.C. The property consists of a 10-story office building containing approximately 306,563 rentable square feet with a five-level underground parking garage. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of

May 1, 2006, the G Street Property was 90% leased and includes as its major tenants Neighborhood Reinvestment Corporation, General Services Administration Federal Bureau of Investigations and Prudential Relocation, Inc.

•                  Woodcrest Center. In January 2006, Behringer Harvard REIT I acquired this property, which is located on approximately 33 acres of land in Cherry Hill, New Jersey. The property consists of a single-story office building containing approximately 333,275 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, Woodcrest Center was approximately 94% leased and includes as its major tenants Towers, Perrin, Forster and Crosby, Inc., Equity One, Inc. and American Water Works Company, Inc.

•                  Burnett Plaza. In February 2006, Behringer Harvard REIT I acquired this property, which is located on approximately 2.242 acres of land in Fort Worth, Texas. The property consists of a forty-story office building containing approximately 1,024,627 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, Burnett Plaza was approximately 98% leased and includes as its major tenants AmeriCredit Financial Services, Inc., Burlington Resources Oil and Gas Company, L.P. and the U.S. Department of Housing and Urban Development.

•                  10777 Clay Road. In March 2006, Behringer Harvard REIT I acquired this property, which is located on approximately 12.1 acres of land in Houston, Texas. The property consists of two three-story office buildings containing approximately 227,486 combined rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2005, 10777 Clay Road was 100% leased to one tenant, AMEC Paragon, Inc.

•                  Paces West. In April 2006, Behringer Harvard REIT I acquired this property, which is located on approximately 9.2 acres of land in Atlanta, Georgia. The property consists of a 14-story and a 17-story office building containing approximately 646,000 combined rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of May 1, 2006, Paces West was approximately 82% leased and includes as its major tenants Piedmont Hospital, Inc., Docucorp International, Inc. and BT Americas, Inc.

Behringer Harvard Short-Term Fund I

Behringer Harvard Short-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in office, office-tech, retail, apartment, industrial and hotel properties. Mr. Behringer and Behringer Harvard Advisors II LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Short-Term Fund I. The public offering of Behringer Harvard Short-Term Fund I’s units of limited partnership interest commenced on February 19, 2003 and terminated on February 19, 2005. As of February 19, 2005, Behringer Harvard Short-Term Fund I had raised gross offering proceeds of approximately $109.2 million from the issuance of approximately 11 million units of limited partnership interest to approximately 4,200 investors.

As of December 31, 2005, Behringer Harvard Short-Term Fund I had purchased interests in eleven real estate properties amounting to an investment of approximately $130 million (purchase price including debt financing).

As of December 31, 2005, Behringer Harvard Short-Term Fund I owned an interest in the following properties:

•                  The Woodall Rodgers Property. This property, acquired in February 2004, is located in Dallas, Texas and consists of a five-story office building built in 1984, containing approximately 74,090 rentable square feet and a free-standing single-story bank office building with drive-through lanes. The buildings are located on approximately 1.7 acres subject to a ground lease that expires in 2097. The property also included approximately 1.6 acres of undeveloped adjacent land that was sold to LZA Properties, L.P., an unaffiliated third party, on April 6, 2005. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in the remaining property. As of December 31, 2005, the remaining Woodall Rodgers Property was approximately 96% leased and includes as its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc.

•                  The Quorum Property. This property, acquired in July 2004, is located in Addison, Texas, a suburb of Dallas, Texas, and consists of a seven-story office building built in 1981, containing approximately

133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility. The buildings are located on approximately 3.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Quorum Property was approximately 65% leased and includes as its major tenants KMC Insurance Services, Inc., Workflow Studios, Inc. and JP Morgan/Chase Bank.

•                  The Skillman Property. This property, acquired in part in July 2004 with the remainder purchased in May 2005, is located in Dallas, Texas and consists of a shopping/service center built in 1985 containing approximately 98,764 rentable square feet. The property is located on approximately 7.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% interest in the Skillman Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Skillman Property was approximately 85% leased and includes as its major tenants Compass Bank, Re/Max Associates of Dallas and El Fenix.

•                  The Central Property. This property, acquired in August 2004, is located in Dallas, Texas and consists of a six-story office building containing approximately 87,292 rentable square feet. The property is located on approximately 0.66 acres of land. Behringer Harvard Short-Term Fund I owns a 62.5% interest in the Central Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Central Property was approximately 53% leased and includes as its major tenants BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc.

•                  The Coit Property. This property, acquired in October 2004, is located in Plano, Texas, a suburb of Dallas, Texas, and consists of a two-story office building built in 1986, containing approximately 105,030 rentable square feet. The property is located on approximately 12.3 acres of land. Behringer Harvard Short-Term Fund I owns a 90% interest in the Coit Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Coit Property was 100% leased to one tenant, CompUSA, Inc.

•                  Mockingbird Commons. This property, acquired in November 2004, is located in Dallas, Texas and consists of a 5.4-acre site that is planned for redevelopment as a 475,000 square feet mixed-use project with a boutique hotel, high rise luxury condominiums and retail stores. Behringer Harvard Short-Term Fund I owns a 70% interest in the Mockingbird Commons Property through direct and indirect partnership interests in a limited partnership that owns the property.

•                  Northwest Highway Property. This property, acquired in March 2005, is located in Dallas, Texas and consists of approximately 4.97 acres of land which is planned for development into high-end residential lots for the future sale to luxury home builders. Behringer Harvard Short-Term Fund I entered into a partnership agreement whereby Behringer Harvard Short-Term Fund I and a wholly-owned subsidiary of Behringer Harvard Short-Term Fund I owns a combined 80% interest in the Northwest Highway Property through direct and indirect partnership interests in a limited partnership that owns the property.

•                  250/290 Carpenter Property. This property, acquired in April 2005, is located in Irving, Texas, a suburb of Dallas, Texas, and consists of a three-story office building built in 1976 and two connected seven-story towers, each built in 1983, in total containing approximately 536,241 rentable square feet. The property is located on approximately 15.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Carpenter Property was 100% leased to one tenant, Citicorp North America, Inc.

•                  Landmark I & II. This property, acquired in July 2005, is located in Dallas, Texas, and consists of two separate two-story office buildings, each built in 1998, in total containing approximately 257,427 rentable square feet. The property is located on approximately 19.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, Landmark I & II were 100% leased to CompUSA, Inc. and CompUSA Management Company, Inc.

•                  Melissa Land. This property, acquired in October 2005, is located in Collin County, Texas, and consists of 72.26 acres of land which is planned for development into residential lots for the future sale to home builders. Behringer Harvard Short-Term Fund I owns a 60% interest in this property through its direct partnership interest in a limited partnership.

Behringer Harvard Mid-Term Fund I

Behringer Harvard Mid-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in institutional quality office and office service center properties having desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Mr. Behringer and Behringer Harvard Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Mid-Term Fund I. The public offering of Behringer Harvard Mid-Term Fund I’s units of limited partnership interest commenced on February 19, 2003 and terminated February 19, 2005. As of February 19, 2005, Behringer Harvard Mid-Term Fund I had raised gross offering proceeds of approximately $44.2 million from the issuance of approximately 4.4 million units of limited partnership interest to approximately 1,300 investors.

As of December 31, 2005, Behringer Harvard Mid-Term Fund I had purchased interests in six real estate properties amounting to an investment of approximately $34.5 million.

As of December 31, 2005, Behringer Harvard Mid-Term Fund I owned following properties:

•                  The Hopkins Property. This property, which was acquired in March 2004, is located in Hopkins, Minnesota, which is a suburb of Minneapolis. The property contains a one-story office building built in 1981, containing approximately 29,660 of rentable square feet and located on approximately 2.5 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. Pursuant to a lease terminating in September 2010, the property is 100% leased on a triple-net basis to SunGard Financial Systems, Inc., which is a wholly-owned subsidiary of SunGard Data Systems.

•                  The Northpoint Property. This property, which was acquired in June 2004, is located in Dallas, Texas and consists of a two-story office building built in 1978 containing approximately 79,049 rentable square feet. The property is located on approximately 5.1 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Northpoint Property was 100% leased and includes as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc.

•                  The Tucson Way Property. This property, which was acquired in October 2004, is located in Englewood, Colorado, a suburb of Denver. The property consists of a two-story office building built in 1985 containing approximately 70,660 rentable square feet. The property is located on approximately 6.02 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012.

•                  The 2800 Mockingbird Property. This property, which was acquired in March 2005, is located in Dallas, Texas. The property consists of a single-story office building containing approximately 73,349 rentable square feet. The property is located on approximately 3.97 acres of land. The building was originally constructed in 1940, expanded in 1979 and partially renovated in 2000. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The 2800 Mockingbird Property is 100% leased to Government Records Services, Inc., a division of Affiliated Computer Services, Inc., on a triple-net basis through September 2010.

•                  The Parkway Vista Building. This property, acquired in June 2005, is located in Plano, Texas, a suburb of Dallas. The property consists of a two-story office building containing approximately 33,467 rentable square feet located on approximately two acres of land. The Parkway Vista Building, which was constructed in 2002, was approximately 100% leased as of December 31, 2005, and includes the following major tenants:  American Express Financial Advisors; Blue Star Title, Inc.; and HKB-Brooks Rehabilitation.

•                  The ASC Building. This property, acquired in December 2005, is located in Richardson, Texas, a suburb of Dallas. The property consists of a single-story office building containing approximately 28,880 rentable square feet located on approximately 2.2 acres of land. The ASC Building, which was constructed in 2000, is 100% leased to Air Systems Components, LP through October 2010.

Private Programs

As of December 31, 2005 the prior privately offered programs sponsored by our affiliates include twenty-eight single-asset real estate limited partnerships, nine tenant-in-common offerings, one private REIT and one private multi-asset real estate limited partnership, Behringer Harvard Strategic Opportunity Fund I, which has investment objectives similar to ours. As of December 31, 2005, the total amount of funds raised from investors in these thirty-nine prior private offerings was approximately $321 million, and the total number of investors in such programs was approximately 1,080. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings closed during the last three years and compensation paid to the sponsors of these programs.

The aggregate dollar amount of the acquisition and development costs of the properties purchased by the privately offered programs previously sponsored by our affiliates, as of December 31, 2005, was $725.8 million. Of this aggregate amount, approximately 95.7% was spent on existing or used properties, approximately 1.6% was spent on construction properties, and approximately 2.7% was spent on acquiring or developing land. Of the aggregate amount, approximately 73.5% was spent on acquiring or developing office buildings, approximately 7.1% was spent on acquiring or developing golf centers and marinas, approximately 18.1% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 0.9% was spent on acquiring or developing retail centers, and approximately 0.4% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Nevada, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $351.4 million, $114.7 million, $48.0 million, $34.9 million, $46.8 million, $54.3 million, $42.4 million, $17.3 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of December 31, 2005:

Type of Property	New	Used	Construction
Office buildings	0.0%	98.5%	1.5%
Apartments	0.0	86.9	13.1
Retail	0.0	100.0	0.0
Marinas / Golf	0.0	91.3	8.7
Land	0.0	100.0	0.0
Storage facilities	0.0	100.0	0.0

As of December 31, 2005, these programs have sold 36 of the total of 65 properties, or 55% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 2001, results of such programs that have completed their operations since December 31, 2000 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 2003.

As of December 31, 2005, the percentage of these programs, by investment, with investment objectives similar to ours is 90.9%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 37 office buildings, three multi-tenant residential properties and one hotel resort property with an aggregate purchase price of $659.7 million, using $394.6 million in purchase mortgage financing. These buildings were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Florida and the U.S. Virgin Islands and had an aggregate of 4.5 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs since January 1, 2003, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Behringer Harvard Strategic Opportunity Fund I

Behringer Harvard Strategic Opportunity Fund I, a Texas limited partnership, was formed in January 2005 to acquire interests in income-producing properties that may be repositioned or redeveloped so that they will reach an optimum value within an anticipated three-to-five year holding period. Mr. Behringer and Behringer Harvard Strategic Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Strategic Opportunity Fund I. The offering of Behringer Harvard Strategic Opportunity Fund I’s units of limited partnership interest commenced on January 20, 2005 and terminated on March 22, 2006. As of December 31, 2005, Behringer

Harvard Strategic Opportunity Fund I had raised gross offering proceeds of approximately $59.7 million from the issuance of approximately six million units of limited partnership interest to approximately 460 investors.

As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had purchased interests in four real estate properties amounting to an investment of approximately $85.1 million. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owned following properties:

•                  Lakeway Inn. This property, acquired in February 2005, consists of a six-story hotel building, 17 cabana room buildings, two conference room buildings and a two-story parking garage. The property has 238 guestrooms and is located on approximately 16.6 acres of land on the shores of Lake Travis near Austin, Texas. Significant restoration is planned for this property.

•                  Stonecreek Apartments. This property, acquired in July 2005, consists of a 172-unit apartment project situated on approximately 11.8 acres of land and an adjacent 8.1-acre tract of land, all located in Killeen, Texas. It is anticipated that an apartment project containing 128 units will be constructed on the adjacent 8.1-acre tract of land. Behringer Harvard Strategic Opportunity Fund I owns a 90% interest in this property.

•                  Firestone Apartments. This property, acquired in August 2005, consists of a 350-unit apartment project situated on approximately 11 acres of land located in Fort Worth, Texas. Behringer Harvard Strategic Opportunity Fund I acquired a 100% interest in this property and has since sold 56.5% through Behringer Harvard Firestone S LP.

•                  Tahoe Property. This property, acquired in December 2005, is located in the South Lake Tahoe community of Stateline, Nevada, and consists of 0.68 acres of land that is planned for development into a six-story building with 49 luxury condominium units. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owns 100% of the controlling membership interests in the limited liability company that owns the property.

Other Private Offerings

Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. As of December 31, 2005, Behringer Harvard Holdings or one or more of its affiliates had sponsored nine such offerings, in which a real estate limited liability company affiliated with or sponsored by Behringer Harvard Holdings, has purchased the property directly from the seller and then sold tenant-in-common interests in these properties through an assignment of the purchase and sale agreement relating to the property. Behringer Harvard REIT I has participated in seven such transactions in which Behringer Harvard REIT I has directly acquired an interest in the property from the seller and thus is a tenant-in-common with other tenant-in-common holders.

Behringer Harvard Minnesota Center TIC I, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Minnesota Center that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on July 10, 2003, and was completed on October 15, 2003. Behringer Harvard Minnesota Center TIC I, LLC raised total gross offering proceeds of approximately $14.1 million from the sale of 22 tenant-in-common interests.

Behringer Harvard Enclave S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Enclave on the Lake that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interest commenced on March 1, 2004 and was completed on April 12, 2004. Behringer Harvard Enclave S LP raised total gross offering proceeds of approximately $7.7 million from the sale of 12 tenant-in-common interests.

Behringer Harvard Beau Terre S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer undivided tenant-in-common interests in Beau Terre Office Park pursuant to a private placement offering. Beau Terre Office Park is located in Bentonville, Arkansas. The property contains approximately 36 single-story office buildings, with approximately 371,083 rentable square feet of office space and is located on approximately 70 acres of land. The private placement offering of tenant-in-common interests commenced on May 12, 2004 and was completed on August 18, 2004. Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests. See “– Pending Litigation” below.

Behringer Harvard St. Louis Place S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in St. Louis Place that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on June 1, 2004 and was completed on July 15, 2004. Behringer Harvard St. Louis Place S, LLC raised total gross offering proceeds of approximately $10.6 million from the sale of 14 tenant-in-common interests.

Behringer Harvard Colorado Building S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Colorado Building that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on July 8, 2004 and was completed on August 10, 2004. Behringer Harvard Colorado Building S, LLC raised total gross offering proceeds of approximately $5.1 million from the sale of 8 tenant-in-common interests.

Behringer Harvard Travis Tower S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Travis Tower that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on September 17, 2004 and was completed on December 10, 2004. Behringer Harvard Travis Tower S LP raised total gross offering proceeds of approximately $10.4 million from the sale of 20 tenant-in-common interests.

Behringer Harvard Pratt S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in the 250 West Pratt Street Property that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on November 11, 2004 and was completed on December 17, 2004. Behringer Harvard Pratt S, LLC raised total gross offering proceeds of approximately $13.8 million from the sale of 18 tenant-in-common interests.

Behringer Harvard Alamo Plaza S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Alamo Plaza that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on January 18, 2005 and was completed on February 24, 2005. Behringer Harvard Alamo Plaza S LP raised total gross offering proceeds of approximately $13.3 million from the sale of 25 tenant-in-common interests.

Behringer Harvard Firestone S LP was formed as a special purpose limited partnership by Behringer Harvard Strategic Opportunity Fund I to offer, pursuant to a private placement offering, the tenant-in-common interests in the Firestone Apartments that were not purchased by Behringer Harvard Strategic Opportunity Fund I. The private placement offering of tenant-in-common interests commenced on September 23, 2005 and was completed on December 15, 2005. Behringer Harvard Firestone S LP raised total gross proceeds of approximately $7.3 million from the sale of three tenant-in-common interests.

In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.

The prior programs sponsored by our affiliates occasionally have been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs also have been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. Additionally, other Behringer Harvard sponsored tenant-in-common programs, in which Behringer Harvard REIT I is typically the largest tenant-in-common investor, have acquired tenant-in-common interests in certain commercial office properties with the expectation that the near term occupancy levels would improve to a level sufficient to meet the initial targeted return for the respective properties. The increase in occupancy rates in certain of these submarkets where some of these properties are located, and the leasing increases at those properties, have been slower than anticipated. While these properties all are providing positive returns and these properties continue to seek lease-up with growing success, the slower growth in occupancy levels in the near term has resulted in lower current income and lower current distributions generated by these investments than were anticipated. In certain instances, Behringer Harvard Holdings, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, including the deferral of asset management fees otherwise payable to the sponsor or its affiliates. Our business will be affected by similar conditions.

Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. See “Management” for a description of the experience of each of our directors and executive officers.

No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives.

Pending Litigation

The Beau Terre Office Park tenant-in-common program is currently underperforming relative to projections, which were based on seller representations that Behringer Harvard Holdings believes to be false. Behringer Harvard Holdings has completed a settlement with the investors in the Beau Terre Office Park tenant-in-common program to support such investors’ returns and is pursuing claims against the seller of the property and other parties on behalf of itself and the investors. As a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms. The on-site property manager was replaced with Trammell Crow starting January 2006. The former on-site property manager, an agent of the seller, filed a lawsuit against Behringer Harvard Holdings in Dallas, Texas alleging breach of contract, among other things. Behringer Harvard Holdings believes that the lawsuit lacks merit and is actively defending those claims and pursuing its own claims against the seller and others.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances; nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers. The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. Morris, Manning & Martin is of the opinion that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and commencing with our taxable year ending December 31, 2006, which taxable year includes the date of this prospectus, our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Morris, Manning & Martin is relying, as to certain factual matters, upon the statements and representations contained in certificates provided by us to Morris, Manning & Martin. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors – Federal Income Tax Risks.”  The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2006. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to not qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT.

Although we currently intend to operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, in 2003 Congress passed major federal tax legislation that illustrates the changes in tax law that could affect that decision. One of the changes reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15%. REIT dividends generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate of tax on dividends received by individuals, the combined maximum corporate and individual federal income tax rates is 44.75% and, with the effect of state income taxes, the combined tax rate can exceed 50%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to taxation of corporations.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation or certain real estate investment opportunities in which we may choose to participate would cause a REIT to be a less advantageous tax status for us than if we were to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•                  we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•                  under some circumstances, we will be subject to alternative minimum tax;

•                  if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•                  if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale in the ordinary course of business), our income will be subject to a 100% tax;

•                  if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•                  if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•                  if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Taxable REIT Subsidiaries

A taxable REIT subsidiary, or TRS, is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor. See “– Requirements for Qualification as a REIT – Operational Requirements – Prohibited Transactions” below.

A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation. Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either (1) to us if we do not pay the distributions received to our stockholders as distributions, or (2) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “– Requirements for Qualification as a REIT – Operational Requirements – Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets. We cannot, however, assure that we will always satisfy the 20% value limit or that the Internal Revenue Service will agree with the value we assign to our TRSs.

We may engage in activities indirectly though a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain or our properties as noted above, we would likely use TRSs to engage in activities through a TRS for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below. We may also use TRSs to satisfy various lending requirements with respect to special purpose bankruptcy remote entities.

Requirements for Qualification as a REIT

In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•                  be a domestic corporation;

•                  elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•                  be managed by one or more trustees or directors;

•                  have transferable shares;

•                  not be a financial institution or an insurance company;

•                  use a calendar year for federal income tax purposes;

•                  have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

•                  not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders for at least 335 days of each taxable year of twelve months. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2006 taxable year. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares – Restrictions on Ownership of Shares.”  These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “- Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements - Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•                  At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.”  This is known as the 75% Income Test.

•                  At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•                  the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•                  rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified), other than a TRS;

•                  if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•                  the REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.”  Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. We may own up to 100% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties.

We will be paid interest on the mortgage, bridge or mezzanine loans that we make or acquire. All interest qualifies under the 95% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% income test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage, bridge or mezzanine loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”  No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing “new capital investments,” however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. There can be no assurance given in this regard, however.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•                  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•                  we attach a schedule of our income sources to our federal income tax return; and

•                  any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “- Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements – Prohibited Transactions

A “prohibited transaction” is a sale by a REIT of property held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT). A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•                  the REIT has held the property for not less than four years;

•                  the aggregate expenditures made by the REIT, or any stockholder of the REIT, during the four-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•                  either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or Section 1031 like-kind exchanges or (2) the aggregate adjusted bases of the non-foreclosure property sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of such year;

•                  if the property is improved property, the REIT has held the property for at least four years for the production of rental income; and

•                  if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale. Moreover, if a REIT obtains replacement property pursuant to a Section 1031 like-kind exchange, then it will be entitled to tack the holding period it has in the relinquished property for purposes of the four year holding period requirement.

The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax. In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements - Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•                  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•                  Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•                  Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding voting securities.

•                  Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

•                  Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage, bridge or mezzanine loans that constitute real estate assets, or equity interests in a partnership.

The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements - Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•                  85% of our ordinary income for that year;

•                  95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•                  any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that net capital gain attributable to the sale of depreciated property may exceed our cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be:

•                  we would be required to pay the tax on these gains;

•                  our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•                  the basis of a stockholder’s shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder’s long-term capital gains.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Behringer Harvard Opportunity Advisors I or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements - Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk Factors - Federal Income Tax Risks.”

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•                  is a citizen or resident of the United States;

•                  is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•                  is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  is a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” dividends from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the new lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs, (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his shares.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•                  fails to furnish his taxpayer identification number, which, for an individual, would be his Social Security Number;

•                  furnishes an incorrect tax identification number;

•                  is notified by the Internal Revenue Service that he has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•                  under some circumstances, fails to certify, under penalties of perjury, that he has furnished a correct tax identification number and that (a) he has not been notified by the Internal Revenue Service that he is subject to backup withholding for failure to report interest and distribution payments or (b) he has been notified by the Internal Revenue Service that he is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI, as defined in the Internal Revenue Code. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization which is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected With a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•                  35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•                  30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.”  A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his U.S. source capital gains.

Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity OP I, our TRSs, and any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Compliance with American Jobs Creation Act

As part of our strategy for compensating employees, directors, officers, executives and other individuals, we intend to issue one or more forms of equity-based compensation such as (1) options and warrants to purchase our common stock, (2) restricted common stock subject to vesting, and (3) profits interest units in our operating partnership or in an entity that holds interests of our operating partnership. Additionally, while we have no current intention to do so, under our stock option plans and warrant plans we may issue stock appreciation rights or restricted stock units. Each of these methods for compensating individuals may constitute “nonqualified deferred compensation plans” under newly-enacted Section 409A of the Internal Revenue Code.

Section 409A of the Internal Revenue Code applies to plans, agreements and arrangements that meet the definition of “nonqualified deferred compensation plans” as defined in this new provision. Under Section 409A, to avoid adverse tax consequences, “nonqualified deferred compensation plans” must meet certain requirements regarding, among other things, the timing of distributions or payments and the timing of agreements or elections to defer, and must also prohibit any possibility of acceleration of distributions or payments.

Based on the statutory language and Congressional committee reports, it appears that stock appreciation rights and restricted stock units will likely constitute “nonqualified deferred compensation plans” for purposes of these provisions. It is also possible that restricted stock and some stock options (those with an exercise price that is less than the fair market value of the underlying stock as of the date of grant) could be considered “nonqualified deferred compensation plans” for these purposes.

If Section 409A applies to any of the awards issued under our stock option plans, warrant plans or any other arrangement or agreement that we may make, and if the award, arrangement or agreement does not meet the timing and other prohibition requirements of Section 409A, then the following onerous tax consequences will result. All amounts deferred will be currently taxable to the recipient to the extent such amounts are not subject to a substantial risk of forfeiture and have not previously been included in the gross income of the affected individual. Interest on the resulting tax deficiency at the statutory underpayment rate plus one percentage point will be due on any resulting tax underpayments computed as if the compensation had been included in the income of the recipient and taxed when first deferred (or, if later, when no longer subject to a substantial risk of forfeiture). Finally, a 20% additional tax would be imposed on the amounts required to be included in income.

If the affected individual is our employee, we will be required to withhold federal income taxes on the amounts taxable to the employee even though there is no payment from which to deduct this amount. If this were to occur, we would be liable for such amounts but might have no source for reimbursement from the employee. We also will be required to report on an appropriate form (W-2 or 1099) all amounts that are deferred. This is required irrespective of whether such deferred amounts are subject to the Section 409A rules. If we fail to do so, we could be liable for various employment tax penalties.

It is our current intention not to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless the award, agreement or arrangement complies with the timing and other requirements of Section 409A. It is our current belief, based upon the statute and legislative history, that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A.

Although we intend to avoid the application of Section 409A, we can offer no assurance that we will be successful in avoiding the adverse tax consequences that would result if we are unsuccessful in these efforts.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in Behringer Harvard Opportunity OP I, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of Behringer Harvard Opportunity OP I’s income and to deduct our distributive share of Behringer Harvard Opportunity OP I’s losses only if Behringer Harvard Opportunity OP I is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Behringer Harvard Opportunity OP I intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though Behringer Harvard Opportunity OP I will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.”  A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests” above.

Applicable Treasury Regulations known as PTP Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Behringer Harvard Opportunity OP I qualifies for the Private Placement Exclusion. Moreover, even if Behringer Harvard Opportunity OP I were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, we believe Behringer Harvard Opportunity OP I should not be taxed as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Behringer Harvard Opportunity OP I will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, Behringer Harvard Opportunity OP I will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Behringer Harvard Opportunity OP I as a partnership for federal income tax purposes. If such challenge were sustained by a court, Behringer Harvard Opportunity OP I would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason Behringer Harvard Opportunity OP I were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “- Requirements for Qualification as a REIT - Operational Requirements - Gross Income Tests” and “- Operational Requirements – Asset Tests” above. In addition, any change in Behringer Harvard Opportunity OP I’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Behringer Harvard Opportunity OP I would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Behringer Harvard Opportunity OP I would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing Behringer Harvard Opportunity OP I’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in Behringer Harvard Opportunity OP I, we will be required to take into account our allocable share of Behringer Harvard Opportunity OP I’s income, gains, losses, deductions and credits for any taxable year of Behringer Harvard Opportunity OP I ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Behringer Harvard Opportunity OP I.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Behringer Harvard Opportunity OP I’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for Behringer Harvard Opportunity OP I, depreciation or amortization deductions of Behringer Harvard Opportunity OP I generally will be allocated among the partners in accordance with their respective interests in Behringer Harvard Opportunity OP I, except to the extent that Behringer Harvard Opportunity OP I is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Behringer Harvard Opportunity OP I than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in Behringer Harvard Opportunity OP I generally is equal to (1) the amount of cash and the basis of any other property contributed to Behringer Harvard Opportunity OP I by us, (2) increased by (a) our allocable share of Behringer Harvard Opportunity OP I’s income and (b) our allocable share of indebtedness of Behringer Harvard Opportunity OP I, and (3) reduced, but not below zero, by (a) our allocable share of Behringer Harvard Opportunity OP I’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Behringer Harvard Opportunity OP I.

If the allocation of our distributive share of Behringer Harvard Opportunity OP I’s loss would reduce the adjusted tax basis of our partnership interest in Behringer Harvard Opportunity OP I below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Behringer Harvard Opportunity OP I or a reduction in our share of Behringer Harvard Opportunity OP I’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Behringer Harvard Opportunity OP I has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

Behringer Harvard Opportunity OP I will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Behringer Harvard Opportunity OP I acquires properties for cash, Behringer Harvard Opportunity OP I’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Behringer Harvard Opportunity OP I. Behringer Harvard Opportunity OP I plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Behringer Harvard Opportunity OP I generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Behringer Harvard Opportunity OP I acquires properties in exchange for units of Behringer Harvard Opportunity OP I, Behringer Harvard Opportunity OP I’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Behringer Harvard Opportunity OP I. Although the law is not entirely clear, Behringer Harvard Opportunity OP I generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by Behringer Harvard Opportunity OP I on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Behringer Harvard Opportunity OP I upon the disposition of a property acquired by Behringer Harvard Opportunity OP I for cash will be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Opportunity OP I.

Our share of any gain realized by Behringer Harvard Opportunity OP I on the sale of any property held by Behringer Harvard Opportunity OP I as inventory or other property held primarily for sale in the ordinary course of Behringer Harvard Opportunity OP I’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “- Requirements for Qualification as a REIT – Operational Requirements - Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow Behringer Harvard Opportunity OP I to acquire or hold any property that represents inventory or other property held primarily for sale in the ordinary course of our or Behringer Harvard Opportunity OP I’s trade or business.

1031 Exchange Program

Each of the properties (Exchange Program Properties) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a Behringer Harvard Exchange Entity. The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets primarily owned by the 1031 Participants. The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets.

As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants. Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

When we purchase interests in the Exchange Program Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. We will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion it would with any other real estate investments. The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•                  whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•                  whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•                  whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations - Treatment of Tax-Exempt Stockholders;”

•                  whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•                  the need to value the assets of the Plan or IRA annually; and

•                  whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum Distribution Requirements - Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors – Federal Income Tax Risks.”  The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “– Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange or are included for quotation on the Nasdaq National Market System, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until three full fiscal years after the later of this or any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value; provided, however, that if we have sold property and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the net asset value per shares will be equal to the offering price of shares in our most recent offering less the amount of net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property. Beginning three full fiscal years after the last offering of our shares, the value of the properties and our other assets will be based on valuations of our properties or of our enterprise as a whole as our board determines appropriate. Such valuations will be performed by persons independent of us and of Behringer Harvard Opportunity Advisors I.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our stockholders through our web site beginning with the year 2009, or two years after the last offering of our shares.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•                  the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•                  our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•                  that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations - Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our directors would, and other of our employees might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.”  Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly other employees as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets - Definition

A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•                  in securities issued by an investment company registered under the Investment Company Act;

•                  in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•                  in which equity participation by “benefit plan investors” is not significant; or

•                  in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and we anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our shares are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there are no assurances that such requirement is met by our shares.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.”  The minimum investment in our shares is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

We have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, that it is more likely than not that our shares will be deemed to constitute “publicly offered securities” and, accordingly, it is more likely than not that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation, assuming the offering takes place as described in this prospectus. If our underlying assets are not deemed to be “plan assets,” the problems discussed below are not expected to arise.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.”  We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions – Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES

The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

Under our charter, we have authority to issue a total of 400,001,000 shares of capital stock. Of the total shares authorized, 350,000,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.0001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could adversely affect the voting rights of holders of our issued and outstanding stock, or delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

As of May 1, 2006, 7,322,903 shares of our common stock and 1,000 shares of our convertible stock were issued and outstanding and owned by Behringer Harvard Holdings and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such dividends as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non-assessable. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

We expect that, until our common stock is listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System, we will not issue a certificate representing stock ownership. Instead, our shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Phoenix Transfer, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.0001 per share. We have issued all of such shares to Behringer Harvard Holdings, an affiliate of our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible stock. The conversion of the convertible stock into common shares will result in dilution of the stockholders’ interests.

With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required for the adoption of any amendment, alteration or repeal of our provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

Upon the occurrence of (A) receipt by the investors of distributions equal to the sum of the aggregate capital invested by such investors plus a 10% cumulative, non-compounded, annual return on such capital contributions; or (B) the listing of the shares of common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below. Before we will be able to pay distributions to our investors equal to the sum of the aggregate capital invested by such investors plus a 10% cumulative, non-compounded annual return on such capital contributions, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such event, each share of convertible stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date exceeds (2) the sum of the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions as of the date of the event triggering the conversion, with such result divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

Upon the occurrence of the termination or expiration without renewal of our advisory agreement with Behringer Harvard Opportunity Advisors I, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible stock will become convertible into the number of shares of our common stock equal to 1/1000 of the quotient of (A) the product of 0.15 times the amount, if any, by which (1) the value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) plus the total distributions paid to our stockholders through the date of the termination or expiration of the advisory agreement exceeds (2) the sum of the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions, with such result divided by (B) the value of the company as of the date of the termination or expiration of the advisory agreement divided by the number of outstanding shares of common stock as of such date. Thereafter, upon the earlier to occur of (1) the date our investors have received distributions equal to the aggregate capital invested by our investors plus an amount equal to a 10% cumulative, non-compounded, annual return on such capital contributions or (2) the listing of the common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, the convertible stock will automatically convert into the applicable number of shares of common stock.

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our then current balance sheet, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth (e.g., a tender offer for the common stock, sale of all of the common stock or a merger) then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of such listing. If the holder of shares of convertible stock disagrees with the value so determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The remaining shares of convertible stock will be immediately retired.

Preferred Stock

Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, it will not authorize the issuance of preferred stock to our advisor or any of its affiliates except on the same terms as the preferred stock is offered to all other existing stockholders or to new stockholders. In each instance that preferred stock is to be issued, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the Secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the Maryland General Corporation Law and our charter, our stockholders are entitled to vote at a duly held meeting at which a quorum is present on:

•                  the election or removal of directors;

•                  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, and to effect certain amendments permitted under Maryland law;

•                  our liquidation or dissolution;

•                  a reorganization as provided in our charter; and

•                  any merger, consolidation or sale or other disposition of substantially all of our assets.

Except as provided above, the approval of our board of directors and of holders of at least a majority of our outstanding common stock is required for any of the foregoing. Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Behringer Harvard Opportunity Advisors I or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals, including some tax-exempt entities. In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock or preferred stock (subject to adjustment to not more than 9.9%). This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock. However, if the terms of our convertible stock provide that in the event of any conversion that our board determines in good faith would jeopardize our qualification as a REIT, then only such number of shares of convertible stock (or fraction thereof) shall be converted into shares of common stock such that our REIT status is not jeopardized, with the remaining shares of convertible stock being deemed to be retired immediately prior to such conversion.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

We may make distributions in the form of cash distributions to our stockholders from available capital in anticipation of future cash flow from our investments. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period. See “Risk Factors - Risks Related to Our Business in General – Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.”

We intend to declare and make distributions on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. Distributions will be paid to investors who are stockholders as of the record dates selected by the directors. We intend to calculate our monthly distributions based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions immediately upon the purchase of their shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations - Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. See “Risk Factors – Risks Related to Our Business in General – Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Share Redemption Program

On October 5, 2005, the SEC granted us exemptive relief from rules restricting issuer purchases during distributions with respect to our share redemption program. Accordingly, on February 17, 2006, our board of directors adopted our share redemption program, which permits you to sell your shares back to us after you have held them for a least one year, subject to the significant conditions and limitations described below.

Prior to the time that our shares are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System, our stockholders who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or a portion of their shares to us in accordance with the procedures outlined herein. At that time, we may, subject to our discretion and the other conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

Except as described below for redemptions upon the death or disability of the stockholder or such stockholder’s need for long-term care, the purchase price per share for the redeemed shares will equal (1) prior to the time we begin having appraisals performed by an independent third party, the amount by which (a) the lesser of (i) 90% of the average price per share the original purchaser or purchasers of your shares paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties, or (2) after we begin obtaining such appraisals, the lesser of (i) 100% of the average price per share the original purchaser or purchasers of your shares paid for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (ii) 90% of the net asset value per share, as determined by the most recent appraisal.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Behringer Harvard Opportunity OP I who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Behringer Harvard Opportunity OP I. Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death of a stockholder, a stockholder’s disability or need for long-term care, other exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program. For a description of the exchange rights of the limited partners of Behringer Harvard Opportunity OP I, see the section of this prospectus captioned “The Operating Partnership Agreement – Exchange Rights.”

In addition, and subject to the conditions and limitations described below, we will redeem shares upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability” (as defined below), after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written notice within 180 days after the determination of such stockholder’s qualifying disability. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, the right of redemption upon disability does not apply.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to disabled stockholders or stockholders in need of long-term care, unless permitted in the discretion of the board of directors. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and

(2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency which we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•                  disabilities occurring after the legal retirement age,

•                  temporary disabilities, and

•                  disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the redemption of his shares due to a disability or the need for long term care, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors, in its discretion, may redeem the stockholder’s shares based on the stockholder’s disability or need for long-term care.

The purchase price per share for shares redeemed upon the death of a stockholder or upon the disability of a stockholder or such stockholder’s need for long-term care (provided that the condition causing such disability or need for long-term was not pre-existing on the date that such stockholder became a stockholder), until we begin having appraisals performed by an independent third-party, will be equal to the amount by which (a) the average price per share you paid to us for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our properties. Thereafter, the purchase price will be the net asset value per share, as determined by the most recent appraisal. We will redeem shares upon the death or disability of the stockholder or such stockholder’s need for long-term care only to the extent that we have sufficient funds available to us to fund such redemption.

Our share redemption program, including the redemption upon the death or disability of a stockholder, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares to be repurchased directly from us or (2) acquired such shares from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber’s immediate or extended family (including the subscriber’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

We will engage a third-party to conduct a Uniform Commercial Code (UCC) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will deduct up to $300 from the proceeds of the repurchase to cover our costs for this search. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to 1% of the operating cash flow from the previous fiscal year (to the extent positive), plus any proceeds from our distribution reinvestment plan. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination, or amendment is in our best interest or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death or disability of a stockholder. See “Risk Factors - Risks Related to Our Business in General.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we do not have sufficient funds available at the time when redemption is requested, the stockholder or his estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored among all requesting stockholders in any given redemption period, as follows:  first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to other redemption requests. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability or who is deemed by our board of directors to be disabled or in need of long-term care; (3) by a stockholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the original price per share of all shares purchased by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his shares due to a qualifying disability must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the end of the period ending no later than the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Subject to the restrictions in Behringer Harvard Opportunity OP I’s limited partnership agreement and any other applicable agreement, we may cause Behringer Harvard Opportunity OP I to offer to its limited partners (other than our subsidiary, BHO Partners) a partnership unit redemption program equivalent to our share redemption program. Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations – Taxation of U.S. Stockholders.”

The shares we purchase under the share redemption program will be cancelled, and will have the status of authorized but unissued shares. We will not reissue such shares unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with or exemption from such laws.

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•                  a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System; or

•                  a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Behringer Harvard Opportunity Advisors I or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)                                  accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)                                  one of the following:

(a)                remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)               receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•                  that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•                  that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                  in which our investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “- Meetings and Special Voting Requirements” above; or

•                  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his shares. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third,

•                  one-third or more but less than a majority, or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board,

•                  two-thirds vote requirement for removing a director,

•                  a requirement that the number of directors be fixed only by vote of the directors,

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•                  a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only

(1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Amendment to Charter Required by the Pennsylvania Securities Commission

On April 11, 2006, the Pennsylvania Securities Commission cleared us to offer and sell our shares of common stock in the Commonwealth of Pennsylvania contingent upon our undertaking to amend Article XIII of our charter.

As a result of our discussions with the Pennsylvania Securities Commission, on March 27, 2006, our board of directors adopted a resolution to amend, and to recommend that our stockholders approve amendments to, Article XIII of our charter. Under the proposed amendments, our board of directors will no longer have the power to approve, without stockholder approval, mergers of the company with or into a subsidiary, even when 90% or more of such subsidiary’s stock is owned by us, mergers in which the company is the successor entity, transfers of all or substantially all of our assets to a wholly-owned subsidiary.

Presently, under Sections 13.1, 13.2 and 13.3 of our charter, subject to certain restrictions and limitations set forth in our charter, our board of directors must obtain stockholder approval in order to amend the charter, effect a reorganization of the company, or engage in a merger, consolidation or sale of all or substantially all of our assets, except as permitted by law. Thus, under the charter and the Maryland General Corporation Law, currently our board of directors is permitted to take the following actions without stockholder approval:

1.               pursuant to Section 2-605(a) of the Maryland General Corporation Law, amend the charter to (1) change the name of the company or (2) change the name or other designation or the par value of any class or series of stock of the company and the aggregate par value of the stock of the company;

2.               pursuant to Section 3-106(a) of the Maryland General Corporation Law, merge a 90% or more owned subsidiary of the company with or into the company, provided that (1) the charter of the successor is not amended in the merger other than to change the name of the entity, the name or other designation or the par value of any class or series of its stock, or the aggregate par value of its stock, and (2) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which the stock of the successor was exchanged;

3.               pursuant to Section 3-105(a)(5) of the Maryland General Corporation Law, approve a merger of the company (1) which does not reclassify or change the terms of any class or series of stock outstanding immediately before the merger becomes effective or otherwise amend the company’s charter and (2) in which the number of shares of stock of any class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of such class or series outstanding immediately before the merger becomes effective; and

4.               pursuant to Section 3-104(a)(4) of the Maryland General Corporation Law, transfer all or substantially all of the assets of the company to one or more persons if all of the equity interests of such person or persons are owned, directly or indirectly, by the company.

The proposed amendments would take away our board of directors’ power to take any of the actions set forth in items 2 through 4 above without stockholder approval. The proposed amendment would have no effect on our board of directors’ power to take the actions set forth in item 1 above without stockholder approval. In addition, because the Pennsylvania Securities Commission has required the proposed amendments as a condition to its declaring our offering of shares of common stock effective, stockholder approval of the proposed amendments would enable us to continue selling shares of our common stock to suitable investors in Pennsylvania after the annual stockholders meeting to be held on June 29, 2006.

The proposed amendments would also clarify in Section 13.2 that stockholder approval will be required for the company to effect a reorganization where all or substantially all of the company’s assets are transferred to a successor entity. The proposed amendments would not require stockholder approval in order for our board of directors to cause the company to transfer less than all or substantially all of the company’s assets to a successor entity under Section 13.2 of the charter.

Although the proposed amendments may make it more difficult and costly for us to complete a merger with or into a 90% or more owned subsidiary or a transfer of all or substantially all of our assets to a wholly owned subsidiary, our board of directors has determined that the amendments are nevertheless desirable and should be approved by our stockholders. If the holders of common stock approve this proposal at our annual meeting of stockholders, we will file Articles of Amendment to our charter with the State Department of Assessments and Taxation of Maryland and the Articles of Amendment will be effective upon acceptance by the State Department of Assessments and Taxation of Maryland.

If this proposal is not approved, we will immediately cease making offers and sales of our securities to Pennsylvania residents. Additionally, we have assured the Pennsylvania Securities Commission that, in the event this proposal is not approved, we will offer rescission to all residents of Pennsylvania that have previously purchased our shares. Such rescission offer will comply with Section 504 of the Pennsylvania Securities Act of 1972, as amended, and the regulations promulgated thereunder. Among other things, Section 504 of the Pennsylvania Securities Act of 1972 would require us to repurchase our shares from Pennsylvania residents for cash in an amount equal to the consideration paid for such shares plus interest at the legal rate and less the amount of any distributions paid by us in respect of such shares. Thus, if this proposal is not approved, we may have to return monies to investors who are residents of Pennsylvania. Doing so could have a material adverse effect on our business and financial condition and therefore could reduce the amount of distributions we could make to our remaining stockholders.

Additional information regarding the registration of our offering in Pennsylvania, including the text of Article XIII of our charter as proposed to be amended, is included in our definitive proxy statement, as filed with the Securities and Exchange Commission on April 28, 2006.

SUMMARY OF DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLANS

Summary of Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 8,000,000 shares for sale pursuant to our distribution reinvestment plan at a price per share of $9.50. Such price will be available only until the termination of this offering, which is anticipated to be on or before September 20, 2007. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan up to the sixth anniversary of the termination of this offering. The following is a summary of our distribution reinvestment plan. A complete copy of our form of amended and restated distribution reinvestment plan is included in this prospectus as Exhibit C.

Subject to certain conditions set forth in our distribution reinvestment plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by Behringer Harvard or its affiliates, including but not limited to partners of Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I and stockholders of Behringer Harvard REIT I, Inc., may participate in our distribution reinvestment plan and elect to purchase shares of our common stock with their distributions from such other programs.

No dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. Selling commissions not to exceed 1% will be paid with respect to purchases pursuant to our distribution reinvestment plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. The result is that the net proceeds to us for sales under our distribution reinvestment plan will be $9.40 (assuming the incurrence of 2% organization and offering), or $0.60 more net proceeds than would be received from the general sale of shares hereunder. A stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to the plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid. If no such broker or authorized representative is designated or if the stockholder participating in such plan designates only a portion of the selling commission to be paid to his broker or authorized representative, the amount that would have been paid as a selling commission will be retained and used by us. Therefore, we will receive an additional $0.10 per share in proceeds for each share purchased as a distribution reinvestment. Accordingly, the economic benefits resulting from distribution reinvestment purchases by the stockholders who have not designated a broker to receive the selling commission, and from Behringer Securities’ elimination of its dealer manager fee, will be shared with all stockholders.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Behringer Harvard Opportunity REIT I) will act on behalf of participants to acquire shares of our common stock with the cash distributions they are entitled to receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering.

Investment of Distributions

Investors who elect distribution reinvestment generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor’s request for less than all of the investor’s shares to be subject to participation in the plan. In addition to participation by our stockholders, limited partners of Behringer Harvard Opportunity OP I, and participants in publicly offered real estate programs previously sponsored by our affiliates, including but not limited to Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, may also participate in our distribution reinvestment plan and have cash otherwise distributable to them by Behringer Harvard Opportunity OP I invested in our shares.

After the expiration of the offering of the shares we have registered for sale under the distribution reinvestment plan, we may determine to allow participants to reinvest cash distributions from us in shares issued by a subsequent Behringer Harvard sponsored program only if all of the following conditions are satisfied:

•                  prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard sponsored program and such prospectus allows investments pursuant to a dividend or distribution reinvestment plan;

•                  a registration statement covering the interests in the subsequent Behringer Harvard sponsored program has been declared effective under the Securities Act;

•                  the offer and sale of such interests are qualified for sale under applicable state securities laws;

•                  the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard sponsored program;

•                  the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard sponsored program; and

•                  the subsequent Behringer Harvard sponsored program has substantially the same investment objectives as Behringer Harvard Opportunity REIT I.

Stockholders who invest in subsequent Behringer Harvard sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Behringer Harvard sponsored program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard sponsored program.

Summary of Automatic Purchase Plan

We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $25.00 or more in additional shares of common stock at regular intervals through their checking, savings or other bank account. After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. Prior to the termination of the initial public offering of our shares, such shares shall be purchased at the public offering price per share ($10 per share). You may elect to invest the specified amount monthly or quarterly. Dealer manager fees not to exceed 2% will be paid with respect to automatic purchases under our automatic purchase plan. Selling commissions not to exceed 7% will be paid with respect to purchases under the automatic purchase plan if the stockholder participating in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission. A stockholder participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to investments pursuant to such plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid. Stockholders participating in the automatic purchase plan may purchase fractional shares. Participants purchasing shares pursuant to our automatic purchase plan will have the same rights as stockholders and will be treated in the same manner as if such shares were issued pursuant to our offering. A complete copy of our form of automatic purchase plan is included in this prospectus as Exhibit D.

Pursuant to the terms of our automatic purchase plan, the reinvestment agent (which is currently Behringer Harvard Opportunity REIT I) will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan

You may elect to participate in either or each of our distribution reinvestment plan and our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. You may elect to participate in either the distribution reinvestment plan or the automatic purchase plan, or both. If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to Behringer Securities, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates. Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

Some brokers may determine not to offer their clients the opportunity to participate in either our distribution reinvestment plan or our automatic purchase plan. Any prospective investor who wishes to participate in either plan should consult with his broker as to the broker’s position regarding participation in our distribution reinvestment plan and/or our automatic purchase plan, as applicable.

We reserve the right to prohibit qualified retirement plans from participating in each of our distribution reinvestment plan and/or automatic purchase plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan and/or automatic purchase plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.

To withdraw from participation in our distribution reinvestment plan and/or our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to Behringer Securities. A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any states in which registration is not renewed annually.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares, and the total shares purchased on behalf of the participant pursuant to our distribution reinvestment plan and our automatic purchase plan, as applicable.

Federal Income Tax Considerations

Taxable participants who reinvest distributions pursuant to the distribution reinvestment plan will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under the plan. See “Risk Factors - Federal Income Tax Risks.”  Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days’ notice to the respective participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

Behringer Harvard Opportunity OP I was formed in November 23, 2004 to acquire, own and operate properties on our behalf. It will be an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Behringer Harvard Opportunity OP I, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Behringer Harvard Opportunity OP I is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in Behringer Harvard Opportunity OP I may later exchange his limited partnership units in Behringer Harvard Opportunity OP I for shares of our common stock in a taxable transaction.

The partnership agreement for Behringer Harvard Opportunity OP I contains provisions which would allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Behringer Harvard Opportunity OP I. In the event of such a merger, exchange or conversion, Behringer Harvard Opportunity OP I would issue additional limited partnership interests which would be entitled to the same exchange rights as other holders of limited partnership interests of Behringer Harvard Opportunity OP I. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through Behringer Harvard Opportunity OP I. We may, however, own investments directly or through entities other than Behringer Harvard Opportunity OP I if limited partners of Behringer Harvard Opportunity OP I that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity. We are the sole general partner of Behringer Harvard Opportunity OP I and, as of May 1, 2006, we owned an approximately 0.1% equity percentage interest in Behringer Harvard Opportunity OP I. Our subsidiary, BHO Partners, LLC, has contributed $170,000 to Behringer Harvard Opportunity OP I and is the only limited partner and the owner of the other approximately 99.9% equity percentage interest in Behringer Harvard Opportunity OP I. As the sole general partner of Behringer Harvard Opportunity OP I, we have the exclusive power to manage and conduct the business of Behringer Harvard Opportunity OP I.

The following is a summary of certain provisions of the partnership agreement of Behringer Harvard Opportunity OP I. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Behringer Harvard Opportunity OP I as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Behringer Harvard Opportunity OP I will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Behringer Harvard Opportunity OP I requires additional funds at any time in excess of capital contributions made by us and BHO Partners or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard Opportunity OP I on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Behringer Harvard Opportunity OP I to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Behringer Harvard Opportunity OP I.

Operations

The partnership agreement requires that Behringer Harvard Opportunity OP I be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Behringer Harvard Opportunity OP I will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Behringer Harvard Opportunity OP I being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations - Tax Aspects of Our Operating Partnership - Classification as a Partnership.”

The partnership agreement provides that Behringer Harvard Opportunity OP I will distribute cash flow from operations to the limited partners of Behringer Harvard Opportunity OP I in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of limited partnership interest in Behringer Harvard Opportunity OP I will receive the same amount of annual cash flow distributions from Behringer Harvard Opportunity OP I as the amount of annual distributions paid to the holder of one of our shares of common stock. Remaining cash from operations will be distributed to us as the general partner to enable us to make distributions to our stockholders.

Similarly, the partnership agreement of Behringer Harvard Opportunity OP I provides that taxable income is generally allocated to the limited partners of Behringer Harvard Opportunity OP I in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Behringer Harvard Opportunity OP I will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer Harvard Opportunity OP I. We are authorized to allocate income or loss to permit Behringer Harvard Opportunity OP I to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Internal Revenue Code.

Upon the liquidation of Behringer Harvard Opportunity OP I, after payment of debts and obligations, any remaining assets of Behringer Harvard Opportunity OP I will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we or BHO Partners were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Behringer Harvard Opportunity OP I equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by Behringer Harvard Opportunity OP I in acquiring and operating real properties, Behringer Harvard Opportunity OP I will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Behringer Harvard Opportunity OP I. Such expenses will include:

•                  all expenses relating to the formation and continuity of our existence;

•                  all expenses relating to the public offering and registration of securities by us;

•                  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•                  all expenses associated with compliance by us with applicable laws, rules and regulations;

•                  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•                  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Behringer Harvard Opportunity OP I.

All claims between the partners of Behringer Harvard Opportunity OP I arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of Behringer Harvard Opportunity OP I, including BHO Partners, have the right to cause their limited partnership units to be redeemed by Behringer Harvard Opportunity OP I or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. As of May 1, 2006, there are 170,000 limited partnership units outstanding. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of Behringer Harvard Opportunity OP I may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Behringer Harvard Opportunity OP I in exchange for their limited partnership units. Rather, in the event a limited partner of Behringer Harvard Opportunity OP I exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of Behringer Harvard Opportunity OP I, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Behringer Harvard Opportunity OP I (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard Opportunity OP I in return for an interest in Behringer Harvard Opportunity OP I and agrees to assume all obligations of the general partner of Behringer Harvard Opportunity OP I. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard Opportunity OP I, other than BHO Partners and other affiliates of Mr. Behringer. With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard Opportunity OP I, in whole or in part, without our written consent as general partner. In addition, BHO Partners may not transfer its interest in Behringer Harvard Opportunity OP I as long as Behringer Harvard Opportunity Advisors I is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by BHO Partners.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 40,000,000 shares to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 8,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share. Therefore, a total of 48,000,000 shares are being registered in this offering. The offering of shares of our common stock will terminate on or before September 20, 2007; provided, however, that the amount of shares registered pursuant to this offering is the amount which, as of the date of this prospectus, we reasonably expect to be offered and sold within two years from the date of this prospectus, and to the extent permitted by applicable law, we may extend this offering for an additional year. Furthermore, we reserve the right to terminate this offering at any time prior to such termination date. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of this offering, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Behringer Securities

Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs, including the securities being offered in this offering. Behringer Securities has acted as dealer manager for prior public offerings by Behringer Harvard Mid-Term Fund I, Behringer Harvard Short-Term Fund I and Behringer Harvard REIT I and is acting as dealer manager for the new current public offering of Behringer Harvard REIT I. For additional information about Behringer Securities, including information relating to Behringer Securities’ affiliation with us, please refer to the section of this prospectus captioned “Management - Affiliated Companies - Dealer Manager.”

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, our dealer manager will receive selling commissions of 7% of the gross offering proceeds (1% for sales under our distribution reinvestment plan). The dealer manager will also receive a dealer manager fee in the amount of 2% of the gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan) as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Stockholders participating in the distribution reinvestment plan may designate the amount of the selling commission, up to 1%, and to whom it will be paid. To the extent that all or a portion of the selling commission is not designated for payment to a stockholder’s broker, the selling commission, or balance thereof, will be retained and used by us for additional investments. See “Summary of Distribution Reinvestment and Automatic Purchase Plans – Investment of Distributions.”

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Minimum	$2,000,000	$140,000	$40,000	$1,820,000
Total Maximum	$400,000,000	$28,000,000	$8,000,000	$364,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$0.095	$—	$9.405
Total Minimum	$—	$—	$—	$—
Total Maximum	$76,000,000	$760,000	$—	$75,240,000

We will not pay any selling commissions in connection with the following special sales:  (1) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. In addition, we will not pay any selling commissions in connection with sales by us directly to certain institutional investors or through registered investment advisors. For sales to institutional investors, we may also reduce or eliminate our obligation to reimburse our advisor for any component of organization and offering expenses applicable to such sales and our dealer manager may also reduce or eliminate any dealer manager fee payable in respect of such sales.

Our dealer manager may authorize certain other broker-dealers or authorized representatives who are members of the NASD, which we refer to as participating broker-dealers, to sell shares of our common stock. In the event of the sale of shares by such participating broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to participating broker-dealers all or a portion of its dealer manager fee; provided, however, that the dealer manager may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for actual out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. The amount of the reallowance and reimbursement for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers. The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced. The dealer manager will not reallow any dealer manager fees for sales made under our distribution reinvestment plan.

We or our affiliates may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 2710(i)(2) of the NASD Manual. Pursuant to such rule, non-cash incentives may include: a de-minimus amount of gifts (currently $100 per person, per year); an occasional meal or ticket to a sporting or entertainment event; and payment or reimbursement of costs of attending training or educational meetings; provided, that all such incentives will not be preconditioned on achievement of sales targets. The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.

Under the rules of the NASD, total underwriting compensation, including selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, will not exceed 10% of our gross offering proceeds.

Selling commissions payable with respect to the sale of shares may be reduced down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation for investment advisory services or other financial or investment advice, (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department, or (3) for certain institutional investors. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or a bank trust department to advise favorably for an investment in our common stock.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisors are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of Behringer Harvard Opportunity Advisors I and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.10 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.20 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Behringer Harvard Opportunity Advisors I and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, shares purchased by Behringer Harvard Opportunity Advisors I or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us. If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares. Your check should be made payable to “Behringer Harvard Opportunity REIT I, Inc.”  You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

•                  have received this prospectus;

•                  agree to be bound by the terms of our charter;

•                  meet the suitability standards described in this prospectus;

•                  understand that, if you are a California resident or ever propose to transfer your shares to a California resident, the State of California imposes transfer restrictions on our shares in addition to the restrictions included in our charter;

•                  affirm that, if you are a Kansas or Pennsylvania resident, your investment does not exceed 10% of your liquid net worth;

•                  affirm that, if you are an Ohio resident, your investment in us and our affiliates does not, in the aggregate, exceed 10% of your liquid net worth;

•                  are purchasing the shares for your own account;

•                  acknowledge that there is no public market for our shares; and

•                  are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our shares. See also the section of this prospectus captioned “How to Subscribe.”

Subscriptions will be effective only upon our acceptance and our countersigning of the subscription agreement. We reserve the right to reject any subscription in whole or in part notwithstanding our deposit of subscription funds in a company account. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and the broker-dealers participating in the offering will submit a subscriber’s check promptly to the escrow agent or the company, as applicable.

We intend to accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds, plus interest if such funds have been held for more than 35 days, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We expect to admit new investors at least monthly. Funds received from prospective investors will be paid directly to us, at our option and in our sole discretion, to hold in escrow pending our acceptance of you as an investor.

Minimum Offering

Under the terms of our escrow agreement with Citibank Texas, N.A., subscription proceeds were required to be placed in escrow until such time as subscriptions to purchase an aggregate of at least 200,000 shares of common stock were received and accepted by us (the “Minimum Offering”). The conditions of the escrow agreement were satisfied on October 27, 2005. No shares purchased by our advisor or its or our affiliates (including our executive officers and directors) were counted in calculating the Minimum Offering. Subscription proceeds received from residents of Pennsylvania were placed in a separate interest-bearing escrow account with the escrow agent until subscriptions aggregating at least $23.8 million were received and accepted by us. The conditions of the special escrow account for Pennsylvania were satisfied as of January 12, 2006; however, we could not begin accepting subscriptions from Pennsylvania residents until the Pennsylvania Securities Commission cleared our offering, which occurred on April 11, 2006. Please see the “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Amendment to Charter Required by the Pennsylvania Securities Commission” section of this prospectus. Proceeds received from residents of New York were placed in a separate interest-bearing account with the escrow agent until subscriptions for at least 250,000 shares, aggregating at least $2.5 million, were received and accepted by us. The conditions of the special escrow account for New York were satisfied as of October 31, 2005.

Admission of Stockholders

Subscribers may be admitted as stockholders at any time. We expect to admit stockholders to Behringer Harvard Opportunity REIT I on a monthly or more frequent basis.

The proceeds of this offering will be received and held in trust for the benefit of purchasers of shares to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Investments by IRAs and Qualified Plans

Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado. Further information as to custodial services is available through your broker or may be requested from us or downloaded from our web site.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities without commission resulting in a purchase price of 93% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, the purchaser will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table illustrates the various discount levels available for qualifying purchases:

		Commissions on Sales per Incremental Share in Volume Discount Range
Number of Shares Purchased	Purchase Price per Incremental Share in Volume Discount Range	Percentage (based on $10 per share)	Amount
1 to 50,000	$10.00	7%	$0.70
50,001 to 100,000	$9.80	5%	$0.50
100,001 and over	$9.60	3%	$0.30

For example, if an investor purchases 600,000 shares he would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $4,800,000 for the remaining

500,000 shares ($9.60 per share). Accordingly, he could pay as little as $5,790,000 (approximately $9.65 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of such shares would be $203,500 (approximately $0.34 per share) and, after payment of the dealer manager fee of $120,000 ($0.20 per share), we would receive net proceeds of $5,466,500 ($9.11 per share). The net proceeds to us will not be affected by volume discounts.

In order to encourage purchases of 300,000 or more shares, a subscriber who agrees to purchase at least 300,000 shares may negotiate with Behringer Harvard Opportunity Advisors I and Behringer Securities the dealer manager fee payable with respect to the sale of the shares, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.1%. In addition or in the alternative, our sponsor may agree to fund to us on behalf of a purchaser of 300,000 or more shares or reimburse a purchaser of 300,000 or more shares for the organization and offering expense reimbursement applicable to its purchase or its out-of-pocket costs relating to an investment in our shares. Other accommodations may be agreed to by our sponsor in connection with a purchase of 300,000 or more shares. The net proceeds to us would not be affected by such fee reductions, reimbursements or accommodations. All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Regardless of any reduction in any commissions (or organization and offering fees in respect of sales of over 300,000 shares), for any reason, any other fees based upon gross proceeds of the offering, including organization and offering fees payable to Behringer Harvard Opportunity Advisors I, will be calculated as though the purchaser paid $10.00 per share. The sales price for all such shares was deemed to be $10.00 per share for the purposes of determining whether we had sold shares equal to the Minimum Offering.

Investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.”  Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•                  an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•                  a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•                  an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•                  all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our advisor or its affiliates, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•                  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•                  all purchasers of the shares must be informed of the availability of quantity discounts;

•                  the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•                  the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•                  the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•                  no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1)                                  Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)                                  Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

(3)                                  Deliver a check to Behringer Securities for the full purchase price of the shares being subscribed for payable to “Behringer Harvard Opportunity REIT I, Inc.” along with the completed subscription agreement. For custodial accounts (such as are commonly used for individual retirement accounts), send the completed subscription agreement and check to your custodian who will forward them as instructed below. For non-custodial accounts, send the completed subscription agreement and check to:

Behringer Harvard Investment Services

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(866) 655-3650

(4)                                  By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

•                  investor sales promotion brochures;

•                  cover letters transmitting the prospectus;

•                  brochures containing a summary description of the offering;

•                  brochures describing our advisor, directors and officers;

•                  reprints of articles about us or the real estate industry generally;

•                  fact sheets describing the general nature of Behringer Harvard Opportunity REIT I and our investment objectives;

•                  slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

•                  broker updates;

•                  computer presentations;

•                  web site material;

•                  electronic media presentations;

•                  audio cassette presentations;

•                  video presentations;

•                  cd-rom presentations;

•                  seminars and seminar advertisements and invitations; and

•                  scripts for telephonic marketing.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock, and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP also provides legal services to Behringer Harvard Opportunity Advisors I, our advisor, as well as other affiliates of Behringer Harvard Opportunity Advisors I, and may continue to do so in the future.

Morris, Manning & Martin, LLP has reviewed the statements in the section of this prospectus titled “Federal Income Tax Considerations” and elsewhere as they relate to federal income tax matters and the statements in the section of this prospectus titled “Investment by Tax-Exempt Entities and ERISA Considerations.”

EXPERTS

The consolidated financial statements of Behringer Harvard Opportunity REIT I, Inc. and subsidiaries as of and for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses for 12600 Whitewater, Ferncroft Corporate Center, Bent Tree Green and Las Colinas Commons for the year ended December 31, 2005 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and the financial statements of Kingsdell L.P. as of September 30, 2006 and December 31, 2005, for the period from January 1, 2006 through September 30, 2006, and for the years ended December 31, 2005 and 2005, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN CERTIFYING ACCOUNTANT

We previously engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements as of June 30, 2005 and December 31, 2004 and for the six-month period ended June 30, 2005 and the period from November 23, 2004 (date of inception) through December 31, 2004. On September 1, 2005, the audit committee of our board of directors approved the dismissal of PricewaterhouseCoopers LLP as our independent registered public accounting firm effective September 2, 2005.

PricewaterhouseCoopers LLP’s report on our consolidated financial statements as of June 30, 2005 and December 31, 2004 and for the six month period ended June 30, 2005 and the period from November 23, 2004 (date of inception) through December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principle.

During the period from November 23, 2004 (date of inception) through December 31, 2004, and through September 2, 2005, we did not have any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused it to make reference thereto in its reports on our financial statements for such periods. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission occurred during the period from November 23, 2004 (date of inception) through December 31, 2004, and through September 2, 2005.

Effective September 2, 2005, the audit committee of our board of directors appointed Deloitte & Touche LLP as our new independent registered public accounting firm. During the period from November 23, 2004 (date of inception) through December 31, 2004, and the subsequent interim period through September 2, 2005, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

We also maintain a web site at www.behringerharvard.com where there is additional information about our business, but the contents of our web site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2005 and December 31, 2004	F-3

Consolidated Statements of Operations for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004	F-4

Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2005 and for the period November 23, 2004 (date of inception) through December 31, 2004	F-5

Consolidated Statements of Cash Flows for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004	F-6

Notes to Consolidated Financial Statements	F-7

Unaudited Financial Statements

Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005	F-15

Consolidated Statements of Operations for the three months ended March 31, 2006 and 2005	F-16

Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2005 and the three months ended March 31, 2006	F-17

Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005	F-18

Notes to Consolidated Financial Statements	F-19

12600 Whitewater – year ended December 31, 2005

Independent Auditors’ Report	F-27

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005	F-28

Notes to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005	F-29

Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Consolidated Financial Information	F-31

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005	F-32

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	F-33

Unaudited Notes to Pro Forma Consolidated Financial Statements	F-34

Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2006	F-36

Unaudited Notes to Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2006	F-37

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.:

We have audited the accompanying consolidated balance sheets of Behringer Harvard Opportunity REIT I, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2005 and 2004, and the results of their operations and their cash flows for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 31, 2006

F-2

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$18,560,885	$201,313
Restricted cash	460,470	—
Prepaid expenses and other assets	85,977	—
Total assets	$19,107,332	$201,313

Liabilities and stockholders’ equity
Payables to affiliates	$2,158,017	$—
Accrued liabilities	88,673	—
Subscriptions for common stock	446,983	—
Total liabilities	2,693,673	—

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 2,034,005 and 21,739 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	203	2
Additional paid-in capital	16,516,376	200,998
Retained earnings (deficit)	(102,920)	313
Total stockholders’ equity	16,413,659	201,313
Total liabilities and stockholders’ equity	$19,107,332	$201,313

See Notes to Consolidated Financial Statements.

F - 3

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Operations

		From inception
		(November 23, 2004)
	Year ended	through
	December 31, 2005	December 31, 2004

Total revenues	$—	$—

Expenses
General and administrative	159,163	—
Total expenses	159,163	—

Interest income	55,930	313
Net income (loss)	$(103,233)	$313

Basic and diluted weighted average shares outstanding	174,833	21,739

Basic and diluted earnings (loss) per share	$(0.59)	$0.01

See Notes to Consolidated Financial Statements.

F - 4

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Stockholders’ Equity

	Convertible Stock		Common Stock		Additional	Retained	Total
	Number of	Par	Number of	Par	Paid In	Earnings	Stockholders’
	Shares	Value	Shares	Value	Capital	(Deficit)	Equity

Balance, November 23, 2004 (Date of Inception)	—	$—	—	$—	$—	$—	$—

Cash received from sale of convertible stock	1,000	—	—	—	1,000	—	1,000

Cash received from sale of common stock	—	—	21,739	2	199,998	—	200,000

Net income						313	313
Balance at December 31, 2004	1,000	—	21,739	2	200,998	313	201,313

Issuance of common stock, net	—	—	2,012,266	201	16,315,378	—	16,315,579

Net loss						(103,233)	(103,233)
Balance at December 31, 2005	1,000	$—	2,034,005	$203	$16,516,376	$(102,920)	$16,413,659

See Notes to Consolidated Financial Statements.

F - 5

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Cash Flows

		From inception
		(November 23, 2004)
	Year ended	through
	December 31, 2005	December 31, 2004

Cash flows from operating activities:
Net income (loss)	$(103,233)	$313
Adjustments to reconcile net income (loss) to net cash flows (used in) provided by operating activities:
Change in prepaid expenses and other assets	(85,977)	—
Change in accrued liabilities	88,673	—
Cash (used in) provided by operating activities	(100,537)	313

Cash flows from financing activities:
Issuance of common stock	20,082,968	—
Offering costs	(3,767,389)	—
Change in subscription cash received	(460,470)	—
Change in subscriptions for common stock	446,983	—
Change in payables to affiliates	2,158,017	—
Cash flows provided by financing activities	18,460,109	—

Net change in cash and cash equivalents	18,359,572	313
Cash and cash equivalents at beginning of period	201,313	201,000
Cash and cash equivalents at end of period	$18,560,885	$201,313

See Notes to Consolidated Financial Statements.

F - 6

Behringer Harvard Opportunity REIT I, Inc.

Notes to Consolidated Financial Statements

1.                                      Business and Organization

Business

Behringer Harvard Opportunity REIT I, Inc. was organized in Maryland on November 23, 2004 and intends to qualify as a real estate investment trust (“REIT”). We were formed primarily to invest in and operate real estate or real estate related assets on an opportunistic basis. We are currently offering our common stock pursuant to a public offering that commenced on September 20, 2005 (the “Offering”) and is described below.

We commenced our Offering of shares of our common stock on September 20, 2005 and commenced operations on November 9, 2005 upon our acceptance of initial subscriptions for 441,204 shares of common stock, which satisfied the minimum offering requirement of $2,000,000 established for the Offering. Prior to November 2005, we were considered a development stage entity.

Substantially all of our business will be conducted through Behringer Harvard Opportunity OP I, LP, a Texas limited partnership organized in November 2004 (“Behringer Harvard OP”). We own a 0.1% interest in Behringer Harvard OP as its sole general partner. The remaining 99.9% of Behringer Harvard OP is held as a limited partner’s interest by BHO Partners, LLC, a Delaware limited liability company, which is our wholly-owned subsidiary.

Our advisor is Behringer Harvard Opportunity Advisors I LP (“Behringer Opportunity Advisors”), a Texas limited partnership formed in 2004. Behringer Opportunity Advisors is our affiliate responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

Organization

On September 20, 2005, we commenced a public offering of up to 40,000,000 shares of common stock to be offered at a price of $10 per share, pursuant to a Registration Statement on Form S-11 declared effective under the Securities Act of 1933. The Registration Statement also covers the offering of up to 8,000,000 shares of common stock to be offered at a price of $9.50 per share pursuant to our distribution reinvestment plan.

Stockholders, after their initial purchase of shares, may elect to make cash investments of $25.00 or more in additional shares of common stock at regular intervals as part of the our automatic purchase plan.

As of December 31, 2005, we had accepted subscriptions for 2,034,005 shares of our common stock, including 21,739 shares owned by Behringer Harvard Holdings, LLC (“Behringer Holdings”). As of December 31, 2005, we had no shares of preferred stock issued and outstanding.

We admit new stockholders pursuant to the Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

We intend to use the proceeds from our Offering, after deducting offering expenses, primarily to acquire commercial properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouse and distribution facilities, and motel and hotel properties.

Unless liquidated earlier, we anticipate causing the shares of common stock to be listed for trading on a national securities exchange or for quotation on The Nasdaq National Market System or liquidating our real estate portfolio on or before the sixth anniversary of the termination of the Offering. Depending upon the then- prevailing market conditions, it is our intention to consider beginning the process of liquidation within three to six years after the termination of the Offering. In the event that we do not obtain such listing prior to the sixth anniversary of the termination of the Offering, unless a majority of our board of directors and a majority of our independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

2.                                      Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for

F - 7

real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) No. 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ Statement of Position 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights.”

Real Estate

Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets to be acquired, consisting of land and buildings, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings. Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building will be depreciated over the estimated useful life of 25 years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also will include costs to execute similar leases, including leasing commissions, legal and tenant improvements, as well as an estimate of the likelihood of renewal, as determined by management on a tenant-by-tenant basis.

We plan to amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles will be amortized to expense over the initial term and any anticipated renewal periods, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

F - 8

Restricted Cash

Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets include prepaid directors and officers insurance.

Impairments

For real estate we will wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we will own through an investment in a joint venture, tenant-in-common interest or other similar investment structure, at each reporting date, management will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the year ended December 31, 2005 and for the period from inception (November 23, 2004) through December 31, 2004.

Deferred Financing Fees

Deferred financing fees will be recorded at cost and will be amortized using a straight-line method that approximates the effective interest method over the life of the related debt.

Revenue Recognition

We will recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. Some leases may contain provisions for the tenants’ payment of additional rent after certain tenant sales revenue thresholds are met. Such contingent rent will be recognized as revenue after the related revenue threshold is met.

Offering Costs

Our advisor funds all of the organization and offering costs on our behalf. We are required to reimburse them for such organization and offering costs up to 2% of the cumulative capital raised in the Offering. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

Income Taxes

We currently account for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes (“SFAS 109”). Under the liability method of SFAS 109, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse.

Our management will evaluate plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2006. We believe that, commencing with the taxable year for which such election is made, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on income that we distribute currently to our stockholders.

Stock Based Compensation

We have one stock-based employee and director compensation plan. We account for this plan under the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and related interpretations.

F - 9

Concentration of Credit Risk

At December 31, 2005, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in one financial institution. We regularly monitor the financial stability of the financial institution and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

Earnings per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. Our convertible stock was excluded from the calculation of earnings per share because the effect would be anti-dilutive for the year ended December 31, 2005 and for the period from inception (November 23, 2004) through December 31, 2004.

Reportable Segments

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. Management evaluates operating performance on an individual property level. However, as each of our properties will have similar economic characteristics, our properties will be aggregated into one reportable segment.

3.                                      New Accounting Pronouncements

Financial Accounting Standards Board (“FASB”) No. 123R, “Share-Based Payment,” a revision to FASB No. 123 “Accounting for Stock-Based Compensation,” was issued in December 2004. The Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The Statement is effective for us as of January 1, 2006. The Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

FASB Statement No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

4.                                      Stockholders’ Equity

Capitalization

As of December 31, 2005, we were authorized to issue 350,000,000 shares of common stock, 50,000,000 shares of preferred stock and 1,000 shares of non-participating, non-voting, convertible stock (“Convertible Stock”). All shares of such stock have a par value of $.0001 per share. On November 23, 2004 (date of inception), we sold 1,000 shares of convertible stock and 21,739 shares of common stock to Behringer Holdings for $201,000 in cash. The shares of Convertible Stock will be converted into shares of common stock if (1) the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions; or (2) the shares of common stock are listed for trading on a national securities exchange or for quotation on The Nasdaq National Market System. Conversion of the Convertible Stock may be limited by our Board of Directors if it determines that full conversion may jeopardize our qualifications as a REIT. The terms of the Convertible Stock provide that, generally, Behringer Holdings, as the holder of such shares, will receive shares of common stock with a value equal to 15% of the amount that the sum of the enterprise value, as defined, plus distributions paid to stockholders exceeds the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. Our Board of Directors may authorize additional shares of capital stock and their characteristics without obtaining stockholder approval.

As of December 31, 2005, we had accepted subscriptions for 2,034,005 shares of our common stock, including 21,739 shares owned by Behringer Holdings. As of December 31, 2005, we had no shares of preferred stock issued and outstanding.

F - 10

Share Redemption Program

Our board of directors has authorized and adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances after they have held them for at least one year. The purchase price for the redeemed shares is set forth in the prospectus for our Offering of common stock. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the plan, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to 1% of operating cash flow for the previous fiscal year plus proceeds of our distribution reinvestment plan. As of December 31, 2005, no shares were redeemed.

5.                                      Stock Plans

2004 Stock Incentive Award Plan

The Behringer Harvard Opportunity REIT I, Inc. 2004 Amended and Restated Incentive Award Plan (Incentive Award Plan) approved by our board of directors on July 19, 2005 and by our stockholders on July 25, 2005, provides for the automatic grant of stock options to non-employee directors. A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan. No awards have been granted under such plan as of December 31, 2005.

6.                                      Related Party Transactions

Certain of our affiliates receive fees and compensation in connection with the Offering. The following is a summary of the related party fees and compensation we incurred during the year ended December 31, 2005. No such fees were incurred in the period from November 23, 2004 (date of inception) through December 31, 2004.

		Total capitalized
	Total	to offering
	incurred	costs

For the year-ended ended December 31, 2005
Behringer Securities, commissions and dealer manager fees	$1,777,367	$1,777,367
Behringer Advisors I, organization and offering expenses	1,963,832	1,963,832
Total	$3,741,199	$3,741,199

Behringer Securities LP (“Behringer Securities”), our affiliated dealer-manager for the Offering, receives commissions of up to 7% of gross offering proceeds before reallowances of commissions earned by participating broker-dealers; provided that Behringer Securities will receive 1% of the gross proceeds of purchases pursuant to our distribution reinvestment plan. Behringer Securities reallows 100% of the commissions earned to participating broker-dealers. In addition, up to 2% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee; provided that Behringer Securities will not receive dealer manager fees pursuant to our distribution reinvestment plan. Behringer Securities reallows a portion of its dealer manager fees of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and bona fide due diligence expense reimbursement. In the year ended December 31, 2005, Behringer Securities’ commissions and dealer manager fees totaled $1,372,907 and $404,460, respectively and all were capitalized as offering costs in “Additional paid-in capital” on our balance sheet. In the period ended December 31, 2004, there were no commissions and dealer manager fees paid to Behringer Securities, as the Offering did not commence until September 20, 2005.

Behringer Opportunity Advisors, or its affiliates, receives up to 2% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Offering. For the year ended December 31, 2005, $1,963,832 of organization and offering expenses had been incurred by Behringer Opportunity Advisors on our behalf. For the year ended December 31, 2005, organization and offering expenses reimbursable by us totaled $1,963,832, including $262,765 reimbursed and $1,701,067 of reimbursements payable. The $1,701,067 of offering costs payable as of December

F - 11

31, 2005 is included in “Payables to affiliates” on our balance sheet. All of the $1,963,832 of organization and offering expenses to be reimbursed by us through December 31, 2005 had been recorded as a reduction of additional paid-in capital. In the period ended December 31, 2004, there were no organization and offering expenses paid, as the Offering did not commence until September 20, 2005. Behringer Opportunity Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities.

Our advisor or its affiliates will also receive acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 2.5% of the funds advanced in respect of a loan.

Our advisor or its affiliates will also receive debt financing fees of 1% of the amount available to us under a debt financing originated, refinanced or assumed by or for us. It is anticipated that our advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing with us.

Our advisor or its affiliates will also receive reimbursement of acquisition expenses up to 0.5% of the contract price of each asset, or with respect to a mortgage, up to 0.5% of the funds advanced.

We expect to pay HPT Management Services LP (“HPT Management”), our property manager and an affiliate of ours, fees for the management and leasing of our properties. Such fees are expected to equal 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents is such area.

We will pay our advisor a monthly asset management fee of one-twelfth of 0.75% of aggregate asset value.

Our advisor or its affiliates also will be paid a disposition fee if our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay our advisor (1) in the case of the sale of real property, the lesser of:  (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets. This fee shall not be earned or paid unless and until the investors have received total distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received total distributions equal to or in excess of the sum of their aggregate capital contributions plus a 10% annual, cumulative, non-compounded return on such capital contributions, then our advisor is entitled to receive an additional participation in net sale proceeds fee equal to 15% of remaining net sale proceeds. This amount is reduced by the value of any partial conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, we will not be required to pay any participation in net sale proceeds.

Also, upon listing of our common stock for trading on a national securities exchange or for quotation on The Nasdaq National Market System, an incentive listing fee up to 15% of the amount by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of the aggregate capital contributions by investors plus a 10% annual, cumulative, non-compounded return on such capital contributions, will be paid to our advisor. The incentive listing fee will be reduced by the value of the shares of common stock issued upon conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, we will not be required to pay any incentive listing fee.

In addition, upon termination of the advisory agreement with our advisor, a performance fee of 15% of the amount by which our appraised asset value at the time of such termination less our indebtedness, plus cash and cash equivalents at the time of termination plus total distributions paid to the our stockholders through the termination date exceeds the aggregate capital contributed by investors plus payment to the investors of a 10% annual, cumulative, non-compounded return on the capital contributed by investors will be paid to our advisor as a performance fee. No performance fee will be paid if we have already paid or become obligated to pay our advisor an incentive listing fee. The performance fee will be reduced by the value of the shares of common stock issued upon partial conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, we will not be required to pay any performance fee.

We will reimburse our advisor or its affiliates for all expenses paid or incurred by them in connection with the services they provide to us, subject to the limitation that we will not reimburse for any amount by which our advisor’s operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (i) 2% of our average invested assets, or (ii) 25% of our net income.

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We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

We are dependent on Behringer Opportunity Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

7.                                      Income Taxes

The provisions for current federal and state income taxes and deferred federal and state income taxes before and after the valuation allowance are as follows:

		From inception
		(November 23, 2004)
	Year ended	through
	December 31, 2005	December 31, 2004
Current expense (benefit) Federal and State	$—	$47
Deferred expense (benefit) Federal and State	(36,131)	—
Total income tax (benefit) before valuation allowance	(36,131)	47

Valuation allowance	36,131	—
Total income tax (benefit) after valuation allowance	$—	$47

The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2005 and 2004 are presented below:

		From inception
		(November 23, 2004)
	Year ended	through
	December 31, 2005	December 31, 2004

Deferred tax assets:
Net operating loss carryforwards	$34,557	$—
Basis difference in start-up, organization and other costs	1,574	—
Total deferred tax assets	36,131	—
Less valuation allowance	(36,131)	—
Net deferred tax assets	$—	$—

For the tax year ended December 31, 2005, we incurred operating losses that are carried forward for federal income tax purposes. However, we intend to elect to be treated as a real estate investment trust for subsequent tax years and accordingly will not be subject to federal income tax, assuming that certain organizational and operating requirements are met. As a result, we are not expecting to realize the future benefit of the deferred tax assets. Consequently, the deferred tax assets have been fully reserved.

8.                                      Fair Value Disclosure of Financial Instruments

We determined the following disclosure of estimated fair values using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

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Cash and cash equivalents and restricted cash are short term and/or highly liquid in nature. Accordingly, fair value approximates the carrying values of these items.

The fair value estimate presented herein is based on information available to our management as of December 31, 2005. Although our management is not aware of any factors that would significantly affect the estimated fair value amount, such amount has not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

9.                                      Quarterly Results (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2005 and the period from November 23, 2004 (date of inception) through December 31, 2004 (in thousands, except per share data):

	2005 Quarters Ended
	March 31	June 30	September 30	December 31

Revenues	$—	$—	$—	$—
Net income (loss)	$585	$(8,513)	$(1,607)	$(93,698)
Weighted average shares outstanding	21,739	21,739	21,739	629,124
Basic and diluted income (loss) per share	$0.03	$(0.40)	$(0.07)	$(0.15)

2004 Quarter Ended
December 31

Revenues	$—
Net income	$313
Weighted average shares outstanding	21,739
Basic and diluted income per share	$0.01

10.                               Subsequent Events

On March 9, 2006, we entered into a Property Acquisition Agreement with Behringer Opportunity Advisors, Behringer Harvard Strategic Opportunity Fund II LP, a Texas limited partnership (“Behringer Strategic Fund II”) and Behringer Harvard Strategic Advisors II LP, a Texas limited partnership (“Behringer Strategic Advisors II”). The property acquisition agreement provides that we have an exclusive right of first refusal to acquire each and every Investment Asset. An Investment Asset is defined as real estate or real estate related assets or other investment opportunities that are potentially suitable for both us and Behringer Strategic Fund II.

On March 9, 2006, Behringer Harvard OP and HPT Management entered into an Amended and Restated Property Management and Leasing Agreement (the “Amended Property Management Agreement”). The Amended Property Management Agreement provides that in circumstances where the seller of a property requires us to retain a third party property manager, often an affiliate of the seller, as a condition to the sale of such property, we will pay HPT Management an oversight fee equal to 1% of the gross revenues generated by that property in addition to any fees paid to the third party property manager. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property.

On March 1, 2006, we acquired a two-story office building containing approximately 70,705 rentable square feet (unaudited) and 12 below-grade executive parking spaces and surface parking for 257 vehicles located on approximately 6.14 acres (unaudited) of land in Minnetonka, Minnesota (the “Whitewater Property”). The purchase price of the Whitewater Property was approximately $9,000,000, excluding closing costs. We used proceeds from the Offering to pay the entire purchase price and all closing costs of the acquisition.

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Behringer Harvard Opportunity REIT I, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31, 2006	December 31, 2005

Assets
Real estate
Land	$975,975	$—
Building, net	7,146,334	—
Total real estate	8,122,309	—

Cash and cash equivalents	45,182,969	18,560,885
Restricted cash	361,160	460,470
Accounts receivable	112,899	—
Prepaid expenses and other assets	63,948	85,977
Lease intangibles, net	1,205,797	—
Total assets	$55,049,082	$19,107,332

Liabilities and stockholders’ equity
Liabilities
Payables to affiliates	$1,994,061	$2,158,017
Acquired below market leases, net	249,848	—
Accrued liabilities	308,138	88,673
Subscriptions for common stock	324,294	446,983
Total liabilities	2,876,341	2,693,673

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 6,024,517 and 2,034,005 share issued and outstanding at March 31, 2006 and December 31, 2005, respectively	602	203
Additional paid-in capital	52,143,788	16,516,376
Retained earnings (deficit)	28,351	(102,920)
Total stockholders’ equity	52,172,741	16,413,659
Total liabilities and stockholders’ equity	$55,049,082	$19,107,332

See Notes to Consolidated Financial Statements.

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Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31, 2006	Three months ended March 31, 2005

Rental revenue	$119,043	$—

Expenses
Property operating expense	21,724	—
Real estate taxes	20,984	—
Property management fees	4,905	—
Asset management fees	5,495	—
General and administrative	160,158	—
Depreciation and amortization	42,824	—
Total expenses	256,090	—

Interest income	268,318	585

Net income	$131,271	$585

Basic and diluted weighted average shares outstanding	3,764,889	21,739

Basic and diluted income per share	$0.03	$0.03

See Notes to Consolidated Financial Statements.

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Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Convertible Stock		Common Stock		Additional	Retained	Total
	Number of	Par	Number of	Par	Paid In	Earnings	Stockholders’
	Shares	Value	Shares	Value	Capital	(Deficit)	Equity

Balance at January 1, 2005	1,000	$—	21,739	$2	$200,998	$313	$201,313

Issuance of common stock, net	—	—	2,012,266	201	16,315,378	—	16,315,579

Net loss						(103,233)	(103,233)
Balance at December 31, 2005	1,000	—	2,034,005	203	16,516,376	(102,920)	16,413,659

Issuance of common stock, net	—	—	3,990,512	399	35,627,412	—	35,627,811

Net income						131,271	131,271
Balance at March 31, 2006	1,000	$—	6,024,517	$602	$52,143,788	$28,351	$52,172,741

See Notes to Consolidated Financial Statements.

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Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31, 2006	Three months ended March 31, 2005

Cash flows from operating activities:
Net income	$131,271	$525
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	36,680	—
Change in accounts receivable	(112,899)	—
Change in prepaid expenses and other assets	28,781	—
Change in accrued liabilities	160,222	—
Change in payables to affiliates	10,400	—
Cash provided by operating activities	254,455	525

Cash flows from investing activities:
Purchase of real estate	(9,062,446)	—
Cash used in investing activities	(9,062,446)	—

Cash flows from financing activities:
Issuance of common stock	41,380,683	—
Offering costs	(5,752,872)	—
Change in subscriptions for common stock	(122,689)	—
Change in subscription cash received	99,309	—
Change in payables to affiliates	(174,356)	—
Cash flows provided by financing activities	35,430,075	—

Net change in cash and cash equivalents	26,622,084	525
Cash and cash equivalents at beginning of period	18,560,885	—
Cash and cash equivalents at end of period	$45,182,969	$525

See Notes to Consolidated Financial Statements.

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Behringer Harvard Opportunity REIT I, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

1.                          Organization

Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Maryland on November 23, 2004 and intends to qualify as a real estate investment trust (“REIT”). We were formed primarily to invest in and operate real estate or real estate related assets on an opportunistic basis. We are currently offering our common stock pursuant to a public offering that commenced on September 20, 2005 (the “Offering”) and is described below.

We commenced our Offering of shares of our common stock on September 20, 2005 and commenced operations on November 9, 2005 upon our acceptance of initial subscriptions for 441,204 shares of common stock, which satisfied the minimum offering requirement of $2,000,000 established for the Offering. Prior to November 9, 2005, we were considered a development stage entity. Our first real estate acquisition was completed on March 1, 2006 with the purchase of a two-story office building in Minnetonka, Minnesota (the “Whitewater Property”).

Substantially all of our business is conducted through Behringer Harvard Opportunity OP I, LP, a Texas limited partnership organized in November 2004 (“Behringer Harvard OP”). We own a 0.1% interest in Behringer Harvard OP as its sole general partner. The remaining 99.9% of Behringer Harvard OP is held as a limited partner’s interest by BHO Partners, LLC, a Delaware limited liability company, which is our wholly-owned subsidiary.

Our advisor is Behringer Harvard Opportunity Advisors I LP (“Behringer Opportunity Advisors”), a Texas limited partnership organized in 2004. Behringer Opportunity Advisors is our affiliate responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

2.                          Public Offering

On September 20, 2005, we commenced a public offering of up to 40,000,000 shares of common stock offered at a price of $10 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covers the Offering of up to 8,000,000 shares of common stock to be offered at a price of $9.50 per share pursuant to our distribution reinvestment plan (the “DRIP”).

Stockholders, after their initial purchase of shares, may elect to make cash investments of $25.00 or more in additional shares of common stock at regular intervals as part of the our automatic purchase plan.

As of March 31, 2006, we had accepted subscriptions for 6,024,517 shares of our common stock, including 21,739 shares owned by Behringer Harvard Holdings, LLC (“Behringer Holdings”). As of March 31, 2006, we had 1,000 shares of non-participating, non-voting convertible stock (“Convertible Stock”) issued and outstanding and no shares of preferred stock issued and outstanding.

We admit new stockholders pursuant to the Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

We intend to use the proceeds from our Offering, after deducting offering expenses, primarily to acquire commercial properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouse and distribution facilities, and motel and hotel properties.

Our common stock is not currently listed on a national exchange. Unless liquidated earlier, our management anticipates listing the common stock on a national securities exchange or for quotation on the Nasdaq National Market System or liquidating our real estate portfolio on or before the sixth anniversary of the termination of the Offering. Depending upon the then-prevailing market conditions, it is the intention of our management to consider beginning the process of listing or liquidating within three to six years after the termination of the Offering. In the event that we do not obtain such listing prior to the sixth anniversary of the termination of the Offering, unless a majority of our board of directors and a majority of our independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

3.                          Interim Unaudited Financial Information

The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005, which was

F - 19

filed with the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted in this Registration Statement on Form S-11 pursuant to the rules and regulations of the SEC.

The results for the interim periods shown in this report are not necessarily indicative of future financial results. The accompanying consolidated balance sheet and consolidated statement of stockholders’ equity as of March 31, 2006 and consolidated statements of operations and cash flows for the periods ended March 31, 2006 and 2005 have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2006 and December 31, 2005 and our consolidated results of operations and cash flows for the periods ended March 31, 2006 and 2005.

4.                          Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) No. 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights.”

Real Estate

Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method. Accumulated depreciation associated with the tangible assets of our wholly-owned property was approximately $24,000 at March 31, 2006.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market in-place leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

F - 20

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions is based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management includes such items as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also include costs to execute similar leases, including leasing commissions, legal and tenant improvements, as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the initial term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The estimated useful lives of our lease intangibles as of March 31, 2006 range from 3.5 years to 8.5 years.

Accumulated amortization associated with the lease intangibles of our consolidated property was approximately $13,000 at March 31, 2006.

Anticipated amortization associated with lease intangibles for the period from April 1 through December 31, 2006 and for each of the following four years ended December 31 is as follows:

Lease Intangibles
April 1, 2006 - December 31, 2006	$115,672
2007	154,229
2008	154,229
2009	131,705
2010	86,657

As of March 31, 2006, accumulated depreciation and amortization related to wholly-owned real estate assets and related lease intangibles were as follows:

	Building and Improvements	In-Place Leases	Acquired Below-Market Leases
Cost	$7,170,162	$1,224,793	$(255,992)
Less: depreciation and amortization	(23,828)	(18,996)	6,144
Net	$7,146,334	$1,205,797	$(249,848)

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

Restricted Cash

Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses.

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Accounts Receivable

Accounts receivable primarily consists of receivables from tenants related to our wholly-owned property. There was no allowance for doubtful accounts for the three months ended March 31, 2006.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets includes prepaid directors’ and officers’ insurance, as well as prepaid insurance and real estate taxes of our consolidated property.

Investment Impairments

For real estate we wholly own, our management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we will own through an investment in a joint venture, tenant-in-common (“TIC”) interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the three months ended March 31, 2006.

Deferred Financing Fees

Deferred financing fees will be recorded at cost and will be amortized using a method that approximates the effective interest method over the life of the related debt.

Revenue Recognition

We recognize rental income generated from leases on real estate assets on the straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. Some leases may contain provisions for the tenant’s payment of additional rent after certain tenant sales revenue thresholds are met. Such contingent rent is recognized as revenue after the related revenue threshold is met. We had no contingent rent for the three months ended March 31, 2006 and 2005. The total net increase to rental revenues due to straight-line rent adjustments for the three months ended March 31, 2006 and 2005 was $3,901 and none, respectively. As discussed above, our rental revenue also includes amortization of above and below market in-place leases.

Organizational and Offering Costs

Our advisor funds organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Offering. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

Income Taxes

We currently account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the liability method of SFAS No. 109, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse.

Our management will evaluate plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2006. We believe that, commencing with the taxable year for which such election is made, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on income that we distribute currently to our stockholders.

F - 22

Stock Based Compensation

We have a stock-based incentive award plan for our directors and consultants and employees, directors and consultants of our affiliates. We account for this plan under the “modified prospective” method of SFAS No. 123R, “Share-Based Payment.”  In the “modified prospective” method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations. For the three months ended March 31, 2006, we had no significant compensation cost related to this incentive award plan.

Concentration of Credit Risk

At March 31, 2006, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in one financial institution. We regularly monitor the financial stability of the financial institution and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

Earnings per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. Our Convertible Stock was excluded from the calculation of earnings per share because the effect would be anti-dilutive for the period ended March 31, 2006.

Reportable Segments

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. Management evaluates operating performance on an individual property level. However, as each of our properties will have similar economic characteristics, our properties will be aggregated into one reportable segment.

5.                                      Acquisitions

On March 1, 2006, we acquired the Whitewater Property, a two-story office building containing approximately 70,705 rentable square feet (unaudited), located on approximately 6.14 acres (unaudited) of land in Minnetonka, Minnesota. The purchase price of the Whitewater Property was approximately $9,000,000, excluding closing costs. We used proceeds from the Offering to pay the entire purchase price and all closing costs of the acquisition.

6.                                      Stockholders’ Equity

Capitalization

As of March 31, 2006, we were authorized to issue 350,000,000 shares of common stock, 50,000,000 shares of preferred stock and 1,000 shares of Convertible Stock. All shares of such stock have a par value of $.0001 per share. On November 23, 2004 (date of inception), we sold 1,000 shares of Convertible Stock and 21,739 shares of common stock to Behringer Holdings for $201,000 in cash. The shares of Convertible Stock will be converted into shares of common stock if (1) the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions; or (2) the shares of common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System. Conversion of the Convertible Stock may be limited by our board of directors if it determines that full conversion may jeopardize our qualifications as a REIT. The terms of the Convertible Stock provide that, generally, Behringer Holdings, as the holder of such shares, will receive shares of common stock with a value equal to 15% of the amount that the sum of the enterprise value, as defined, plus distributions paid to stockholders exceeds the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. Our board of directors may authorize additional shares of capital stock and their characteristics without obtaining stockholder approval.

As of March 31, 2006, we had accepted subscriptions for 6,024,517 shares of our common stock, including 21,739 shares owned by Behringer Holdings. As of March 31, 2006, we had 1,000 shares of our Convertible Stock issued and outstanding and no shares of preferred stock issued and outstanding.

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Share Redemption Program

Our board of directors has authorized and adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances after they have held them for at least one year. The purchase price for the redeemed shares is set forth in the prospectus for our Offering of common stock. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the program, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year. As of March 31, 2006, no shares were redeemed.

Incentive Award Plan

The Behringer Harvard Opportunity REIT I, Inc. Amended and Restated 2004 Incentive Award Plan (“Incentive Award Plan”) was approved by our board of directors on July 19, 2005 and by our stockholders on July 25, 2005, and provides for equity awards to our directors and consultants and employees, directors and consultants of our affiliates. A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan. An option to acquire 1,250 shares was awarded to an independent board member on February 17, 2006 when he was elected to our board of directors. In addition, on that date, an option to acquire 5,000 shares of our common stock was awarded to each of the other two independent board members.

7.                          Related Party Arrangements

Certain of our affiliates receive fees and compensation in connection with the Offering. The following is a summary of the related party fees and compensation we incurred during the three months ended March 31, 2006. No such fees were incurred in the three months ended March 31, 2005.

For the three months ended March 31, 2006	Total incurred	Total reduction of additional paid-in capital	Total capitalized to real estate	Total expensed
Behringer Securities, commissions and dealer manager fees	$3,504,696	$3,504,696	$—	$—
Behringer Opportunity Advisors, reimbursement of organization and offering expenses	801,926	801,926	—	—
Behringer Opportunity Advisors, acquisition, advisory fees and expenses	270,000	—	270,000	—
HPT Management, property management and leasing fees	4,905	—	—	4,905
Behringer Opportunity Advisors, asset management fees	5,495	—	—	5,495
Total	$4,587,022	$4,306,622	$270,000	$10,400

Behringer Securities LP (“Behringer Securities”), our affiliated dealer-manager for the Offering, receives commissions of up to 7% of gross offering proceeds before reallowances of commissions earned by participating broker-dealers; provided that Behringer Securities will receive 1% of the gross proceeds of purchases pursuant to our DRIP. Behringer Securities reallows 100% of the commissions earned to participating broker-dealers. In addition, up to 2% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee; provided that Behringer Securities will not receive dealer manager fees pursuant to our DRIP. Behringer Securities reallows a portion of its dealer manager fees of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees and bona fide due diligence expense reimbursement. In the three months ended March 31, 2006, Behringer Securities’ commissions and dealer manager fees totaled $2,702,770 and $801,926, respectively and all were capitalized as offering costs in additional paid-in capital on our balance sheet. In the three months ended March 31, 2005, there were no commissions and dealer manager fees paid to Behringer Securities, as the Offering did not commence until September 20, 2005.

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Behringer Opportunity Advisors, or its affiliates, receives up to 2% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Offering. As of March 31, 2006, $2,585,773 of organization and offering expenses had been incurred by Behringer Opportunity Advisors on our behalf. As of March 31, 2006, organization and offering expenses reimbursable by us totaled $2,585,773, including $1,206,386 reimbursed and $1,379,387 of reimbursements payable. The $1,379,387 of offering costs payable as of March 31, 2006 is included in “Payables to affiliates” on our balance sheet. All of the $1,206,386 of organization and offering expenses to be reimbursed by us through March 31, 2006 had been recorded as a reduction of additional paid-in capital. For the three months ended March 31, 2006, $801,926 of organization and offering expenses were to be reimbursed by us, of which all was recorded as a reduction of additional paid-in capital. In the three months ended March 31, 2005, there were no organization and offering expenses paid, as the Offering did not commence until September 20, 2005. Behringer Opportunity Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities in offering.

Our advisor or its affiliates will also receive acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 2.5% of the funds advanced in respect of a loan. Our advisor or its affiliates also receives reimbursement of acquisition expenses up to 0.5% of the contract purchase price of each asset, or with respect to a mortgage, up to 0.5% of the funds advanced. In the three months ended March 31, 2006, our advisor earned $225,000 in acquisition and advisory fees for our first real estate acquisition. We capitalized these fees as part of our real estate.

Our advisor or its affiliates will also receive debt financing fees of 1% of the amount of any debt made available to us. It is anticipated that our advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing with us.

We pay HPT Management Services LP (“HPT Management”), our property manager and an affiliate of ours, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are equal to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the same geographic location of the respective property. In the event that we contract directly with a non-affiliated third party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. We incurred and expensed such fees of $4,905 in the three months ended March 31, 2006.

We pay our advisor an annual asset management fee of 0.75% of the aggregate asset value of acquired real estate. The fee is payable monthly in an amount equal to one-twelfth of 0.75% of the aggregate asset value of the last day of the immediately preceding month. For the three months ended March 31, 2006, we incurred and expensed $5,495 of asset management fees.

Behringer Opportunity Advisors or its affiliates is paid a disposition fee if our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we pay our advisor (1) in the case of the sale of real property, the lesser of:  (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets. This fee shall not be earned or paid unless and until the investors have received total distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received total distributions equal to or in excess of the sum of their aggregate capital contributions plus a 10% annual, cumulative, non-compounded return on such capital contributions, then our advisor is entitled to receive an additional participation in net sale proceeds fee equal to 15% of remaining net sale proceeds less the amount that our debt for borrowed money exceeds the aggregate book value of our remaining assets. The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

Upon listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System, an incentive listing fee up to 15% of the amount by which the market value of our outstanding stock plus distributions paid by us prior to listing exceeds the sum of the aggregate capital contributions by investors plus a 10% annual, cumulative, non-compounded return on such capital contributions will be paid to our advisor. The subordinated

F - 25

participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

In addition, upon termination of the advisory agreement with our advisor, we will pay our advisor a performance fee of 15% of the amount by which (A) our appraised asset value at the time of such termination less our indebtedness, plus cash and cash equivalents at the time of termination plus total distributions paid to our stockholders through the termination date exceeds (B) the aggregate capital contributed by investors plus payment to the investors of a 10% annual, cumulative, non-compounded return on the capital contributed by investors. No performance fee will be paid if we have already paid or become obligated to pay our advisor an incentive listing fee. The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

We will reimburse our advisor or its affiliates for all expenses paid or incurred by them in connection with the services they provide to us, subject to the limitation that we will not reimburse for any amount by which our advisor’s operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (i) 2% of our average invested assets, or (ii) 25% of our net income.

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

We are dependent on Behringer Opportunity Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

8.                                      Subsequent Events

We issued approximately 1,300,000 shares of our common stock between April 1, 2006 and May 1, 2006, resulting in gross proceeds to us of approximately $13,000,000.

9.                                      Recently Announced Accounting Pronouncements

We adopted SFAS No. 123R, “Share-Based Payment,” a revision to SFAS No. 123 “Accounting for Stock-Based Compensation” on January 2, 2006. The Statement supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

We adopted SFAS Statement No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20 and SFAS Statement No. 3, on January 1, 2006. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this Statement did not have a material effect on our financial condition, results of operations, or liquidity.

In April 2006, the FASB issued FASB Staff Position FIN 46R-6, “Determining the Variability to be Considered in Applying FASB Interpretation No. 46R,” that will become effective beginning the third quarter of 2006. FIN 46R-6 clarifies that the variability to be considered in applying FIN 46R shall be based on an analysis of the design of the variable interest entity. The adoption of this Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

*****

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Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of 12600 Whitewater, an office building located in Minnetonka, Minnesota (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Registration Statement on Form S-11 of Behringer Harvard Opportunity REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 26, 2006

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12600 Whitewater

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

Revenues:
Rental revenue	$645,211
Tenant reimbursement income	499,422
Total revenues	1,144,633

Certain operating expenses:
Property operating expenses	379,051
Real estate taxes	217,764
Property management fees	31,511
General and administrative expenses	10,948
Total certain operating expenses	639,274
Revenues in excess of certain operating expenses	$505,359

See accompanying notes to statement of revenues and certain operating expenses.

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12600 Whitewater

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

1.                              Basis of Presentation

On March 1, 2006, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) acquired a two-story office building containing approximately 70,705 rentable square feet (unaudited) located on approximately 6.14 acres (unaudited) of land in Minnetonka, Minnesota (“12600 Whitewater”).

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of 12600 Whitewater, exclusive of items which may not be comparable to the proposed future operations of 12600 Whitewater such as depreciation and amortization, interest expense and corporate expenses.

2.                          Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.                          Significant Accounting Policies

Revenue Recognition

12600 Whitewater’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $68,305 for the year ended December 31, 2005.

4.                          Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows:

Year Ending December 31:
2006	$679,850
2007	792,532
2008	837,338
2009	345,336
2010	104,896

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.                          Concentrations

The following presents the percentage of rental income (base rent) from the tenants who individually represent more than 10% of 12600 Whitewater’s rental revenues for the year ended December 31, 2005:

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Name	Amount
ABC Insurance Management Group, LLC	59%
Vanco Services, LLC	27%
KMG America Corporation	14%

ABC Insurance Management Group, LLC is a multi-line insurance agency, Vanco Services, LLC is a supplier of payment technology solutions and KMG America Corporation is a provider of health insurance products.

*****

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Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On March 1, 2006, we acquired a two-story office building containing approximately 70,705 rentable square feet located on approximately 6.14 acres of land in Minnetonka, Minnesota (“12600 Whitewater”), through Behringer Harvard Whitewater, LLC, a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, LP, our operating partnership. The total contract purchase price of 12600 Whitewater, exclusive of closing costs, was $9,000,000, which was paid entirely through the use of proceeds of our offering of common stock to the public.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

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Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

as of December 31, 2005

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired 12600 Whitewater as of December 31, 2005. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on December 31, 2005, nor does it purport to represent our future financial position.

	December 31, 2005 as Reported (a)	Pro Forma Adjustments		Pro Forma December 31, 2005
Assets
Real estate
Land	$—	$975,975	(b)	$975,975
Buildings, net	—	7,148,240	(b)	7,148,240
Total real estate	—	8,124,215		8,124,215

Cash and cash equivalents	18,560,885	(9,040,524	)(b)	9,520,361
Restricted cash	460,470	—		460,470
Prepaid expenses and other assets	85,977	6,752	(b)	92,729
Lease intangibles, net	—	1,224,793	(b)	1,224,793
Total assets	$19,107,332	$315,236		$19,422,568

Liabilities and stockholders’ equity

Liabilities
Payables to affiliates	$2,158,017	$—		$2,158,017
Acquired below market leases, net	—	255,992	(b)	255,992
Accrued liabilities	88,673	59,244	(b)	147,917
Subscriptions for common stock	446,983	—		446,983
Total liabilities	2,693,673	315,236		3,008,909

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 2,034,005 shares issued and outstanding	203	—		203
Additional paid-in capital	16,516,376	—		16,516,376
Retained earnings (deficit)	(102,920)	—		(102,920)
Total stockholders’ equity	16,413,659	—		16,413,659
Total liabilities and stockholders’ equity	$19,107,332	$315,236		$19,422,568

See accompanying unaudited notes to pro forma consolidated financial statements.

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Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired 12600 Whitewater on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2005, nor does it purport to represent our future operations.

	Year ended December 31, 2005 as Reported (a)	Statement of Revenues and Certain Operating Expenses (b)	Pro Forma Adjustments		Pro Forma Year ended December 31, 2005

Rental revenue	$—	$1,144,633	$73,726	(c)	$1,218,359

Expenses
Property operating expense	—	379,051	—		379,051
Real estate taxes	—	217,764	—		217,764
Property management fees	—	31,511	(31,511	)(d)	51,508
			51,508	(e)
Asset management fees	—	—	65,940	(f)	65,940
General and administrative	159,163	10,948	—		170,111
Depreciation and amortization	—	—	513,884	(g)	513,884
Total expenses	159,163	639,274	599,821		1,398,258

Interest income	55,930	—	—		55,930

Net income (loss)	$(103,233)	$505,359	$(526,095)		$(123,969)

Basic and diluted weighted average shares outstanding	174,833		840,956	(h)	1,015,789

Basic and diluted loss per share	$(0.59)				$(0.12)

See accompanying unaudited notes to pro forma consolidated financial statements.

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Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.                                       Reflects our historical balance sheet as of December 31, 2005.

b.                                      Reflects the acquisition of 12600 Whitewater for $9,040,524, inclusive of closing costs. The acquisition was funded entirely with cash on hand. We allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows:

Description	Allocation	Estimated Useful Life

Land	$975,975	—
Building	7,148,240	25 years
Below market leases, net	(255,992)	3.5 years
In-place leases	490,618	3.5 years
Tenant relationships	734,175	8.5 years
Prepaid expenses and other assets	6,752	—
Other accruals	(59,244)	—
	$9,040,524

We allocated the purchase price to the above tangible and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets” as follows:

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

a.                                       Reflects our historical operations for the year ended December 31, 2005.

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b.                                      Reflects the historical revenues and certain expenses of 12600 Whitewater.

c.                                       Reflects the pro forma amortization, for the year ended December 31, 2005, of the below market lease values which have an approximate 42 month life based on the remaining non-cancelable terms of the leases.

d.                                      Reflects the reversal of historical property management fees for 12600 Whitewater.

e.                                       Reflects the property management fees associated with the current management of 12600 Whitewater. The property is managed by HPT Management Services LP, our affiliate, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

f.                                         Reflects the asset management fees associated with 12600 Whitewater. The asset is managed by HPT Management Services LP, our affiliate, for an annual asset management fee of 0.75% of the asset value.

g.                                      Reflects the depreciation and amortization of 12600 Whitewater using the straight-line method over the estimated useful lives as follows:

Description	Estimated Useful Life
Building	25 years
Real estate intangibles(1)	3.5 years
Tenant relationships	8.5 years

(1)          Included in real estate intangibles is $255,992 of below market lease value, which is amortized to rental income. See Note c.

h.                                      Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our investment in 12600 Whitewater. The adjustment is computed as follows:

Cash needed to acquire 12600 Whitewater	$9,040,524

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	1,015,789
Less historical weighted average of common stock outstanding for the year ended December 31, 2005	(174,833)
	840,956

(1)          Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

F - 35

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Quarter Ended March 31, 2006

	Quarter ended March 31, 2006 as Reported (a)	Pro Forma Adjustments (b)	Pro Forma Quarter ended March 31, 2006

Rental revenue	$119,043	$238,086	$357,129

Expenses
Property operating expense	21,724	43,448	65,172
Real estate taxes	20,984	41,968	62,952
Property management fees	4,905	9,810	14,715
Asset management fees	5,495	10,990	16,485
General and administrative	160,158	—	160,158
Depreciation and amortization	42,824	85,648	128,472
Total expenses	256,090	191,863	447,953

Interest income	268,318	—	268,318

Net income	$131,271	$46,223	$177,494

Basic and diluted weighted average shares outstanding	3,764,889		3,764,889

Basic and diluted loss per share	$0.03		$0.05

See accompanying unaudited notes to pro forma consolidated financial statements.

F - 36

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Statement of Operations

Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2006

a.               Reflects our historical operations for the quarter ended March 31, 2006.

b.              Reflects the pro forma adjustments for 12600 Whitewater for the two-month period of January 1, 2006 through February 28, 2006.

F - 37

EXHIBIT A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to closed or completed real estate investment programs (Prior Real Estate Programs) sponsored by Robert M. Behringer and his affiliates, who control our advisor. Each of the Prior Real Estate Programs presented has investment objectives similar or identical to Behringer Harvard Opportunity REIT I and was formed for the purpose of investing in commercial properties similar to the type that Behringer Harvard Opportunity REIT I acquires. See “Investment Objectives and Criteria” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in “Prior Performance Summary” section of this prospectus.

Investors in Behringer Harvard Opportunity REIT I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties. Mr. Behringer controls our advisor and was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II - Compensation to Sponsor (in Dollars)

Table III - Annual Operating Results of Prior Real Estate Programs

Table IV - Results of Completed Programs

Table V - Results of Sales or Disposals of Property

Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Behringer Harvard Opportunity REIT I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2003 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT I. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2005.

	Behringer Harvard REIT I, Inc.(1)		Behringer Harvard Mid-Term Value Enhancement Fund I LP		Behringer Harvard Short-Term Opportunity Fund I LP

Dollar amount offered	$880,000,000		$440,000,000		$110,000,000
Dollar amount raised	170,283,918	19.4%	44,249,101	10.1%	109,244,460		99.3%

Less offering expenses:
Selling commissions and discounts	15,817,836	9.3%	4,130,083	9.3%	9,734,375		8.9%
Organizational and offering expenses	4,226,272	2.5%	1,106,317	2.5%	2,292,424		2.1%
Marketing expenses	—	0.0%	—	0.0%	—		0.0%
Reserve for operations	—	0.0%	—	0.0%	—		0.0%
Other	—	0.0%	—	0.0%	—		0.0%

Amount available for investment	$150,239,810	88.2%	$39,012,701	88.2%	$97,217,661		89.0%

Acquisition costs:
Cash invested	$136,134,203	36.9%	$33,290,896	96.6%	$69,752,999		42.4%
Acquisition fees(2)	10,811,120	2.9%	1,169,875	3.4%	6,117,740		3.7%
Loan costs	3,294,486	0.9%	—	0.0%	2,704,941	(3)	1.6%
Proceeds from mortgage financing	218,383,153	59.2%	—	0.0%	85,910,024	(4)(5)	52.2%

Total acquisition costs(6)	$368,622,962		$34,460,771		$164,485,704

Percent leveraged	59.2%		0.0%		52.2%

Date offering began	02/19/03		02/19/03		02/19/03

Length of offering (in months)	24		24		24

Months to invest 90% of amount available for investment (measured from date of offering)	28				29

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Minnesota Center TIC I, LLC		Behringer Harvard Enclave S LP		Behringer Harvard Beau Terre S, LLC

Dollar amount offered	$16,500,000		$12,100,000		$17,800,000
Dollar amount raised	14,056,902	85.2%	7,706,156	63.7%	17,622,000	99.0%

Less offering expenses:
Selling commissions and discounts	—	0.0%	—	0.0%	—	0.0%
Organizational and offering expenses	—	0.0%	—	0.0%	—	0.0%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$14,056,902	100.0%	$7,706,156	100.0%	$17,622,000	100.0%

Acquisition costs:
Cash invested	$14,056,902	35.4%	$7,706,156	37.7%	$17,622,000	31.7%
Acquisition fees(2)	—	0.0%	—	0.0%	—	0.0%
Loan costs	—	0.0%	—	0.0%	—	0.0%
Proceeds from mortgage financing	25,659,752	64.6%	12,737,446	62.3%	38,016,000	68.3%

Total acquisition costs(6)	$39,716,654		$20,443,602		$55,638,000

Percent leveraged	64.6%		62.3%		68.3%

Date offering began	07/10/03		03/01/04		05/12/04

Length of offering (in months)	2		2		2

Months to invest 90% of amount available for investment (measured from date of offering)	2		2		2

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard St. Louis Place S, LLC		Behringer Harvard Colorado Building S, LLC		Behringer Harvard Travis Tower S LP

Dollar amount offered	$16,500,000		$24,800,000		$26,250,000
Dollar amount raised	10,607,974	64.3%	5,090,159	20.5%	10,387,065	39.6%

Less offering expenses:
Selling commissions and discounts	—	0.0%	—	0.0%	—	0.0%
Organizational and offering expenses	—	0.0%	—	0.0%	—	0.0%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$10,607,974	100.0%	$5,090,159	100.0%	$10,387,065	100.0%

Acquisition costs:
Cash invested	$10,607,974	45.2%	$5,090,159	47.0%	$10,387,065	41.0%
Acquisition fees(2)	—	0.0%	—	0.0%	—	0.0%
Loan costs	—	0.0%	—	0.0%	—	0.0%
Proceeds from mortgage financing	12,858,151	54.8%	5,746,953	53.0%	14,937,590	59.0%

Total acquisition costs(6)	$23,466,125		$10,837,112		$25,324,655

Percent leveraged	54.8%		53.0%		59.0%

Date offering began	06/01/04		07/08/04		09/17/04

Length of offering (in months)	2		2		2

Months to invest 90% of amount available for investment (measured from date of offering)	2		2		2

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (contd.)

	Behringer Harvard Pratt S, LLC		Behringer Harvard Alamo Plaza S LP		Behringer Harvard Firestone S LP

Dollar amount offered	$28,000,000		$19,150,000		$13,000,000
Dollar amount raised	13,763,551	49.2%	13,263,342	69.3%	7,309,206	56.2%

Less offering expenses:
Selling commissions and discounts	—	0.0%	—	0.0%	—	0.0%
Organizational and offering expenses	—	0.0%	—	0.0%	—	0.0%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%

Amount available for investment	$13,763,551	100.0%	$13,263,342	100.0%	$7,309,206	100.0%

Acquisition costs:
Cash invested	$13,763,551	43.0%	$13,263,342	37.8%	$7,309,206	32.4%
Acquisition fees(2)	—	0.0%	—	0.0%	—	0.0%
Loan costs	—	0.0%	—	0.0%	—	0.0%
Proceeds from mortgage financing	18,248,421	57.0%	21,866,157	62.2%	15,240,236	67.6%

Total acquisition costs(6)	$32,011,972		$35,129,499		$22,549,442

Percent leveraged	57.0%		62.2%		67.6%

Date offering began	11/11/04		01/26/05		09/23/05

Length of offering (in months)	2		2		2

Months to invest 90% of amount available for investment (measured from date of offering)	2		2		2

(1)

Unless otherwise indicated in this Exhibit A, the information provided for Behringer Harvard REIT I, Inc. references only that company’s initial public offering. Behringer Harvard REIT I, Inc. is currently offering $952 million of its common stock pursuant to its follow-on offering.

(2)	Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.
(3)	Does not include minority interest portion of “Loan costs” of $649,944.
(4)	Does not include minority interest portion of “Proceeds from mortgage financing” of $15,242,687.
(5)	Includes amounts from refinancing as follows:

Proceeds from mortgage financing reported	$85,346,845
Plus:
Mortgage proceeds from joint ventures
Plaza Skillman	10,138,846
4245 Central	5,667,020
101,152,711
Less: Portion of all borrowings	(85,910,024)
Additional minority interest proceeds from mortgage financing	$15,242,687

(6)	Total acquisition costs include cash invested, acquisition fees and loan costs as well as the proceeds from mortgage financing.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the compensation received by affiliates of Behringer Harvard Opportunity Advisors I LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2003 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT I. All figures are as of December 31, 2005.

	Behringer Harvard REIT I, Inc.		Behringer Harvard Mid-Term Value Enhancement Fund I LP	Behringer Harvard Short-Term Opportunity Fund I LP	Behringer Harvard Minnesota Center TIC I, LLC	Behringer Harvard Enclave S LP
Date offering commenced	2/19/03		2/19/03	2/19/03	7/10/03	03/01/04

Dollar amount raised	$170,283,918		$44,249,101	$109,244,460	$14,056,902	$7,706,156

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
- Real estate commissions	—		—	—	—	—
- Broker-dealer fees	—		—	—	351,423	192,654
- Other fees	10,811,120		1,169,875	6,117,740	1,287,619	573,323
Total amount paid to sponsor	$10,811,120		$1,169,875	$6,117,740	$1,639,042	$1,765,977

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$12,391,839	(1)	$2,576,823	$6,207,890	$5,720,978	$3,041,822

Amount paid to sponsor from operations(2)
Property management fees	1,714,986	(1)	184,721	636,182	630,877	215,618
Partnership management fees	1,949,304	(1)	167,826	412,405	221,236	71,750
Reimbursements	—		—	—	—	—
Leasing commissions	—		—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		—	4,194,828	—	—
Other	—		—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—	—	—	—
Financing fees	—		—	—	—	—
Other	—		—	—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Beau Terre S, LLC	Behringer Harvard St. Louis Place S. LLC	Behringer Harvard Colorado Building S, LLC	Behringer Harvard Travis Tower S LP
Date offering commenced	05/12/04	06/01/04	07/08/04	09/17/04

Dollar amount raised	$17,622,000	$10,607,974	$5,090,159	$10,387,065

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
- Real estate commissions	—	—	—	—
- Broker-dealer fees	440,550	265,199	127,254	259,676
- Other fees	2,551,795	1,255,140	137,537	1,703,004
Total amount paid to sponsor	$2,992,345	$1,520,339	$264,791	$1,962,680

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$2,666,538	$3,378,990	$1,214,446	$4,756,315

Amount paid to sponsor from operations(2)
Property management fees	349,634	279,241	171,834	450,836
Partnership management fees	310,560	150,000	16,667	325,005
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—	—
Other	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—	—
Financing fees	—	—	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (contd.)

	Behringer Harvard Pratt S, LLC	Behringer Harvard Alamo Plaza S LP	Behringer Harvard Firestone S LP
Date offering commenced	11/11/04	01/26/2005	09/23/05

Dollar amount raised	$13,763,551	$13,263,342	$7,309,206

Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
- Real estate commissions	—	—	—
- Broker-dealer fees	344,089	331,584	—
- Advisory fees	1,248,579	1,611,096	—
Total amount paid to sponsor	$1,592,668	$1,942,680	$—

Dollar amount of cash generated (used in) operations before deducting payments to sponsor	$2,805,357	$2,226,052	$404,829

Amount paid to sponsor from operations(2)
Property management fees	231,196	106,342	—
Partnership management fees	187,500	101,786	—
Reimbursements	—	—	—
Leasing commissions	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—	—	—
Other	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—	—
Financing fees	—	—	—

(1)     Includes all amounts for 2005, most of which may be attributed to Behringer Harvard REIT I, Inc.’s current follow-on offering.

(2)     An affiliate of the sponsor provides management services for certain properties acquired in the respective programs. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2001 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT I. All results are through December 31, 2005.

Behringer Harvard REIT I, Inc.

	2002	2003	2004	2005(1)

Gross revenue	$—	$—	$129,981	$31,056,714
Equity in earnings of investments in tenant-in-common interests	—	18,176	1,402,847	3,114,599
Interest income	1,100	3,767	389,737	2,665,006

Less: Operating expenses	—	—	764,823	9,775,993
Interest expense	—	60,833	1,689,994	13,136,655
Property and asset management fees	—	10,220	295,000	3,358,959
General and administrative	3,805	240,223	711,603	1,254,381
Depreciation and amortization	—	—	—	15,033,072
Net income – GAAP basis	$(2,705)	$(289,333)	$(1,538,855)	$(5,722,741)

Taxable income
- from operations	(2,705)	(35,291)	(827,126)	2,985,991 (2)
- from gain on sale	—	—	—	—

Cash generated from operations	(3,710)	(211,500)	(331,599)	9,040,000
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$(3,710)	$(211,500)	$(331,599)	$9,040,000

Less: Cash distributions to investors
- from operating cash flow	—	—	153,552	3,176,757
- from sales and refinancing	—	—	—	—
- from other	—	24,624	1,611,415	8,168,802

Cash generated (deficiency) after cash distributions	$(3,710)	$(236,124)	$(2,096,566)	$(2,305,559)

Special items (not including sales and refinancing)
Issuance of common stock	—	7,230,027	106,851,838	427,687,842
Acquisition of land and buildings	—	(2,119,430)	(81,957,536)	(320,742,651)
Increase in other assets	—	(10,492)	(2,936,151)	1,892,146
Other	—	86,585	1,058,702	(3,629,563)

Cash generated (deficiency) after cash distributions and special items	$(3,710)	$4,950,566	$20,920,287	$102,902,215

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	(5)	(7)	5
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	1	5
- from return of capital	—	3	14	14
Total distributions on GAAP basis	$—	$3	$15	$19

Source (on cash basis)
- from operations	—	—	1	5
- from sales	—	—	—	—
- from return of capital	—	—	—	—
Total distributions on cash basis	$—	$—	$1	$5

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	—	—	—	—

(1)     Includes all amounts for 2005, most of which may be attributed to Behringer Harvard REIT I, Inc.’s current follow-on offering.

(2)     Subject to adjustment based on final 2005 tax return.

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	2002	2003	2004	2005

Gross revenue	$—	$—	$1,183,349	$4,169,024
Interest income	—	84	44,913	214,002

Less: Operating expenses	—	—	522,740	1,696,954
Interest expense	—	—	—	—
Property and asset management fees	—	—	71,166	281,381
General and administrative	—	103,724	313,821	609,986
Depreciation and amortization	—	—	309,500	1,352,375
Net income – GAAP basis	$—	$(103,640)	$11,035	$442,330

Taxable income
- from operations	—	84	186,771	1,243,514
- from gain on sale	—	—	—	—

Cash generated from operations	—	(58,894)	547,352	1,715,622
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$—	$(58,894)	$547,352	$1,715,622

Less: Cash distributions to investors
- from operating cash flow	—	—	346,371	2,352,159
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$—	$(58,894)	$200,981	$(636,537)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	100	1,958,887	25,534,480	10,893,050
General partners’ capital contributions	500	—	—	—
Acquisition of land and buildings	—	—	(18,247,941)	(16,228,867)
Increase in other assets	—	—	(214,689)	(192,387)
Other	—	85,521	(61,366)	(959)

Cash generated (deficiency) after cash distributions and special items	$600	$1,985,514	$7,211,465	$(6,165,700)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	—	7	35
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	13	66
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$—	$—	$13	$66

Source (on cash basis)
- from operations	—	—	13	66
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$—	$—	$13	$66

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	—	—	—	—

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Short-Term Opportunity Fund I LP

	2002	2003	2004	2005

Gross revenue	$—	$—	$2,616,051	$14,574,826
Equity in income of joint ventures	—	—	(414,052)	(801,497)
Interest income	—	3,608	149,996	701,615

Less: Operating expenses	—	—	1,614,808	4,519,091
Interest expense	—	—	519,848	1,997,985
Property and asset management fees	—	—	188,524	860,063
General and administrative	—	112,789	400,231	814,285
Depreciation and amortization	—	—	936,881	7,504,612
Minority interest	—	—	6,789	(99,361)
Net income – GAAP basis	$—	$(109,181)	$(1,315,086)	$(1,121,731)

Taxable income
- from operations	—	3,608	(243,050)	4,409,487
- from gain on sale	—	—	—	1,096,396

Cash generated from operations	—	(69,884)	697,530	4,512,271
Cash generated from sales	—	—	—	—
Cash generated from financing / refinancing	—	—	—	—
Total cash generated from operations, sales and refinancing	$—	$(69,884)	$697,530	$4,512,271

Less: Cash distributions to investors
- from operating cash flow	—	—	278,218	4,102,145
- from sales and refinancing	—	—	—	—
- from other	—	—	—	—

Cash generated (deficiency) after cash distributions	$—	$(69,884)	$419,312	$410,126

Special items (not including sales and refinancing)
Limited partners’ capital contributions	100	4,591,404	56,130,110	35,209,224
General partners’ capital contributions	500	—	—	—
Acquisition of land and buildings	—	—	(23,144,074)	(62,425,986)
Increase in other assets	—	(4,314)	(1,462,929)	1,343,893
Other	—	54,760	(11,427)	4,729,154

Cash generated (deficiency) after cash distributions and special items	$600	$4,571,966	$31,930,992	$20,733,589

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	1	(4)	50
- from recapture	—	—	—	—

Capital gain (loss)	—	—	—	1,096

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	—	5	46
- from return of capital	—	—	—	—
Total distributions on GAAP basis	$—	$—	$5	$46

Source (on cash basis)
- from operations	—	—	5	46
- from sales	—	—	—	—
- from refinancing	—	—	—	—
Total distributions on cash basis	$—	$—	$5	$46

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	—	—	—	—

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Minnesota Center TIC I, LLC

	2003	2004	2005

Gross revenue	$1,393,364	$6,857,468	$7,035,623
Interest income	3,644	9,716	36,950

Less: Operating expenses	791,114	3,460,431	3,247,395
Interest expense	420,925	1,853,079	1,845,826
Depreciation and amortization	550,900	2,704,898	2,623,324
Net income – GAAP basis	$(365,931)	$(1,151,224)	$(643,972)

Taxable income
- from operations	(299,240)	(23,385)	500,532
- from gain on sale	—	—	—

Cash generated from operations	927,885	2,206,998	1,733,982
Cash generated from sales	—	—	—
Cash generated from financing / refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$927,885	$2,206,998	$1,733,982

Less: Cash distributions to investors
- from operating cash flow	165,000	1,487,000	1,340,000
- from sales and refinancing	—	—	—
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$762,885	$719,998	$393,982

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—	—
General partners’ capital contributions	—	—	—
Amortization of principal on loan	52,697	302,474	352,756
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$710,188	$417,524	$41,226

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(19)	(1)	31
- from recapture	—	—	—

Capital gain (loss)	—	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	10	92	83
- from return of capital	—	—	—
Total distributions on GAAP basis	$10	$92	$83

Source (on cash basis)
- from operations	10	92	83
- from sales	—	—	—
- from refinancing	—	—	—
Total distributions on cash basis	$10	$92	$83

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Enclave S LP

	2004	2005

Gross revenue	$3,049,976	$4,428,393
Interest income	2,773	3,177

Less: Operating expenses	1,227,256	1,830,214
Interest expense	781,359	1,073,237
Depreciation and amortization	1,100,893	1,655,453
Net income – GAAP basis	$(56,759)	$(127,334)

Taxable income
- from operations	506,425	354,694
- from gain on sale	—	—

Cash generated from operations	1,621,323	1,133,131
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$1,621,323	$1,133,131

Less: Cash distributions to investors
- from operating cash flow	658,000	1,073,000
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$963,323	$60,131

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	147,689	280,662
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$815,634	$(220,531)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	46	32
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	60	97
- from return of capital	—	—
Total distributions on GAAP basis	$60	$97

Source (on cash basis)
- from operations	60	97
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$60	$97

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Beau Terre S, LLC

	2004	2005

Gross revenue	$3,067,860	$5,705,955
Interest income	5,863	14,815

Less: Operating expenses	1,129,397	1,921,476
Interest expense	1,375,876	2,361,400
Depreciation and amortization	551,348	1,964,510
Net income – GAAP basis	$17,102	$(526,615)

Taxable income
- from operations	(160,188)	(512,997)
- from gain on sale	—	—

Cash generated from operations	568,450	1,437,895
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$568,450	$1,437,895

Less: Cash distributions to investors
- from operating cash flow	715,000	1,088,000
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$(146,550)	$349,895

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	168,485	437,649
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$(315,035)	$(87,755)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(9)	(29)
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	40	61
- from return of capital	—	—
Total distributions on GAAP basis	$40	$61

Source (on cash basis)
- from operations	40	61
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$40	$61

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard St. Louis Place S, LLC

	2004	2005

Gross revenue	$2,698,910	$5,441,366
Interest income	5,108	6,806

Less: Operating expenses	1,176,652	2,276,759
Interest expense	623,346	1,219,314
Depreciation and amortization	888,922	1,804,901
Net income – GAAP basis	$15,098	$147,198

Taxable income
- from operations	466,052	76,379
- from gain on sale	—	—

Cash generated from operations	1,347,333	1,602,416
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$1,347,333	$1,602,416

Less: Cash distributions to investors
- from operating cash flow	500,000	1,200,000
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$847,333	$402,416

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	88,817	230,459
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$758,516	$171,957

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	30	5
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	32	77
- from return of capital	—	—
Total distributions on GAAP basis	$32	$77

Source (on cash basis)
- from operations	32	77
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$32	$77

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Colorado Building S, LLC

	2004	2005

Gross revenue	$1,649,088	$4,777,891
Interest income	678	(739)

Less: Operating expenses	748,878	1,924,481
Interest expense	663,694	1,729,350
Depreciation and amortization	643,906	1,997,580
Net income – GAAP basis	$(406,712)	$(874,259)

Taxable income
- from operations	(530,579)	(583,776)
- from gain on sale	—	—

Cash generated from operations	419,020	606,925
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$419,020	$606,925

Less: Cash distributions to investors
- from operating cash flow	512,000	725,000
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$(92,980)	$(118,075)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	—	—
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$(92,980)	$(118,075)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(23)	(26)
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	23	32
- from return of capital	—	—
Total distributions on GAAP basis	$23	$32

Source (on cash basis)
- from operations	23	32
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$23	$32

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Travis Tower S LP

	2004	2005

Gross revenue	$2,247,989	$9,593,810
Interest income	5,210	33,024

Less: Operating expenses	1,014,197	4,620,176
Interest expense	523,701	2,060,888
Depreciation and amortization	850,812	3,500,328
Net income – GAAP basis	$(135,511)	$(554,558)

Taxable income
- from operations	40,998	786,518
- from gain on sale	—	—

Cash generated from operations	1,641,522	2,338,952
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$1,641,522	$2,338,952

Less: Cash distributions to investors
- from operating cash flow	422,000	1,800,000
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$1,219,522	$538,952

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	114,638	492,469
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$1,104,884	$46,483

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	2	34
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	18	77
- from return of capital	—	—
Total distributions on GAAP basis	$18	$77

Source (on cash basis)
- from operations	18	77
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$18	$77

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Pratt S, LLC

	2004	2005

Gross revenue	$308,917	$7,321,386
Interest income	—	48,910

Less: Operating expenses	148,465	3,721,403
Interest expense	130,363	1,988,041
Depreciation and amortization	—	3,952,748
Net income – GAAP basis	$30,089	$(2,291,896)

Taxable income
- from operations	(460,154)	(60,391)
- from gain on sale	—	—

Cash generated from operations	245,817	2,140,844
Cash generated from sales	—	—
Cash generated from financing / refinancing	—	—
Total cash generated from operations, sales and refinancing	$245,817	$2,140,844

Less: Cash distributions to investors
- from operating cash flow	—	1,509,000
- from sales and refinancing	—	—
- from other	—	—

Cash generated (deficiency) after cash distributions	$245,817	$631,844

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—	—
General partners’ capital contributions	—	—
Amortization of principal on loan	—	—
Acquisition of land and buildings	—	—
Increase in other assets	—	—
Other	—	—

Cash generated (deficiency) after cash distributions and special items	$245,817	$631,844

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	(17)	(2)
- from recapture	—	—

Capital gain (loss)	—	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—	57
- from return of capital	—	—
Total distributions on GAAP basis	$—	$57

Source (on cash basis)
- from operations	—	57
- from sales	—	—
- from refinancing	—	—
Total distributions on cash basis	$—	$57

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Alamo Plaza S LP

2005

Gross revenue	$3,977,001
Interest income	37,667

Less: Operating expenses	1,704,381
Interest expense	1,468,114
Depreciation and amortization	3,288,950
Net income - GAAP basis	$(2,446,777)

Taxable income
- from operations	154,499
- from gain on sale	—

Cash generated from operations	2,017,924
Cash generated from sales	—
Cash generated from financing / refinancing	—
Total cash generated from operations, sales and refinancing	$2,017,924

Less: Cash distributions to investors
- from operating cash flow	997,000
- from sales and refinancing	—
- from other	—

Cash generated (deficiency) after cash distributions	$1,020,924

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—
General partners’ capital contributions	—
Amortization of principal on loan	—
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$1,020,924

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	9
- from recapture	—

Capital gain (loss)	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	55
- from return of capital	—
Total distributions on GAAP basis	$55

Source (on cash basis)
- from operations	55
- from sales	—
- from refinancing	—
Total distributions on cash basis	$55

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Harvard Firestone S LP

2005

Gross revenue	$1,593,663
Interest income	—

Less: Operating expenses	571,627
Interest expense	617,206
Depreciation and amortization	747,288
Net income – GAAP basis	$(342,459)

Taxable income
- from operations	170,823
- from gain on sale	—

Cash generated from operations	404,829
Cash generated from sales	—
Cash generated from financing / refinancing	—
Total cash generated from operations, sales and refinancing	$404,829

Less: Cash distributions to investors
- from operating cash flow	—
- from sales and refinancing	—
- from other	—

Cash generated (deficiency) after cash distributions	$404,829

Special items (not including sales and refinancing)
Limited partners’ capital contributions	—
General partners’ capital contributions	—
Amortization of principal on loan	162,963
Acquisition of land and buildings	—
Increase in other assets	—
Other	—

Cash generated (deficiency) after cash distributions and special items	$241,866

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	23
- from recapture	—

Capital gain (loss)	—

Cash distributions to investors
Source (on GAAP basis)
- from investment income	—
- from return of capital	—
Total distributions on GAAP basis	$—

Source (on cash basis)
- from operations	—
- from sales	—
- from refinancing	—
Total distributions on cash basis	$—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%

TABLE III
(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

Behringer Partners Stemmons LP(1)

	2001	2002	2003

Gross revenue	$17,922	$129,064	$21,389

Gain on sale of properties	—	—	705,066

Interest income	—	—	—

Less: Operating expenses	13,029	94,920	25,581
Interest expense	57,033	75,263	6,903
Depreciation and amortization	22,324	40,800	59,248

Net income – GAAP basis	$(74,464)	$(81,919)	$634,723

Taxable income
- from operation	(67,728)	(76,628)	(81,786)
- from gain on sale	—	—	703,614

Cash generated from operations	4,893	34,144	(4,192)

Cash generated from sales	—	—	939,519

Cash generated from refinancing	—	—	—
Total cash generated from operations, sales and refinancing	$4,893	$34,144	$935,327

Less: Cash distributions to investors
- from operating cash flow	—	—	40,481
- from sales and refinancing	—	—	939,519
- from other	—	—	—

Cash generated (deficiency) after cash distributions	$4,893	$34,144	$(44,673)

Special items (not including sales and refinancing)
Limited partners’ capital contributions	401,800	84,736	—
General partners’ capital contributions	100	—	—
Payment of interest on loan	57,033	75,263	6,903
Acquisition of land and buildings	—	—	—
Increase in other assets	—	—	—
Other	—	—	—

Cash generated (deficiency) after cash distributions and special items	$349,760	$(125,855)	$(51,576)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(169)	$(157)	$(82)
- from recapture	—	—	—

Capital gain (loss)	—	—	704

Cash distribution to investors
Source (on GAAP basis)
- from investment income	—	—	2,014
- from return of capital	—	—	1,000
Total distributions on GAAP basis	$—	$—	$3,014

Source (on cash basis)
- from operations	—	—	83
- from sales	—	—	1,931
- from refinancing	—	—	—
Total distributions on cash basis	$—	$—	$2,014

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	—

(1)          Property acquired and program completed in 2001.

TABLE IV
(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table sets forth summary information on the results of Prior Real Estate Programs that have completed operations since January 1, 2001 and that have similar or identical investment objectives to Behringer Harvard Opportunity REIT I.  All figures are through December 31, 2005.

	Harvard Property Trust, Inc.		Behringer Partners Stemmons LP

Dollar amount raised	$60,387,475	(1)	$486,636

Number of properties purchased	23		1

Date of closing of final offering	03/10/98		04/02/01

Date of first sale of property	08/26/98		02/27/03

Date of final sale of property	01/01/01		02/27/03

Tax and Distribution Data Per $1,000 Investment
Federal income tax results:
Ordinary income (loss)
- from operations	18		(408)
- from recapture	—		—

Capital gain (loss)	417		704

Deferred gain
Capital	—		—
Ordinary	—		—

Cash distributions to investors
Source (on GAAP basis)
- Investment income	997		2,014
- Return of capital	1,000		1,000

Source (on cash basis)
- Sales	1,275		1,931
- Refinancing	343		—
- Operations	379		83
- Other	—		—

(1)          Aggregate amount raised in four separate classes of offerings commencing November 12, 1995 and terminating on December 31, 1998.

TABLE V

(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2003 by Prior Real Estate Programs that have similar or identical investment objectives to Behringer Harvard Opportunity REIT I.  All figures are through December 31, 2005.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(1)	Adjustments Resulting from Application of GAAP(2)	Total(3)

Behringer Partners Stemmons LP	04/02/01	02/27/03	$939,519	1,235,475	—	—	$2,174,994
Behringer Harvard Short-Term Opportunity Fund I LP Woodall Rodgers Lot	02/11/04	04/06/05	$1,788,997	2,000,000	—	—	$3,788,997

TABLE V
(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY (contd.)

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Behringer Partners Stemmons LP	$1,330,000	—	1,330,000	$844,994
Behringer Harvard Short-Term Opportunity Fund I LP Woodall Rodgers Lot	$2,000,000	184,581	2,184,581	$1,604,416

(1)          No purchase money mortgages were taken back by any individual program.

(2)          Financial statements for programs are prepared in accordance with GAAP.

(3)          None of these sales are being reported on the installment basis.

(4)          The amounts shown do not include a pro rata share of the original offering costs.  There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

EXHIBIT B

SUBSCRIPTION AGREEMENT

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

B-1

BEHRINGER HARVARD
OPPORTUNITY REIT I, INC.

SUBSCRIPTION AGREEMENT

(Please see instructions at the back of this form)

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

$
	Total $ Invested	Total Shares

Total shares may vary if this is a non-commission sale or if volume discounts apply.

State in which sale was made: _____________

☐

REGISTERED INVESTMENT ADVISOR (RIA) AND WRAP FEE REPRESENTATION. Please check the box if this investment is made through an RIA which charges no commission on this sale or otherwise is a sale made pursuant to a wrap fee or other asset fee arrangement and as a result no commissions shall be paid to the participating RIA or broker. (If an owner or principal or any member of the RIA firm is an NASD licensed registered representative affiliated with a broker dealer, the transaction should be conducted through that broker dealer for administrative purposes, not through the RIA. The elimination of commissions and reduced purchase price will still apply.)

THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Fund”), and the investor(s) whose signature appears below (collectively or individually, the “Investor”).

1. PURCHASE INFORMATION AND PAYMENT INSTRUCTIONS

☐            Initial investment (minimum $2,000 in most states – consult the Prospectus for information regarding your state)

☐            Additional investment in this offering – for current investors in this Fund

Investor is subscribing to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of shares of common stock (the “Shares”) as set forth herein upon payment for such Shares. For custodial accounts, such as IRAs and other qualified plans, checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them as instructed below. For all other investments, checks should be made payable to “BH Opp REIT”. For non-custodial accounts, e.g. IRA’s, send the completed Subscription Agreement and check to:

BEHRINGER HARVARD INVESTOR SERVICES
15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(866) 655-3600

Subscriptions for custodial accounts must be sent to the custodian who will then send these materials to the above address. Checks made payable to the Fund will be deposited promptly upon receipt. However, you will not be admitted as a stockholder until this Subscription Agreement has been accepted and countersigned by the Fund. The Fund may reject any subscription, in whole or in part, in its sole discretion. The Fund will accept groups of subscriptions on an orderly basis no less frequently than monthly. If the Fund rejects your subscription, the purchase price will be returned to you. If you provide payment that in the aggregate differs from the payment required to purchase the number of Shares indicated above or if your calculations of the Shares to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for such amount.

Behringer Harvard Opportunity REIT I, Inc.

Subscription Agreement Page 1 of 5

2. TYPE OF OWNERSHIP Note: complete either column A or B below, but not both.

A. Non-Custodial Ownership		B. Custodial Ownership*
☐	Individual Ownership – One signature required.	☐	Traditional IRA – Owner and custodian signature required.

☐	Joint Tenants with Right of Survivorship – All parties must sign.	☐	Roth IRA – Owner and custodian signature required.

☐	Community Property – All parties must sign.	☐	KEOGH Plan – Owner and custodian signature required.

☐	Tenants in Common – All parties must sign.	☐	Simplified Employee Pension/Trust (SEP)

☐	Corporate Ownership – Authorized signature required.	☐	Pension or Profit Sharing Plan – Owner and custodian signature required.
	Include a copy of Behringer Harvard Corporate Resolution Form or copy of the Corporate Resolution on file.	☐	Other (Specify):

☐	Partnership Ownership – Authorized signature required.
Include a copy of Partnership Agreement Form.
Custodian Information – To be completed by Custodian
☐	Uniform Gift to Minors Act – Custodian signature required.
	State of	Name of Custodian, Trustee or other Administrator:

☐	Uniform Transfer to Minors Act – Custodian signature required.	Street/P.O. Box:
State of
City, State, Zip:
☐	Estate – Personal representative signature required.
Custodian Tax ID #:
Name of Executor:
	Include a copy of the court appointment.	Custodian Account #:

☐	Qualified Pension Plan (Non-custodian) *	Custodian Telephone #:

Name of Trustee:
Include a copy of the plan documents.

☐	Trust – Include the Behringer Harvard TCIP form (Trustee Certification of Investment Powers) or a complete copy of the trust.

☐	Other (Specify):

* See “Investment by Tax-Exempt Entities and ERISA Considerations” in the Fund’s prospectus, as supplemented to date (the “Prospectus”), for a discussion of risks related to an investment in Shares by certain tax-exempt or tax-deferred plans.

3. INVESTOR NAME AND ADDRESS

Please note: Investor information is required for all registration types. If this is a custodial investment through an IRA or otherwise, the custodian must provide the information in the above Custodian Information Section.

Please print name(s) in which Shares are to be registered.

Name of Owner:		Tax ID/SS #:

Name of Joint Owner (if applicable):		Tax ID/SS #:

Street/P.O. Box:

City:		State:	Zip Code:

Home Phone :	Business Phone :	Email Address:

Country of Citizenship:

Behringer Harvard Opportunity REIT I, Inc.

Subscription Agreement Page 2 of 5

4. DISTRIBUTIONS Please complete A or B below depending on registration type.

A. Non-Custodial Registrations		B. Custodial Registrations
	If you fail to select an option and complete required information below, all non-custodial registration distributions will be sent to the address set forth in Section 3.		If you fail to select an option below, all custodial registration distributions will be sent to the custodian for the benefit of the investor.

☐	I elect to participate in the distribution reinvestment plan of the Fund.	☐	I elect to participate in the distribution reinvestment plan of the Fund.

☐	I prefer distributions be paid to me at my address listed under Section 3.	☐	I prefer for distributions to be sent to the custodian for the benefit of the investor.

☐	I prefer distributions to be deposited directly into a checking account. (Please see instructions below and include a voided check.)

☐	I prefer to direct distributions to a party other than the registered owner per my instructions below. (Please complete all information).

To direct distributions to a checking account please enclose a voided check. By enclosing a voided check, you authorize the Fund to begin making electronic deposits to the designated checking account. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Fund has received written notification of its termination at such time and in such manner as to give the Fund reasonable time to act. In the event that the Fund deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions (for non-custodial accounts only) to a party other than the registered owner, please provide the following information, as applicable:

Name of Institution:	Account #:

Name on Account:

Street/P.O. Box:

City:	State:	Zip Code:

5. AUTOMATIC PURCHASES

Complete the following information if you wish to authorize additional investments in the Fund via automatic debits from your bank account.

I wish to make an Automatic Purchase ($25 minimum) in the amount of $                                    per the following schedule:

☐	Monthly (on last business day of each month)	☐	Quarterly (on last business day of each calendar quarter)

I authorize payment for automatic purchases through the following (choose only one):

☐                 Through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic purchase plan. By enclosing a voided check you authorize the Fund to begin making electronic debits from the checking account designated by the enclosed voided check on each regular interval as you indicate above (monthly or quarterly). Such deductions and investments will continue until you notify the Fund in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

If the Fund does not receive any payment from you for three consecutive intervals, the Fund shall notify you in writing of your termination from the automatic purchase plan.

☐                 Through regular submission of a check to the Fund. If you are purchasing through a custodial account, your financial advisor will need to obtain additional documentation from the custodian regarding automatic purchases and the custodian must sign this form.

Please enclose a valid check made payable to “BH Opp REIT” in the appropriate amount (as you indicate above). By enclosing this valid check, you agree to make additional investments in shares of the Fund in the indicated amount on each regular interval indicated above (monthly or quarterly) and submit additional checks made payable to “BH Opp REIT” in the appropriate amount, according to the terms of this section. Each such additional check shall be received by the Fund on or before the regular interval deadline that you indicate above (i.e., if automatic purchases are to be made monthly, you agree that the Fund shall receive a check in the appropriate amount on or before the last business day of each month). If the appropriate amount is not received by the Fund by such required interval deadline, no investment shall occur for that interval. Furthermore, if the Fund does not receive any payment from you for three consecutive intervals, the Fund shall notify you in writing of your termination from the automatic purchase plan. Should your bank account contain insufficient funds to cover the amount of the check, no investment will occur. In such event, your bank may charge you a fee for insufficient funds. Any subscription funds received that are payable to Citibank Texas, N.A., as the Fund’s escrow agent, that would no longer be required to be held in escrow pursuant to the terms of the Fund’s escrow agreement may be deposited directly in the Fund’s name or in a non-escrow account in the Fund’s name.

Behringer Harvard Opportunity REIT I, Inc.

Subscription Agreement Page 3 of 5

6.	SUBSCRIBER SIGNATURES

Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the Fund to accept this subscription, I hereby represent and warrant as follows:

		Owner	Joint Owner
(a)	I have received the Prospectus for the Fund, and I accept and agree to be bound by the terms and conditions of the organizational documents of the Fund.
		Initials	Initials

(b)

I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

		Initials	Initials

(c)

If I am a California resident or if the person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing them, will bear a legend reflecting the substance of the foregoing understanding.

		Initials	Initials

(d)	If I am a Kansas, Ohio or Pennsylvania resident, this investment does not exceed 10% of my liquid net worth.
		Initials	Initials

(e)	I am purchasing the Shares for my own account, and I acknowledge that there is no public market for this investment.
		Initials	Initials

(f)	I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Suitability Standards Restrictions Imposed by the Patriot Act and Related Acts.”
		Initials	Initials

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). If the IRS has notified you that backup withholding applies, then you must strike out the language in clause (b) in the certificate above that relates to underreporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.

The undersigned warrants receipt of the Prospectus no later than five business days prior to the date signed.

Signature of Investor or Trustee:	Date:

Signature of Joint Owner, Trustee or Custodian (if applicable):	Date:

Behringer Harvard Opportunity REIT I, Inc.

Subscription Agreement Page 4 of 5

7.	FINANCIAL ADVISOR To be completed by Financial Advisor.

The broker dealer or authorized representative must sign below to complete the order. The undersigned broker dealer or authorized representative warrants that it is a duly licensed broker dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the Investor’s address or the state in which the sale is to be made, if different. The broker dealer or authorized representative warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the Investor as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the Investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules, (c) delivered the Prospectus to the Investor at least five business days prior to the date that the Investor delivered this Subscription Agreement, (d) verified the identity of the Investor through appropriate methods and will retain proof of such verification process (to be delivered upon request), as required by applicable law, and (e) verified that the Investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Firm Name:	Phone #:

Firm Street/P.O. Box:

City:	State:	Zip Code:

Financial Advisor Name:	Phone #:

Financial Advisor Street/P.O. Box:

City:	State:	Zip Code:

Email Address:

Behringer Harvard may use this address to provide an email notification receipt of this subscription and additional information about Behringer Harvard programs.

Financial Advisor Signature	Printed Name	Date

FOR FUND USE ONLY:

Received and Subscription Accepted:

Behringer Harvard Opportunity REIT I, Inc.

By:	Date:

Name:	Amount:

Title:	Check No.

Behringer Harvard Opportunity REIT I, Inc.

Subscription Agreement Page 5 of 5

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)               The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)              It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest the rein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)               to the issuer;

(2)               pursuant to the order or process of any court;

(3)               to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)               to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)               to holders of securities of the same class of the same issuer;

(6)               by way of gift or donation inter vivos or on death;

(7)               by or through a broker dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)               to a broker dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)               if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)         by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)         by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)         by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)         between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14)         to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)         by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)         by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17)         by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f ) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)               The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

[Last amended effective January 21, 1988.]

INSTRUCTIONS FOR SUBSCRIPTION AGREEMENT
BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Please follow these instructions carefully for each section outlined below. Failure to do so may result in the rejection of your subscription. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or duplicated Subscription Agreements cannot be accepted by the Fund.

Section 1: Purchase Information and Payment Instructions

•        A minimum investment of $2,000 (200 Shares) is required, except for certain states that require a higher minimum investment.

•        Investors who have satisfied the minimum purchase requirements in Behringer Harvard Short-Term Opportunity Fund I LP, Behringer Harvard Mid-Term Value Enhancement Fund I LP, Behringer Harvard REIT I, Inc. or in any other public Behringer Harvard real estate program may invest as little as $25 (2.5 Shares), except for residents of Minnesota and Oregon. See the section of the prospectus entitled “Suitability Standards” for more information.

•        Shares may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled “Suitability Standards.”

•        Please indicate the state in which the sale is to be made.

•        Registered Investment Advisor (RIA) and Wrap Fee Representation — Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

Section 2: Type of Ownership

Please check the appropriate box to indicate the type of entity or type of individuals subscribing

Non-Custodial Accounts:

Individual

Joint Tenants with Right of Survivorship

Community Property

Tenants in Common

Corporate Ownership: Include (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the resolution of your board of directors authorizing the investment. If the document is not certified, the Behringer Harvard certification for corporations, LPs and partnerships may be used in conjunction with the governing document.

Partnership Ownership: In the case of an investment by a general partnership, include a copy of the partnership agreement. If a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership, include a certified copy of the document granting him or her authority to invest on behalf of the partnership. If the document is not certified, the Behringer Harvard certifications for corporations, LPs and partnerships may be used in conjunction with the governing document.

Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA)

Estate: Include a certified copy of the death certificate and letters of testamentary.

Qualified Pension Plan: Include a copy of the plan documents.

Trust: Include a copy of the current trust agreement or Trustee Certification of Investment Power.

Custodial Accounts:

Traditional IRA, Roth IRA, Simple

Keogh (HR 10)

SEP

Pension or Profit-Sharing Plans

Other

Behringer Harvard Opportunity REIT I, Inc.

Subscription Agreement Instructions Page 1 of 3

Section 3: Investor Name and Address

•        Please enter the exact name in which the Shares are to be held.

•        For joint tenants with right of survivorship or tenants in common, include the names of both investors.

•        In the case of partnerships or corporations, include the name(s) of the individual authorized to act on behalf of the partnership or corporation.

•        Trusts should include the name of the trustee.

•        All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor’s social security number (for identification purposes) and the custodian or trustee’s taxpayer identification number (for tax purposes).

•        By signing the Subscription Agreement, the investor is certifying that this number is correct.

•        Enter the mailing address and telephone numbers of the registered owner of this investment and enter the mailing address of the custodian in the case of a custodial account.

Section 4: Distributions

•        Each investor who elects to have distributions reinvested agrees to notify the Fund and the broker dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates.

•        If cash distributions are to be sent via check to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address. If cash distributions are to be sent via ACH to a checking account, please attach a voided check or deposit slip.

•        Please note you may not ACH to a brokerage account, accounts held directly at another fund sponsor, or an IRA custodian.

Section 5: Automatic Purchases

•        By electing to participate in the automatic purchase plan, the investor elects to make additional investments in Shares at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Behringer Securities LP or until termination of the offering in respect of the automatic purchase plan.

•        Each investor who elects to participate in the automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the automatic purchase plan.

•        Each investor who elects to participate in the automatic purchase plan agrees to notify the Fund and the broker dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our advisor or its affiliates.

(Continued on next page)

Behringer Harvard Opportunity REIT I, Inc.

Subscription Agreement Instructions Page 2 of 3

Section 6: Subscriber Signatures

•        Please separately initial each representation where indicated.

•        If  title is to be held jointly, all parties must date and sign this Section as follows:

Individual: One signature required.

Joint Tenants with Right of Survivorship: All parties must sign.

Tenants in Common: All parties must sign.

Community Property: Only one investor’s signature required.

Pension or Profit-Sharing Plans: The trustee signs the Signature Page.

Trust: The trustee signs. Provide the name of the trust and the name of the current trustee.

Partnership: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted). If the document is not certified, the Behringer Harvard certification for corporations, LPs and partnerships may be used in conjunction with the governing document.

Corporation: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the resolution of your board of directors authorizing the investment. If the document is not certified, the Behringer Harvard certification for corporations, LPs and partnerships may be used in conjunction with the governing document.

IRA and IRA Rollovers: Requires signature of investor (and) authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

Keogh (HR 10): Same rules as those applicable to IRAs.

Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

Estate: Executer must sign.

PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Section 7: Financial Advisor

•        This Section is to be completed by the investor’s financial advisor. Please complete all financial advisor information contained in Section 7 of the Subscription Agreement, including suitability certification.

•        Include documentation completed by the broker dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT,
PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3600.

Behringer Harvard Opportunity REIT I, Inc.

Subscription Agreement Instructions Page 3 of 3

EXHIBIT C
AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
Behringer Harvard Opportunity REIT I, Inc.
Effective as of April 5, 2006

Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), has adopted this amended and restated distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.                                       Election to Participate. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 10(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates, including but not limited to Behringer Harvard REIT I, Behringer Harvard Short-Term Opportunity Fund I LP and the Behringer Harvard Mid-Term Value Enhancement Fund I LP (“Affiliated Programs”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2.                                       Distribution Reinvestment Plan. The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter. As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company or board or general partner of an Affiliated Program, as applicable.

3.                                       General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a)                                  Prior to the termination of the Company’s initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company’s prospectus dated September 20, 2005, as thereafter amended or supplemented (the “Initial Offering”), the Administrator will invest Distributions in Shares at a price of $9.50 per Share regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid.

(b)                                 After termination of the Initial Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (1) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (2) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange or the Nasdaq National Market System (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (2) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of determining the purchase price for Shares purchased under the Plan on such investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 95% of the market price for Shares on the investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)                                  If a Participant designates in writing that such Participant’s broker who made the initial sale of Securities to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 1% of value of the Shares purchased under the Plan (reduced commission rates will apply as set forth in paragraph (a) above). No dealer manager fee will be paid for Shares purchased pursuant to the Plan. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)                                 For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)                                  Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

(f)                                    Fractional Shares, computed to four decimal places, shall be purchased for each Participant account, if applicable. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4.                                       Distribution of Funds. In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Securities owned by Participants and any additional payments received from Participants pursuant to the Company’s automatic payment plan.

5.                                       Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.                                       Suitability.

(a)                                  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Securities.

(b)                                 For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Securities.

7.                                       Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.                                       No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.                                       Taxes. Taxable Participants may incur a tax liability for Company Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

10.                                 Reinvestment in Subsequent Programs. (a)  After the termination of the Initial Offering, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(1)                                  prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(2)                                  a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(3)                                  the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(4)                                  the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(5)                                  the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b)                                 The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Prior Program”) to become a “Participant.”  If the Company makes such an election, such Participants may invest distributions received from the Prior Program in Shares through this Plan, if the following conditions are satisfied:

(1)                                  Prior to the time of such reinvestment, such Participant has received the final prospectus and supplements thereto offering the Shares;

(2)                                  A registration statement covering the Shares has been declared effective under the Securities Act of 1933, as amended;

(3)                                  The offering and sale of the Shares are qualified for sale under the applicable state securities laws;

(4)                                  The Participant executes the subscription agreement included with the Company’s prospectus; and

(5)                                  The participant qualifies under applicable investor suitability standards as contained in the Company’s prospectus.

11.                                 Termination.

(a)                                  A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

(b)                                 Prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the Nasdaq National Market System, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)                                  The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)                                 After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (1) a statement of account in accordance with Paragraph 7 hereof, and (2) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

12.                                 State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

13.                                 Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

14.                                 Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice to each Participant at least 30 days prior to the effective date of the amendment or supplement. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

15.                                 Governing Law. THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

16.                                 Participation by Limited Partners of Behringer Harvard Opportunity OP I, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Behringer Harvard Opportunity OP I, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

EXHIBIT D
AUTOMATIC PURCHASE PLAN
Behringer Harvard Opportunity REIT I, Inc.
Effective as of September 20, 2005

Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), has adopted this Automatic Purchase Plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.                                       Election to Participate. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and any participant in any previous publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates, subject to compliance with the terms of such program, may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2.                                       Automatic Purchase Program. The Administrator or the Company’s transfer agent will, at the regular intervals indicated on the Participant’s election to participate (each, a “Payment Interval”), automatically debit the Participant’s bank checking account, savings account, or other account in the amount indicated on the Participant’s election to participate, not less than $25 per interval (collectively, the “Additional Payments”). Participants may elect to invest the specified amount monthly or quarterly. Participation in the program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

3.                                       General Terms of Plan Investments. The Administrator will apply all Additional Payments subject to this Plan, as follows:

(a)                                  Prior to the termination of the Company’s initial public offering of the Shares reserved for issuance under the Plan pursuant to the Company’s prospectus dated September 20, 2005, as thereafter amended or supplemented (the “Initial Offering”), the Administrator will invest Additional Payments in Shares at the public offering price per Share ($10 per Share). In addition, in the event of any sale of Shares in respect of which the Company and/or the dealer manger is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer manager fees (“Discounted Fee Shares”), the Company and/or the dealer manager may also agree to a commensurate reduction in such commissions and/or fees for the purchase of Shares hereunder from distributions paid in respect of such Discounted Fee Shares. If such an agreement is made, the Company and/or the dealer manager shall notify the Administrator thereof and the price at which Shares shall be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Shares purchased hereunder shall be made in respect of Shares acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Company’s prospectus.

(b)                                 The Administrator will invest Additional Payments in Shares that may (but are not required to) be supplied from either (1) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (2) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq National Market System (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (2) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single automatic purchase interval will be utilized for purposes of purchases of Shares in the Plan on such investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)                                  If a Participant designates in writing that such Participant’s broker who made the initial sale of Shares to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission not to exceed 7% (reduced commission rates will apply as set forth in paragraph (a) above). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Shares purchased pursuant to the Plan (which, with respect to the Initial Offering, is Behringer Securities LP) at the rate not to exceed 2%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Shares purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant’s broker, the amount that would have been paid as a selling commission will be retained and used by the Company.

(d)                                 For each Participant, the Administrator will maintain an account that shall reflect for each month the Additional Payments received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)                                  Additional Payments will be invested by the Administrator in Shares promptly following each Payment Interval to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and will become the property of the Company.

(f)                                    Each Participant during a fiscal year will acquire and own a number of Shares acquired pursuant to the Plan during such quarter, based on the amount in the Participant’s account at the time the Shares are acquired, which may result in the ownership of fractional Shares, computed to four decimal places. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4.                                       Distribution of Funds. In making purchases for Participants’ accounts, the Administrator may commingle distributions received for the benefit of Participants pursuant to the Company’s distribution reinvestment plan.

5.                                       Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Additional Payments are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.                                       Suitability.

(a)                                  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)                                 For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

7.                                       Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Additional Payments received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.                                       No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.                                       Taxes. Taxable Participants may incur a tax liability for distributions from the Company even though they have elected not to receive such distributions in cash but rather to have them held in their account under the Plan.

10.                                 Termination.

(a)                                  A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten days prior to the next Payment Interval following the date of receipt of such notice.

(b)                                 Prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the Nasdaq National Market System, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)                                  The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)                                 After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (1) a statement of account in accordance with Paragraph 7 hereof, and (2) a check for the amount of any Additional Payments in the Participant’s account that have not been invested in Shares.

11.                                 State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

12.                                 Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

13.                                 Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.                                 Governing Law. THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

15.                                 Participation by Limited Partners of Behringer Harvard Opportunity OP I, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Behringer Harvard Opportunity OP I, LP (the “Partnership”) and “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan.

Prospectus
Up to 48,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page
Additional Information	182
Change in Certifying Accountant	182
Conflicts of Interest	92
Description of Shares	154
Estimated Use of Proceeds	63
Experts	182
Federal Income Tax Considerations	132
Financial Information	F-1
How to Subscribe	180
Investment by Tax-Exempt Entities and ERISA Considerations	149
Investment Objectives and Criteria	98
Legal Matters	181
Management	66
Management’s Discussion and Analysis of Financial Condition and Results of Operations	114
Plan of Distribution	174
Prior Performance Summary	121
Prior Performance Tables	A-1
Prospectus Summary	4
Questions and Answers About This Offering	21
Risk Factors	29
Stock Ownership	89
Suitability Standards	1
Summary of Distribution Reinvestment and Automatic Purchase Plans	168
Supplemental Sales Material	181
The Operating Partnership Agreement	171

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

June 1, 2006

SUPPLEMENT NO. 9
DATED FEBRUARY 13, 2007
TO THE PROSPECTUS DATED JUNE 1, 2006

OF BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

This Supplement No. 9 supersedes and replaces the following prior supplements to the prospectus dated June 1, 2006:  Supplement No. 1 dated July 6, 2006; Supplement No. 2 dated July 19, 2006; Supplement No. 3 dated August 15, 2006; Supplement No. 4 dated September 1, 2006; Supplement No. 5 dated October 13, 2006; Supplement No. 6 dated November 13, 2006; Supplement No. 7 dated November 28, 2006; and Supplement No. 8 dated January 11, 2007.  This supplement updates, modifies or supersedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 9 together with our prospectus dated June 1, 2006.  Unless otherwise defined in this Supplement No. 9, capitalized terms used have the same meanings as set forth in the prospectus.

Table of Contents

	Supplement No. 9 Page No.	Prospectus Page No.
Outside Front Cover Page of the Prospectus	2	front cover
Suitability Standards	3	1
Prospectus Summary	4	4
Questions and Answers About This Offering	12	21
Risk Factors	13	29
Estimated Use of Proceeds	18	63
Management	21	66
Stock Ownership	24	89
Investment Objectives and Criteria	25	98
Management’s Discussion and Analysis of Financial Condition and Results of Operations	35	114
Prior Performance Summary	42	121
Federal Income Tax Considerations	53	132
Description of Shares	54	154
Summary of Distribution Reinvestment and Automatic Purchase Plans	56	168
The Operating Partnership Agreement	57	171
Plan of Distribution	59	174
Experts	60	182
Index to Financial Statements	F-1	F-1

1

Outside Front Cover Page of the Prospectus

The first two full paragraphs appearing on the outside front cover page of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Behringer Harvard Opportunity REIT I, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust. The company has been formed primarily to invest in and operate commercial real estate. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets and submarkets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, recreation and leisure, multifamily and other properties. We may purchase existing or newly constructed properties or properties under development or construction, including multifamily properties for conversion into condominiums. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing. We plan to be opportunistic in our investments.

We are offering and selling to the public a maximum of 46,587,065 shares for $10.00 per share. We also are offering up to 8,000,000 shares of common stock to be issued pursuant to our distribution reinvestment plan for $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. We commenced our initial public offering of shares of our common stock on September 20, 2005. As of January 15, 2007, we have sold approximately 18,638,000 shares in the primary offering and approximately 119,000 shares through our distribution reinvestment plan, generating approximately $187.0 million in gross offering proceeds.

The table appearing on the outside front cover page of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$465,870,650	$32,610,946	$9,317,413	$423,942,291
Distribution Reinvestment Plan
Per Share	$9.50	$0.095	$—	$9.405
Total Maximum	$76,000,000	$760,000	$—	$75,240,000

The third full paragraph appearing on the outside front cover page of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

The shares will be offered to investors on a best efforts basis. Selling commissions will be reduced to $0.095 per share and no dealer manager fees will be paid with respect to shares sold pursuant to our distribution reinvestment plan. We expect that if the maximum offering amount is raised, at least 90.4% of the gross proceeds of this offering will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 86.9% of the gross proceeds if the maximum offering amount is raised to make investments in real estate properties, loans and other investments, and to use approximately 3.5% of the gross proceeds if the maximum offering amount is raised, assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. This offering will terminate on or before September 20, 2007 unless extended with respect to the shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law.

The phrase “Nasdaq National Market System” appearing in the first bulleted risk factor on the outside front cover page of the prospectus, and all other occurrences of the phrase “Nasdaq National Market System” appearing throughout the prospectus, are amended by adding “(or any successor market or exchange)” immediately after each occurrence of such phrase.

2

Suitability Standards

The following describes an investor suitability recommendation received from the Office of the Kansas Securities Commissioner and replaces the information contained in the sixth bullet point of the sixth paragraph of the “Suitability Standards – General” section on page 1 of our prospectus:

•                  Pennsylvania – In addition to our standard suitability requirements, investors must have a liquid net worth of at least ten times their investment in our shares.

•                  Kansas – In addition to our standard suitability standards, the Office of the Kansas Securities Commissioner recommends that an investor’s aggregate investment in our securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth.  For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

3

Prospectus Summary

Behringer Harvard Opportunity REIT I, Inc.

The following information supplements the discussion contained in the “Prospectus Summary – Behringer Harvard Opportunity REIT I, Inc.” section on page 4 of our prospectus, the “Prospectus Summary – Terms of the Offering” section beginning on page 4 of our prospectus, and all similar discussions appearing throughout the prospectus:

We are offering up to $541,870,650 in shares of our common stock. We are offering and selling to the public 46,587,065 shares of our common stock on a “best efforts” basis for $10.00 per share in the primary offering and 8,000,000 shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share; provided that we reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

Certain Summary Risk Factors

The following information replaces the tenth bullet point in the “Prospectus Summary – Certain Summary Risk Factors” section beginning on page 5 of our prospectus and clarifies the terms of the issuance of our convertible stock:

•                  We have issued to an affiliate of our advisor 1,000 shares of our convertible stock at a purchase price of $1.00 per share. Pursuant to its terms, the convertible stock will convert into shares of common stock upon the full return of our stockholders’ invested capital plus a 10% cumulative, non-compounded, annual return or the listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System (or any successor market or exchange). The interests of our stockholders will be diluted upon conversion of the convertible stock into shares of common stock. The terms of the convertible stock provide that, generally, the holders of convertible stock will receive shares of our common stock with an aggregate value equal to 15% of the amount by which (1) our enterprise value, including the total amount of distributions paid to our stockholders, exceeds (2) the sum of the aggregate capital invested by our stockholders plus a 10% cumulative, non-compounded, annual return on such capital. Thus, it is impossible to quantify at this time the extent of the dilution to existing stockholders upon such conversion.

Description of Properties to be Acquired, Investments and Borrowing

The first paragraph of the “Prospectus Summary – Description of Properties to be Acquired, Investments and Borrowing” section beginning on page 7 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

As of the date of this supplement, with the exception of the properties described in the “Investment Objectives and Criteria – Real Property Investments” and “Investment Objectives and Criteria – Other Investments” sections of the prospectus and this supplement, we have neither acquired nor contracted to acquire any investments, nor have we identified any assets in which there is currently a reasonable probability that we will invest. We will use an opportunistic investment strategy in which we will seek to invest in properties that we believe may be repositioned or redeveloped so that they will reach an optimum value within six years after the termination of this offering. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe present an opportunity for enhanced future value because all or a portion of the tenant leases expire within a short period after the date of acquisition and we intend to renew leases or replace existing tenants at the properties for improved tenant quality.

We may invest in a wide variety of commercial properties, including, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, multifamily properties, warehouses and distribution facilities, motel and hotel properties and recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near resort properties we may acquire. We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed. Additionally, as a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. We anticipate that such dispositions typically would occur during the period from three to six years after the termination of this offering. However, we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return. For example, we may acquire or develop multifamily properties specifically to convert directly into condominiums as well as upgrade and sell existing properties as individual condominiums. We may also acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties. Many of the markets where

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we will acquire properties may have high growth potential in real estate lease rates and sale prices. In addition, we may acquire interests in other entities with similar real property investments or investment strategies. As a result of our flexibility to invest in a variety of types of commercial properties rather than in specific limited property types, our intent to target properties with significant possibilities for near-term capital appreciation, and our use of a higher degree of leverage, we believe that we will have the opportunity to provide a rate of return superior to real estate programs that invest in a limited range of property types, have a longer anticipated holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

The following information supplements the discussion contained in the “Prospectus Summary – Description of Properties to be Acquired, Investments and Borrowing” section beginning on page 7 of our prospectus and all similar discussions appearing throughout the prospectus:

As of September 30, 2006, we had an aggregate debt leverage ratio of 16.5% of the aggregate value of our gross assets based on the contract purchase prices.

Estimated Use of Proceeds of this Offering

The following information supplements the discussion contained in the “Prospectus Summary – Estimated Use of Proceeds of this Offering” section on page 8 of our prospectus and all similar discussions appearing throughout the prospectus:

As of January 15, 2007, for this offering we have paid approximately $12,564,000 in selling commissions, approximately $3,771,000 in dealer manager fees and approximately $3,771,000 in organization and offering expenses.

Distribution Policy

The following information describes the declaration of distributions by our board of directors and should be read in conjunction with the “Prospectus Summary – Distribution Policy” section on page 9 of our prospectus and the “Description of Shares – Distributions” section beginning on page 158 of our prospectus:

Our board currently authorizes distributions on a quarterly basis, portions of which are paid on a monthly basis. Monthly distributions are paid based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions beginning on the day that they purchase shares.

On June 29, 2006, our board of directors declared distributions payable to the common stockholders of record each business day of the period commencing July 1, 2006 and ending September 30, 2006. The declared distributions equal a daily amount of $.0005479 per share of common stock, which is equivalent to an annual distribution rate of 2% assuming the share was purchased for $10.00.

On September 26, 2006, our board of directors declared distributions payable to the common stockholders of record each business day of the period commencing October 1, 2006 and ending December 31, 2006. The declared distributions equal a daily amount of $.0005479 per share of common stock, which is equivalent to an annual distribution rate of 2% assuming the share was purchased for $10.00.

On December 19, 2006, our board of directors declared a distribution to all common stockholders of record as of December 31, 2006 to be paid on or before January 31, 2007.  The declared distribution was in the aggregate amount of $1.4 million, which was paid pro rata over all shares of common stock outstanding on the record date.

On December 19, 2006, our board of directors also declared distributions payable to the common stockholders of record each business day of the period commencing January 1, 2007 and ending March 31, 2007. The declared distributions will equal a daily amount of $.0006849 per share of common stock, which is equivalent to an annual distribution rate of 2.5% assuming the share was purchased for $10.00.

A portion of each distribution is expected to constitute return of capital for tax purposes.  Distributions payable to each stockholder of record during a month currently are paid in cash on or before the 16th day of the following month. There is no assurance that we will be able to maintain distributions at the rate set by our board of directors for any future periods.

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Conflicts of Interest

The chart contained in the “Prospectus Summary – Conflicts of Interest” section beginning on page 9 of our prospectus is superseded in its entirety as follows:

The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with us. The address of the executive offices of each of the listed Behringer Harvard entities is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

[CHART ON FOLLOWING PAGE]

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Robert M. Behringer
(our President, Chief Executive Officer and Chairman of the Board)
Behringer Harvard Holdings, LLC(1)
Behringer Harvard Partners, LLC(2)
Behringer Harvard Opportunity Advisors I LP(3)
(our advisor)
Behringer Securities LP(3)
(our dealer manager)
HPT Management Services LP(3)
(our property manager)
Behringer Harvard Opportunity REIT I, Inc.(4)
BHO Business Trust(5)
(sole limited partner of our operating partnership)
BHO, Inc.(6)
(general partner of our operating partnership)
Behringer Harvard Opportunity OP I, LP(7)
(our operating partnership)

(1)

Robert Behringer, our President, Chief Executive Officer and Chairman of the Board, controlled the disposition of approximately 40% of the outstanding limited liability company interests and controlled the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings as of December 31, 2006.

(2)	Behringer Harvard Holdings owns 100% of the limited liability company interests of Behringer Harvard Partners, LLC (Behringer Harvard Partners).
(3)

Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of Behringer Harvard Opportunity Advisors I, our advisor, Behringer Securities LP (Behringer Securities), our dealer manager, and HPT Management Services LP (HPT Management), our affiliated property management company. Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of Behringer Harvard Opportunity Advisors I and Behringer Securities. IMS, LLC, another wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management.

(4)

Behringer Harvard Holdings currently owns 21,739 of our issued and outstanding shares of common stock and all 1,000 of our issued and outstanding shares of convertible stock. The convertible stock is convertible into common shares in certain circumstances. However, the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time. As of December 31, 2006, the 21,739 shares of common stock owned by Behringer Harvard Holdings represented less than 0.1% of our outstanding common stock.

(5)	We own 100% of the interests of BHO Business Trust.
(6)	We own 100% of the shares of BHO, Inc.
(7)

As of January 1, 2007, BHO Business Trust was the sole limited partner and the more than 99.9% owner of Behringer Harvard Opportunity OP I, LP (Behringer Harvard Opportunity OP I), our operating partnership. As of January 1, 2007, BHO, Inc. was the sole general partner and owner of the remaining less than 0.1% of Behringer Harvard Opportunity OP I.

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Prior Offering Summary

The following information supplements the discussion contained in the “Prospectus Summary – Prior Offering Summary” section on page 12 of our prospectus and all similar discussions appearing throughout the prospectus:

Over the last 15 years, Mr. Behringer has sponsored an additional twenty-nine privately offered real estate programs, consisting of twenty-eight single-asset, real estate limited partnerships and one private REIT, Harvard Property Trust, Inc. As of January 15, 2007, approximately 45,000 investors had invested an aggregate of approximately $1.8 billion in the foregoing real estate programs, including our public offering.

Compensation to Our Advisor and Its Affiliates

The “Prospectus Summary – Compensation to Our Advisor and Its Affiliates” section beginning on page 12 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Our advisor and its affiliates will receive compensation and fees for services relating to this offering and the investment, management and disposition of our assets. The most significant items of compensation are summarized in the following table:

Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (54,587,065 shares - $541,870,650)
Offering Stage
Sales Commissions	Up to 7% of gross offering proceeds; limited to 1% for sales under our distribution reinvestment plan.	$33,370,946
Dealer Manager Fee	Up to 2% of gross offering proceeds; no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan.	$9,317,413
Organization and Offering Expenses	Up to 2% of gross offering proceeds; no organization and offering expenses will be paid with respect to sales under our distribution reinvestment plan.	$9,317,413
Acquisition and Development Stage
Acquisition and Advisory Fees	2.5% of the contract purchase price of each asset for the acquisition, development, construction or improvement of real property or the amount of funds advanced by us in respect of a loan or other investment.	$11,775,598	(1)
Acquisition Expenses	Up to 0.5% of the contract purchase price of each property or the amount of funds advanced in respect of a loan.	$2,355,120	(1)
Debt Financing Fee

1% of the amount available under any debt made available to us. It is anticipated that our advisor will pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.

		Not determinable at this time.

(1)                                  Assumes no financing is used to acquire properties or other investments.  However, it is our intent to leverage our investments with debt.  Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time.

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Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (54,587,065 shares - $541,870,650)
Development Fee

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

Not determinable at this time.
Operational Stage
Property Management and Leasing Fees

Property management fees equal to 4.5% of gross revenues of the properties managed by HPT Management. It is anticipated that HPT Management will pay some or all of these fees to third parties with whom it subcontracts to perform property management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. In addition, separate leasing fees may be paid in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Furthermore, other third-party charges, including fees and expenses of third-party accountants, will be reimbursed.

Not determinable at this time.
Asset Management Fee	Monthly fee of one-twelfth of 0.75% of our aggregate assets value as of the last day of the preceding month.	Not determinable at this time.
Subordinated Disposition Fee

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of assets, it will receive (subject to satisfaction of the condition set forth below) a subordinated disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the subordinated disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets, upon satisfaction of the condition that the investors have first received distributions equal to the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees relative to asset sales made prior to the satisfaction of the above condition will be a contingent liability of the company, which will be earned and paid at such time as the above condition has been satisfied, if ever.

Not determinable at this time.

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Type of Compensation	Form of Compensation	Estimated $ Amount for Maximum Offering (54,587,065 shares - $541,870,650)
Subordinated Participation in Net Sale Proceeds (payable only if our shares are not listed on an exchange)

15% of remaining amounts of net sale proceeds after investors have received distributions equal to the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Any such fees relative to asset sales made prior to the satisfaction of the above condition will be a contingent liability of the company, which shall be earned and paid at such time as the above condition has been satisfied, if ever. The subordinated participation in net sale proceeds will be reduced or eliminated upon conversion of our convertible stock.

Not determinable at this time.

Subordinated Incentive Listing Fee (payable only if our shares are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System or any successor market or exchange)

Up to 15% of the amount, if any, by which (1) the market value of our outstanding shares plus distributions paid to our investors prior to listing exceeds (2) the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. The subordinated incentive listing fee will be paid in the form of an interest bearing promissory note that will be repaid using the net sales proceeds from each sale of property after the listing of our shares. The subordinated incentive listing fee will be reduced by or eliminated upon conversion of our convertible stock.

Not determinable at this time.
Subordinated Performance Fee (payable upon termination of the advisory agreement only if the Subordinated Incentive Listing Fee is not paid)

Upon termination of the advisory agreement between us and our advisor, other than termination by us because of a material breach of the advisory agreement by the advisor, a performance fee of up to 15% of the amount, if any, by which (1) the sum of our actual value as a going concern (based on the actual value of our assets less our liabilities) at the time of such termination, plus total distributions paid to our stockholders through the termination date exceeds (2) the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. The subordinated performance fee will be paid in the form of an interest bearing promissory note that will be repaid using the net sales proceeds from each sale of property made after the date of termination. No subordinated performance fee will be paid if we have already paid or become obligated to pay our advisor a subordinated incentive listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our convertible stock.

Not determinable at this time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our advisor may receive. For a more

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detailed explanation of the fees and expenses payable to our advisor and its affiliates, see the “Estimated Use of Proceeds” section of this prospectus and the “Management – Management Compensation” section of this prospectus.

Behringer Harvard Opportunity OP I

The “Prospectus Summary – Behringer Harvard Opportunity OP I” section beginning on page 16 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

We generally intend to own our investments through Behringer Harvard Opportunity OP I or subsidiaries thereof, or other operating partnerships. We may, however, own investments directly or through entities other than Behringer Harvard Opportunity OP I if limited partners of Behringer Harvard Opportunity OP I that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity. As of January 1, 2007, BHO, Inc., our wholly-owned subsidiary, was the sole general partner of Behringer Harvard Opportunity OP I. As of January 1, 2007, BHO Business Trust, our wholly-owned subsidiary, was the only limited partner of Behringer Harvard Opportunity OP I. Our ownership of properties in Behringer Harvard Opportunity OP I is referred to as an “UPREIT,” which stands for Umbrella Partnership Real Estate Investment Trust. We use this structure because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares. Using an UPREIT structure may allow us to acquire desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Behringer Harvard Opportunity OP I. The holders of units in Behringer Harvard Opportunity OP I may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

Other Behringer Harvard Programs

The following information replaces the discussion under the table heading “Offering Size – Behringer Harvard Opportunity REIT I,” which appears in the “Prospectus Summary – Other Behringer Harvard Programs” section beginning on page 18 of our prospectus:

$465,870,650 to the public plus $76,000,000 for the distribution reinvestment plan. Shares may be reallocated between the primary offering and the distribution reinvestment plan.

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Questions and Answers About This Offering

The answer to the question “What is the experience of your officers, directors and key personnel?”, which appears on page 22 of the prospectus, is supplemented as follows:

Our senior management team has significant experience acquiring, financing, developing and managing both institutional and non-institutional commercial real estate.  For example, Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board, has over 25 years of experience.  Prior to founding the Behringer Harvard organization, Mr. Behringer had experience in investing in, managing and financing approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. Robert S. Aisner, our President and Chief Operating Officer, has over 30 years of experience and, prior to joining the Behringer organization in 2003, Mr. Aisner served as an executive officer of a publicly-traded REIT.  See “Management – Executive Officers and Directors” for an extensive discussion of senior management and their experience.

The answer to the question “In what types of real property do you invest?”, which appears on page 22 of the prospectus, is supplemented as follows:

We intend to acquire and operate commercial real estate. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets and submarkets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, recreation and leisure, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction and may include multifamily properties purchased for conversion into condominiums. We expect to acquire real estate assets located in the United States and make foreign real estate investments. Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, have low barriers to entry and have higher volatility in real estate lease rates and sale prices.

The answer to the question “Who will choose investments you make?”, which appears on page 23 of the prospectus, is supplemented as follows:

Behringer Harvard Opportunity Advisors I is our advisor and makes recommendations on all investments to our board of directors.  Behringer Harvard Opportunity Advisors I is controlled indirectly by Robert M. Behringer, our Chief Executive Officer, Chief Investment Officer and Chairman of the Board.  As of January 15, 2007, Mr. Behringer had sponsored private and public real estate programs that have raised approximately $1.8 billion from approximately 45,000 investors and which owned and operated a total of 85 commercial real estate properties.  Robert S. Aisner, our President and Chief Operating Officer, and Jon L. Dooley, our Executive Vice President – Real Estate, assist Mr. Behringer in making property acquisition recommendations on behalf of Behringer Harvard Opportunity Advisors I to our board of directors.  Our board of directors, including a majority of our independent directors, must approve all of our investments.

The answer to the question “What are your typical lease provisions?”, which appears on page 24 of the prospectus, is supplemented as follows:

We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. In addition, we may enter into leases with a taxable REIT subsidiary (a “TRS”) of ours with respect to certain hospitality properties. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more, and that any leases with taxable REIT subsidiaries would be for terms of five years.

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Risk Factors

Risks Related to an Investment in Behringer Harvard Opportunity REIT I

The following risk factor, which appears on page 32 of the prospectus under the heading “Risk Factors – Risks Related to an Investment in Behringer Harvard Opportunity REIT I” is superseded in its entirety as follows:

Our rights, and the rights of our stockholders, to recover claims against our officers, directors and our advisor are limited.

Maryland law provides that a director will not have any liability as a director if the person performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our employees, our agents, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases. However, in accordance with the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, our charter provides that we may not indemnify our directors, our officers, our employees, our agents, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See the section captioned “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Risks Related to Our Business in General

The following risk factor is added on page 44 as the last risk factor under the heading “Risk Factors – Risks Related to Our Business in General”:

The State of Texas recently enacted legislation that creates a new “margin tax” and decreases state property taxes. This tax reform could result in decreased reimbursable expenses from tenants, and increased taxes on our operations, which could reduce the cash available for distribution to you.

In May 2006, the State of Texas enacted legislation which replaces the current franchise tax with a new “margin tax,” which is effective for calendar years beginning after December 31, 2006. The new legislation expands the entities from those that are covered by the current Texas franchise tax, and specifically includes limited partnerships as subject to the new margin tax. The tax generally will be 1% of an entity’s taxable margin, which is the part of an entity’s total revenue less applicable deductions apportioned to Texas. In May 2006, the State of Texas also enacted legislation that reduces the state property tax. As a result of this new Texas property tax legislation, reimbursable expenses from tenants at the property level may decrease, due to decreased property taxes. If we hold significant assets in Texas, the new margin tax, combined with the decrease of reimbursable expenses due to the decreased property tax, could reduce the amount of cash we have available for distribution to you.

General Risks Related to Investments in Real Estate

The following risk factor, which appears on page 44 of the prospectus under the heading “Risk Factors – General Risks Related to Investments in Real Estate” is superseded in its entirety as follows:

As a result of our higher risk opportunistic property acquisition strategy, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our strategy for acquiring properties may involve the acquisition of properties in markets that are depressed or overbuilt and/or have high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same

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market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

The following risk factor, which appears on page 46 of the prospectus under the heading “Risk Factors – General Risks Related to Investments in Real Estate” is superseded in its entirety as follows:

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances, such as with marinas, property damage claims. For instance, marina business activities are customarily subject to various hazards, including gasoline or other fuel spills, fires, drownings and other water-related accidents, boat storage rack collapses and other dangers relatively common in the marina industry. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans. It is uncertain whether such insurance policies will continue to be available, or be available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than our working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

The following risk factors are added to the risk factors under the heading “Risk Factors – General Risks Related to Investments in Real Estate”:

If we acquire lodging facilities, we will be dependent on the third-party managers of those facilities.

In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a taxable REIT subsidiary in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

We will depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

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If we acquire lodging properties, we may have to make significant capital expenditures to maintain them.

Hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•                  cost overruns and delays;

•                  renovations can be disruptive to operations and can displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;

•                  the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

•                  the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire and lower the return on your investment.

The operations of certain properties in which we may invest, such as hotels and recreation and leisure properties, will depend upon a number of factors relating to discretionary consumer spending. Unfavorable local, regional or national economic developments or uncertainties regarding future economic prospects as a result of terrorist attacks, military activity or natural disasters could reduce consumer spending in the markets in which we own properties and adversely affect the operation of those properties. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and health and spa activities may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. Certain of the classes of properties which we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence, which could in turn affect the ability of operators to make scheduled rent payments to us.

Seasonal revenue variations in certain asset classes will require the operators of such assets to manage cash flow properly over time to meet their non-seasonal scheduled rent payments to us.

Certain of the properties in which we may invest, including some hotels and resorts and recreation and leisure properties, are generally seasonal in nature. For example, the typical ski season begins in early November and runs through April, during which time ski resorts generate the vast majority of their annual revenues. Revenues and profits at ski resorts and their related properties are substantially lower and historically result in losses during the summer months due to the closure of ski operations. As a result of the seasonal nature of certain industries that may be conducted on properties we acquire, these businesses will experience seasonal variations in revenues that may require our operators to supplement revenue at their properties in order to be able to make scheduled rent payments to us. The failure of an operator or a tenant to properly manage its cash flow may result in such operator or tenant having insufficient cash on hand to make its scheduled payments to us during seasonally slow periods, which may adversely affect our cash available for distribution to stockholders.

Adverse weather conditions may affect operations of certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us, which could reduce our cash flow from such investments.

Adverse weather conditions may influence revenues at certain types of properties we acquire, such as some hotels, resorts and recreation and leisure properties. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain and floods. For example, adverse weather could reduce the number of people that visit properties we acquire. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Poor weather conditions could also disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property and the ability of our tenants and operators to make their scheduled rent payments to us.

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Marinas, ski resorts and other types of properties in which we may invest may not be readily adaptable to other uses, and if these properties become unprofitable, we may not be able to recoup the value of our investment.

Ski resorts and related properties, marinas, and other types of recreation and leisure properties in which we may invest are specific-use properties that have limited alternative uses. Therefore, if the operations of any of our properties in these sectors become unprofitable due to industry competition, a general deterioration of the applicable industry or otherwise, we may have great difficulty selling the property or we may have to sell the property for substantially less than the amount we paid for it. Should any of these events occur, our income and cash available for distribution could be reduced.

Governmental regulation of marinas with respect to dredging could negatively impact marinas we acquire and the value of our investment.

Marinas that we may acquire must be dredged from time to time to remove the silt and mud that collect in harbor-areas as a result of, among other factors, heavy boat traffic, tidal flow, water flow and storm runoff, in order to assure that boat traffic can safely enter the harbor. Dredging and disposing of the dredged material can be very costly and may require permits from various governmental authorities. If we acquire marinas and we or our marina tenants, or operators engaged by our marina tenants, cannot timely obtain the permits necessary to dredge marinas or dispose of the dredged material, or if dredging is not practical or is exceedingly expensive, the operations of the marina would be materially and adversely affected, which would in turn have a negative impact on our financial condition.

We may not control the land beneath marinas we acquire, and this land may be subject to governmental taking.

The U.S. Army Corps of Engineers and the Coast Guard control much of the land located beneath and surrounding most marinas. The U.S. Army Corps of Engineers and the Coast Guard lease such land to marina owners and operators under leases for wetlands that typically range from five to 50 years, and leases for upland that typically are initially for 25 years. As a result, many marinas cannot obtain title to land on or near the marinas that they are interested in developing or obtain permission to develop on the land that they lease. Furthermore, control of such land by the U.S. Army Corps of Engineers and the Coast Guard increases the possibility that such land, including the marina built on such land, may be condemned and taken by the local, state or federal government in an eminent domain proceeding.

Governmental regulation with respect to the operation of ski resorts could negatively impact ski resorts we acquire and reduce the return on your investment.

Ski resort mountain and lodging operations often require permits and approvals from certain federal, state and local authorities. Many ski resorts that we may consider acquiring have been granted the right to use federal land as the site for ski lifts and trails and related activities, under the terms of permits with the USDA Forest Service. The USDA Forest Service has the right to review and approve the location, design and construction of improvements in the permit area and many operational matters. Where development in or around wetlands is involved, permits must be obtained from the U.S. Army Corps of Engineers. Further, ski resort operations are subject to environmental laws and regulations, and compliance with these laws and regulations may require expenditures or modifications of development plans and operations in a manner that could have a detrimental effect on the ski resort. In addition, the rights of ski resorts and related properties that we may acquire or develop to use various water sources on or about their properties may also be subject to significant restrictions or the rights of other riparian users and the public generally. Certain ski resorts and related properties we may acquire or develop and the municipalities in which they are located may be dependent upon a single source of water, and in some cases the volume of water contained in such water sources could be historically low or inconsistent. This may lead to disputes and litigation over, and restrictions placed on, water use. There can be no assurance that new applications of laws, regulations, and policies, or changes in such laws, regulations, and policies, will not occur in a manner that could have a detrimental effect on a ski resort that we may acquire, or that material permits, licenses, or approvals will not be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to the resorts we purchase. No assurance can be given that any particular permit or approval will be obtained or upheld on judicial review.

The first paragraph of the risk factor under the heading “Risk Factors – Federal Income Tax Risks – Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders” beginning on page 57 of our prospectus is superseded in its entirety as follows:

In light of our opportunistic investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. Any subdivision of property, such as the sale of condominiums, would almost certainly be considered such a prohibited transaction. See “Federal Income Tax Considerations – Requirements For Qualification as a REIT – Operational Requirements – Prohibited Transactions.”  If we are deemed to have engaged in a “prohibited

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transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than four years prior to its sale. See “Federal Income Tax Considerations – Requirements for Qualification as a REIT – Operational Requirements – Prohibited Transactions.”  Given our opportunistic investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.

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Estimated Use of Proceeds

The “Estimated Use of Proceeds” section beginning on page 63 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the maximum offering of 46,587,065 shares pursuant to our primary offering and no shares pursuant to our distribution reinvestment plan and (2) the maximum offering of 54,587,065 shares, respectively, pursuant to this offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that if the maximum offering amount is raised, at least 90.4% of the gross proceeds of this offering (89% if no shares are sold pursuant to our distribution reinvestment plan) will be used for investment in real estate, loans and other investments, paying the expenses incurred in making such investments, and for initial working capital reserves for real estate investments. We expect to use approximately 86.9% of the gross proceeds if the maximum offering amount is raised (85.6% if no shares are sold pursuant to our distribution reinvestment plan) to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments, and to use approximately 3.5% of the gross proceeds if the maximum offering amount is raised (3.4% if no shares are sold pursuant to our distribution reinvestment plan), assuming no debt financing, for payment of fees and expenses related to the selection and acquisition of our investments and for initial working capital reserves for real estate investments. The remaining up to 9.6% (if the maximum offering amount is raised) will be used to pay expenses and fees, including the payment of fees to Behringer Harvard Opportunity Advisors I, our advisor. However, we expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties. Therefore we anticipate paying all or a significant portion of initial distributions to stockholders from the proceeds of this offering or from borrowings until such time as we have sufficient cash flow from operations to fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of this offering used to pay our initial distributions. Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have invested less than 86.9% of the proceeds of this offering (85.6% if no shares are sold pursuant to our distribution reinvestment plan). See “Description of Shares – Distributions.”

Our fees and expenses, as listed below, include the following:

•                  Selling commissions and dealer manager fee, which consist of selling commissions equal to 7% of aggregate gross offering proceeds (1% for sales under our distribution reinvestment plan), which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to Behringer Securities, an affiliate of our advisor. Behringer Securities may reallow its commissions of up to 7% of the gross offering proceeds to other broker-dealers participating in the offering of our shares. Behringer Securities also may reallow all or a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. Under the rules of the NASD, the aggregate of all selling commissions, the dealer manager fee, wholesaling compensation, expenses relating to sales services, bona fide due diligence expenses, and any non-cash sales incentives, will not exceed 10.5% of our gross offering proceeds. See the “Plan of Distribution” section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

•                  Organization and offering expenses which are defined generally as any and all costs and expenses incurred by us, our advisor or an affiliate of our advisor in connection with our formation, qualification and registration and the marketing and distribution of our shares, including, but not limited to, accounting and escrow fees, printing, advertising and marketing expenses, and other accountable offering expenses, other than selling commissions and the dealer manager fee. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2% of gross offering proceeds (no reimbursement of organization and offering expenses will be made with respect to sales under our distribution reinvestment plan) without recourse against or reimbursement by us. Thus, although our charter permits us to reimburse aggregate organization and offering expenses (which include selling commissions and dealer manager fees) up to a maximum amount of 15% of the gross offering proceeds, our ability to reimburse our advisor for organization and

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offering expenses is limited to the extent set forth in the following table. We may not amend our advisory agreement to change the amount we are obligated to pay our advisor without the approval of our independent directors.

•                  Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in loans or other investments. We will pay our advisor acquisition and advisory fees of 2.5% of the contract purchase price of each asset or the funds advanced pursuant to a loan. Acquisition and advisory fees do not include acquisition expenses.

•                  Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

	MAXIMUM PRIMARY OFFERING OF 46,587,065 SHARES (1)		MAXIMUM TOTAL OFFERING OF 54,587,065 SHARES
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$465,870,650	100.0%	$541,870,650	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(2)	41,928,359	9.0	42,688,359	7.9
Organization and Offering Expenses(2) (3)	9,317,413	2.0	9,317,413	1.7
Amount Available for Investment	$414,624,878	89.0	$489,864,879	90.4
Acquisition and Development Expenses:
Acquisition and Advisory Fees(4)	9,966,944	2.1	11,775,598	2.2
Acquisition Expenses(5)	1,993,389	0.4	2,355,120	0.4
Initial Working Capital Reserve(6)	3,986,778	0.9	4,710,239	0.9
Amount Estimated to Be Invested(7)	$398,677,767	85.6%	$471,023,922	86.9%

(1)	Assumes the sale of the maximum offering of 46,587,065 shares pursuant to our primary offering and no shares pursuant to the distribution reinvestment plan.

(2)

For purposes of this table, we have assumed that the maximum primary offering amounts include sales of 46,587,065 shares at $10.00 per share pursuant to our primary offering and no sales of shares pursuant to our distribution reinvestment plan; as a result, we have assumed that the maximum primary offering amounts include selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 46,587,065 shares sold to the public at $10.00 per share in the primary offering. For purposes of this table, we have assumed that the maximum total offering amounts include selling commissions equal to 7% of gross offering proceeds and a dealer manager fee equal to 2% of gross offering proceeds on 46,587,065 shares sold to the public at $10.00 per share in the primary offering, and selling commissions equal to 1% of gross offering proceeds and no dealer manager fee on 8,000,000 shares sold at $9.50 per share through our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(3)

Any organizational and offering expenses exceeding 2% of the gross offering proceeds from our primary offering will be paid by the advisor or an affiliate of the advisor (no reimbursement of organization and offering expenses will be paid with respect to sales under our distribution reinvestment plan). Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.

(4)

For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments and that 90.4% of the gross proceeds of this offering (if the maximum offering amount is raised) are used to acquire properties and other investments, pay the fees and expenses related to the selection and acquisition of such investments, and for initial working capital reserves for real estate investments. However, it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and cannot be determined at the present time. Our board of directors has adopted a policy that we will limit our aggregate borrowings to approximately 75% of the aggregate value of our assets as of the date of any borrowing, unless substantial justification exists that borrowing a greater amount is in our best interests and a majority of our independent directors approve the greater borrowing. Our policy limitation does not apply to individual properties and only will apply once we have ceased raising capital under this or any subsequent offering. For illustrative purposes, assuming we sell the maximum total offering, we use debt financing equal to the maximum amount permitted by our policy, the value of our assets is equal to the contract price of the assets, and we do not reinvest the proceeds of any sales of investments, we could make investments with an aggregate contract price of approximately $1,959,460,000. In such a case, acquisition and advisory fees would be approximately $47,102,000, acquisition expenses would be approximately $9,420,500, and our initial working

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capital reserve would be approximately $18,841,000. We also will pay to our advisor a 1% debt financing fee for its services in connection with the origination, refinancing or assumption of the debt financing obtained by us. These additional fees and expenses may be payable out of the proceeds of such financings.

(5)

This amount reflects customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average 0.5% of the contract purchase price of property acquisitions.

(6)

Estimates for working capital needs throughout the life of each property will be established at the time the property is acquired. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property or reserved for such on our books. Through continual reprojection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property’s holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for extraordinary expenses that may not be covered by the current revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. We have estimated reserves of at least 1% of the contract price of our portfolio of real properties, and for the purposes of this estimation we have assumed that all of our investments will be in real properties.

(7)

Includes amounts we anticipate to invest in our properties, loans and other investments net of fees and expenses and working capital reserves. We expect to use approximately 90.4% of the gross proceeds if the maximum offering amount is raised to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments net of acquisition fees and expenses and working capital reserves. However, any distributions paid from proceeds of this offering made in anticipation of future cash flow will reduce the amount we have available to invest. See “Risk Factors – Risks Related to Our Business in General – Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time” and “– Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to make all or a substantial portion of our distributions from the proceeds of this offering and/or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.”

Until required in connection with the acquisition and development of properties and investment in mortgages, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

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Management

Executive Officers and Directors

Robert M. Behringer’s biography in the “Management – Executive Officers and Directors” section beginning on page 68 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Robert M. Behringer has served as our Chief Executive Officer, Chief Investment Officer and Chairman of the Board since our inception in November 2004. Mr. Behringer also serves as the Chief Executive Officer of Behringer Harvard Opportunity Advisors I, our advisor. He also is the founder, sole manager and Chief Executive Officer of Behringer Harvard Holdings, the parent corporation of our advisor. Mr. Behringer also serves as the Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Behringer Harvard REIT I, a publicly registered real estate investment trust. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I, each a publicly registered real estate limited partnership. Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II, private real estate limited partnerships. Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other Behringer Harvard companies.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. Since the founding of the Behringer Harvard organization, Mr. Behringer’s experience includes an additional 55 properties, with over 11 million square feet of office, retail, industrial, apartment, hotel and recreational space. Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds NASD Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer also was a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Incentive Award Plan

The first paragraph in the “Management – Incentive Award Plan” section beginning on page 73 of our prospectus is superseded in its entirety as follows:

The Incentive Award Plan was approved by our board of directors on July 19, 2005 and by our stockholders on July 25, 2005. The Incentive Award Plan provides for equity awards to our employees, directors and consultants and those of our affiliates. A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan. An option to acquire 1,250 shares at $9.10 per share was awarded to Mr. Kaplan on February 17, 2006 when he was elected to our board of directors. In addition, on that date, options to acquire 5,000 shares of our common stock at $9.10 per share were awarded to each of Ms. Bufkin and Mr. Chapman. On June 29, 2006, options to acquire 5,000 shares of our common stock at $9.10 per share were awarded to each of Ms. Bufkin, Mr. Chapman and Mr. Kaplan. The options pursuant to the Incentive Award Plan become fully exercisable one year after the date of grant.

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Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

The second full paragraph appearing under the heading “Management – Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents,” which begins on page 75 of the prospectus, is superseded in its entirety as follows:

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to us and our stockholders for monetary damages to the maximum extent permitted by Maryland law. Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•                  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services;

•                  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•                  in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us, in which case indemnification is limited to expenses.

The Advisory Agreement

The following information supplements the discussion contained in the “Management – The Advisory Agreement” section beginning on page 77 of our prospectus and all similar discussions appearing throughout the prospectus:

On December 29, 2006, we entered into the Amended and Restated Advisory Management Agreement with Behringer Harvard Opportunity Advisors I. The Amended and Restated Advisory Management Agreement was revised to clarify the characteristics of payments to Behringer Harvard Opportunity Advisors I under the agreement. In all material respects, the terms of the agreement remain unchanged.

Stockholdings

The first paragraph of the “Management – Stockholdings” section beginning on page 79 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

As of January 15, 2007, approximately 18,638,000 shares of our common stock were issued and outstanding. In connection with our organization, Behringer Harvard Holdings acquired 21,739 shares of common stock, which represented all of the outstanding shares of common stock prior to this offering. These 21,739 shares of common stock, for which it contributed $200,000, were acquired in our initial formation. As described below, an affiliate of our advisor owns all of our issued and outstanding shares of convertible stock. Our wholly-owned subsidiary, BHO Business Trust, as of January 1, 2007, owned approximately 18,200,000 million limited partnership units of Behringer Harvard Opportunity OP I, our operating partnership, for which its predecessor in interest contributed approximately $181.9 million and which constitutes more than 99.9% of the limited partnership units outstanding. Our wholly-owned subsidiary, BHO, Inc., as of January 1, 2007, owned 17 limited partnership units of Behringer Harvard Opportunity OP I for which its predecessor in interest contributed $170 and which constitutes less than 0.1% of the limited partnership units outstanding. Behringer Harvard Holdings, BHO Business Trust and BHO, Inc. may not sell any of these securities during the period Behringer Harvard Opportunity Advisors I serves as our advisor, except for sales to their affiliates. In addition, any resale of these securities and the resale of any such securities which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, it has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. Behringer Harvard Holdings has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors subsequent to the initial acceptance of subscriptions for the purchase of shares in this offering or any vote regarding the approval or termination of any contract with our

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advisor or any of its affiliates. For a more general discussion of Behringer Harvard Opportunity OP I, see the section of this prospectus captioned “The Operating Partnership Agreement.”

Affiliated Companies

Property Manager

The following information supplements the discussion contained in the “Management – Affiliated Companies – Property Manager” section beginning on page 79 of our prospectus and all similar discussions appearing throughout the prospectus:

On December 29, 2006, we entered into the Second Amended and Restated Property Management and Leasing Agreement with Behringer Harvard Opportunity OP I and HPT Management. The Second Amended and Restated Property Management Agreement was revised to clarify the characteristics of payments to HPT Management under the agreement. In all material respects, the terms of the agreement remain unchanged.

As of January 15, 2007, HPT Management, together with its subsidiary, Behringer Harvard TIC Management Services LP, was managing in excess of 15 million square feet of office buildings for real estate programs sponsored by Mr. Behringer.

Dealer Manager

The following information supplements the discussion contained in the “Management – Affiliated Companies – Dealer Manager” section on page 81 of our prospectus and all similar discussions appearing throughout the prospectus:

On December 29, 2006, we entered into the Amended and Restated Dealer Manager Agreement with Behringer Securities. The Amended and Restated Dealer Manager Agreement was revised to clarify the characteristics of payments to Behringer Securities under the agreement. In all material respects, the terms of the agreement remain unchanged.

Management Compensation

The following paragraph is added on page 88 of the prospectus as the last full paragraph under the heading “Management – Management Compensation”:

In addition, from time to time, Behringer Harvard Holdings or its affiliates, including our advisor, Behringer Harvard Opportunity Advisors I, may agree to waive or defer all or a portion of the acquisition, asset management or other fees due them to increase the amount of cash available to pay distributions to investors.

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Stock Ownership

Footnote (2) of the stock ownership table in the “Stock Ownership” section on page 89 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

(2)                                  Includes 21,739 shares of common stock owned by Behringer Harvard Holdings. It does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings since the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time. As of January 15, 2007, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

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Investment Objectives and Criteria

Terms of Leases and Tenant Creditworthiness

The first paragraph of the “Investment Objectives and Criteria – Terms of Leases and Tenant Creditworthiness” section beginning on page 103 of our prospectus is superseded in its entirety as follows:

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. In the case of commercial office buildings, such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. In addition, we may enter into leases with a taxable REIT subsidiary of ours with respect to certain hospitality properties. We expect that any leases with taxable REIT subsidiaries would be for terms of five years.

Multifamily Properties

The following new section is added on page 104 of our prospectus after the “Investment Objectives and Criteria – Terms of Leases and Tenant Creditworthiness” section:

We may acquire and develop multifamily properties for rental operations as apartment buildings and/or for conversion into condominiums. In each case, these multifamily communities will meet our investment objectives and may include conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Specifically, we may acquire multifamily assets that may benefit from enhancement or repositioning and development assets. We may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance stockholder returns. Location, condition, design and amenities are key characteristics for apartment communities and condominiums.

We will focus on major metropolitan areas and other markets and submarkets that are deemed likely to benefit from ongoing population shifts and/or that are poised for high growth potential.

The terms and conditions of any apartment lease that we enter into with our residents may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year or less. All prospective residents for our apartment communities will be required to submit a credit application.

Hospitality, Recreation and Leisure Properties

The following new section is added on page 104 of our prospectus after the “Investment Objectives and Criteria – Terms of Leases and Tenant Creditworthiness” section:

We may also acquire hospitality and recreation and leisure properties that meet our opportunistic investment strategy. Such investments may include limited service, extended stay and full service lodging facilities as well as all-inclusive resorts. We may acquire existing hospitality properties or properties under construction and development. We expect to acquire hospitality properties with high growth potential, such as through brand repositioning, market based recovery or improved management practices. If we acquire lodging properties, we will lease the hotel to a taxable REIT subsidiary in which we may own a 100% ownership interest. Our taxable REIT subsidiary will engage a third party in the business of operating hotels to manage the property.

When making hospitality investments we may also acquire recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near the hotel or resort properties we acquire. We may purchase existing marinas and related facilities and, to a lesser extent, develop new marinas where suitable opportunities exist. We expect the marinas that we acquire to derive a substantial percentage of their revenues from the rental of boat slips and/or dry boat storage facilities. In addition, these marinas may offer amenities and facilities that supplement their principal sources of revenue pursuant to leases and/or subleases. Such amenities and facilities may include boat rentals and sales, boat trailer storage facilities, and boat supplies and repair services. We will also consider acquiring ski resorts and their related real estate assets. The ski resorts that we may seek to acquire likely will be managed by operators who provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental

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and repair outlets and food and beverage sales. We may also acquire health clubs, athletic training facilities, wellness centers and spa facilities located on or near any hotels or resorts we acquire.

Real Property Investments

The following information supplements the discussion contained in the “Investment Objectives and Criteria – Real Property Investments” section beginning on page 111 of our prospectus, and all similar discussions appearing throughout the prospectus:

Ferncroft Corporate Center

On July 13, 2006, we acquired an eight-story office building containing approximately 226,338 rentable square feet with a three-story parking garage located on approximately 12.6 acres of land in Middleton, Massachusetts (“Ferncroft Corporate Center”) through Behringer Harvard Ferncroft, LLC (“BH Ferncroft”), a wholly-owned subsidiary of Behringer Harvard Opportunity OP I. The total contract purchase price for Ferncroft Corporate Center, exclusive of closing costs and initial escrows, was $27,000,000. The purchase price for the transaction was determined through negotiations between the Ferncroft Corporate Center seller, Middleton Investors, LLC, an unaffiliated third party, and our advisor and its affiliates. The purchase price was paid entirely through the use of proceeds of our offering of common stock to the public.

On August 21, 2006, BH Ferncroft borrowed $18,000,000 under a loan agreement with Barclays Capital Real Estate Inc. (the “Ferncroft Loan Agreement”).  Ferncroft Corporate Center is held as collateral for the Ferncroft Loan Agreement.  The interest rate under the loan is fixed at 6.33% per annum.  Monthly payments of interest only are required beginning October 2006 through September 2011, with monthly payments of $111,767 required beginning October 2011 and continuing through September 2013 and any remaining balance payable at the maturity date, September 1, 2013.  Prepayment in whole (but not in part) is permitted from and after the twelfth monthly payment date prior to the maturity date.  At maturity, a balloon payment of approximately $17.6 million will be due. In addition, we have guaranteed payment of the debt under the Ferncroft Loan Agreement in the event that BH Ferncroft defaults under the provisions of the Ferncroft Loan Agreement, including, among other things, (1) BH Ferncroft files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law or (2) an involuntary case is commenced against BH Ferncroft under the Ferncroft Loan Agreement under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of BH Ferncroft or any of its affiliates. Further, in certain circumstances, we are obligated to pay lender losses based on certain prohibited acts or circumstances.

Ferncroft Corporate Center was originally constructed in 1990. As of July 13, 2006, Ferncroft Corporate Center was approximately 82% leased to the following tenants:  Verizon Information Services, Inc. (“Verizon”) and SAS Institute, Inc. (“SAS Institute”).

Verizon, a telecommunications service provider, leases 128,700 square feet of Ferncroft Corporate Center for an annual rent of $1,287,000 under a lease that expires in November 2009 with two five-year renewal options available.

SAS Institute, a privately-held software company, leases 55,837 square feet of Ferncroft Corporate Center for an annual rent of $1,074,862 under a lease that expires in August 2010 with one three-year renewal option available.

HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Ferncroft Corporate Center. Among other things, HPT Management has the authority to negotiate and enter into leases of Ferncroft Corporate Center on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management and leasing services to CB Richard Ellis, Inc.

We believe that Ferncroft Corporate Center is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Ferncroft Corporate Center over the next few years. There are at least six comparable properties located in the same submarket that might compete with Ferncroft Corporate Center.

We will allocate a portion of the aggregate purchase price to one of three property components:  land, building and real estate intangibles.  Of these three components, only amounts allocated to building and real estate intangibles are depreciated or amortized.  For federal income tax purposes, we depreciate (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

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Real estate taxes paid for the fiscal year ended June 30, 2006 (the most recent tax year for which information is generally available) were approximately $215,000. The real estate taxes paid were calculated by multiplying Ferncroft Corporate Center’s assessed value by a tax rate of 0.977%.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	$7.41
2004	57%		*
2003	100%		*
2002	100%		*
2001	100%		*

*Information not available from Ferncroft Corporate Center seller.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2006 through 2015 for Ferncroft Corporate Center. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2006	0	—	—	—
2007	0	—	—	—
2008	0	—	—	—
2009	1	128,700	$1,287,000	54.5%
2010	1	55,837	$1,074,862	45.5%
2011	0	—	—	—
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
2015	0	—	—	—

Chase Park Plaza

On December 8, 2006, we acquired a 95% ownership interest in both Chase Park Plaza Hotel, LLC (“Chase Hotel LLC”) and The Private Residences, LLC (“Private Residences LLC”) through Behringer Harvard Opportunity OP I, under agreements effective December 1, 2006.  Chase Hotel LLC and Private Residences LLC own fee simple interests in Chase Park Plaza, a mixed-use property with approximately 1.2 million square feet located in St. Louis, Missouri.  Chase Park Plaza consists of an 11-story hotel building with 251 guest rooms, five restaurants, approximately 65,000 square feet of banquet and meeting space, a five-screen movie theater, approximately 25,000 square feet of rentable office space, an outdoor pool, a fitness center, a spa, retail shops, and a five-story parking garage (the “Chase”), as well as a 29-story residential building with a total of 269 residential and corporate apartment units (the “Park Plaza Tower”).  The planned redevelopment of Chase Park Plaza for approximately $95 million includes the refurbishment of the hotel guest rooms and common areas, the conversion of three floors of the Park Plaza Tower into 89 additional hotel guest rooms, the conversion of another three floors into 48 furnished corporate apartments and the conversion of the upper 16 floors into 87 condominium units.  The aggregate initial capital obligation for our 95% ownership interest in Chase Park Plaza is approximately $47.5 million, of which approximately $43.4 million was funded at acquisition.  The remaining amount of our initial capital obligation will be funded after acquisition.  We paid the aggregate initial capital contribution from proceeds of our offerings of common stock to the public.

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Chase Hotel LLC owns the hotel portion of Chase Park Plaza, which includes the Chase and certain floors of the Park Plaza Tower (the “Hotel”).  Behringer Harvard Opportunity OP I is a 95% member of Chase Hotel LLC, and Kingsdell L.P., an unaffiliated third party, is a 5% member.  Private Residences LLC owns the residential portion of Chase Park Plaza, which includes the remaining floors of the Park Plaza Tower (the “Residences”).  Behringer Harvard Opportunity OP I is a 95% member of Private Residences LLC, and Kingsdell is a 5% member.  Kingsdell’s aggregate initial capital contribution for its 5% ownership interest was approximately $2.5 million and was satisfied by the transfer of Kingsdell’s fee simple interest in Chase Park Plaza to Chase Hotel LLC and Private Residences LLC.  Each of the members has agreed to make additional scheduled contributions to pay for anticipated development costs.  Further additional capital contributions from the members may be required to satisfy future operating needs.

Chase Hotel LLC and Private Residences LLC assumed Kingsdell’s borrowings of $55 million under a loan agreement (the “Chase Park Plaza Loan Assumption Agreement”) with Massachusetts Mutual Life Insurance Company.  The interest rate under the loan is fixed at 5.2% per annum.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, August 1, 2010.  Prepayment, in whole (but not in part) is permitted on or after August 1, 2007, provided that at least thirty days prior written notice is given and a prepayment fee is paid. No such prepayment fee is required to be paid in connection with a prepayment made after May 1, 2010. In addition, we have guaranteed payment of the debt under the Chase Park Plaza Loan Assumption Agreement in the event of, among other things, (i) the filing by Chase Hotel LLC or Private Residences LLC of a voluntary bankruptcy or insolvency proceeding, or (ii) the filing of an involuntary bankruptcy or insolvency proceeding against Chase Hotel LLC or Private Residences LLC which is not dismissed within 90 days of filing.  Further, in certain circumstances, we are obligated to guarantee payment of lender losses based on certain prohibited acts or circumstances.

The amount of contributed capital for the transaction was determined through negotiations between Kingsdell and our advisor and its affiliates.  Neither we nor our advisor is affiliated with Kingsdell.  We believe that Chase Park Plaza is well located, has acceptable roadway access, attracts an adequate number of guests, is well maintained, adequately insured and has been professionally managed. There are no comparable properties located in the same submarket that might compete with Chase Park Plaza.

Distributions of available cash from operations from Chase Hotel LLC and Private Residences LLC are to be made on a quarterly basis to the members in their respective percentages (being 95% for Behringer Harvard Opportunity OP I and 5% for Kingsdell) until the members have received a return of capital contributions, plus an internal rate of return of 18%.  Second, distributions are to be made 90% to Behringer Harvard Opportunity OP I and 10% to Kingsdell until each member has achieved an internal rate of return of 23%.  Third, distributions are to be made 80% to Behringer Harvard Opportunity OP I and 20% to Kingsdell until each member has achieved an internal rate of return of 28%.  Fourth, distributions are to be made 65% to Behringer Harvard Opportunity OP I and 35% to Kingsdell until each member has achieved an internal rate of return of 33%.  Thereafter, distributions are to be made in the following percentages:  50% to Behringer Harvard Opportunity OP I and 50% to Kingsdell.

Chase Hotel LLC and Private Residences LLC have entered into development agreements with IFC, Inc. (the “Chase Park Plaza Developer”), an affiliate of Kingsdell, to perform development services in respect of the Hotel and the Residences, pursuant to which the Chase Park Plaza Developer will receive an aggregate development fee of 3% of the designated construction costs of redeveloping Chase Park Plaza.  The development fee may be reduced if the Chase Park Plaza Developer does not perform its services in accordance with certain budget and completion requirements.

Kingsdell has leased the Hotel from Chase Hotel LLC under a lease agreement with an initial term expiring on December 31, 2012.  As scheduled under the lease agreement, Kingsdell will pay base rent and percentage rent based on the Hotel meeting certain revenue thresholds.  In connection with the lease agreement, Chase Hotel LLC has also made available to Kingsdell a loan of up to approximately $1.9 million for working capital, inventory, and other operational matters, as evidenced by a promissory note, of which approximately $1.7 million was outstanding at acquisition.  The interest rate under the note is fixed at 5% per annum.  The term of the note is the earlier of December 31, 2016 or the termination of the lease agreement.

CWE Hospitality Services, LLC (the “Chase Park Plaza Property Manager”), an affiliate of Kingsdell, has the sole and exclusive right to manage, operate, lease and promote the Hotel and Residences under separate agreements among the Chase Park Plaza Property Manager, Kingsdell, Chase Hotel LLC and Private Residences LLC.  Among other things, the Chase Park Plaza Property Manager has the authority to determine the terms of admittance and charges for rooms, commercial space, entertainment, use of facilities and food and beverages.  The Chase Park Plaza Property Manager has the authority to negotiate and enter into leases, contracts, licenses or other arrangements of the hotel operations, to incur costs and expenses, to pay Chase Park Plaza’s operating costs and expenses from cash flow or reserves and to require sufficient funds for the payment of operating expenses.  As compensation, the Chase Park Plaza Property Manager receives an operating fee equal to 2.5% of the Hotel’s monthly gross revenues, plus additional fees if gross revenues exceed annual targets.  The Chase Park Plaza Property Manager receives a fee equal to 3% of gross collections from the Residences.  Kingsdell, the Chase Park Plaza Property Manager and Chase Hotel LLC are also parties to an

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owner agreement which discusses the rights and obligations of each pursuant to the lease agreement and Hotel management agreement.

Chase Hotel LLC has agreed to pay Behringer Harvard Opportunity Advisors I an annual asset management fee equal to $500,000 from the Hotel’s operations payable in monthly installments.  In the event that this annual asset management fee payable by Chase Hotel LLC is less than the asset management fee that would be due from us to Behringer Harvard Opportunity Advisors I or its affiliates with respect to our ownership interest in Chase Hotel LLC, we would pay the difference.  In the event that the annual asset management fee payable by Chase Hotel LLC is greater than the asset management fee that would be due from us to Behringer Harvard Opportunity Advisors I or its affiliates with respect to our ownership interest in Chase Hotel LLC, the difference would be reimbursed by Behringer Harvard Opportunity Advisors I to us.

HPT Management, our affiliate, will receive an oversight fee equal to 1% of gross revenues from the Hotel and the Residences to the extent attributable to our ownership interest in Chase Park LLC and Private Residences LLC.

Chase Hotel LLC and Private Residences LLC have agreed to pay Behringer Harvard Opportunity Advisors I a disposition fee equal to 0.75% of the gross selling price, which is to be paid out of the proceeds of any future sale of the Hotel and the Residences.  Payment of 95% of that fee to Behringer Harvard Opportunity Advisors I is subordinated based on the condition that our investors have first received distributions equal to the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions.  In the event that this disposition fee payable by Chase Hotel LLC and Private Residences LLC is less than the subordinated disposition fee that would be due from us to Behringer Harvard Opportunity Advisors I or its affiliates with respect to our ownership interest in Chase Hotel LLC and Private Residences LLC, we would pay the difference.  In the event that the disposition fee payable by Chase Park LLC and Private Residences LLC is greater than the subordinated disposition fee that would be due from us to Behringer Harvard Opportunity Advisors I or its affiliates with respect to our ownership interest in Chase Hotel LLC and Private Residences LLC, the difference would be reimbursed by Behringer Harvard Opportunity Advisors I to us.

Real estate taxes for the Hotel and the Residences in 2006 were approximately $1.03 million in the aggregate, based on a blended tax rate of approximately 8.90%. For 2007 through 2016, the real estate taxes are subject to a tax abatement agreement with the City of St. Louis. The real estate taxes for the Hotel and the Residences will be approximately $534,000 in the aggregate for 2007, with the amount due increasing by 1.5% each subsequent year of the abatement period.

Bent Tree Green

On December 13, 2006, we acquired Bent Tree Green, a three-story office building containing approximately 138,000 rentable square feet with a two-level underground parking garage, located on approximately 3.4 acres of land in Dallas, Texas, through Behringer Harvard Bent Tree LP, a wholly-owned subsidiary of Behringer Harvard Opportunity OP I. The total contract purchase price of Bent Tree Green, exclusive of closing costs, was approximately $11.85 million. The purchase price for the transaction was determined through negotiations between the Bent Tree Green seller, CMD Realty Investment Fund II, L.P., an unaffiliated third party, and our advisor and its affiliates. The purchase price was paid entirely through the use of proceeds of our offering of common stock to the public.

Bent Tree Green, which was originally constructed in 1983, was, as of December 13, 2006, approximately 70% leased and included the following major tenants:  TCB, Inc. (“TCB”) and WNC Insurance Services, Inc. (“WNC Insurance”).

TCB, an engineering, planning and management service provider, leases approximately 21,000 square feet of Bent Tree Green for an annual rent of approximately $333,000 under a lease that expires in February 2014 with two five-year renewal options available.

WNC Insurance, a multi-line insurance provider, leases approximately 16,000 square feet of Bent Tree Green for an annual rent of approximately $342,000 under a lease that expires in August 2007.

We believe that Bent Tree Green is suitable for its intended purpose and adequately covered by insurance, and we intend to make repairs or improvements to Bent Tree Green over the next few years, including upgrades and repairs to the lobby, elevators and restrooms. We do not currently have bids on which to estimate the costs for these planned upgrades and repairs. There are at least five comparable properties located in the same submarket that might compete with Bent Tree Green.

We will allocate a portion of the aggregate purchase price to one of three property components:  land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated or

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amortized. For federal income tax purposes, we depreciate or amortize (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

Real estate taxes paid for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $286,000. The real estate taxes paid were calculated by multiplying Bent Tree Green’s assessed value by a tax rate of 2.7858%.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past five years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	69.68%	$18.23
2005	92.56%	$19.25
2004	91.34%	$19.21
2003	92.12%		*
2002	92.93%		*
2001	95.59%		*

*  Information not available from Bent Tree Green seller.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2007 through 2016 for Bent Tree Green. The table shows the approximate rentable square feet represented by the applicable lease expirations:

Year Ending December 31*	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2007	4	33,110	684,973	23.92%
2008	7	17,198	293,894	12.42%
2009	4	11,204	203,632	8.09%
2010	0	—	—	—
2011	1	8,875	159,750	6.41%
2012	1	4,395	87,900	3.17%
2013	0	—	—	—
2014	1	21,456	332,568	15.50%
2015	0	—	—	—
2016	0	—	—	—

*  No leases expired between December 13, 2006 and December 31, 2006.

HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Bent Tree Green. Among other things, HPT Management has the authority to negotiate and enter into leases of Bent Tree Green on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Capstar Commercial Real Estate Services.

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Las Colinas Commons

On December 20, 2006, we acquired Las Colinas Commons, three office buildings containing approximately 239,000 rentable square feet on approximately 17.3 acres of land in Irving, Texas, through Behringer Harvard Las Colinas LP, a wholly-owned subsidiary of Behringer Harvard Opportunity OP I. Las Colinas Commons consists of the following office buildings:

•                  a three-story office building, built in 1979, containing approximately 62,000 rentable square feet;

•                  a two-story office building, built in 1981, containing approximately 162,000 rentable square feet; and

•                  a single-story office building, built in 2001, containing approximately 15,000 rentable square feet.

The total contract purchase price of Las Colinas Commons, exclusive of closing costs, was approximately $15.9 million. The purchase price for the transaction was determined through negotiations between the Las Colinas Commons seller, CFH Realty II/Las Colinas Commons, L.P., an unaffiliated third party, and our advisor and its affiliates. The purchase price was paid entirely through the use of proceeds of our offering of common stock to the public.

As of December 20, 2006, Las Colinas Commons was approximately 67% leased and includes the following major tenant:  First Horizon Home Loan Corporation (“First Horizon”).

First Horizon, a lender and service provider for homes and small businesses, leases approximately 119,000 square feet of Las Colinas Commons for an annual rent of approximately $1.34 million under a lease that expires in November 2013 with two five-year renewal options available.

We believe that Las Colinas Commons is suitable for its intended purpose and adequately covered by insurance, and we intend to make repairs or improvements to Las Colinas Commons over the next few years, including upgrades and repairs to the lobby of one of the buildings. We do not currently have bids on which to estimate the costs for these upgrades and repairs. There are at least eleven comparable properties located in the same submarket that might compete with Las Colinas Commons.

We will allocate a portion of the aggregate purchase price to one of three property components:  land; building; and real estate intangibles. Of these three components, only amounts allocated to building and real estate intangibles are depreciated or amortized. For federal income tax purposes, we depreciate or amortize (1) amounts allocated to building on a straight-line basis over 39.5 years, (2) amounts allocated to the 15-year asset class, which generally includes land improvements on the property site, on a declining balance method and (3) amounts allocated to the five- and seven-year asset classes, which generally include other improvements, on the double declining balance method.

Real estate taxes paid for the tax year ended 2006 (the most recent tax year for which information is generally available) were approximately $347,000. The real estate taxes paid were calculated by multiplying Las Colinas Commons’s assessed value by a tax rate per $100 of .5479 for the City of Irving, .5539 for Dallas County and 1.683 for the Carrollton-Farmers-Branch Independent School District, respectively.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual base rent per square foot, for the property during the past six years ended December 31:

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2006	67.0%	$11.06
2005	60.4%	$6.45
2004	54.8%	$7.08
2003	54.8%	$7.08
2002	6.1%	$13.00
2001	0.0%	—

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2007 through 2016 for Las Colinas Commons. The table shows the approximate rentable square feet represented by the applicable lease expirations:

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Year Ending December 31*	Number of Leases Expiring	Approx. Total Area of Expiring Leases (Sq. Ft.)	Total Annual Rental Income of Expiring Leases ($)	% of Gross Annual Rental Income Represented by Expiring Leases
2007	0	—	—	—
2008	0	—	—	—
2009	0	—	—	—
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	2	135,244	$1,705,307	56.50%
2014	0	—	—	—
2015	1	10,870	$149,463	4.54%
2016	0	—	—	—

*  No leases expired between December 20, 2006 and December 31, 2006.

HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Las Colinas Commons. Among other things, HPT Management has the authority to negotiate and enter into leases of Las Colinas Commons on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. HPT Management has subcontracted certain of its on-site management services to Capstar Commercial Real Estate Services.

Other Investments

The following information supplements the discussion contained in the “Investment Objectives and Criteria” section beginning on page 98 of our prospectus, and should follow the section of the prospectus under the heading “Potential Property Investments,” which begins on page 113:

Alexan Voss

On September 22, 2006, Behringer Harvard Alexan Voss, LLC (“Alexan Voss”), a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, entered into a mezzanine loan agreement (the “Voss Senior Mezzanine Loan”) with GC 128 Voss SM LLC (“128 Voss”), an unaffiliated third party, and an additional mezzanine loan agreement (the “Voss Junior Mezzanine Loan”) with GC 129 Voss JM LLC (“129 Voss”), an unaffiliated third party (collectively, the “Voss Mezzanine Loans”).  The aggregate principal amount of the Voss Mezzanine Loans is up to approximately $13.0 million and accrues interest at 10.5% per annum.  The Voss Mezzanine Loans mature on March 22, 2012.  Alexan Voss will receive a loan commitment fee up to 3% of the loan amount, or approximately $0.4 million.

The Voss Mezzanine Loans will finance a portion of the acquisition and development of a 376-unit apartment project in Houston, Texas (the “Voss Project”).  The Voss Project is owned by GC 127 Voss Holdings LLC (“127 Voss”), an unaffiliated third party, and collateralizes a mortgage loan from Bank of America, N.A. for approximately $39.6 million (the “Voss Senior Loan”).  The Voss Project consists of two parcels of land for development, known as La Scala and Hart.  127 Voss closed on the acquisition of the La Scala parcel on September 22, 2006, using approximately $2.4 million and $5.8 million that were funded under the Voss Mezzanine Loans and the Voss Senior Loan, respectively.  127 Voss closed on the acquisition of the Hart parcel on October 5, 2006, using approximately $1.8 million and $4.5 million that were funded under the Voss Mezzanine Loans and the Voss Senior Loan, respectively. The remaining amount available under the Voss Mezzanine Loans and the Voss Senior Loan will be used to fund the development of both parcels.

128 Voss directly owns 100% of the membership interest of 127 Voss.  129 Voss directly owns 100% of the membership interest of 128 Voss.  The Voss Senior Mezzanine Loan is secured by 128 Voss’ 100% membership interest in 127 Voss, and the Voss Junior Mezzanine Loan is secured by 129 Voss’ 100% membership interest in 128 Voss.

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CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger, and Brian Austin, unaffiliated third parties, have guaranteed completion of the Voss Project in accordance with the plans and specifications defined in the Voss Senior and Junior Mezzanine Loan Agreements.

In addition, Alexan Voss and 129 Voss have entered into an option agreement (the “Voss Option Agreement”) whereby Alexan Voss has an option to purchase 100% of the membership interests of 127 Voss and 128 Voss (collectively, the “Voss Membership Interests”) after the Voss Project’s substantial completion.  If Alexan Voss does not exercise its option to purchase the Voss Membership Interests within 90 days after the Voss Project’s completion, 129 Voss may elect to cause Alexan Voss to purchase the Voss Membership Interests pursuant to the terms of the Voss Option Agreement.

Alexan Nevada

On September 29, 2006, Behringer Harvard Alexan Nevada, LLC (“Alexan Nevada”), a wholly-owned subsidiary of Behringer Harvard Opportunity OP I, entered into a mezzanine loan agreement (the “Nevada Senior Mezzanine Loan”) with SW 109 Wagon Wheel SM LLC (“109 Wagon Wheel”), an unaffiliated third party, and an additional mezzanine loan agreement (the “Nevada Junior Mezzanine Loan”) with SW 108 Wagon Wheel JM LLC (“108 Wagon Wheel”), an unaffiliated third party (collectively, the “Nevada Mezzanine Loans”).  The aggregate principal amount of the Nevada Mezzanine Loans is approximately $9.7 million and accrues interest at 10.5% per annum.  The Nevada Mezzanine Loans mature on September 29, 2011.  Alexan Nevada received a loan commitment fee of 3% of the loan amount, or approximately $0.3 million.

The Nevada Mezzanine Loans financed the acquisition of land to be used for development into a 213-unit apartment project in Henderson, Nevada to be known as the Alexan at Nevada State Drive (the “Nevada Project”).  The Nevada Project is owned by SW 106 Wagon Wheel Holdings LLC (“106 Wagon Wheel”), an unaffiliated third party, and collateralizes a mortgage loan from Comerica Bank for approximately $29.0 million (the “Nevada Senior Loan”).  106 Wagon Wheel closed on the acquisition of the Nevada Project on September 29, 2006, using approximately $9.7 million that was funded under the Nevada Mezzanine Loans.

109 Wagon Wheel directly owns 100% of the membership interest of 106 Wagon Wheel.  108 Wagon Wheel directly owns 100% of the membership interest of 109 Wagon Wheel.  The Nevada Senior Mezzanine Loan is secured by 109 Wagon Wheel’s 100% membership interest in 106 Wagon Wheel, and the Nevada Junior Mezzanine Loan is secured by 108 Wagon Wheel’s 100% membership interest in 109 Wagon Wheel.

CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger, and Bruce Hart, all unaffiliated third parties, have guaranteed completion of the Nevada Project in accordance with the plans and specifications defined in the Nevada Senior and Junior Mezzanine Loan Agreements.

In addition, Alexan Nevada and 108 Wagon Wheel have entered into an option agreement (the “Nevada Option Agreement”) whereby Alexan Nevada has an option to purchase 100% of the membership interests of 106 Wagon Wheel and 109 Wagon Wheel (collectively, the “Wagon Wheel Membership Interests”) after the Nevada Project’s substantial completion.  If Alexan Nevada does not exercise its option to purchase the Wagon Wheel Membership Interests within 90 days after the Nevada Project’s completion, 108 Wagon Wheel may elect to cause Alexan Nevada to purchase the Wagon Wheel Membership Interests pursuant to the terms of the Nevada Option Agreement.

GrandMarc at Westberry Place and GrandMarc at the Corner

On February 1, 2007, Behringer Harvard TCU, LLC and Behringer Harvard UVA, LLC, two wholly-owned subsidiaries of Behringer Harvard Opportunity OP I, entered into separate mezzanine loan agreements to provide financing for a 644-bed student housing apartment project on the Texas Christian University campus in Fort Worth, Texas (“GrandMarc at Westberry Place”) and a 649-bed student housing apartment project on the University of Virginia campus in Charlottesville, Virginia (“GrandMarc at the Corner”), respectively.

The mezzanine loans were made to subsidiaries of Brookfield Real Estate Opportunity Fund and Phoenix Property Company (collectively, the “GrandMarc Borrowers”), both unaffiliated third parties.  The aggregate principal amount of the mezzanine loans is approximately $14.2 million and accrues interest at 10% per annum.  Monthly payments of interest only are required, with any remaining balance payable at the maturity date, February 25, 2008.  However, the GrandMarc Borrowers shall be required to prepay the mezzanine loans upon certain events occurring including, but not limited to, the closing of the transactions contemplated in the contribution agreements as discussed below.

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GrandMarc at Westberry Place collateralizes a mortgage loan from Wachovia Bank for approximately $38.3 million.  GrandMarc at the Corner collateralizes a mortgage loan from Keybank National Association for approximately $29.9 million.  The mezzanine loans are secured by GrandMarc Borrowers’ respective 100% equity ownership interests in the entities that hold the leasehold interests in GrandMarc at Westberry Place and GrandMarc at the Corner.

In addition, Behringer Harvard TCU, LLC and Behringer Harvard UVA, LLC entered into contribution agreements whereby they will acquire 50% ownership interests in newly formed joint ventures with the GrandMarc Borrowers for a total contribution of approximately $14.2 million.  In exchange for the remaining 50% ownership interests, the GrandMarc Borrowers will cause the leasehold interests in GrandMarc at Westberry Place and GrandMarc at the Corner to be transferred to the new joint ventures.  In accordance with the contribution agreements, the joint ventures will be formed upon the later of 30 days after each project’s completion or August 15, 2007.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following information supplements the discussion contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 114 of our prospectus, and all similar discussions appearing throughout the prospectus:

The following discussion and analysis relates to the nine months ended September 30, 2006 and should be read in conjunction with our accompanying financial statements and the notes thereto:

Critical Accounting Policies and Estimates

Management’s discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we will evaluate these estimates, including investment impairment. These estimates will be based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. Our most sensitive estimates involve the allocation of the purchase price of acquired properties and evaluating our real estate related investments for impairment.

Below is a discussion of the accounting policies that we consider will be critical in that they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

Real Estate

We allocate the purchase price of acquired properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets to be acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases, including leasing commissions, legal costs and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization

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period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Investment Impairments

For real estate we wholly own, we monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For any real estate we may own through an investment in a joint venture, tenant-in-common (“TIC”) interest or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges for the three and nine months ended September 30, 2006 and 2005.

Overview

We were formed primarily to invest in and operate real estate or real estate related assets on an opportunistic basis. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, recreation and leisure, multifamily and other real properties, including existing or newly constructed properties or properties under development or construction. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 TIC interests, or in entities that make investments similar to the foregoing.

As of September 30, 2006, we owned two properties located in Minnetonka, Minnesota and Middleton, Massachusetts, respectively, and had invested in two properties under development as a mezzanine lender, which we consolidate under Financial Accounting Standards Board Interpretation (“FIN”) No. 46R.

On September 20, 2005, our Registration Statement on Form S-11 (File No. 333-120847), covering the offering of up to 40,000,000 shares of common stock to be offered at a price of $10.00 per share was declared effective under the Securities Act. The offering also includes up to 8,000,000 shares of common stock at a price of $9.50 per share pursuant to our distribution reinvestment plan (the “DRIP”).

On October 27, 2005, the conditions of our escrow agreement with Citibank Texas, N.A. were satisfied and as a result, operations commenced on November 9, 2005 upon our acceptance of initial subscriptions. On November 9, 2005, we received and accepted subscriptions for 441,204 shares of common stock for gross offering proceeds of $4,408,510. As of September 30, 2006, we had accepted subscriptions for 13,107,787 shares of our common stock, including 21,739 shares owned by Behringer Holdings and 29,815 shares through the DRIP, for gross offering proceeds of $130,493,730. As of September 30, 2006, we had no shares of preferred stock issued or outstanding and 1,000 shares of Convertible Stock issued and outstanding.

Results of Operations

We commenced active operations when we made our first real estate acquisition on March 1, 2006 with the purchase of the Whitewater Property. At September 30, 2006, we had acquired two wholly-owned properties and had invested in two properties under development as a mezzanine lender, which we consolidate under FIN No. 46R. Accordingly, our results of operations for the three and nine months ended September 30, 2006, as compared to the three and nine months ended September 30, 2005, reflect significant increases in most categories.

Three months ended September 30, 2006 as compared to three months ended September 30, 2005

Rental Revenue. Rental revenue was $1,316,884 for the three months ended September 30, 2006 and was comprised of revenue, including adjustments for straight-line rent and amortization of below-market leases, from our wholly-owned properties. During the three months ended September 30, 2005, we did not own any real estate. Management expects future increases in rental revenue as we continue to invest in additional real estate properties.

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Property Operating Expenses. Property operating expenses for the three months ended September 30, 2006 were $564,863 and was comprised of $434,212 of operating expenses from our wholly-owned properties and $130,651 from our investments consolidated under FIN 46R. During the three months ended September 30, 2005, we did not own any real estate. We expect increases in property operating expenses in the future as we purchase additional real estate properties.

Interest Expense. Interest expense for the three months ended September 30, 2006 was $127,665 and was primarily comprised of interest expense from Ferncroft Corporate Center. During the three months ended September 30, 2005, we did not own any real estate. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties. For the three months ended September 30, 2006, we capitalized interest costs of $14,388 for the Alexan Voss project and $3,430 for the Alexan Black Mountain project. Interest costs for the development of Alexan Voss and Alexan Black Mountain will continue to be capitalized until development is complete.

Real Estate Taxes. Real estate taxes for the three months ended September 30, 2006 were $109,362 and were comprised of real estate taxes from our wholly-owned properties. During the three months ended September 30, 2005, we did not own any real estate. We expect increases in real estate taxes in the future as we purchase additional real estate properties.

Property Management Fees. Property management fees for the three months ended September 30, 2006 were $38,194 and were comprised of property management fees from our wholly-owned properties. During the three months ended September 30, 2005, we did not own any real estate. We expect increases in property management fees in the future as we invest in additional real estate properties.

Asset Management Fees. Asset management fees for the three months ended September 30, 2006 were $65,416 and were comprised of asset management fees from our wholly-owned properties. During the three months ended September 30, 2005, we did not own any real estate.

General and Administrative Expenses. General and administrative expenses for the three months ended September 30, 2006 were $206,845, as compared to $2,478 for the three months ended September 30, 2005, and were comprised of corporate general and administrative expenses, including directors’ and officers’ insurance premiums, auditing fees, legal fees and other administrative expenses. The increased amount in 2006 was due to increased corporate activity in the current fiscal period.

Depreciation and Amortization Expense. Depreciation and amortization expense for the three months ended September 30, 2006 was $403,056 and was comprised of depreciation and amortization of our wholly-owned properties. During the three months ended September 30, 2005, we did not own any real estate. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties.

Interest Income. Interest income for the three months ended September 30, 2006 was $885,094 and was comprised of interest income on funds on deposit, net of bank fees. As we admit new stockholders, subscription proceeds are released to us and may be utilized as consideration for investments in real properties and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments and earn interest income. During the three months ended September 30, 2005, we earned $871 in interest income. The increase in interest income in 2006 is due to higher cash balances on deposit with banks as a result of increased proceeds from investor subscriptions.

Minority Interest. Minority interest for the three months ended September 30, 2006 was $130,697 and represents the net loss of the two variable interest entities that we consolidate under Fin No. 46R. During the three months ended September 30, 2005, we had no investments with minority interest holders.

Nine months ended September 30, 2006 as compared to nine months ended September 30, 2005

Rental Revenue. Rental revenue was $1,791,128 for the nine months ended September 30, 2006 and was comprised of revenue, including adjustments for straight-line rent and amortization of below-market leases, from the Whitewater Property from date of acquisition, March 1, 2006, through September 30, 2006 and from Ferncroft Corporate Center from date of acquisition, July 13, 2006, through September 30, 2006. During the nine months ended September 30, 2005, we did not own any real estate. Management expects future increases in rental revenue as we continue to invest in additional real estate properties.

Property Operating Expenses. Property operating expenses for the nine months ended September 30, 2006 were $700,505 and was comprised of operating expenses from our wholly-owned properties of $569,854 and $130,651 from our investments consolidated under FIN 46R. We expect increases in property operating expenses in the future as we purchase additional real estate properties. During the nine months ended September 30, 2005, we did not own any real estate.

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Interest Expense. Interest expense for the nine months ended September 30, 2006 was $127,665 and was primarily comprised of interest expense from Ferncroft Corporate Center. During the nine months ended September 30, 2005, we did not own any real estate. We expect increases in interest expense in the future as we purchase and invest in additional real estate properties. For the nine months ended September 30, 2006, we capitalized interest costs of $14,388 for the Alexan Voss project and $3,430 for the Alexan Black Mountain project. Interest costs for the development of Alexan Voss and Alexan Black Mountain will continue to be capitalized until development is complete.

Real Estate Taxes. Real estate taxes for the nine months ended September 30, 2006 were $190,878 and were comprised of real estate taxes from our wholly-owned properties. During the nine months ended September 30, 2005, we did not own any real estate. We expect increases in real estate taxes in the future as we purchase additional real estate properties.

Property Management Fees. Property management fees for the nine months ended September 30, 2006 were $57,841 and were comprised of property management fees from our wholly-owned properties. During the nine months ended September 30, 2005, we did not own any real estate. We expect increases in property management fees in the future as we invest in additional real estate properties.

Asset Management Fees. Asset management fees for the nine months ended September 30, 2006 were $87,396 and were comprised of asset management fees from our wholly-owned properties. During the nine months ended September 30, 2005, we did not own any real estate.

General and Administrative Expenses. General and administrative expenses for the nine months ended September 30, 2006 were $578,613, as compared to $11,457 for the nine months ended September 30, 2005, and were comprised of corporate general and administrative expenses, including directors’ and officers’ insurance premiums, auditing fees, legal fees and other administrative expenses. The increased amount in 2006 was due to increased corporate activity.

Depreciation and Amortization Expense. Depreciation and amortization expense for the nine months ended September 30, 2006 was $577,309 and was comprised of depreciation and amortization of our wholly-owned properties. During the nine months ended September 30, 2005, we did not own any real estate. We expect increases in depreciation and amortization expense in the future as we purchase additional real estate properties.

Interest Income. Interest income for the nine months ended September 30, 2006 was $1,786,905 and represented interest income on funds on deposit, net of bank fees. As we admit new stockholders, subscription proceeds are released to us and may be utilized as consideration for investments in real properties and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments and earn interest income. During the nine months ended September 30, 2005, we earned $1,922 in interest income. The increase in interest income in 2006 is due to higher cash balances on deposit with banks as a result of increased proceeds from investor subscriptions.

Minority Interest. Minority interest for the nine months ended September 30, 2006 was $130,697 and represents the net loss in the two variable interest entities that we consolidate under FIN No. 46R. During the nine months ended September 30, 2005, we had no investments with minority interest holders.

Cash Flow Analysis

We commenced active operations when we made our first real estate acquisition on March 1, 2006 with the purchase of the Whitewater Property. At September 30, 2006, we had acquired two wholly-owned properties and had invested in two properties under development as a mezzanine lender, which we consolidate under FIN No. 46R. Accordingly, our results of cash flows for the nine months ended September 30, 2006, as compared to the nine months ended September 30, 2005, reflect significant increases in most categories.

Cash flows provided by operating activities for the nine months ended September 30, 2006 were $2,702,381 and were comprised primarily of net income of $1,388,523, changes in working capital accounts of $990,878, and the adjustment for depreciation and amortization of $449,875. During the nine months ended September 30, 2005, cash flows used in operating activities were $10,856 and were primarily comprised of the net loss of $9,535, and were significantly lower than the nine months ended September 30, 2006 due to the lack of real estate investments and less corporate activity.

Cash flows used in investing activities for the nine months ended September 30, 2006 were $56,213,270 and primarily represented real estate purchases totaling $36,932,424 and capital expenditures of properties under development of our consolidated

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borrowers of $17,379,912. During the nine months ended September 30, 2005, there were no cash flows from investing activities as we had not yet begun to invest.

Cash flows provided by financing activities for the nine months ended September 30, 2006 were $121,129,389 and were comprised primarily of funds received from the issuance of stock, net of offering costs of $97,795,424, proceeds from the mortgage payable of $18,000,000 and proceeds from mortgages of consolidated borrowers of $5,778,459. During the nine months ended September 30, 2005, cash flows provided by financing activities were $15,000 and were comprised of the change in payables to affiliates.

Liquidity and Capital Resources

The amount of distributions payable to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for distribution, financial condition, capital expenditure requirements and annual distribution requirements needed to qualify and maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to increase as properties are acquired in the development of our investment portfolio.

Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for mortgage loan investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions and mortgage loan investments will be met from operations, and cash needs for property acquisitions will be met from the public offering of our shares. However, there may be a delay between the sale of our shares and our purchase of properties and mortgage loan investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our operations. Our advisor evaluates potential acquisitions of real estate and real estate related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from the offering of our common stock in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

We borrowed $18,000,000 under a loan agreement (the “Ferncroft Loan”) with Barclays Capital Real Estate Inc. The interest rate under the loan is fixed at 6.33% per annum and requires monthly payments of interest only beginning October 2006 through September 2011, with monthly payments of $111,767 required beginning October 2011 and continuing through September 2013 and any remaining balance payable at the maturity date, September 1, 2013. Ferncroft Corporate Center is held as collateral for the Ferncroft Loan. Prepayment in whole (but not in part) is permitted from and after the twelfth monthly payment date prior to the maturity date. As of September 30, 2006, our outstanding principal balance under the Ferncroft Loan was approximately $18,000,000.

We agreed to provide mezzanine financing of up to $22,679,561 to unaffiliated third-party entities for the acquisition and development of real estate known as Alexan Voss and Alexan Black Mountain. During the nine months ended September 30, 2006, the unaffiliated third parties that own Alexan Voss and Alexan Black Mountain incurred approximately $17,380,000 in development costs, of which we have funded $12,035,926 through our mezzanine loans. The parties that own Alexan Voss and Alexan Black Mountain intend to fund the remaining portion of the acquisition and development of Alexan Voss and Alexan Black Mountain through our mezzanine loans and third-party construction loans.

We expect to meet our future short-term operating liquidity requirements through net cash provided by our current property operations and the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses and the payment of a monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

In accordance with the NASAA REIT Guidelines, our charter requires that we monitor our expenses on a trailing twelve month basis. Our charter defines the following terms and requires that our Total Operating Expenses (“TOE”) are deemed to be excessive if at the end of any quarter they exceed for the prior trailing twelve month period the greater of 2% of our Average Invested Assets (“AIA”) or 25% of our Net Income (“NI”). For the trailing twelve months ended September 30, 2006, the first year of our operations, TOE of approximately $738,000 exceeded 25% of our NI (which was approximately $466,000) by approximately $272,000. Our board of directors, including all of our independent directors, has reviewed this analysis and unanimously determined the excess to be justified considering the fact that we were in development stage through February 2006 and our rate of acquisitions thereafter caused the expenses incurred as a result of being a public company for audit and legal services, director and officer liability

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insurance, fees for board members in connection with service on the board and its committees and compliance with the requirements of the Sarbanes-Oxley Act of 2002 to be disproportionate to the Company’s AIA and NI.

Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries. We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance and a more informed and appropriate basis on which to make decisions involving operating, financing and investing activities. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. FFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our calculation of FFO for the three and nine months ended September 30, 2006 is presented below:

	Three months	Nine months
	ended	ended
	September 30, 2006	September 30, 2006

Net income	$817,274	$1,388,523
Preferred stock dividends	—	—
Net income allocable to common stock	817,274	1,388,523

Real estate depreciation	231,583	327,273
Real estate amortization	66,630	122,602
Funds from operations (FFO)	$1,115,487	$1,838,398

GAAP weighted average shares:
Basic	11,340,747	7,701,098
Diluted	11,367,997	7,716,576

Provided below is additional information related to selected non-cash items included in net income above, which may be helpful in assessing our operating results.

•                  Straight-line rental revenue of approximately $34,000 was recognized for the three months ended September 30, 2006 and approximately $49,000 was recognized for the nine months ended September 30, 2006. During the three and nine months ended September 30, 2005, we did not own any real estate.

In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for distribution to our stockholders.

During the nine months ended September 30, 2006, we declared and paid distributions from FFO and expect to continue to do so in the near-term. Over the long-term, we expect that a greater percentage of our distributions will be from FFO (except to the extent of distributions from the sale of our assets). However, given the uncertainty arising from numerous factors, including both the raising and placing of capital in the current real estate environment, ultimate FFO performance cannot be predicted with certainty. For

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example, if we are not able to timely invest net proceeds of our offering at favorable yields, future distributions declared and paid may exceed FFO.

Contractual Obligations

The following table summarizes our contractual obligations as of September 30, 2006:

Mortgages Payable	Total	2006	2007	2008	2009	2010	Thereafter
Principal	$23,778,459	$—	$—	$—	$727,736	$5,050,723	$18,000,000
Interest	9,612,604	434,061	1,638,569	1,643,058	1,615,687	1,265,700	3,015,529
Total	$33,391,063	$434,061	$1,638,569	$1,643,058	$2,343,423	$6,316,423	$21,015,529

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, we include, and intend to continue to include, provisions in the majority of our tenant leases that would protect us from the impact of inflation. These provisions include reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

Quantitative and Qualitative Disclosures About Market Risk

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties. Our management’s objectives with regard to interest rate risk are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

Controls and Procedures

As required by Rule 13a-15(b) and Rule 15d-15(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our management, including our Chief Executive Officer and Chief Financial Officer, evaluated, as of September 30, 2006, the effectiveness of our disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e) and Rule 15d-15(e). Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures, as of September 30, 2006, were effective for the purpose of ensuring that information required to be disclosed by us in this report is recorded, processed, summarized and reported within the time periods specified by the rules and forms of the Exchange Act and is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures.

We believe, however, that a controls system, no matter how well designed and operated, can only provide reasonable assurance, not absolute assurance, that the objectives of the controls system are met, and no evaluation of controls can provide absolute assurance, only reasonable assurance, that all control issues and instances of fraud or error, if any, within a company have been detected.

There have been no changes in internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that occurred during the quarter ended September 30, 2006 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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Prior Performance Summary

The following information supplements the discussion contained in the “Prior Performance Summary” section beginning on page 121 of our prospectus, and all similar discussions appearing throughout the prospectus:

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by our advisor and its affiliates, including certain officers and directors of our advisor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in any prior real estate programs. Investors who purchase our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

Our chief executive officer and founder, Robert M. Behringer, has served as general partner, chief executive officer and/or director in 43 prior programs over the last fifteen years, which includes three other public programs and 40 privately offered programs.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

From time to time, Behringer Harvard Holdings or its affiliates, including our advisor, Behringer Harvard Opportunity Advisors I, may agree to waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space or otherwise supplement investor returns, to increase the amount of cash available to pay distributions to investors. In each case, the results of operations and distributions from these programs would likely have been lower than without such arrangements.

Public Programs

Affiliates of Behringer Harvard Opportunity Advisors I are sponsoring or have recently sponsored three public real estate programs with substantially the same investment objectives as ours (Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I). The initial public offerings with respect to Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I terminated on February 19, 2005. The initial public offering with respect to Behringer Harvard REIT I terminated on February 19, 2005 as well; however, Behringer Harvard REIT I initiated a follow-on offering immediately after the termination of its initial offering. The first follow-on offering was terminated on October 20, 2006 and following the termination of that offering, Behringer Harvard REIT I initiated a second follow-on offering. The currently effective registration statement of Behringer Harvard REIT I is for the offer and sale of up to 200 million shares of common stock at a price of $10.00 per share, plus an additional 50 million shares of common stock at $9.50 per share pursuant to its distribution reinvestment plan. As described below, Mr. Behringer and his affiliates also have sponsored other privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, and which are still operating and may acquire additional properties in the future. Behringer Harvard Opportunity Advisors I and its affiliates face conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs.

The aggregate dollar amount of the acquisition and development costs of the properties in which Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I purchased interests, as of December 31, 2005, was approximately $1.8 billion. Following is a table showing the breakdown by type of property of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I as of December 31, 2005:

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Type of Property	New	Used	Construction
Office and Industrial Buildings	0%	100%	0%
Retail Property	0%	100%	0%
Development Property	0%	0%	100%

The following is a breakdown of the aggregate amount of acquisition and development costs of the properties purchased by Behringer Harvard REIT I, Behringer Harvard Short-Term Fund I and Behringer Harvard Mid-Term Fund I as of December 31, 2005, by 100% fee ownership interests, ownership of tenant-in-common (TIC) interests, and ownership of joint venture interests:

Fund	100% Owned	TIC Interests	Joint Ventures
Behringer Harvard REIT I	89.3%	10.7%	—
Behringer Harvard Short-Term Fund I	59.1%	—	40.9%
Behringer Harvard Mid-Term Fund I	100%	—	—

Historically, the public programs sponsored by our affiliates have experienced losses during the first several quarters of operations. Many of these losses can be attributed to initial start-up costs and a lack of revenue producing activity prior to the programs’ initial property investments. Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue. Furthermore, with the exception of the sale by Behringer Harvard Short-Term Fund I of the Woodall Rodgers Property and the undeveloped land adjacent to it, as described below, the programs have sold no properties, and thus, any appreciation or depreciation of the properties is not reflected in the net income of the programs.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any reports prepared in connection with any of the Behringer Harvard public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”). For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Many of the offering materials and reports prepared in connection with the Behringer Harvard public programs are also available on our web site, www.behringerharvard.com. Neither the contents of our web site nor any of the materials or reports relating to other Behringer Harvard public programs are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Behringer Harvard REIT I

Behringer Harvard REIT I, a Maryland corporation, was formed in June 2002 to acquire and operate institutional quality office and other commercial properties that generally have premier business addresses in especially desirable locations. Mr. Behringer serves as the Chief Executive Officer, Chief Investment Officer and Chairman of the Board of Behringer Harvard REIT I. Behringer Advisors LP, an affiliate of our advisor, serves as the advisor to Behringer Harvard REIT I. The initial public offering of Behringer Harvard REIT I’s shares of common stock commenced on February 19, 2003 and terminated on February 19, 2005. The first follow-on public offering of common stock commenced on February 19, 2005 and terminated on October 20, 2006. The second follow-on offering of common stock commenced on October 20, 2006. As of January 15, 2007, Behringer Harvard REIT I had raised gross offering proceeds of approximately $1.2 billion from the issuance of approximately 124.8 million shares of common stock to approximately 30,600 investors.

As of January 15, 2007, Behringer Harvard REIT I had purchased interests in 36 real estate properties amounting to an investment of approximately $2.5 billion (purchase price, including debt financing).

As of June 30, 2006, Behringer Harvard REIT I owned an interest in the following properties:

•                  Minnesota Center. In October 2003, Behringer Harvard REIT I acquired a 14.5% tenant-in-common interest in this property, which is located on approximately four acres of land in Bloomington, Minnesota. As a result of a tender offer for the tenant-in-common interests of Minnesota Center held by non-Behringer Harvard affiliates, Behringer Harvard REIT I currently owns a 93.1% tenant-in-common interest in Minnesota Center. The property consists of a 14-story office building containing approximately 276,425 rentable square feet. As of June 30, 2006, Minnesota Center was approximately 96% leased and includes as its major tenants Computer Associates International, Inc., CB Richard Ellis and Regus Business Centre Corp.

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•                  Enclave on the Lake. In April 2004, Behringer Harvard REIT I acquired a 36.3% tenant-in-common interest in this property, which is located on approximately 6.75 acres of land in Houston, Texas. The property consists of a six-story office building containing approximately 171,090 rentable square feet. As of June 30, 2006, Enclave on the Lake was100% leased to two tenants:  SBM-IMODCO, Inc. and Atlantia Offshore Limited, both 100% wholly-owned subsidiaries of IHC Caland N.V., a Netherlands-based holding company involved in offshore oilfield services, marine dredging, shipping and mining.

•                  St. Louis Place. In June 2004, Behringer Harvard REIT I acquired a 35.7% tenant-in-common interest in this property, which is located on approximately 0.68 acres of land in St. Louis, Missouri. The property consists of a 20-story office building containing approximately 337,088 rentable square feet. As of June 30, 2006, St. Louis Place was approximately 87% leased and includes as its major tenants Fleishman-Hillard, Inc., Trizec Properties, Inc., Moser & Marsalek, P.C., and Peckham Guyton Albers & Viets, Inc.

•                  Colorado Building. In August 2004, Behringer Harvard REIT I acquired a 79.5% tenant-in-common interest in this property, which is located on approximately 0.31 acres of land in Washington, D.C. In May 2006, Behringer Harvard REIT I acquired an additional 2.0% tenant-in-common interest in this property. The property consists of an 11-story office building containing approximately 121,701 rentable square feet. As of June 30, 2006, Colorado Building was approximately 99% leased and includes as its major tenants Bowne of New York City, Inc., InfoTech Strategies, Inc., Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, the U.S. General Services Administration (Environmental Protection Agency) and the Community Transportation Association of America.

•                  Travis Tower. In October 2004, Behringer Harvard REIT I acquired a 60.4% tenant-in-common interest in this property, which is located on approximately 1.11 acres of land in Houston, Texas. The property consists of a 21-story office building containing approximately 507,470 rentable square feet. As of June 30, 2006, Travis Tower was approximately 94% leased and includes as its major tenants CenterPoint Energy, Inc., Linebarger Goggan Blair Pena & Sampson LLP, Edge Petroleum Corporation and Samson Lone Star LP.

•                  Cyprus Building. In December 2004, Behringer Harvard REIT I acquired this property, which is located on approximately 8.2 acres of land in Englewood, Colorado, a suburb of Denver. The property consists of a four-story office building containing approximately 153,048 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, the Cyprus Building was 100% leased to one tenant, Phelps Dodge Corporation.

•                  250 West Pratt Street Property. In December 2004, Behringer Harvard REIT I acquired a 50.7% tenant-in-common interest in this property, which is located on approximately 0.75 acres of land in Baltimore, Maryland. As a result of a tender offer for the tenant-in-common interests of the 250 West Pratt Street Property held by non-Behringer Harvard affiliates, Behringer Harvard REIT I currently owns 100% of the undivided tenant-in-common interests in the 250 West Pratt Street Property. The property consists of a 24-story office building containing approximately 368,194 rentable square feet. As of June 30, 2006, the 250 West Pratt Street Property was approximately 89% leased and includes as its major tenants Vertis, Inc., Semmes Bowen & Semmes and the United States General Services Administration.

•                  Ashford Perimeter Building. In January 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 10.6 acres of land in Atlanta, Georgia. The property consists of a six-story office building containing approximately 288,175 rentable square feet and a four-story parking garage. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, the Ashford Perimeter Building was approximately 85% leased and includes as its major tenants Verizon Wireless, Noble Systems Corporation, and Coalition America, Inc.

•                  Alamo Plaza. In February 2005, Behringer Harvard REIT I acquired a 30.6% tenant-in-common interest in this property, which is located on approximately 1.15 acres of land in Denver, Colorado. The property consists of a 16-story office building containing approximately 191,151 rentable square feet and a four-story parking garage. As of June 30, 2006, Alamo Plaza was approximately 93% leased and includes as its major tenants Pioneer Natural Resources USA, Inc., Newfield Exploration and J. Walter Thompson.

•                  Utah Avenue Building. In April 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 9.6 acres of land in El Segundo, California. The property consists of a one-story office/research and development building containing approximately 150,495 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, the Utah Avenue Building was approximately 78% leased and includes as its major tenants Northrop Grumman Space and Mission Systems Corporation and Unisys Corporation.

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•                  Lawson Commons. In June 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 0.9 acres of land in St. Paul, Minnesota. The property consists of a 13-story office building containing approximately 436,342 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, Lawson Commons was approximately 99% leased and includes as its major tenants Lawson Associates, Inc. and St. Paul Fire and Marine Insurance Company.

•                  Downtown Plaza. In June 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 0.97 acres of land in Long Beach, California. The property consists of a six-story office building containing approximately 100,146 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, Downtown Plaza was 100% leased and includes as its major tenants The Designory, Inc., Barrister Executive Suites, Inc., and the City of Long Beach.

•                  Western Office Portfolio. In July 2005, Behringer Harvard REIT I acquired the following portfolio of properties:  (1) a three-story office building containing approximately 230,061 rentable square feet located on approximately ten acres of land in Richardson, Texas, a suburb of Dallas; (2) a three-story office building containing approximately 88,335 rentable square feet located on approximately 6 acres of land in Tigard, Oregon, a suburb of Portland; (3) a three-story office building containing approximately 71,739 rentable squire feet located on approximately nine acres of land in Diamond Bar, California, a suburb of Los Angeles; (4) a two-story office building containing approximately 55,095 rentable square feet located on approximately six acres of land in Diamond Bar, California; and (5) a two-story office building containing approximately 40,759 rentable square feet located on approximately two acres of land in Diamond Bar, California. Behringer Harvard REIT I owns a 100% fee simple interest in each of these properties. As of June 30, 2006, each of these properties was 100% leased and the Western Office Portfolio includes as its major tenants Alliance Data Services, Allstate Insurance Company and The Goodrich Corporation.

•                  Buena Vista Plaza. In July 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 1.26 acres of land in Burbank, California. The property consists of a seven-story office building containing approximately 115,130 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, Buena Vista Plaza was 100% leased to one tenant, Disney Enterprises, Inc.

•                  One Financial Plaza. In August 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 1.4 acres of land in Minneapolis, Minnesota. The property consists of a 27-story office building containing approximately 393,902 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, One Financial Plaza was approximately 90% leased and includes as its major tenants Deloitte & Touche USA LLP, Martin-Williams, Inc. and Clarity Coverdale Fury Advertising, Inc.

•                  Riverview Tower. In October 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 1.23 acres of land in Knoxville, Tennessee. The property consists of a 24-story office building containing approximately 334,196 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, Riverview Tower was approximately 97% leased and includes as its major tenants Alcoa, Inc., Branch Banking & Trust Company, Woolf, McClane, Bright, Allen & Carpenter, PLLC, and Lawler-Wood LLC.

•                  G Street Property. In November 2005, Behringer Harvard REIT I acquired this property, which is located on approximately 0.77 acres of land in Washington, D.C. The property consists of a 10-story office building containing approximately 306,563 rentable square feet with a five-level underground parking garage. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, the G Street Property was approximately 90% leased and includes as its major tenants Neighborhood Reinvestment Corporation, General Services Administration Federal Bureau of Investigations and Prudential Relocation, Inc.

•                  Woodcrest Center. In January 2006, Behringer Harvard REIT I acquired this property, which is located on approximately 33 acres of land in Cherry Hill, New Jersey. The property consists of a single-story office building containing approximately 333,275 rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, Woodcrest Center was approximately 93% leased and includes as its major tenants Towers, Perrin, Forster and Crosby, Inc., Equity One, Inc. and American Water Works Company, Inc.

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•                  Burnett Plaza. In February 2006, Behringer Harvard REIT I acquired this property, which is located on approximately 2.24 acres of land in Fort Worth, Texas. The property consists of a forty-story office building containing approximately 1.0 million rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, Burnett Plaza was approximately 98% leased and includes as its major tenants AmeriCredit Financial Services, Inc., Burlington Resources Oil and Gas Company, L.P. and the U.S. Department of Housing and Urban Development.

•                  10777 Clay Road. In March 2006, Behringer Harvard REIT I acquired this property, which is located on approximately 12.1 acres of land in Houston, Texas. The property consists of two three-story office buildings containing approximately 227,486 combined rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, 10777 Clay Road was 100% leased to one tenant, AMEC Paragon, Inc.

•                  Paces West. In April 2006, Behringer Harvard REIT I acquired this property, which is located on approximately 9.2 acres of land in Atlanta, Georgia. The property consists of a 14-story and a 17-story office building containing approximately 646,000 combined rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, Paces West was approximately 82% leased and includes as its major tenants Piedmont Hospital, Inc., Docucorp International, Inc. and BT Americas, Inc.

•                  Riverside Plaza. In June 2006, Behringer Harvard REIT I acquired this property, which is located in Chicago, Illinois. The property consists of a 35-story office building and an adjacent three-story fitness center containing approximately 1.2 million rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, Riverside Plaza was approximately 96% leased and includes as its major tenants Deutsche Investment Management Americas, Inc., Fifth Third Bank and Synovate, Inc.

•                  The Terrace. In June 2006, Behringer Harvard REIT I acquired a portfolio of four office buildings located on approximately 21 acres of land in Austin, Texas. The property consists of two five-story buildings and two six-story buildings containing approximately 619,000 combined rentable square feet. The property also includes one three-story and three four-story parking garages. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, collectively, the Terrace was approximately 97% leased and includes as its major tenants Cirrus Logic, Inc. and Vinson & Elkins.

•                  600/619 Alexander Road. In June 2006, Behringer Harvard REIT I acquired this property, which is located in Princeton, New Jersey. The property consists of two three-story office buildings containing approximately 97,500 combined rentable square feet. Behringer Harvard REIT I owns a 100% fee simple interest in this property. As of June 30, 2006, 600/619 Alexander Road was approximately 94% leased and includes as its major tenants Sovereign Bank and Nassau Broadcasting Partners, L.P.

Since June 30, 2006, Behringer Harvard REIT I has acquired the following properties:

•                  Grandview II. In October 2006, Behringer Harvard REIT I acquired this property, which is located in Birmingham, Alabama. The property consists of a six-story office building containing approximately 149,463 rentable square feet. As of October 20, 2006, Grandview II was approximately 92% leased and includes as its major tenants Assurant Employee Benefits Company, Daniel Realty Company, Solutions Plus, Inc. and Gresham, Smith & Partners.

•                  Bank of America Plaza. In October 2006, Behringer Harvard REIT I acquired this property, which is located in Charlotte, North Carolina. The property consists of a 40-story office building containing approximately 887,000 rentable square feet with a three-level parking garage. As of October 26, 2006, Bank of America Plaza was approximately 99% leased, with approximately 72% of the building leased to Bank of America, N.A.

•                  Three Parkway. In October 2006, Behringer Harvard REIT I acquired this property, which is located in Philadelphia, Pennsylvania. The property consists of a 20-story office building containing approximately 561,351 rentable square feet. As of October 30, 2006, Three Parkway was approximately 90% leased and includes as its major tenants excelleRx, Inc., Reliance Insurance Company and American International Insurance Company.

•                  4440 El Camino Real. In November 2006, Behringer Harvard REIT I acquired this property, which is located in Los Altos, California. The property consists of a three-story office building containing approximately 96,562 rentable square feet. As of November 2, 2006, 4440 El Camino Real was 100% leased to Rambus, Inc.

•                  Fifth Third Center. In November 2006, Behringer Harvard REIT I acquired this property, which is located in Cleveland, Ohio. The property consists of a 27-story office building containing approximately 508,397 rentable square feet. As of

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November 15, 2006, Fifth Third Center was approximately 83% leased and includes as its major tenants Fifth Third Bank and McDonald Hopkins Co., LPA.

•                  Resurgens Plaza. In November 2006, Behringer Harvard REIT I acquired a leasehold interest in this property, which is located in Atlanta, Georgia. The property consists of a 27-story office building containing approximately 400,000 rentable square feet. As of November 30, 2006, Resurgens Plaza was approximately 90% leased and includes as its major tenants RSUI Indemnity Company, Fisher & Phillips LLP and Epstein Becker & Green, P.C.

•                  5 & 15 Wayside. In December 2006, Behringer Harvard REIT I acquired this property, which is located in Burlington, Massachusetts. The property consists of one four-story office building and one five-story office building containing approximately 270,000 combined rentable square feet. As of December 11, 2006, 5 Wayside was 100% leased to Nokia Networks, Inc. and 15 Wayside was 100% leased to Nokia, Inc.

•                  Elkridge Place. In December 2006, Behringer Harvard REIT I acquired this property, which is located in Houston, Texas. The property consists of one 12-story office building and one 14-story office building containing approximately 519,000 combined rentable square feet. As of December 13, 2006, Elkridge Place was approximately 92% leased and includes as its major tenant J. Ray McDermott Inc.

Behringer Harvard Short-Term Fund I

Behringer Harvard Short-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in office, office-tech, retail, apartment, industrial and hotel properties. Mr. Behringer and Behringer Harvard Advisors II LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Short-Term Fund I. The public offering of Behringer Harvard Short-Term Fund I’s units of limited partnership interest commenced on February 19, 2003 and terminated on February 19, 2005. As of February 19, 2005, Behringer Harvard Short-Term Fund I had raised gross offering proceeds of approximately $109.2 million from the issuance of approximately 11 million units of limited partnership interest to approximately 4,200 investors.

As of December 31, 2005, Behringer Harvard Short-Term Fund I had purchased interests in twelve real estate properties amounting to an investment of approximately $130 million (purchase price including debt financing).

As of December 31, 2005, Behringer Harvard Short-Term Fund I owned an interest in the following properties:

•                  The Woodall Rodgers Property. This property, acquired in February 2004, is located in Dallas, Texas and consists of a five-story office building built in 1984, containing approximately 74,090 rentable square feet and a free-standing single-story bank office building with drive-through lanes. The buildings are located on approximately 1.7 acres subject to a ground lease that expires in 2097. The property also included approximately 1.6 acres of undeveloped adjacent land that was sold to an unaffiliated third party on April 6, 2005. As of December 31, 2005, Behringer Harvard Short-Term Fund I owned a 100% fee simple interest in the remaining property, which was approximately 96% leased and included as its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc. The remaining property was sold to an unaffiliated third party on July 24, 2006.

•                  The Quorum Property. This property, acquired in July 2004, is located in Addison, Texas, a suburb of Dallas, Texas, and consists of a seven-story office building built in 1981, containing approximately 133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility. The buildings are located on approximately 3.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Quorum Property was approximately 65% leased and includes as its major tenants KMC Insurance Services, Inc., Workflow Studios, Inc. and JP Morgan/Chase Bank.

•                  The Skillman Property. This property, acquired in part in July 2004 with the remainder purchased in May 2005, is located in Dallas, Texas and consists of a shopping/service center built in 1985 containing approximately 98,764 rentable square feet. The property is located on approximately 7.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% interest in the Skillman Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Skillman Property was approximately 85% leased and includes as its major tenants Compass Bank, Re/Max Associates of Dallas and El Fenix.

•                  The Central Property. This property, acquired in August 2004, is located in Dallas, Texas and consists of a six-story office building containing approximately 87,292 rentable square feet. The property is located on approximately 0.66 acres of land. Behringer Harvard Short-Term Fund I owns a 62.5% interest in the Central Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Central

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Property was approximately 53% leased and includes as its major tenants BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc.

•                  The Coit Property. This property, acquired in October 2004, is located in Plano, Texas, a suburb of Dallas, Texas, and consists of a two-story office building built in 1986, containing approximately 105,030 rentable square feet. The property is located on approximately 12.3 acres of land. Behringer Harvard Short-Term Fund I owns a 90% interest in the Coit Property through direct and indirect partnership interests in a limited partnership that owns the property. As of December 31, 2005, the Coit Property was 100% leased to one tenant, CompUSA, Inc.

•                  Mockingbird Commons. This property, acquired in November 2004, is located in Dallas, Texas and consists of a 5.4-acre site that is planned for redevelopment as a 475,000 square feet mixed-use project with a boutique hotel, high rise luxury condominiums and retail stores. Behringer Harvard Short-Term Fund I owns a 70% interest in the Mockingbird Commons Property through direct and indirect partnership interests in a limited partnership that owns the property.

•                  Northwest Highway Property. This property, acquired in March 2005, is located in Dallas, Texas and consists of approximately 4.97 acres of land which is planned for development into high-end residential lots for the future sale to luxury home builders. Behringer Harvard Short-Term Fund I entered into a partnership agreement whereby Behringer Harvard Short-Term Fund I and a wholly-owned subsidiary of Behringer Harvard Short-Term Fund I owns a combined 80% interest in the Northwest Highway Property through direct and indirect partnership interests in a limited partnership that owns the property.

•                  250/290 Carpenter Property. This property, acquired in April 2005, is located in Irving, Texas, a suburb of Dallas, Texas, and consists of a three-story office building built in 1976 and two connected seven-story towers, each built in 1983, in total containing approximately 536,241 rentable square feet. The property is located on approximately 15.3 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, the Carpenter Property was 100% leased to one tenant, Citicorp North America, Inc.

•                  Landmark I & II. This property, acquired in July 2005, is located in Dallas, Texas, and consists of two separate two-story office buildings, each built in 1998, in total containing approximately 257,427 rentable square feet. The property is located on approximately 19.9 acres of land. Behringer Harvard Short-Term Fund I owns a 100% fee simple interest in this property. As of December 31, 2005, Landmark I & II were 100% leased to CompUSA, Inc. and CompUSA Management Company, Inc.

•                  Melissa Land. This property, acquired in October 2005, is located in Collin County, Texas, and consists of 72.26 acres of land which is planned for development into residential lots for the future sale to home builders. Behringer Harvard Short-Term Fund I owns a 60% interest in this property through its direct partnership interest in a limited partnership.

Since December 31, 2005, Behringer Harvard Short-Term Fund I has acquired an interest in the following property:

•                  Telluride Property. This property, acquired in May 2006, is located in Telluride, Colorado, and consists of 1.56 acres of land which is planned for development in luxury condominium units. Construction is expected to reach completion in January 2008.  Behringer Harvard Short-Term Fund I is the 100% Class A member in the limited liability company that owns this property.

Behringer Harvard Mid-Term Fund I

Behringer Harvard Mid-Term Fund I, a Texas limited partnership, was formed in July 2002 to acquire interests in institutional quality office and office service center properties having desirable locations, personalized amenities, high quality construction and creditworthy commercial tenants. Mr. Behringer and Behringer Harvard Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Mid-Term Fund I. The public offering of Behringer Harvard Mid-Term Fund I’s units of limited partnership interest commenced on February 19, 2003 and terminated February 19, 2005. As of February 19, 2005, Behringer Harvard Mid-Term Fund I had raised gross offering proceeds of approximately $44.2 million from the issuance of approximately 4.4 million units of limited partnership interest to approximately 1,300 investors.

As of December 31, 2005, Behringer Harvard Mid-Term Fund I had purchased interests in six real estate properties amounting to an investment of approximately $34.5 million.

As of December 31, 2005, Behringer Harvard Mid-Term Fund I owned following properties:

•                  The Hopkins Property. This property, which was acquired in March 2004, is located in Hopkins, Minnesota, which is a suburb of Minneapolis. The property contains a one-story office building built in 1981, containing approximately 29,660

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of rentable square feet and located on approximately 2.5 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. Pursuant to a lease terminating in September 2010, the property is 100% leased on a triple-net basis to SunGard Financial Systems, Inc., which is a wholly-owned subsidiary of SunGard Data Systems.

•                  The Northpoint Property. This property, which was acquired in June 2004, is located in Dallas, Texas and consists of a two-story office building built in 1978 containing approximately 79,049 rentable square feet. The property is located on approximately 5.1 acres of land. As of December 31, 2005, Behringer Harvard Mid-Term Fund I owned a 100% fee simple interest in this property, which was 100% leased and included as its major tenants Centex Homes and Medical Edge Healthcare Group, Inc. This property was sold to an unaffiliated third party on December 28, 2006.

•                  The Tucson Way Property. This property, which was acquired in October 2004, is located in Englewood, Colorado, a suburb of Denver. The property consists of a two-story office building built in 1985 containing approximately 70,660 rentable square feet. The property is located on approximately 6.02 acres of land. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The Tucson Way Property is 100% leased to Raytheon Company on a triple-net basis through April 2012.

•                  The 2800 Mockingbird Property. This property, which was acquired in March 2005, is located in Dallas, Texas. The property consists of a single-story office building containing approximately 73,349 rentable square feet. The property is located on approximately 3.97 acres of land. The building was originally constructed in 1940, expanded in 1979 and partially renovated in 2000. Behringer Harvard Mid-Term Fund I owns a 100% fee simple interest in this property. The 2800 Mockingbird Property is 100% leased to Government Records Services, Inc., a division of Affiliated Computer Services, Inc., on a triple-net basis through September 2010.

•                  The Parkway Vista Building. This property, acquired in June 2005, is located in Plano, Texas, a suburb of Dallas. The property consists of a two-story office building containing approximately 33,467 rentable square feet located on approximately two acres of land. The Parkway Vista Building, which was constructed in 2002, was approximately 100% leased as of December 31, 2005, and includes the following major tenants:  American Express Financial Advisors; Blue Star Title, Inc.; and HKB-Brooks Rehabilitation.

•                  The ASC Building. This property, acquired in December 2005, is located in Richardson, Texas, a suburb of Dallas. The property consists of a single-story office building containing approximately 28,880 rentable square feet located on approximately 2.2 acres of land. The ASC Building, which was constructed in 2000, is 100% leased to Air Systems Components, LP through October 2010.

Private Programs

As of December 31, 2005, the prior privately offered programs sponsored by our affiliates include twenty-eight single-asset real estate limited partnerships, nine tenant-in-common offerings, one private REIT and one private multi-asset real estate limited partnership, Behringer Harvard Strategic Opportunity Fund I, which has investment objectives similar to ours. As of December 31, 2005, the total amount of funds raised from investors in these thirty-nine prior private offerings was approximately $326 million, and the total number of investors in such programs was approximately 1,080. Since December 31, 2005, our affiliates have sponsored an additional private multi-asset real estate limited partnership, Behringer Harvard Strategic Opportunity Fund II, and an additional private real estate investment trust, Behringer Harvard Multifamily REIT I, Inc. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for the private offerings closed during the last three years and compensation paid to the sponsors of these programs.

The aggregate dollar amount of the acquisition and development costs of the properties purchased by the privately offered programs previously sponsored by our affiliates, as of December 31, 2005, was $748.9 million. Of this aggregate amount, approximately 95.8% was spent on existing or used properties, approximately 1.5% was spent on construction properties, and approximately 2.7% was spent on acquiring or developing land. Of the aggregate amount, approximately 76.4% was spent on acquiring or developing office buildings, approximately 6.9% was spent on acquiring or developing golf centers and marinas, approximately 15.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 0.8% was spent on acquiring or developing retail centers, and approximately 0.4% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Nevada, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $343.5 million, $116.2 million, $55.6 million, $35.7 million, $51.1 million, $64.7 million, $49.8 million, $17.3 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs as of December 31, 2005:

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Type of Property	New	Used	Construction
Office buildings	0.0%	98.5%	1.5%
Apartments	0.0	86.9	13.1
Retail	0.0	100.0	0.0
Marinas / Golf	0.0	91.3	8.7
Land	0.0	100.0	0.0
Storage facilities	0.0	100.0	0.0

As of December 31, 2005, these programs have sold 36 of the total of 65 properties, or 56% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed since January 1, 2001, results of such programs that have completed their operations since December 31, 2000 and the sales or other disposals of properties with investment objectives similar to ours since January 1, 2003.

As of December 31, 2005, the percentage of these programs, by investment, with investment objectives similar to ours is 91.2%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 37 office buildings, three multi-tenant residential properties and one hotel resort property with an aggregate purchase price of $682.9 million, using $382.9 million in purchase mortgage financing. These buildings were located in Texas, Minnesota, Arkansas, Missouri, Washington, D.C., Maryland, Colorado, Florida and the U.S. Virgin Islands and had an aggregate of 4.5 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs since January 1, 2003, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Behringer Harvard Strategic Opportunity Fund I

Behringer Harvard Strategic Opportunity Fund I, a Texas limited partnership, was formed in January 2005 to acquire interests in income-producing properties that may be repositioned or redeveloped so that they will reach an optimum value within an anticipated three-to-five year holding period. Mr. Behringer and Behringer Harvard Strategic Advisors I LP, an affiliate of our advisor, serve as the general partners of Behringer Harvard Strategic Opportunity Fund I. The offering of Behringer Harvard Strategic Opportunity Fund I’s units of limited partnership interest commenced on January 20, 2005 and terminated on March 22, 2006. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had raised gross offering proceeds of approximately $59.7 million from the issuance of approximately six million units of limited partnership interest to approximately 460 investors.

As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I had purchased interests in four real estate properties amounting to an investment of approximately $85.1 million. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owned following properties:

•                  Lakeway Inn. This property, acquired in February 2005, consists of a six-story hotel building, 17 cabana room buildings, two conference room buildings and a two-story parking garage. The property has 238 guestrooms and is located on approximately 16.6 acres of land on the shores of Lake Travis near Austin, Texas. Significant restoration is underway at this property.

•                  Stonecreek Apartments. This property, acquired in July 2005, consists of a 172-unit apartment project situated on approximately 11.8 acres of land and an adjacent 8.1-acre tract of land, all located in Killeen, Texas. It is anticipated that an apartment project containing 128 units will be constructed on the adjacent 8.1-acre tract of land. Behringer Harvard Strategic Opportunity Fund I owns a 90% interest in this property.

•                  Firestone Apartments. This property, acquired in August 2005, consists of a 350-unit apartment project situated on approximately 11 acres of land located in Fort Worth, Texas. Behringer Harvard Strategic Opportunity Fund I acquired a 100% interest in this property and has since sold 56.5% through Behringer Harvard Firestone S LP.

•                  Tahoe Property. This property, acquired in December 2005, is located in the South Lake Tahoe community of Stateline, Nevada, and consists of 0.68 acres of land that is planned for development into a six-story building with 49 luxury condominium units. As of December 31, 2005, Behringer Harvard Strategic Opportunity Fund I owns 100% of the controlling membership interests in the limited liability company that owns the property.

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Other Private Offerings

Behringer Harvard Holdings or its affiliates sponsor private offerings of tenant-in-common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. As of December 31, 2005, Behringer Harvard Holdings or one or more of its affiliates had sponsored nine such offerings, in which a real estate limited liability company affiliated with or sponsored by Behringer Harvard Holdings, has purchased the property directly from the seller and then sold tenant-in-common interests in these properties through an assignment of the purchase and sale agreement relating to the property. Behringer Harvard REIT I has participated in seven such transactions in which Behringer Harvard REIT I has directly acquired an interest in the property from the seller and thus is a tenant-in-common with other tenant-in-common holders.

Behringer Harvard Minnesota Center TIC I, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Minnesota Center that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on July 10, 2003, and was completed on October 15, 2003. Behringer Harvard Minnesota Center TIC I, LLC raised total gross offering proceeds of approximately $14.1 million from the sale of 22 tenant-in-common interests.

Behringer Harvard Enclave S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Enclave on the Lake that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interest commenced on March 1, 2004 and was completed on April 12, 2004. Behringer Harvard Enclave S LP raised total gross offering proceeds of approximately $7.7 million from the sale of 12 tenant-in-common interests.

Behringer Harvard Beau Terre S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer undivided tenant-in-common interests in Beau Terre Office Park pursuant to a private placement offering. Beau Terre Office Park is located in Bentonville, Arkansas. The property contains approximately 36 single-story office buildings, with approximately 371,083 rentable square feet of office space and is located on approximately 70 acres of land. The private placement offering of tenant-in-common interests commenced on May 12, 2004 and was completed on August 18, 2004. Behringer Harvard Beau Terre S, LLC raised total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests. See “– Pending Litigation” below.

Behringer Harvard St. Louis Place S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in St. Louis Place that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on June 1, 2004 and was completed on July 15, 2004. Behringer Harvard St. Louis Place S, LLC raised total gross offering proceeds of approximately $10.6 million from the sale of 14 tenant-in-common interests.

Behringer Harvard Colorado Building S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Colorado Building that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on July 8, 2004 and was completed on August 10, 2004. Behringer Harvard Colorado Building S, LLC raised total gross offering proceeds of approximately $5.1 million from the sale of eight tenant-in-common interests.

Behringer Harvard Travis Tower S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Travis Tower that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on September 17, 2004 and was completed on December 10, 2004. Behringer Harvard Travis Tower S LP raised total gross offering proceeds of approximately $10.4 million from the sale of 20 tenant-in-common interests.

Behringer Harvard Pratt S, LLC was formed as a special purpose limited liability company formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in the 250 West Pratt Street Property that were not purchased by Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on November 11, 2004 and was completed on December 17, 2004. Behringer Harvard Pratt S, LLC raised total gross offering proceeds of approximately $13.8 million from the sale of 18 tenant-in-common interests.

Behringer Harvard Alamo Plaza S LP was formed as a special purpose limited partnership formed by Behringer Harvard Holdings to offer, pursuant to a private placement offering, the tenant-in-common interests in Alamo Plaza that were not purchased by

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Behringer Harvard REIT I. The private placement offering of tenant-in-common interests commenced on January 26, 2005 and was completed on February 24, 2005. Behringer Harvard Alamo Plaza S LP raised total gross offering proceeds of approximately $13.3 million from the sale of 25 tenant-in-common interests.

Behringer Harvard Firestone S LP was formed as a special purpose limited partnership by Behringer Harvard Strategic Opportunity Fund I to offer, pursuant to a private placement offering, the tenant-in-common interests in the Firestone Apartments that were not purchased by Behringer Harvard Strategic Opportunity Fund I. The private placement offering of tenant-in-common interests commenced on September 23, 2005 and was completed on December 15, 2005. Behringer Harvard Firestone S LP raised total gross proceeds of approximately $7.3 million from the sale of three tenant-in-common interests.

In addition to the foregoing, from time to time, programs sponsored by us or our affiliates may conduct other private offerings of securities.

The prior programs sponsored by our affiliates occasionally have been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs also have been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. Additionally, other Behringer Harvard sponsored tenant-in-common programs, in which Behringer Harvard REIT I is typically the largest tenant-in-common investor, have acquired tenant-in-common interests in certain commercial office properties with the expectation that the near term occupancy levels would improve to a level sufficient to meet the initial targeted return for the respective properties. The increase in occupancy rates in certain of these submarkets where some of these properties are located, and the leasing increases at those properties, have been slower than anticipated. While these properties all are providing positive returns and these properties continue to seek lease-up with growing success, the slower growth in occupancy levels in the near term has resulted in lower current income and lower current distributions generated by these investments than were anticipated. In certain instances, Behringer Harvard Holdings, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, including the deferral of asset management fees otherwise payable to the sponsor or its affiliates. Our business will be affected by similar conditions.

Neither our advisor nor any of our affiliates, including Mr. Behringer, has any substantial experience with investing in mortgage loans. Although we currently do not expect to make significant investments in mortgage loans, we may make such investments to the extent our advisor determines that it is advantageous to us, due to the state of the real estate market or in order to diversify our investment portfolio. See “Management” for a description of the experience of each of our directors and executive officers.

No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives.

Pending Litigation

The Beau Terre Office Park tenant-in-common program is currently underperforming relative to projections, which were based on seller representations that Behringer Harvard Holdings believes to be false. Behringer Harvard Holdings has completed a settlement with the investors in the Beau Terre Office Park tenant-in-common program to support such investors’ returns and is pursuing claims against the seller of the property and other parties on behalf of itself and the investors. As a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms. The on-site property manager was replaced with Trammell Crow starting January 2006. The former on-site property manager, an agent of the seller, filed a lawsuit against Behringer Harvard Holdings in Dallas, Texas alleging breach of contract, among other things. Behringer Harvard Holdings believes that the lawsuit lacks merit and is actively defending those claims and pursuing its own claims against the seller and others. The lawsuit is currently in the discovery phase.

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Federal Income Tax Considerations

Taxable REIT Subsidiaries

The following information supplements the discussion contained in the “Federal Income Tax Considerations – Taxable REIT Subsidiaries” section on page 134 of our prospectus and all similar discussions appearing throughout the prospectus:

While a REIT is generally limited in its ability to earn qualifying rental income from a related party, a REIT can earn qualifying rental income from the lease of a qualified lodging facility to a taxable REIT subsidiary (even a wholly-owned taxable REIT subsidiary) if an eligible independent contractor operates the facility. Qualified lodging facilities are defined as hotels, motels, or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities. For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the taxable REIT subsidiary to operate the qualified lodging facility, that contractor or any person related to that contractor is actively engaged in the trade or business of operating qualified lodging facilities for persons unrelated to the taxable REIT subsidiary or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the taxable REIT subsidiary bearing the expenses for the operation of the qualified lodging facility, the taxable REIT subsidiary receiving the revenues from the operation of the qualified lodging facility, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.

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Description of Shares

Meetings and Special Voting Requirements

The last sentence of the first full paragraph in the “Description of Shares – Meetings and Special Voting Requirements” section beginning on page 156 of our prospectus is superseded in its entirety as follows:

Generally, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director and a majority of all votes entitled to be cast is necessary to take certain actions discussed below.

Amendment to Charter Required by the Pennsylvania Securities Commission

The following information replaces the “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Amendment to Charter Required by the Pennsylvania Securities Commission” section beginning on page 166 of our prospectus and describes the amendments to our charter that were approved by our stockholders on June 29, 2006:

On April 11, 2006, the Pennsylvania Securities Commission cleared us to offer and sell our shares of common stock in the Commonwealth of Pennsylvania contingent upon our undertaking to amend Article XIII of our charter.

As a result of our discussions with the Pennsylvania Securities Commission, on March 27, 2006, our board of directors adopted a resolution to amend, and to recommend that our common stockholders approve amendments to, Article XIII of our charter. The amendments to Article XIII of our charter were approved by our common stockholders at our annual meeting of stockholders on June 29, 2006, and the Articles of Amendment were filed with the Maryland Department of Assessments and Taxation on June 30, 2006. Pursuant to the amendments, our board of directors no longer has the power to approve, without stockholder approval, mergers of the company with or into a subsidiary, even when 90% or more of such subsidiary’s stock is owned by us, mergers in which the company is the successor entity, or transfers of all or substantially all of our assets to a wholly-owned subsidiary.

Prior to these amendments, under Sections 13.1, 13.2 and 13.3 of our charter, subject to certain restrictions and limitations set forth in our charter, our board of directors was required to obtain stockholder approval in order to amend the charter, effect a reorganization of the company, or engage in a merger, consolidation or sale of all or substantially all of our assets, except as permitted by law. Thus, under the charter and the Maryland General Corporation Law, our board of directors was permitted to take the following actions without stockholder approval:

1.               pursuant to Section 2-605(a) of the Maryland General Corporation Law, amend the charter to (i) change the name of the company or (ii) change the name or other designation or the par value of any class or series of stock of the company and the aggregate par value of the stock of the company;

2.               pursuant to Section 3-106(a) of the Maryland General Corporation Law, merge a 90% or more owned subsidiary of the company with or into the company, provided that (i) the charter of the successor is not amended in the merger other than to change the name of the entity, the name or other designation or the par value of any class or series of its stock, or the aggregate par value of its stock, and (ii) the contract rights of any stock of the successor issued in the merger in exchange for stock of the other corporation participating in the merger are identical to the contract rights of the stock for which the stock of the successor was exchanged;

3.               pursuant to Section 3-105(a)(5) of the Maryland General Corporation Law, approve a merger of the company (i) which does not reclassify or change the terms of any class or series of stock outstanding immediately before the merger becomes effective or otherwise amend the company’s charter and (ii) in which the number of shares of stock of any class or series outstanding immediately after the effective time of the merger does not increase by more than 20% of the number of shares of such class or series outstanding immediately before the merger becomes effective; and

4.               pursuant to Section 3-104(a)(4) of the Maryland General Corporation Law, transfer all or substantially all of the assets of the company to one or more persons if all of the equity interests of such person or persons are owned, directly or indirectly, by the company.

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The amendments to our charter have taken away our board of directors’ power to take any of the actions set forth in items 2 through 4 above without stockholder approval. The amendments have no effect on our board of directors’ power to take the actions set forth in item 1 above without stockholder approval. In addition, because the Pennsylvania Securities Commission required the proposed amendments as a condition to its declaring our offering of shares of common stock effective, stockholder approval of the proposed amendments has enabled us to continue selling shares of our common stock to suitable investors in Pennsylvania.

The amendments also clarify in Section 13.2 that stockholder approval will be required for the company to effect a reorganization where all or substantially all of the company’s assets are transferred to a successor entity. The amendments do not require stockholder approval in order for our board of directors to cause the company to transfer less than all or substantially all of the company’s assets to a successor entity under Section 13.2 of the charter.

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Summary of Distribution Reinvestment and Automatic Purchase Plans

Summary of Distribution Reinvestment Plan

The following information supplements the discussion contained in the “Summary of Distribution Reinvestment and Automatic Purchase Plans – Summary of Distribution Reinvestment Plan” section on page 168 of our prospectus and all similar discussions appearing throughout the prospectus:

We are offering 8,000,000 shares for sale pursuant to our distribution reinvestment plan at a price per share of $9.50; provided that we may reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan.

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The Operating Partnership Agreement

General

The fourth paragraph in the “The Operating Partnership Agreement – General” section beginning on page 171 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

We intend to hold substantially all of our assets through Behringer Harvard Opportunity OP I. We may, however, own investments directly or through entities other than Behringer Harvard Opportunity OP I if limited partners of Behringer Harvard Opportunity OP I that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity. As of January 1, 2007, our wholly-owned subsidiary, BHO Business Trust, was the only limited partner of Behringer Harvard Opportunity OP I and owned approximately 18.2 million limited partnership units of Behringer Harvard Opportunity OP I for which its predecessor in interest contributed approximately $181.9 million and which constitutes substantially all of the limited partner units outstanding. As of January 1, 2007, our wholly-owned subsidiary, BHO, Inc., was the sole general partner of Behringer Harvard Opportunity OP I and owned 17 limited partnership units of Behringer Harvard Opportunity OP I for which its predecessor in interest contributed $170. As the sole owner of the sole general partner of Behringer Harvard Opportunity OP I, we have the exclusive power to manage and conduct the business of Behringer Harvard Opportunity OP I.

Capital Contributions

The “The Operating Partnership Agreement – Capital Contributions” section on page 171 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to BHO, Inc. and/or BHO Business Trust, who will, in turn, make capital contributions equal to such net proceeds to Behringer Harvard Opportunity OP I; however, BHO, Inc. and/or BHO Business Trust will be deemed to have made capital contributions equal to our gross offering proceeds received from investors. Behringer Harvard Opportunity OP I will be deemed to have simultaneously paid the selling commissions and other costs associated with our offering. If Behringer Harvard Opportunity OP I requires additional funds at any time in excess of capital contributions made by BHO, Inc. or BHO Business Trust or from borrowings, we or any other affiliate of the general partner of Behringer Harvard Opportunity OP I may borrow funds from a financial institution or other lender and lend such funds to Behringer Harvard Opportunity OP I. In addition, the general partner of Behringer Harvard Opportunity OP I is authorized to cause Behringer Harvard Opportunity OP I to issue partnership interests for less than fair market value if the general partner concludes in good faith that such issuance is in the best interests of us and Behringer Harvard Opportunity OP I.

Operations

The second paragraph in the “The Operating Partnership Agreement – Operations” section on page 172 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

The partnership agreement provides that Behringer Harvard Opportunity OP I will distribute cash flow from operations on at least a quarterly basis to BHO, Inc. as the general partner to enable us, as the owner of all of the shares of BHO, Inc., to make distributions to our stockholders in compliance with our obligations as a REIT. Any remaining cash flow from operations will be distributed to the limited partners of Behringer Harvard Opportunity OP I in accordance with their relative percentage interests in amounts determined by the general partner of Behringer Harvard Opportunity OP I, such that a holder of one unit of limited partnership interest in Behringer Harvard Opportunity OP I will receive the same amount of annual cash flow distributions from Behringer Harvard Opportunity OP I as the amount of annual distributions paid to the holder of one of our shares of common stock.

The third paragraph in the “The Operating Partnership Agreement – Operations” section on page 172 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Similarly, the partnership agreement of Behringer Harvard Opportunity OP I provides that taxable income is generally allocated to the limited partners of Behringer Harvard Opportunity OP I in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Behringer Harvard Opportunity OP I will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Behringer

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Harvard Opportunity OP I. BHO, Inc. is authorized to allocate income or loss to permit Behringer Harvard Opportunity OP I to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Internal Revenue Code.

The fourth paragraph in the “The Operating Partnership Agreement – Operations” section on page 172 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Upon the liquidation of Behringer Harvard Opportunity OP I, after payment of debts and obligations, any remaining assets of Behringer Harvard Opportunity OP I will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. In addition, under Texas law, if BHO, Inc. or BHO Business Trust were to have a negative balance in their capital account following a liquidation, the general partner of Behringer Harvard Opportunity OP I would be obligated to contribute cash to Behringer Harvard Opportunity OP I equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

Exchange Rights

The first paragraph in the “The Operating Partnership Agreement – Exchange Right” section on page 173 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

The limited partners of Behringer Harvard Opportunity OP I, including BHO Business Trust, have the right to cause their limited partnership units to be redeemed by Behringer Harvard Opportunity OP I or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. As of January 1, 2007, there were approximately 18.2 million limited partnership units outstanding. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Transferability of Interests

The “The Operating Partnership Agreement – Transferability of Interests” section on page 173 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

The general partner of Behringer Harvard Opportunity OP I may not (1) voluntarily withdraw as the general partner of Behringer Harvard Opportunity OP I, (2) engage in any merger, consolidation or other business combination that results in a change of control of the general partner, or (3) transfer its general partnership interest in Behringer Harvard Opportunity OP I (except to a wholly-owned subsidiary), and we may not transfer all or any portion of our interest in the general partner of Behringer Harvard Opportunity OP I, unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Behringer Harvard Opportunity OP I in return for an interest in Behringer Harvard Opportunity OP I and agrees to assume all obligations of the general partner of Behringer Harvard Opportunity OP I. The general partner of Behringer Harvard Opportunity OP I may also enter into a merger, consolidation or other combination or sell substantially all of its assets, upon the receipt of the consent of a majority-in-interest of the limited partners of Behringer Harvard Opportunity OP I. Likewise, we may enter into a merger, consolidation or other combination or sell substantially all of our assets upon the receipt of consent of a majority-in-interest of the limited partners of Behringer Harvard Opportunity OP I. With certain exceptions, a limited partner may not transfer its interests in Behringer Harvard Opportunity OP I, in whole or in part, without the written consent of the general partner of Behringer Harvard Opportunity OP I.

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Plan of Distribution

The Offering

The following information supplements the discussion contained in the “Plan of Distribution – The Offering” section on page 174 of our prospectus and all similar discussions appearing throughout the prospectus:

We are offering up to $541,870,650 in shares of our common stock. We are offering 46,587,065 shares to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 8,000,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share. Therefore, a total of 54,587,065 shares are being registered in this offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Behringer Securities

The following information supplements the discussion contained in the “Plan of Distribution – Behringer Securities” section on page 174 of our prospectus:

On January 31, 2007, we entered into a Selected Dealer Agreement with Behringer Securities, Behringer Harvard Opportunity Advisors I and Ameriprise Financial Services, Inc. (“Ameriprise”) pursuant to which Ameriprise has been appointed as a selected dealer to solicit subscriptions for our shares. Ameriprise is not affiliated with us, Behringer Securities or Behringer Harvard Opportunity Advisors I.

Subject to certain limitations set forth in the Selected Dealer Agreement, we, Behringer Securities and Behringer Harvard Opportunity Advisors I, jointly and severally, agree to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of Section 15 of the Securities Act of 1933, as amended, and any of their respective officers, directors, employees and agents from and against losses, liability, claims, damages and expenses caused by (i) untrue statements and alleged untrue statements, omissions or alleged omissions of a material fact made in connection with our offering, in certain Securities and Exchange Commission or state securities law filings, or in advertising or supplemental sales literature approved by us for use by Ameriprise; (ii) any communication regarding the annual valuation of the shares provided by us or on our behalf; or (iii) the breach by us, Behringer Securities, Behringer Harvard Opportunity Advisors I, or any employee or agent acting on their behalf of any of the representations, warranties, covenants, terms and conditions of the Selected Dealer Agreement.

Volume Discounts

The second paragraph in the “Plan of Distribution – Volume Discounts” section beginning on page 177 of our prospectus is superseded in its entirety as follows:

For example, if an investor purchases 600,000 shares, he or she would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $490,000 for the next 50,000 shares ($9.80 per share), and (3) $4,800,000 for the remaining 500,000 shares ($9.60 per share).  Accordingly, he or she could pay as little as $5,790,000 ($9.65 per share) rather than $6,000,000 for the shares, in which event the commission on the sale of the shares would be $210,000 ($0.35 per share) and, after payment of the dealer manager fee of $120,000 ($0.20 per share), we would receive net proceeds of $5,460,000 ($9.10 per share).  Therefore, the net proceeds to us will not be affected by volume discounts.

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Experts

The following information revises the “Experts” section beginning on page 182 of our prospectus to update the financial statements that have been included in the prospectus in reliance upon reports of Deloitte & Touche LLP:

The consolidated financial statements of Behringer Harvard Opportunity REIT I, Inc. and subsidiaries as of and for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004 included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses for 12600 Whitewater, Ferncroft Corporate Center, Bent Tree Green and Las Colinas Commons for the year ended December 31, 2005 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and the financial statements of Kingsdell L.P. as of September 30, 2006 and December 31, 2005, for the period from January 1, 2006 through September 30, 2006, and for the years ended December 31, 2005 and 2004, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

60

INDEX TO FINANCIAL STATEMENTS

Page

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Balance Sheets as of December 31, 2005 and 2004	F-4

Consolidated Statements of Operations for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004	F-5

Consolidated Statements of Stockholders' Equity for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004	F-6

Consolidated Statements of Cash Flows for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004	F-7

Notes to Consolidated Financial Statements	F-8

Unaudited Financial Statements

Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005	F-16

Consolidated Statements of Operations for the three and nine months ended September 30, 2006 and 2005	F-17

Consolidated Statements of Stockholders’ Equity for the nine months ended September 30, 2006 and the year ended December 31, 2005	F-18

Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005	F-19

Notes to Consolidated Financial Statements	F-20

12600 Whitewater–year ended December 31, 2005

Independent Auditors’ Report	F-30

Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005	F-31

Notes to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005	F-32

Ferncroft Corporate Center–six months ended June 30, 2006 and year ended December 31, 2005

Independent Auditors’ Report	F-34

Statement of Revenues and Certain Operating Expenses for the six months ended June 30, 2006 (unaudited) and for the year ended December 31, 2005	F-35

Notes to the Statement of Revenues and Certain Operating Expenses for the six months ended June 30, 2006 (unaudited) and for the year ended December 31, 2005	F-36

Kingsdell L.P.–nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004

Independent Auditors’ Report	F-37

Balance Sheets as of September 30, 2006 and December 31, 2005	F-38

Statements of Operations for the period ended September 30, 2006 and for the years ended December 31, 2005 and 2004	F-39

Statements of Partners’ Equity for the period ended September 30, 2006 and for the years ended December 31, 2005 and 2004	F-40

Statements of Cash Flows for the period ended September 30, 2006 and for the years ended December 31, 2005 and 2004	F-41

Notes to Financial Statements as of and for the period ended September 30, 2006 and for the years ended December 31, 2005 and 2004	F-42

Bent Tree Green–nine months ended September 30, 2006 and year ended December 31, 2005

Independent Auditors’ Report	F-48

Statement of Revenues and Certain Operating Expenses for the nine months ended September 30, 2006 (unaudited) and for the year ended December 31, 2005	F-49

Notes to the Statement of Revenues and Certain Operating Expenses for the nine months ended September 30, 2006 (unaudited) and for the year ended December 31, 2005	F-50

Las Colinas Commons–nine months ended September 30, 2006 and year ended December 31, 2005

Independent Auditors’ Report	F-52

Statement of Revenues and Certain Operating Expenses for the nine months ended September 30, 2006 (unaudited) and for the year ended December 31, 2005	F-53

Notes to the Statement of Revenues and Certain Operating Expenses for the nine months ended September 30, 2006 (unaudited) and for the year ended December 31, 2005	F-54

Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2006	F-56

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006	F-57

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	F-58

Unaudited Notes to Pro Forma Consolidated Financial Statements	F-59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.:

We have audited the accompanying consolidated balance sheets of Behringer Harvard Opportunity REIT I, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2005 and 2004, and the results of their operations and their cash flows for the year ended December 31, 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 31, 2006

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$18,560,885	$201,313
Restricted cash	460,470	—
Prepaid expenses and other assets	85,977	—
Total assets	$19,107,332	$201,313

Liabilities and stockholders’ equity
Payables to affiliates	$2,158,017	$—
Accrued liabilities	88,673	—
Subscriptions for common stock	446,983	—
Total liabilities	2,693,673	—

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 2,034,005 and 21,739 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	203	2
Additional paid-in capital	16,516,376	200,998
Retained earnings (deficit)	(102,920)	313
Total stockholders’ equity	16,413,659	201,313
Total liabilities and stockholders’ equity	$19,107,332	$201,313

See Notes to Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Operations

		From inception
		(November 23, 2004)
	Year ended	through
	December 31, 2005	December 31, 2004

Total revenues	$—	$—

Expenses
General and administrative	159,163	—
Total expenses	159,163	—

Interest income	55,930	313
Net income (loss)	$(103,233)	$313

Basic and diluted weighted average shares outstanding	174,833	21,739

Basic and diluted earnings (loss) per share	$(0.59)	$0.01

See Notes to Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Stockholders’ Equity

	Convertible Stock		Common Stock		Additional	Retained	Total
	Number of	Par	Number of	Par	Paid In	Earnings	Stockholders’
	Shares	Value	Shares	Value	Capital	(Deficit)	Equity

Balance, November 23, 2004 (Date of Inception)	—	$—	—	$—	$—	$—	$—

Cash received from sale of convertible stock	1,000	—	—	—	1,000	—	1,000

Cash received from sale of common stock	—	—	21,739	2	199,998	—	200,000

Net income						313	313
Balance at December 31, 2004	1,000	—	21,739	2	200,998	313	201,313

Issuance of common stock, net	—	—	2,012,266	201	16,315,378	—	16,315,579

Net loss						(103,233)	(103,233)
Balance at December 31, 2005	1,000	$—	2,034,005	$203	$16,516,376	$(102,920)	$16,413,659

See Notes to Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Cash Flows

		From inception
		(November 23, 2004)
	Year ended	through
	December 31, 2005	December 31, 2004

Cash flows from operating activities:
Net income (loss)	$(103,233)	$313
Adjustments to reconcile net income (loss) to net cash flows (used in) provided by operating activities:
Change in prepaid expenses and other assets	(85,977)	—
Change in accrued liabilities	88,673	—
Cash (used in) provided by operating activities	(100,537)	313

Cash flows from financing activities:
Issuance of common stock	20,082,968	—
Offering costs	(3,767,389)	—
Change in subscription cash received	(460,470)	—
Change in subscriptions for common stock	446,983	—
Change in payables to affiliates	2,158,017	—
Cash flows provided by financing activities	18,460,109	—

Net change in cash and cash equivalents	18,359,572	313
Cash and cash equivalents at beginning of period	201,313	201,000
Cash and cash equivalents at end of period	$18,560,885	$201,313

See Notes to Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Notes to Consolidated Financial Statements

1.                                      Business and Organization

Business

Behringer Harvard Opportunity REIT I, Inc. was organized in Maryland on November 23, 2004 and intends to qualify as a real estate investment trust (“REIT”). We were formed primarily to invest in and operate real estate or real estate related assets on an opportunistic basis. We are currently offering our common stock pursuant to a public offering that commenced on September 20, 2005 (the “Offering”) and is described below.

We commenced our Offering of shares of our common stock on September 20, 2005 and commenced operations on November 9, 2005 upon our acceptance of initial subscriptions for 441,204 shares of common stock, which satisfied the minimum offering requirement of $2,000,000 established for the Offering. Prior to November 2005, we were considered a development stage entity.

Substantially all of our business will be conducted through Behringer Harvard Opportunity OP I, LP, a Texas limited partnership organized in November 2004 (“Behringer Harvard OP”). We own a 0.1% interest in Behringer Harvard OP as its sole general partner. The remaining 99.9% of Behringer Harvard OP is held as a limited partner’s interest by BHO Partners, LLC, a Delaware limited liability company, which is our wholly-owned subsidiary.

Our advisor is Behringer Harvard Opportunity Advisors I LP (“Behringer Opportunity Advisors”), a Texas limited partnership formed in 2004. Behringer Opportunity Advisors is our affiliate responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

Organization

On September 20, 2005, we commenced a public offering of up to 40,000,000 shares of common stock to be offered at a price of $10 per share, pursuant to a Registration Statement on Form S-11 declared effective under the Securities Act of 1933. The Registration Statement also covers the offering of up to 8,000,000 shares of common stock to be offered at a price of $9.50 per share pursuant to our distribution reinvestment plan.

Stockholders, after their initial purchase of shares, may elect to make cash investments of $25.00 or more in additional shares of common stock at regular intervals as part of the our automatic purchase plan.

As of December 31, 2005, we had accepted subscriptions for 2,034,005 shares of our common stock, including 21,739 shares owned by Behringer Harvard Holdings, LLC (“Behringer Holdings”). As of December 31, 2005, we had no shares of preferred stock issued and outstanding.

We admit new stockholders pursuant to the Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

We intend to use the proceeds from our Offering, after deducting offering expenses, primarily to acquire commercial properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouse and distribution facilities, and motel and hotel properties.

Unless liquidated earlier, we anticipate causing the shares of common stock to be listed for trading on a national securities exchange or for quotation on The Nasdaq National Market System or liquidating our real estate portfolio on or before the sixth anniversary of the termination of the Offering. Depending upon the then- prevailing market conditions, it is our intention to consider beginning the process of liquidation within three to six years after the termination of the Offering. In the event that we do not obtain such listing prior to the sixth anniversary of the termination of the Offering, unless a majority of our board of directors and a majority of our independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

2.                                      Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) No. 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants’ Statement of Position 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights.”

Real Estate

Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets to be acquired, consisting of land and buildings, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings. Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building will be depreciated over the estimated useful life of 25 years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also will include costs to execute similar leases, including leasing commissions, legal and tenant improvements, as well as an estimate of the likelihood of renewal, as determined by management on a tenant-by-tenant basis.

We plan to amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles will be amortized to expense over the initial term and any anticipated renewal periods, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

Restricted Cash

Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets include prepaid directors and officers insurance.

Impairments

For real estate we will wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we will own through an investment in a joint venture, tenant-in-common interest or other similar investment structure, at each reporting date, management will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the year ended December 31, 2005 and for the period from inception (November 23, 2004) through December 31, 2004.

Deferred Financing Fees

Deferred financing fees will be recorded at cost and will be amortized using a straight-line method that approximates the effective interest method over the life of the related debt.

Revenue Recognition

We will recognize rental income generated from all leases on real estate assets that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. Some leases may contain provisions for the tenants’ payment of additional rent after certain tenant sales revenue thresholds are met. Such contingent rent will be recognized as revenue after the related revenue threshold is met.

Offering Costs

Our advisor funds all of the organization and offering costs on our behalf. We are required to reimburse them for such organization and offering costs up to 2% of the cumulative capital raised in the Offering. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

Income Taxes

We currently account for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes(“SFAS 109”). Under the liability method of SFAS 109, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse.

Our management will evaluate plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2006. We believe that, commencing with the taxable year for which such election is made, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on income that we distribute currently to our stockholders.

Stock Based Compensation

We have one stock-based employee and director compensation plan. We account for this plan under the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and related interpretations.

Concentration of Credit Risk

At December 31, 2005, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in one financial institution. We regularly monitor the financial stability of the financial institution and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

Earnings per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. Our convertible stock was excluded from the calculation of earnings per share because the effect would be anti-dilutive for the year ended December 31, 2005 and for the period from inception (November 23, 2004) through December 31, 2004.

Reportable Segments

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. Management evaluates operating performance on an individual property level. However, as each of our properties will have similar economic characteristics, our properties will be aggregated into one reportable segment.

3.                                      New Accounting Pronouncements

Financial Accounting Standards Board (“FASB”) No. 123R, “Share-Based Payment,” a revision to FASB No. 123 “Accounting for Stock-Based Compensation,” was issued in December 2004. The Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The Statement is effective for us as of January 1, 2006. The Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

FASB Statement No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20 and FASB Statement No. 3, was issued in May 2005. The Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. This Statement is not expected to have a material effect on our financial condition, results of operations, or liquidity.

4.                                      Stockholders’ Equity

Capitalization

As of December 31, 2005, we were authorized to issue 350,000,000 shares of common stock, 50,000,000 shares of preferred stock and 1,000 shares of non-participating, non-voting, convertible stock (“Convertible Stock”). All shares of such stock have a par value of $.0001 per share. On November 23, 2004 (date of inception), we sold 1,000 shares of convertible stock and 21,739 shares of common stock to Behringer Holdings for $201,000 in cash. The shares of Convertible Stock will be converted into shares of common stock if (1) the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions; or (2) the shares of common stock are listed for trading on a national securities exchange or for quotation on The Nasdaq National Market System. Conversion of the Convertible Stock may be limited by our Board of Directors if it determines that full conversion may jeopardize our qualifications as a REIT. The terms of the Convertible Stock provide that, generally, Behringer Holdings, as the holder of such shares, will receive shares of common stock with a value equal to 15% of the amount that the sum of the enterprise value, as defined, plus distributions paid to stockholders exceeds the sum of the capital invested by the stockholders and a 10% cumulative, non-compounded, annual return on such capital. Our Board of Directors may authorize additional shares of capital stock and their characteristics without obtaining stockholder approval.

As of December 31, 2005, we had accepted subscriptions for 2,034,005 shares of our common stock, including 21,739 shares owned by Behringer Holdings. As of December 31, 2005, we had no shares of preferred stock issued and outstanding.

Share Redemption Program

Our board of directors has authorized and adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances after they have held them for at least one year. The purchase price for the redeemed shares is set forth in the prospectus for our Offering of common stock. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the plan, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to 1% of operating cash flow for the previous fiscal year plus proceeds of our distribution reinvestment plan. As of December 31, 2005, no shares were redeemed.

5.                                      Stock Plans

2004 Stock Incentive Award Plan

The Behringer Harvard Opportunity REIT I, Inc. 2004 Amended and Restated Incentive Award Plan (Incentive Award Plan) approved by our board of directors on July 19, 2005 and by our stockholders on July 25, 2005, provides for the automatic grant of stock options to non-employee directors. A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan. No awards have been granted under such plan as of December 31, 2005.

6.                                      Related Party Transactions

Certain of our affiliates receive fees and compensation in connection with the Offering. The following is a summary of the related party fees and compensation we incurred during the year ended December 31, 2005. No such fees were incurred in the period from November 23, 2004 (date of inception) through December 31, 2004.

		Total capitalized
	Total	to offering
	incurred	costs

For the year-ended ended December 31, 2005
Behringer Securities, commissions and dealer manager fees	$1,777,367	$1,777,367
Behringer Advisors I, organization and offering expenses	1,963,832	1,963,832
Total	$3,741,199	$3,741,199

Behringer Securities LP (“Behringer Securities”), our affiliated dealer-manager for the Offering, receives commissions of up to 7% of gross offering proceeds before reallowances of commissions earned by participating broker-dealers; provided that Behringer Securities will receive 1% of the gross proceeds of purchases pursuant to our distribution reinvestment plan. Behringer Securities reallows 100% of the commissions earned to participating broker-dealers. In addition, up to 2% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee; provided that Behringer Securities will not receive dealer manager fees pursuant to our distribution reinvestment plan. Behringer Securities reallows a portion of its dealer manager fees of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and bona fide due diligence expense reimbursement. In the year ended December 31, 2005, Behringer Securities’ commissions and dealer manager fees totaled $1,372,907 and $404,460, respectively and all were capitalized as offering costs in “Additional paid-in capital” on our balance sheet. In the period ended December 31, 2004, there were no commissions and dealer manager fees paid to Behringer Securities, as the Offering did not commence until September 20, 2005.

Behringer Opportunity Advisors, or its affiliates, receives up to 2% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Offering. For the year ended December 31, 2005, $1,963,832 of organization and offering expenses had been incurred by Behringer Opportunity Advisors on our behalf. For the year ended December 31, 2005, organization and offering expenses reimbursable by us totaled $1,963,832, including $262,765 reimbursed and $1,701,067 of reimbursements payable. The $1,701,067 of offering costs payable as of December 31, 2005 is included in “Payables to affiliates” on our balance sheet. All of the $1,963,832 of organization and offering expenses to be reimbursed by us through December 31, 2005 had been recorded as a reduction of additional paid-in capital.

In the period ended December 31, 2004, there were no organization and offering expenses paid, as the Offering did not commence until September 20, 2005. Behringer Opportunity Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities.

Our advisor or its affiliates will also receive acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 2.5% of the funds advanced in respect of a loan.

Our advisor or its affiliates will also receive debt financing fees of 1% of the amount available to us under a debt financing originated, refinanced or assumed by or for us. It is anticipated that our advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing with us.

Our advisor or its affiliates will also receive reimbursement of acquisition expenses up to 0.5% of the contract price of each asset, or with respect to a mortgage, up to 0.5% of the funds advanced.

We expect to pay HPT Management Services LP (“HPT Management”), our property manager and an affiliate of ours, fees for the management and leasing of our properties. Such fees are expected to equal 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents is such area.

We will pay our advisor a monthly asset management fee of one-twelfth of 0.75% of aggregate asset value.

Our advisor or its affiliates also will be paid a disposition fee if our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we will pay our advisor (1) in the case of the sale of real property, the lesser of:  (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets. This fee shall not be earned or paid unless and until the investors have received total distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual  return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received total distributions equal to or in excess of the sum of their aggregate capital contributions plus a 10% annual, cumulative, non-compounded return on such capital contributions, then our advisor is entitled to receive an additional participation in net sale proceeds fee equal to 15% of remaining net sale proceeds. This amount is reduced by the value of any partial conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, we will not be required to pay any participation in net sale proceeds.

Also, upon listing of our common stock for trading on a national securities exchange or for quotation on The Nasdaq National Market System, an incentive listing fee up to 15% of the amount by which the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds the sum of the aggregate capital contributions by investors plus a 10% annual, cumulative, non-compounded return on such capital contributions, will be paid to our advisor. The incentive listing fee will be reduced by the value of the shares of common stock issued upon conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, we will not be required to pay any incentive listing fee.

In addition, upon termination of the advisory agreement with our advisor, a performance fee of 15% of the amount by which our appraised asset value at the time of such termination less our indebtedness, plus cash and cash equivalents at the time of termination plus total distributions paid to the our stockholders through the termination date exceeds the aggregate capital contributed by investors plus payment to the investors of a 10% annual, cumulative, non-compounded return on the capital contributed by investors will be paid to our advisor as a performance fee. No performance fee will be paid if we have already paid or become obligated to pay our advisor an incentive listing fee. The performance fee will be reduced by the value of the shares of common stock issued upon partial conversion of the Convertible Stock. However, upon conversion in full of the Convertible Stock, we will not be required to pay any performance fee.

We will reimburse our advisor or its affiliates for all expenses paid or incurred by them in connection with the services they provide to us, subject to the limitation that we will not reimburse for any amount by which our advisor’s operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (i) 2% of our average invested assets, or (ii) 25% of our net income.

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

We are dependent on Behringer Opportunity Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

7.                                      Income Taxes

The provisions for current federal and state income taxes and deferred federal and state income taxes before and after the valuation allowance are as follows:

		From inception
		(November 23, 2004)
	Year ended	through
	December 31, 2005	December 31, 2004
Current expense (benefit) Federal and State	$—	$47
Deferred expense (benefit) Federal and State	(36,131)	—
Total income tax (benefit) before valuation allowance	(36,131)	47

Valuation allowance	36,131	—
Total income tax (benefit) after valuation allowance	$—	$47

The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2005 and 2004 are presented below:

		From inception
		(November 23, 2004)
	Year ended	through
	December 31, 2005	December 31, 2004

Deferred tax assets:
Net operating loss carryforwards	$34,557	$—
Basis difference in start-up, organization and other costs	1,574	—
Total deferred tax assets	36,131	—
Less valuation allowance	(36,131)	—
Net deferred tax assets	$—	$—

For the tax year ended December 31, 2005, we incurred operating losses that are carried forward for federal income tax purposes. However, we intend to elect to be treated as a real estate investment trust for subsequent tax years and accordingly will not be subject to federal income tax, assuming that certain organizational and operating requirements are met. As a result, we are not expecting to realize the future benefit of the deferred tax assets. Consequently, the deferred tax assets have been fully reserved.

8.                                      Fair Value Disclosure of Financial Instruments

We determined the following disclosure of estimated fair values using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash and cash equivalents and restricted cash are short term and/or highly liquid in nature. Accordingly, fair value approximates the carrying values of these items.

The fair value estimate presented herein is based on information available to our management as of December 31, 2005. Although our management is not aware of any factors that would significantly affect the estimated fair value amount, such amount has not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

9.                                      Quarterly Results (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2005 and the period from November 23, 2004 (date of inception) through December 31, 2004 (in thousands, except per share data):

	2005 Quarters Ended
	March 31	June 30	September 30	December 31

Revenues	$—	$—	$—	$—
Net income (loss)	$585	$(8,513)	$(1,607)	$(93,698)
Weighted average shares outstanding	21,739	21,739	21,739	629,124
Basic and diluted income (loss) per share	$0.03	$(0.40)	$(0.07)	$(0.15)

2004 Quarter Ended
December 31

Revenues	$—
Net income	$313
Weighted average shares outstanding	21,739
Basic and diluted income per share	$0.01

10.                               Subsequent Events

On March 9, 2006, we entered into a Property Acquisition Agreement with Behringer Opportunity Advisors, Behringer Harvard Strategic Opportunity Fund II LP, a Texas limited partnership (“Behringer Strategic Fund II”) and Behringer Harvard Strategic Advisors II LP, a Texas limited partnership (“Behringer Strategic Advisors II”). The property acquisition agreement provides that we have an exclusive right of first refusal to acquire each and every Investment Asset. An Investment Asset is defined as real estate or real estate related assets or other investment opportunities that are potentially suitable for both us and Behringer Strategic Fund II.

On March 9, 2006, Behringer Harvard OP and HPT Management entered into an Amended and Restated Property Management and Leasing Agreement (the “Amended Property Management Agreement”). The Amended Property Management Agreement provides that in circumstances where the seller of a property requires us to retain a third party property manager, often an affiliate of the seller, as a condition to the sale of such property, we will pay HPT Management an oversight fee equal to 1% of the gross revenues generated by that property in addition to any fees paid to the third party property manager. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property.

On March 1, 2006, we acquired a two-story office building containing approximately 70,705 rentable square feet (unaudited) and 12 below-grade executive parking spaces and surface parking for 257 vehicles located on approximately 6.14 acres (unaudited) of land in Minnetonka, Minnesota (the “Whitewater Property”). The purchase price of the Whitewater Property was approximately $9,000,000, excluding closing costs. We used proceeds from the Offering to pay the entire purchase price and all closing costs of the acquisition.

*****

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2006	2005

Assets
Real estate
Land	$3,451,715	$—
Buildings, net	30,848,877	—
Real estate under development	17,379,912	—
Total real estate	51,680,504	—

Cash and cash equivalents	86,179,385	18,560,885
Restricted cash	1,992,215	460,470
Accounts receivable	750,771	—
Prepaid expenses and other assets	90,309	85,977
Escrow deposits	360,500	—
Deferred financing fees, net	1,006,081	—
Lease intangibles, net	4,407,835	—
Total assets	$146,467,600	$19,107,332

Liabilities and stockholders’ equity
Liabilities
Mortgages payable	$23,778,459	$—
Accounts payable	1,005,739	—
Payables to affiliates	2,550,135	2,158,017
Acquired below-market leases, net	2,062,410	—
Dividends payable	205,230	—
Accrued liabilities	992,382	88,673
Subscriptions for common stock	451,781	446,983
Total liabilities	31,046,136	2,693,673

Commitments and contingencies

Minority interest	116,154	—

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 13,107,787 and 2,034,005 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	1,311	203
Additional paid-in capital	114,591,348	16,516,376
Cumulative distributions and retained earnings (deficit)	712,651	(102,920)
Total stockholders’ equity	115,305,310	16,413,659
Total liabilities and stockholders’ equity	$146,467,600	$19,107,332

See Notes to Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Rental revenue	$1,316,884	$—	$1,791,128	$—

Expenses
Property operating expenses	564,863	—	700,505	—
Interest expense	127,665	—	127,665	—
Real estate taxes	109,362	—	190,878	—
Property management fees	38,194	—	57,841	—
Asset management fees	65,416	—	87,396	—
General and administrative	206,845	2,478	578,613	11,457
Depreciation and amortization	403,056	—	577,309	—
Total expenses	1,515,401	2,478	2,320,207	11,457

Interest income	885,094	871	1,786,905	1,922
Minority interest	130,697	—	130,697	—

Net income (loss)	$817,274	$(1,607)	$1,388,523	$(9,535)

Weighted average shares outstanding:
Basic	11,340,747	21,739	7,701,098	21,739
Diluted	11,367,997	21,739	7,716,576	21,739

Earnings (loss) per share:
Basic	$0.07	$(0.07)	$0.18	$(0.44)
Diluted	$0.07	$(0.07)	$0.18	$(0.44)

See Notes to Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Stockholders' Equity

(Unaudited)

						Cumulative
						Distributions
	Convertible Stock		Common Stock		Additional	and Retained	Total
	Number of	Par	Number of	Par	Paid-In	Earnings	Stockholders’
	Shares	Value	Shares	Value	Capital	(Deficit)	Equity

Balance at January 1, 2005	1,000	$—	21,739	$2	$200,998	$313	$201,313

Issuance of common stock, net	—	—	2,012,266	201	16,315,378	—	16,315,579

Net loss	—	—	—	—	—	(103,233)	(103,233)

Balance at December 31, 2005	1,000	—	2,034,005	203	16,516,376	(102,920)	16,413,659

Issuance of common stock, net	—	—	11,043,967	1,105	97,794,319	—	97,795,424

Distributions declared on common stock	—	—	—	—	—	(572,952)	(572,952)

Shares issued pursuant to Distribution
Reinvestment Plan, net	—	—	29,815	3	280,653	—	280,656

Net income	—	—	—	—	—	1,388,523	1,388,523

Balance at September 30, 2006	1,000	$—	13,107,787	$1,311	$114,591,348	$712,651	$115,305,310

See Notes to Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months	Nine months
	ended	ended
	September 30, 2006	September 30, 2005

Cash flows from operating activities:
Net income (loss)	$1,388,523	$(9,535)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	449,875	—
Amortization of deferred financing fees	3,802	—
Minority interest	(130,697)	—
Change in accounts receivable	(750,771)	—
Change in prepaid expenses and other assets	89,500	(1,321)
Change in accounts payable	1,005,739	—
Change in accrued liabilities	646,410	—
Cash provided by (used in) operating activities	2,702,381	(10,856)

Cash flows from investing activities:
Purchases of real estate	(36,932,424)	—
Escrow deposits on real estate to be acquired	(360,500)	—
Capital expeditures of properties under development of consolidated borrowers	(17,379,912)	—
Change in restricted cash	(1,540,434)	—
Cash used in investing activities	(56,213,270)	—

Cash flows from financing activities:
Financing costs	(1,009,883)	—
Proceeds from mortgage payable	18,000,000	—
Proceeds from mortgages of consolidated borrowers	5,778,459	—
Issuance of common stock	110,127,445	—
Offering costs	(12,332,021)	—
Distributions	(87,066)	—
Contributions from minority interest holders	246,851	—
Change in subscriptions for common stock	4,798	—
Change in subscription cash received	8,688	—
Change in payables to affiliates	392,118	15,000
Cash provided by financing activities	121,129,389	15,000

Net change in cash and cash equivalents	67,618,500	4,144
Cash and cash equivalents at beginning of period	18,560,885	201,313
Cash and cash equivalents at end of period	$86,179,385	$205,457

Supplemental disclosure:
Interest paid, net of amounts capitalized	$16,997	$—

Non-cash financing activities:
Common stock issued in distribution reinvestment plan	$280,656	$—

See Notes to Consolidated Financial Statements.

Behringer Harvard Opportunity REIT I, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

1.                                      Organization

Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) was organized in Maryland on November 23, 2004 and intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. We were formed primarily to invest in and operate real estate or real estate related assets on an opportunistic basis. We are currently offering our common stock pursuant to a public offering that commenced on September 20, 2005 (the “Offering”) and is described below.

We commenced our Offering of shares of our common stock on September 20, 2005 and commenced operations on November 9, 2005 upon our acceptance of initial subscriptions for 441,204 shares of common stock, which satisfied the minimum offering requirement of $2,000,000 established for the Offering.

Substantially all of our business is conducted through Behringer Harvard Opportunity OP I, LP, a Texas limited partnership organized in November 2004 (“Behringer Harvard OP”). We own a 0.1% interest in Behringer Harvard OP as its sole general partner. The remaining 99.9% of Behringer Harvard OP is held as a limited partner’s interest by BHO Partners, LLC, a Delaware limited liability company, which is our wholly-owned subsidiary.

Our advisor is Behringer Harvard Opportunity Advisors I LP (“Behringer Opportunity Advisors”), a Texas limited partnership organized in 2004. Behringer Opportunity Advisors is our affiliate and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

2.                                      Public Offering

On September 20, 2005, we commenced a public offering of up to 40,000,000 shares of common stock at a price of $10 per share pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covers the offering of up to 8,000,000 shares of common stock to be offered at a price of $9.50 per share pursuant to our distribution reinvestment plan (the “DRIP”).

Stockholders, after their initial purchase of shares, may elect to purchase additional shares of common stock at regular intervals as part of our automatic purchase plan.

As of September 30, 2006, we had accepted subscriptions for 13,107,787 shares of our common stock, including 21,739 shares owned by Behringer Harvard Holdings, LLC (“Behringer Holdings”) and 29,815 shares through the DRIP. As of September 30, 2006, we had 1,000 shares of non-participating, non-voting convertible stock (“Convertible Stock”) issued and outstanding and no shares of preferred stock issued and outstanding.

We admit new stockholders pursuant to the Offering at least monthly. All subscription proceeds are held in a separate account until the subscribing investors are admitted as stockholders. Upon admission of new stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

We intend to use the proceeds from our Offering, after deducting offering expenses, primarily to acquire commercial properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouse and distribution facilities, and motel and hotel properties.

Our common stock is not currently listed on a national exchange. Unless liquidated earlier, our management anticipates listing the common stock on a national securities exchange or for quotation on the Nasdaq National Market System (or any successor market or exchange) or liquidating our real estate portfolio on or before the sixth anniversary of the termination of the Offering. Depending upon the then-prevailing market conditions, it is the intention of our management to consider beginning the process of listing or liquidating within three to six years after the termination of the Offering. In the event that we do not obtain such listing prior to the sixth anniversary of the termination of the Offering, unless a majority of our board of directors and a majority of our independent directors extend such date, our charter requires us to begin the sale of our properties and liquidation of our assets.

3.                                      Interim Unaudited Financial Information

The accompanying consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to the rules and regulations of the SEC.

The results for the interim periods shown in this report are not necessarily indicative of future financial results. The accompanying consolidated balance sheet and consolidated statement of stockholders’ equity as of September 30, 2006 and consolidated statements of operations and cash flows for the periods ended September 30, 2006 and 2005 have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary to present fairly our consolidated financial position as of September 30, 2006 and December 31, 2005 and our consolidated results of operations and cash flows for the periods ended September 30, 2006 and 2005.

4.                                      Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries. All inter-company transactions, balances and profits have been eliminated in consolidation. Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) No. 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights.”

Real Estate

Upon the acquisition of real estate properties, we allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets based on their relative fair values in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method. Accumulated depreciation associated with the tangible assets of our wholly-owned properties was approximately $327,000 at September 30, 2006.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market in-place leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions is based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management includes such items as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships also include costs to execute similar leases, including leasing commissions, legal and tenant improvements, as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We amortize the value of in-place leases to expense over the initial term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. The remaining estimated useful lives of our acquired lease intangibles as of September 30, 2006 range from 2.9 years to 8.5 years.

Accumulated amortization associated with the acquired lease intangibles of our consolidated properties was approximately $123,000 at September 30, 2006.

Anticipated amortization associated with acquired lease intangibles for the period from October 1 through December 31, 2006 and for each of the following four years ended December 31 is as follows:

Lease
Intangibles
October 1, 2006 - December 31, 2006	$75,530
2007	302,121
2008	302,121
2009	279,597
2010	267,173

As of September 30, 2006, accumulated depreciation and amortization related to wholly-owned real estate assets and related lease intangibles were as follows:

			Acquired
	Building and	In-Place	Below-Market
	Improvements	Leases	Leases
Cost	$31,176,150	$4,657,871	$(2,189,844)
Less: depreciation and amortization	(327,273)	(250,036)	127,434
Net	$30,848,877	$4,407,835	$(2,062,410)

Cash and Cash Equivalents

We consider investments in highly-liquid money market funds with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

Restricted Cash

Restricted cash includes subscription proceeds that are held in a separate account until the subscribing investors are admitted as stockholders. We admit new stockholders at least monthly. Upon acceptance of stockholders, subscription proceeds are transferred to operating cash and may be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Restricted cash as of September 30, 2006 also includes approximately $1.5 million held in an escrow account, as required by our lenders, for real estate taxes and other reserves for our consolidated properties.

Accounts Receivable

Accounts receivable primarily consist of receivables from tenants related to our wholly-owned properties. There was no allowance for doubtful accounts as of September 30, 2006.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets includes prepaid insurance and real estate taxes of our consolidated properties.

Escrow Deposits

Escrow deposits include deposits for the purchase of properties that we have contracted to acquire.

Investment Impairments

For real estate we wholly own, our management monitors events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For any real estate we may own through an investment in a joint venture, tenant-in-common (“TIC”) interest or other similar investment structure, at each reporting date management will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges during the three and nine months ended September 30, 2006 and 2005.

Deferred Financing Fees

Deferred financing fees are recorded at cost and are amortized using a straight-line method that approximates the effective interest method over the life of the related debt. Accumulated amortization of deferred financing fees was approximately $4,000 as of September 30, 2006.

Revenue Recognition

We recognize rental income generated from leases on real estate assets on the straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. The total net increase to rental revenues due to straight-line rent adjustments for the three months ended September 30, 2006 was approximately $34,000. The total net increase to rental revenues due to straight-line rent adjustments for the nine months ended September 30, 2006 was approximately $49,000. As discussed above, our rental revenue also includes amortization of above- and below-market in-place leases.

Organizational and Offering Costs

Our advisor funds organization and offering costs on our behalf. We are required to reimburse our advisor for such organization and offering costs up to 2% of the cumulative capital raised in the Offering. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs are recorded as an offset to additional paid-in capital, and all organization costs are recorded as an expense at the time we become liable for the payment of these amounts.

Income Taxes

We currently account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the liability method of SFAS No. 109, deferred taxes are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years the differences are expected to reverse.

Our management will evaluate plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2006. We believe that, commencing with the taxable year for which such election is made, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code. Therefore, tax expense is not reflected in the statement of operations for the three and nine months ended September 30, 2006.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on income that we distribute currently to our stockholders.

Stock-Based Compensation

We have a stock-based incentive award plan for our directors and consultants and employees, directors and consultants of our affiliates. We account for this plan under the “modified prospective” method of SFAS No. 123R, “Share-Based

Payment.”  In the “modified prospective” method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with SFAS No. 123R, prior period amounts were not restated. SFAS No. 123R also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Consolidated Statements of Cash Flows, rather than as operating cash flows as required under previous regulations. For the nine months ended September 30, 2006, we had no significant compensation cost related to this incentive award plan.

Concentration of Credit Risk

At September 30, 2006, we had cash and cash equivalents and restricted cash in excess of federally insured levels on deposit in four financial institutions. We regularly monitor the financial stability of the financial institutions and believe that we are not exposed to any significant credit risk in cash and cash equivalents or restricted cash.

Minority Interest

We hold a primary beneficiary interest as a lender in certain variable interest entities that own real estate properties and thus, consolidate the accounts with and into our accounts. Minority interest represents the non-controlling ownership interest’s proportionate share of the equity in real estate properties consolidated under FIN No. 46R. Income and losses are allocated to minority interest holders based on their ownership.

Earnings per Share

Earnings per share (“EPS”) are calculated based on the weighted average number of shares outstanding during each period. Diluted EPS includes the effects of dilutive stock options and Convertible Stock outstanding during each period using the treasury stock method.

The following table sets forth the reconciliation between weighted average shares outstanding used for calculating basic and diluted earnings per share for the three and nine months ended September 30, 2006. The weighted average shares outstanding used to calculate both basic and diluted loss per share were the same for the three and nine months ended September 30, 2005, as the potential effect of Convertible Stock would have been anti-dilutive.

	Three months	Nine months
	ended	ended
	September 30, 2006	September 30, 2006

Weighted average shares for basic earnings per share	11,340,747	7,701,098
Effect of stock options	26,250	14,478
Effect of convertible stock	1,000	1,000
Weighted average shares for diluted earnings per share	11,367,997	7,716,576

Reportable Segments

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. Our current business consists only of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of real estate assets. Management evaluates operating performance on an individual property level. However, as each of our properties will have similar economic characteristics, our properties will be aggregated into one reportable segment.

5.                                      Acquisitions

On March 1, 2006, we acquired a two-story office building containing approximately 70,705 rentable square feet, located on approximately 6.14 acres of land in Minnetonka, Minnesota (the “Whitewater Property”). The contract purchase price of the Whitewater Property was approximately $9,000,000, excluding closing costs. We used proceeds from the Offering to pay the entire purchase price and all closing costs of the acquisition.

On July 13, 2006, we acquired an eight-story office building containing approximately 226,338 rentable square feet located on approximately 12.6 acres of land in Middleton, Massachusetts (the “Ferncroft Corporate Center”). The contract purchase price of Ferncroft Corporate Center, exclusive of closing costs and initial escrows, was approximately $27,000,000. We used proceeds from the Offering to pay the entire purchase price and all closing costs of the acquisition.

6.                                      Variable Interest Entities

During the three months ended September 30, 2006, we agreed to provide secured mezzanine financing with an aggregate principal amount up to $22,679,561 to unaffiliated third-party entities that own real estate under development (the “Alexan Voss” and “Alexan Black Mountain” properties, respectively). These entities also have secured construction loans with third-party lenders, with an aggregate principal amount up to $68,611,066. Our mezzanine loans are subordinate to the construction loans. In addition, we have entered into option agreements allowing us to purchase the ownership interests in Alexan Voss and Alexan Black Mountain after each project’s substantial completion.

The loans will finance the acquisition and development of apartment communities in Houston, Texas and Henderson, Nevada. The Alexan Voss project in Houston, Texas consists of two parcels of land for development, known as La Scala and Hart. The owners of Alexan Voss acquired the La Scala parcel on September 22, 2006 and the Hart parcel on October 5, 2006. The owners of the Alexan Black Mountain project in Henderson, Nevada acquired land for development on September 29, 2006. These acquisitions were financed primarily by the mezzanine and construction loans.

Based on our evaluation, we have determined that these entities meet the criteria of variable interest entities under FIN No. 46R and that we are the primary beneficiary of these variable interest entities. Therefore, we have consolidated the entities, including the related real estate assets and third-party construction financing. As of September 30, 2006, there is $17,379,912 of real estate under development related to Alexan Voss and Alexan Black Mountain, which collateralizes the outstanding principal balance of the construction loans of $5,778,459. The third-party construction lenders have no recourse to the general credit of us as the primary beneficiary, but their loans are guaranteed by the owners of the variable interest entities. As of September 30, 2006, the outstanding principal balance under our mezzanine loans was $12,035,926, which is eliminated, along with accrued interest, upon consolidation.

7.                                      Capitalized Costs

On September 22, 2006, we entered into mezzanine loan agreements with unaffiliated third-party entities for the acquisition and development of the La Scala parcel of the Alexan Voss project. The site is being developed as a 154-unit apartment project in Houston, Texas. The first apartment units are projected to be completed in the first quarter of 2008. Certain development costs associated with Alexan Voss have been capitalized on our balance sheet at September 30, 2006. For the nine months ended September 30, 2006 we capitalized a total of approximately $7,779,000 in costs associated with the development of Alexan Voss. Capitalized costs include interest, property taxes, insurance and construction costs. For the three and nine months ended September 30, 2006, we capitalized $14,388 in interest for Alexan Voss.

On September 29, 2006, we entered into mezzanine loan agreements with unaffiliated third-party entities for the acquisition and development of Alexan Black Mountain. The site is being developed as a 213-unit apartment project in Henderson, Nevada. The first apartment units are projected to be completed in late 2007. Certain development costs associated with Alexan Black Mountain have been capitalized on our balance sheet at September 30, 2006. For the nine months ended September 30, 2006 we capitalized a total of approximately $9,601,000 in costs associated with the development of Alexan Black Mountain. Capitalized costs include interest, property taxes, insurance and construction costs. For the three and nine months ended September 30, 2006, we capitalized $3,430 in interest for Alexan Black Mountain.

8.                                      Mortgages Payable

The following table sets forth our mortgages payable on wholly-owned properties and properties consolidated under FIN No. 46R at September 30, 2006:

		Fixed
	Balance as of	Interest		Maturity
Description	September 30, 2006	Rate		Date
Ferncroft Corporate Center	$18,000,000	6.330%		9/1/2013
Alexan Voss	5,777,459	Prime	(1)	3/22/2010
Alexan Black Mountain	1,000	Prime	(1)	9/29/2009
	$23,778,459

(1)                                  Prime rate at September 30, 2006 was 8.25%.

As of September 30, 2006, we were in compliance with the debt covenants under our loan agreements.

9.                                      Stockholders’ Equity

Capitalization

As of September 30, 2006, our authorized capital was 350,000,000 shares of common stock, 50,000,000 shares of preferred stock and 1,000 shares of Convertible Stock. All shares of such stock have a par value of $.0001 per share. As of September 30, 2006, we had issued 13,107,787 shares of our common stock, including 21,739 shares owned by Behringer Holdings and 29,815 shares through our DRIP. As of September 30, 2006, we had 1,000 shares of our Convertible Stock issued and outstanding and no shares of preferred stock issued and outstanding.

As of September 30, 2006, we had options to purchase 26,250 shares of stock outstanding at a weighted average exercise price of $9.10. On November 23, 2004 (date of inception), we sold 1,000 shares of Convertible Stock and 21,739 shares of common stock to Behringer Holdings for $201,000 in cash. The shares of Convertible Stock will be converted into shares of common stock if (1) the holders of the common stock have received distributions equal to the sum of the aggregate capital invested by such stockholders and a 10% cumulative, non-compounded, annual return on such capital contributions; or (2) the shares of common stock are listed for trading on a national securities exchange or for quotation on the Nasdaq National Market System (or any successor market or exchange). Conversion of the Convertible Stock may be limited by our board of directors if it determines that full conversion may jeopardize our qualification as a REIT. The terms of the Convertible Stock provide that, generally, Behringer Holdings, as the holder of such shares, will receive shares of common stock with an aggregate value equal to 15% of the amount by which (1) our enterprise value, including the total amount of distributions paid to our stockholders, exceeds (2) the sum of the aggregate capital invested by our stockholders plus a 10% cumulative, non-compounded, annual return on such capital. Our board of directors may authorize additional shares of capital stock and their characteristics without obtaining stockholder approval.

Share Redemption Program

Our board of directors has authorized and adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances after they have held them for at least one year. The purchase price for the redeemed shares is set forth in the prospectus for the Offering of our common stock. Our board of directors reserves the right in its sole discretion at any time, and from time to time, to (1) waive the one-year holding period in the event of the death, disability or bankruptcy of a stockholder or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend or amend the share redemption program. Under the terms of the program, during any calendar year, we will not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, our board of directors will determine whether we have sufficient cash from operations to repurchase shares, and such purchases will generally be limited to proceeds of our DRIP plus 1% of operating cash flow for the previous fiscal year. As of September 30, 2006, no shares had been redeemed. The provisions of the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that our board of directors, in its discretion, deems to be in our best interest.

Incentive Award Plan

The Behringer Harvard Opportunity REIT I, Inc. Amended and Restated 2004 Incentive Award Plan (“Incentive Award Plan”) was approved by our board of directors on July 19, 2005 and by our stockholders on July 25, 2005, and provides for equity awards to our directors and consultants and employees, directors and consultants of our affiliates. A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan. An option to acquire 1,250 shares was awarded to an independent board member on February 17, 2006 when he was elected to our board of directors. In addition, on that date, an option to acquire 5,000 shares of our common stock was awarded to each of the other two independent board members. On June 29, 2006, an option to acquire an additional 5,000 shares of our common stock was awarded to each of the three independent board members. Options to purchase 26,250 shares of stock were outstanding as of September 30, 2006 at a weighted average exercise price of $9.10.

Distributions

We initiated the payment of monthly distributions in August 2006 in the amount of a 2% annualized rate of return, based on an investment in our common stock of $10.00 per share and calculated on a daily record basis of $0.0005479 per share. Pursuant to our DRIP, stockholders may elect to reinvest any cash distribution in additional shares of common stock. We record all distributions when declared, except that the stock issued through the DRIP is recorded when the shares are actually issued.

The following are the distributions declared during the nine months ended September 30, 2006:

2006	Total	Cash	DRIP
1st Quarter	$—	$—	$—
2nd Quarter	—	—	—
3rd Quarter	572,952	131,669	441,283
Total	$572,952	$131,669	$441,283

10.                               Related Party Arrangements

Certain of our affiliates receive fees and compensation in connection with the Offering. The following is a summary of the related party fees and compensation we incurred during the nine months ended September 30, 2006. No such fees were incurred in the nine months ended September 30, 2005.

			Total
		Total reduction	capitalized	Total
	Total	of additional	to deferred	capitalized	Total
For the nine months ended September 30, 2006	incurred	paid-in capital	financing fees	to real estate	expensed
Behringer Securities, commissions and dealer manager fees	$9,638,458	$9,638,458	$—	$—	$—

Behringer Opportunity Advisors, reimbursement oforganization and offering expenses	2,241,110	2,229,720	—	—	11,390

Behringer Opportunity Advisors, acquisition, advisory fees and expenses	1,441,077	—	—	1,441,077	—

HPT Management, property management and leasing fees	57,841	—	—	—	57,841

Behringer Opportunity Advisors, asset management fees	87,396	—	—	—	87,396

Behringer Opportunity Advisors, debt financing fee	180,000	—	180,000	—	—

Total	$13,645,882	$11,868,178	$180,000	$1,441,077	$156,627

Behringer Securities LP (“Behringer Securities”), our affiliated dealer-manager for the Offering, receives commissions of up to 7% of gross offering proceeds before reallowances of commissions earned by participating broker-dealers; provided that Behringer Securities will receive 1% of the gross proceeds of purchases pursuant to our DRIP. Behringer Securities reallows 100% of the commissions earned to participating broker-dealers. In addition, up to 2% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee; provided that Behringer Securities will not receive dealer manager fees pursuant to our DRIP. Behringer Securities may reallow all or a portion of its dealer manager fees in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in the offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts, and no more than 0.5% of gross offering proceeds for actual out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties. In the nine months ended September 30, 2006, Behringer Securities’ commissions and dealer manager fees totaled approximately $7,409,000 and $2,229,000, respectively and all were capitalized as offering costs in additional paid-in capital on our balance sheet. In the nine months ended September 30, 2005, there were no commissions and dealer manager fees paid to Behringer Securities, as the Offering did not commence until September 20, 2005 and the first acceptance of investor subscriptions did not occur until November 9, 2005.

Behringer Opportunity Advisors, or its affiliates, receives up to 2% of gross offering proceeds for reimbursement of organization and offering expenses incurred in connection with the Offering. As of September 30, 2006, approximately $4,501,000 of organization and offering expenses had been incurred by Behringer Opportunity Advisors on our behalf. As of September 30, 2006, organization and offering expenses reimbursable by us totaled approximately $4,501,000, including approximately $2,646,000 reimbursed and approximately $1,855,000 of reimbursements payable. The $1,855,000 of offering costs payable as of September 30, 2006 is included in “Payables to affiliates” on our balance sheet. Of the approximately $2,646,000 of organization and offering expenses to be reimbursed by us through September 30, 2006, approximately $2,634,000 had been recorded as a reduction of additional paid-in capital and approximately $12,000 had been expensed as organizational costs. For the nine months ended September 30, 2006, approximately $2,241,000 of organization and offering expenses were reimbursed by us, of which approximately $2,229,000 were recorded as a reduction of additional paid-in capital and approximately $12,000 had been expensed as organizational costs. In the nine months ended September 30, 2005, approximately $2,480,000 of organization and offering expenses had been incurred by Behringer Opportunity Advisors on our behalf. None of these costs had been reimbursed by us as of September 30, 2005. Behringer Opportunity Advisors or its affiliates determines the amount of organization and offering expenses owed based on specific invoice identification as well as an allocation of costs to us and other Behringer Harvard programs, based on respective equity offering results of those entities in offering.

Our advisor or its affiliates will also receive acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 2.5% of the funds advanced in respect of a loan. Our advisor or its affiliates also receives reimbursement of acquisition expenses up to 0.5% of the contract purchase price of each asset, or with respect to a mortgage, up to 0.5% of the funds advanced. Our advisor earned $1,200,898 in acquisition and advisory fees and $240,179 in acquisition expense reimbursements for our investments made during the nine months ended September 30, 2006. We capitalized these fees as part of our real estate.

We pay our advisor or its affiliates a debt financing fee equal to 1% of the amount of any debt made available to us. We incurred $180,000 of such debt financing fees for the nine months ended September 30, 2006.

We pay HPT Management Services LP (“HPT Management”), our property manager and an affiliate of ours, fees for the management and leasing of our properties, which may be subcontracted to unaffiliated third parties. Such fees are equal to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the same geographic location of the respective property. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay HPT Management an oversight fee equal to 1% of gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property. We incurred and expensed such fees of $57,841 in the nine months ended September 30, 2006.

We pay our advisor an annual asset management fee of 0.75% of the aggregate asset value of acquired real estate. The fee is payable monthly in an amount equal to one-twelfth of 0.75% of the aggregate asset value as of the last day of the preceding month. For the nine months ended September 30, 2006, we incurred and expensed $87,396 of asset management fees.

Behringer Opportunity Advisors or its affiliates is paid a disposition fee if our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties. In such event, we pay our advisor (1) in the case of the sale of real property, the lesser of:  (A) one-half of the aggregate brokerage commission paid (including the subordinate disposition fee) or if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such assets. This fee shall not be earned or paid unless and until the investors have received total distributions in an amount equal to or in excess of the sum of the aggregate capital contributions by investors plus a 10% cumulative, non-compounded, annual return on such capital contributions. Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after investors have received total distributions equal to or in excess of the sum of their aggregate capital contributions plus a 10% annual, cumulative, non-compounded return on such capital contributions, then our advisor is entitled to receive an additional participation in net sale proceeds fee equal to 15% of remaining net sale proceeds less the amount that our debt for borrowed money exceeds the aggregate book value of our remaining assets. The subordinated participation in net sales proceeds will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our Convertible Stock.

Upon listing of our common stock for trading on a national securities exchange or for quotation on the Nasdaq National Market System (or any successor market or exchange), an incentive listing fee up to 15% of the amount by which the market value of our outstanding stock plus distributions paid by us prior to listing exceeds the sum of the aggregate capital contributions by investors plus a 10% annual, cumulative, non-compounded return on such capital contributions will be paid to our advisor. The subordinated incentive listing fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our Convertible Stock.

In addition, upon termination of the advisory agreement with our advisor, we will pay our advisor a performance fee of 15% of the amount by which (A) our appraised asset value at the time of such termination less our indebtedness, plus cash and cash equivalents at the time of termination plus total distributions paid to our stockholders through the termination date exceeds (B) the aggregate capital contributed by investors plus payment to the investors of a 10% annual, cumulative, non-compounded return on the capital contributed by investors. No performance fee will be paid if we have already paid or become obligated to pay our advisor an incentive listing fee. The subordinated performance fee will be reduced or eliminated upon the determination of the number of shares of common stock issuable upon conversion of our Convertible Stock.

We will reimburse our advisor or its affiliates for all expenses paid or incurred by them in connection with the services they provide to us, subject to the limitation that we will not reimburse for any amount by which our advisor’s operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (1) 2% of our average invested assets or (2) 25% of our net income.

We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition and advisory fee based on the cost of such development.

We are dependent on Behringer Opportunity Advisors, Behringer Securities and HPT Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide us with the respective services, we would be required to obtain such services from other sources.

11.                               Subsequent Events

On October 5, 2006, the owners of the Alexan Voss property acquired the Hart parcel of land for development in Houston, Texas, using $1,823,226 and $4,471,195 of financing under our mezzanine loans and third-party construction loans, respectively. We consolidate the Alexan Voss property and related construction loans through our mezzanine loan variable interest under FIN No. 46R. See Note 6 – “Variable Interest Entities.”

We issued approximately 1,070,000 shares of our common stock between October 1, 2006 and November 1, 2006, resulting in gross proceeds to us of approximately $10,671,000.

12.                               Recently Announced Accounting Pronouncements

We adopted SFAS No. 123R, “Share-Based Payment,” a revision to SFAS No. 123 “Accounting for Stock-Based Compensation,” on January 1, 2006. The statement supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires the measurement and recognition of the cost of the employee services received in exchange for an award of equity instruments for goods or services. The adoption of this statement did not have a material effect on our financial condition, results of operations, or liquidity.

We adopted SFAS No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20 and SFAS No. 3, on January 1, 2006. The statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement did not have a material effect on our financial condition, results of operations, or liquidity.

We adopted FASB Staff Position (“FSP”) FIN 46R-6, “Determining the Variability to be Considered in Applying FASB Interpretation No. 46R,” on July 1, 2006. FIN 46R-6 clarifies that the variability to be considered in applying FIN 46R shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP did not have a material effect on our financial condition, results of operations, or liquidity.

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” which clarifies the relevant criteria and approach for the recognition and measurement of uncertain tax positions. FIN 48 will be effective beginning January 1, 2007 and the adoption of FIN 48 is not expected to have a material effect on our financial condition, results of operations, or liquidity.

*****

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of 12600 Whitewater, an office building located in Minnetonka, Minnesota (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Behringer Harvard Opportunity REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 26, 2006

12600 Whitewater

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

Revenues:
Rental revenue	$645,211
Tenant reimbursement income	499,422

Total revenues	1,144,633

Certain operating expenses:
Property operating expenses	379,051
Real estate taxes	217,764
Property management fees	31,511
General and administrative expenses	10,948

Total certain operating expenses	639,274

Revenues in excess of certain operating expenses	$505,359

See accompanying notes to statement of revenues and certain operating expenses.

12600 Whitewater

Notes to the Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2005

1.                          Basis of Presentation

On March 1, 2006, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) acquired a two-story office building containing approximately 70,705 rentable square feet (unaudited) located on approximately 6.14 acres (unaudited) of land in Minnetonka, Minnesota (“12600 Whitewater”).

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of 12600 Whitewater, exclusive of items which may not be comparable to the proposed future operations of 12600 Whitewater such as depreciation and amortization, interest expense and corporate expenses.

2.                          Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.                          Significant Accounting Policies

Revenue Recognition

12600 Whitewater’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $68,305 for the year ended December 31, 2005.

4.                          Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows:

Year Ending December 31:
2006	$679,850
2007	792,532
2008	837,338
2009	345,336
2010	104,896

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.                          Concentrations

The following presents the percentage of rental income (base rent) from the tenants who individually represent more than 10% of 12600 Whitewater’s rental revenues for the year ended December 31, 2005:

Name	Percentage
ABC Insurance Management Group, LLC	59%
Vanco Services, LLC	27%
KMG America Corporation	14%

ABC Insurance Management Group, LLC is a multi-line insurance agency, Vanco Services, LLC is a supplier of payment technology solutions and KMG America Corporation is a provider of health insurance products.

*****

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Ferncroft Corporate Center, an office building located in Middleton, Massachusetts (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Behringer Harvard Opportunity REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

August 31, 2006

Ferncroft Corporate Center

Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2006 (Unaudited) and

For the Year Ended December 31, 2005

	Six Months
	Ended	Year Ended
	June 30,	December 31,
	2006	2005
	(unaudited)
Revenues:
Rental revenue	$1,248,474	$1,761,004
Tenant reimbursement income	765,328	1,261,936

Total revenues	2,013,802	3,022,940

Certain operating expenses:
Property operating expenses	807,774	1,502,792
Real estate taxes	107,311	217,865
General and administrative expenses	54,333	127,660
Property management fees	41,068	63,762

Total certain operating expenses	1,010,486	1,912,079

Revenues in excess of certain operating expenses	$1,003,316	$1,110,861

See accompanying notes to statement of revenues and certain operating expenses.

Ferncroft Corporate Center

Notes to the Statement of Revenues and Certain Operating Expenses

For the Six Months ended June 30, 2006 (Unaudited) and

For the Year Ended December 31, 2005

1.                              Basis of Presentation

On July 13, 2006, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) acquired an eight-story office building containing approximately 226,338 rentable square feet (unaudited) located on approximately 12.6 acres (unaudited) of land in Middleton, Massachusetts (“Ferncroft Corporate Center”).

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Ferncroft Corporate Center, exclusive of items which may not be comparable to the proposed future operations of Ferncroft Corporate Center such as depreciation and amortization, interest expense and corporate expenses.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.                          Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.         Significant Accounting Policies

Revenue Recognition

Ferncroft Corporate Center’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $53,000 for the six months ended June 30, 2006 (unaudited) and approximately $40,000 for the year ended December 31, 2005.

4.         Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows:

Year Ending December 31:
2006	$2,380,475
2007	2,431,659
2008	2,478,189
2009	2,374,229
2010	865,474

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.         Concentrations

The following presents the percentage of rental income (base rent) from the tenants who individually represent more than 10% of Ferncroft Corporate Center’s rental revenues for the year ended December 31, 2005:

Name	Percentage
Verizon International Services, Inc.	74.78%
SAS Institute, Inc.	25.22%

*****

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying balance sheets of Kingsdell L.P. (the “Partnership”) as of September 30, 2006 and December 31, 2005, and the related statements of operations, partners’ equity, and cash flows for the period from January 1, 2006 through September 30, 2006, and for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as of September 30, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period from January 1, 2006 through September 30, 2006, and for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 8, 2007

KINGSDELL L.P.

BALANCE SHEETS

AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

	September 30,	December 31,
	2006	2005

ASSETS

Investments in rental and hotel property—net	$88,284,624	$82,378,859
Cash and cash equivalents	1,852,369	2,128,723
Restricted cash	984,979	164,352
Investments in marketable securities	4,475,000	11,400,000
Tenant receivables—net	889,120	1,017,329
Other receivables	110,603	59,847
Prepaid expenses	252,583	552,757
Inventory	583,129	561,241
Deferred expenses and intangible assets—net	452,388	538,622

TOTAL	$97,884,795	$98,801,730

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES
Accounts payable	$1,993,682	$1,482,283
Tenant security deposits	280,745	282,595
Prepaid rent and advance deposits	868,010	588,055
Accrued expenses	665,026	890,159
Note payable	55,000,000	55,000,000
Note payable—affiliate	8,000,000	8,000,000
Other liabilities	763,664	731,383

Total liabilities	67,571,127	66,974,475

PARTNERS’ EQUITY	30,313,668	31,827,255

TOTAL	$97,884,795	$98,801,730

See notes to financial statements.

KINGSDELL L.P.

STATEMENTS OF OPERATIONS

FOR THE PERIOD ENDED SEPTEMBER 30, 2006 AND FOR THE YEARS

ENDED DECEMBER 31, 2005 AND 2004

	Nine Months
	Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,
	2006	2005	2004

REVENUE:
Rental revenue	$4,338,240	$5,647,931	$5,919,956
Room revenue	6,468,495	9,113,149	8,436,629
Food and beverage revenue	8,416,942	11,895,546	11,027,826
Other income	1,142,331	1,459,527	1,362,365

Total revenue	20,366,008	28,116,153	26,746,776

EXPENSES:
Salaries and wages	7,230,940	9,584,622	8,911,826
Rental	129,891	178,854	239,214
Room	410,775	543,092	531,810
Food and beverage	1,977,624	2,788,178	2,764,935
Other operating expenses	768,840	1,291,705	1,156,458
Administrative and general	1,875,447	2,345,418	2,338,419
Advertising	729,785	998,992	1,032,453
Management fees	398,340	400,000	82,170
Repairs and maintenance	303,469	434,842	420,741
Utilities	1,049,431	1,461,624	1,263,578
Taxes, insurance, and leases	1,183,803	1,076,861	1,162,305
Loss on impairment of long-lived assets	—	17,707,941	—
Loss on impairment of goodwill	—	5,499,742	—

Total	16,058,345	44,311,871	19,903,909

Other income and expenses:
Interest income	(281,578)	(173,077)	(7,103)
Interest expense	2,863,101	3,569,670	3,290,789
Depreciation	3,038,313	4,634,362	4,347,341
Amortization	1,414	2,831	2,831

Total	5,621,250	8,033,786	7,633,858

Total expenses—net	21,679,595	52,345,657	27,537,767

NET LOSS	$(1,313,587)	$(24,229,504)	$(790,991)

See notes to financial statements.

KINGSDELL L.P.

STATEMENTS OF PARTNERS’ EQUITY

FOR THE PERIOD ENDED SEPTEMBER 30, 2006 AND FOR THE YEARS

ENDED DECEMBER 31, 2005 AND 2004

BALANCE—January 1, 2004	$61,896,286

Capital distribution	(48,536)

Net loss	(790,991)

BALANCE—December 31, 2004	61,056,759

Capital distribution	(5,000,000)

Net loss	(24,229,504)

BALANCE—December 31, 2005	31,827,255

Capital distribution	(200,000)

Net loss	(1,313,587)

BALANCE—September 30, 2006	$30,313,668

See notes to financial statements.

KINGSDELL L.P.

STATEMENTS OF CASH FLOWS

FOR THE PERIOD ENDED SEPTEMBER 30, 2006 AND FOR THE YEARS

ENDED DECEMBER 31, 2005 AND 2004

	Nine Months
	Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,
	2006	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,313,587)	$(24,229,504)	$(790,991)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,125,547	4,822,155	4,645,740
Loss on disposal of equipment	54,265	2,132	1,253
Loss on impairment of long-lived assets and goodwill	—	23,207,683	—
Accretion of asset retirement obligation	32,281	—	—
Changes in assets and liabilities:
Investments in marketable securities	6,925,000	(10,825,000)	(575,000)
Tenant receivables	128,210	(322,955)	419,904
Other receivables	(50,756)	(11,631)	49,994
Prepaid expenses	300,174	(223,139)	160,207
Inventory	(21,888)	2,590	(51,810)
Accounts payable	511,399	332,435	55,666
Tenant security deposits	(1,850)	(4,907)	25,649
Prepaid rent and advance deposits	279,955	(314,079)	278,296
Accrued expenses	(225,136)	265,351	(198,914)

Net cash provided by (used in) operating activities	9,743,614	(7,298,869)	4,019,994

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in rental and hotel property	(8,999,341)	(2,550,037)	(2,418,543)
Change in restricted cash	(820,627)	(93,328)	93,461
Investment in other intangible assets	—	(200)	(18,665)
Purchase of goodwill	—	—	(4,827,087)

Net cash used in investing activities	(9,819,968)	(2,643,565)	(7,170,834)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	—	15,000,000	5,000,000
Payment of loan commitment fees	—	(565,465)	(105,518)
Capital distributions	(200,000)	(5,000,000)	(48,536)

Net cash (used in) provided by financing activities	(200,000)	9,434,535	4,845,946

NET CHANGES IN CASH AND CASH EQUIVALENTS	(276,354)	(507,899)	1,695,106

CASH AND CASH EQUIVALENTS—Beginning of period	2,128,723	2,636,622	941,516

CASH AND CASH EQUIVALENTS—End of period	$1,852,369	$2,128,723	$2,636,622

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the year for interest	$2,745,000	$3,333,908	$2,968,742

NON-CASH INVESTING ACTIVITIES—Rental and hotel additions in accrued liabilities	$17,209	$1,287	$17,425

See notes to financial statements.

Kingsdell L.P.

Notes to Financial Statements as of and

For the period ended September 30, 2006 and

For the Years Ended December 31, 2005 and 2004

1.                      ORGANIZATION AND BASIS OF PRESENTATION

Kingsdell L.P. (the “Partnership”) was organized on September 30, 1997, under the state laws of Delaware for the purpose of acquiring, renovating, redeveloping and operating, managing, and leasing The Chase, The Park Plaza, The Chester, and The York, which include restaurants and bars operating under the names Café Eau, Eau Bistro, the Marquee Café, Starlight Roof, and Chasers Lounge (hereinafter collectively referred to as the “Property”). The Property consists of 269 rental units, 251 hotel rooms, two parking garages, and 137,000 (unaudited) square feet of commercial space located in St. Louis, Missouri. The term of the Partnership expires on December 31, 2039.

In accordance with the amended partnership agreement, IFC, Inc. has a 0.1% general partnership interest; Dandorr, L.L.C. has a 0.1% limited partnership interest; and Rebnec Ten, Inc. has a 99.8% limited partnership interest.

The financial statements have been prepared for the purpose of complying with the provisions of Article 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Investments in Rental and Hotel Property—Investments in rental and hotel property are stated at cost. The Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets are impaired and the undiscounted future cash flows to be generated by those assets are less than the carrying amounts. The Partnership periodically reviews the Property to determine whether its carrying value will be recovered from future operating cash flows. In cases where the Partnership does not expect to recover its costs, it recognizes an impairment loss. For the year ended December 31, 2005, the Partnership recorded an impairment loss of $17,707,941 on its investment in rental and hotel property (see Note 4). No other impairment losses on investments in rental and hotel property have been recognized to date.

Depreciation of investments in rental and hotel property is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Buildings and improvements	5–40 years
Furniture and equipment	3–15 years

Depreciation expense for the nine-month period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, was $3,038,313, $4,634,362, and $4,347,341, respectively.

Major renovations and purchases of equipment are capitalized. Repairs and maintenance are expensed to operations as incurred.

Cash and Cash Equivalents—All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

Tenant Receivables—Net—Tenant receivables—net includes hotel guests, corporate accounts, and residential and commercial tenants. The Partnership maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. Receivables are considered past due based on the due date determined by contractual terms. Balances that remain outstanding after the Partnership has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.

Tenant receivables are reported net of the allowance for doubtful accounts. The Partnership’s estimate of the allowance is based on historical collection experience and a review of the current status of tenant and other accounts receivable. The tenant receivables gross and net balances for the periods covered are as follows:

Kingsdell L.P.

Notes to Financial Statements as of and

For the period ended September 30, 2006 and

For the Years Ended December 31, 2005 and 2004

	September 30,	December 31,
	2006	2005

Account:
Tenant receivables	$915,510	$1,046,636
Allowance for doubtful accounts	(26,390)	(29,307)

Tenant receivables—net	$889,120	$1,017,329

Prepaid Rent and Advance Deposits—Prepaid rent and advance deposits include payments received from tenants and hotel customers for future monthly rentals and future hotel events. These amounts are classified as liabilities until performance occurs and revenue can be recognized as earned.

Inventory—Inventory consists of food, beverages, gifts, flowers, salon supplies, linens, glassware, china, and silverware and is carried at the lower of cost or market value using the first-in, first-out method.

Goodwill—The Partnership had recorded goodwill in the amount of $5,499,742 resulting from the 2002 purchases of Café Eau, Eau Bistro, and the catering assets, and the 2004 purchase of Starlight Roof. The Partnership adopted the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, and for the year ended December 31, 2005, the Partnership recorded an impairment loss of $5,499,742 on goodwill (see Note 4).

Revenue Recognition—The Partnership’s rental revenue is derived from operating leases on multifamily housing and commercial space at the Property. Rental revenue derived from the multifamily housing is recognized monthly as earned. Rental revenue derived from the commercial space is recognized on a straight-line basis over the term of the respective lease. The difference between rent revenue recorded and the cash amounts received is recorded to tenant receivables—net in the accompanying balance sheets. For the nine-month period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, revenue was reduced by $10,048, $27,416, and $16,984, respectively, as a result of the straight-line rent adjustments.

The Partnership’s hotel room, food and beverage, and other revenue are derived from operations of the hotel. Other revenue generally comprises ancillary income from hotel operations, such as telephone charges, pay television, and laundry service. The revenues are recognized when earned.

Partners’ Equity—The partnership agreement provides that the partners have the option to make additional capital contributions in accordance with the partnership agreement if needed to fund the Partnership’s obligations. No capital contributions were made during the period ended September 30, 2006, or for the years ended December 31, 2005 and 2004.

Net cash flows, as defined, are to be distributed to the partners based on percentages defined in the partnership agreement.

Net income (loss) is allocated to the partners in accordance with the terms of the partnership agreement.

Income Taxes—No provision or benefit for income taxes has been included in these financial statements, since partnership taxable income or loss passes through to, and is reportable by, the partners on their respective tax returns.

Concentration Risk—Financial instruments that potentially subject the Partnership to concentrations of credit risk consist principally of cash deposits. Accounts at certain institutions are insured by the Federal Deposit Insurance Corporation or Securities Investor Protection Corporation up to $100,000. The Partnership regularly monitors the financial stability of the financial institutions that hold its deposits and does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

Advertising Expenses—Advertising and sales promotion costs are expensed as incurred.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Partnership to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

Kingsdell L.P.

Notes to Financial Statements as of and

For the period ended September 30, 2006 and

For the Years Ended December 31, 2005 and 2004

Recently Issued Accounting Standards—In March 2005, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. (“FIN”) 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143. FIN 47 provides clarification of the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Asset Retirement Obligations, defined as a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the Partnership. Under FIN 47, which the Partnership adopted during 2005, the Partnership is required to record the fair value of those conditional liabilities if they can be reasonably estimated. In conjunction with an anticipated renovation and redevelopment of the rental property beginning during 2006, the Partnership has estimated the fair value of a conditional asset retirement obligation, as of December 31, 2005, of $731,383. The obligation relates to the abatement of regulated materials, primarily asbestos-containing materials, as required under environmental regulations. Due to the impairment of long-lived assets by the Partnership in 2005 (see Note 4), the corresponding asset for this asset retirement obligation was impaired. Accordingly, the fair value of the asset as of December 31, 2005 has been charged to loss on impairment of long-lived assets on the 2005 statement of operations, and the accretion of the liability during 2006 has been recorded to interest expense on the 2006 statement of operations. The fair value of the estimated liability as of September 30, 2006 and December 31, 2005 has been recorded to other liabilities on the balance sheets.

3.                      INVESTMENTS IN RENTAL AND HOTEL PROPERTY

Investments in rental and hotel property as of the balance sheet dates consist of the following:

	September 30,	December 31,
	2006	2005

Account:
Land	$1,072,767	$1,072,767
Building and improvements	76,595,863	76,339,693
Furniture and fixtures	4,405,686	4,287,540
Construction in progress	9,208,280	678,859

Investment in rental and hotel property—gross	91,282,596	82,378,859

Less accumulated depreciation	(2,997,972)	—

Investment in rental and hotel property—net	$88,284,624	$82,378,859

During the year ended December 31, 2005, the Partnership recognized an impairment loss to its investment in rental and hotel property, as discussed below in Note 4. The building and improvements and furniture and fixtures accounts were adjusted to estimated fair market value, and accumulated depreciation reverted back to zero. A new asset basis for these revalued assets took effect on January 1, 2006, using the assets’ remaining depreciable lives.

4.                      IMPAIRMENT OF LONG-LIVED ASSETS AND GOODWILL

For the year ended December 31, 2005, the Partnership determined that an impairment loss of $17,707,941 should be recognized in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, related to the Partnership’s investment in rental and hotel property. In the course of the Partnership considering various alternatives for the Property, it was determined that the market price had decreased significantly below the carrying value of the Property. Fair value was determined by retaining a professional third-party valuator to conduct a valuation. The determination of fair value was made utilizing a discounted cash flow methodology. The impairment loss has been presented separately as loss on impairment of long-lived assets on the 2005 statement of operations.

For the year ended December 31, 2005, management determined that an impairment loss of $5,499,742 should be recognized in accordance with SFAS No. 142. In the course of the Partnership’s annual testing of goodwill, it was determined that the carrying value of goodwill exceeded the fair value. Fair value was determined by management with the assistance of a professional third-party valuator to conduct a valuation. The determination of fair value was made using a discounted cash flow methodology. The impairment loss has been presented separately as loss on impairment of goodwill on the 2005 statement of operations.

Kingsdell L.P.

Notes to Financial Statements as of and

For the period ended September 30, 2006 and

For the Years Ended December 31, 2005 and 2004

5.                      RESTRICTED CASH

The Partnership has classified as restricted cash certain cash and cash equivalents that are not available for use in its operations. In accordance with the note agreement with Massachusetts Mutual Life Insurance Company (“Mass Mutual”), the Partnership has an obligation to deposit monies in escrow accounts for the payment of property taxes and capital expenditures. Balances for these accounts for the periods covered are as follows:

	September 30,	December 31,
	2006	2005
Restricted cash:
Capital expenditures escrow	$148,871	$119,938
Property tax escrow	836,108	44,414

Total restricted cash	$984,979	$164,352

6.                      INVESTMENTS IN MARKETABLE SECURITIES

The Partnership’s short-term investments comprise equity and debt securities, all of which are classified as trading securities and are carried at their fair value based on the quoted market prices of the securities at the balance sheet dates for the periods covered. Net realized and unrealized gains and losses on trading securities are included in interest income within the statements of operations. For purposes of determining realized gains and losses, the cost of securities sold is based on specific identification. The composition of trading securities for the periods covered is as follows:

	September 30,	December 31,
	2006	2005

Investments in marketable securities:
Equity securities	$625,000	$800,000
Debt securities	3,850,000	10,600,000

Total investments in marketable securities	$4,475,000	$11,400,000

7.                      NOTE PAYABLE

On June 20, 2002, the Partnership refinanced its construction note. The refinanced note in the original amount of $35 million was issued by Mass Mutual and was collateralized by a deed of trust on the rental and hotel property. The note bore interest at the greater of 6.15% per annum or 3.65 percentage points in excess of the LIBOR rate that was two London banking days prior to month-end. Monthly payments of interest only were due through maturity.

On January 4, 2004, the Partnership restated and amended its note payable with Mass Mutual for $40 million. The new note continued to be collateralized by the same deed of trust on the rental and hotel property, and continued to bear interest at the greater of 6.15% per annum or 3.65 percentage points in excess of the LIBOR rate that was two London banking days prior to month-end. At December 31, 2004, the interest rate was 6.15%. The new note required monthly interest payments and matured on July 1, 2005, at which time the unpaid principal and interest were due.

In July 2005, the Partnership refinanced the note with Mass Mutual for the amount of $55 million. The note matures on August 1, 2010, and carries a fixed contract rate of 5.2%. Monthly installments of interest-only payments are due on the first of each month beginning August 1, 2005, in the amount of $238,333. This refinancing agreement includes an additional optional note of $5 million to be exercised at the Partnership’s discretion. The terms of this additional optional note include an interest rate of 1.5 percentage points in excess of the LIBOR rate that is two London banking days prior to month end. As of the balance sheet date of the periods presented, the $5 million option has not been exercised.

Under agreements with the mortgage lender, the Partnership is required to make monthly escrow deposits for taxes and replacement of project assets, and is subject to restrictions as to operating policies, rental charges, operating expenditures,

Kingsdell L.P.

Notes to Financial Statements as of and

For the period ended September 30, 2006 and

For the Years Ended December 31, 2005 and 2004

and distributions to partners. Collateral for the note consists of the long-lived assets of the Property. The deed of trust for the collateral of the note is held by Mass Mutual. The liability of the Partnership under the mortgage note is limited to the underlying value of the real estate collateral plus other amounts deposited with the lender.

Costs relating to obtaining debt financing are capitalized and amortized over the term of the related debt using the straight-line method. When a loan is paid in full, any unamortized financing costs are removed from related accounts and charged to operations. Unamortized debt financing costs are included within deferred expenses and intangible assets—net in the balance sheets. Loan fee amortization expense for the nine-month period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, was $85,820, $184,962, and $295,568, respectively, and is included in interest expense in the statements of operations.

8.                      LEASES

Lessee—The Partnership leases many equipment components, parking properties, and services for various terms under long-term, cancelable and noncancelable operating lease agreements. The leases expire at various dates through 2011 and provide renewal options ranging from one month to three and a half years. In the normal course of business, it is expected that these leases will be renewed or replaced by other leases. Rental expense resulting from these leases at the reporting dates of September 30, 2006, and December 31, 2005 and 2004, totaled $504,833, $631,506, and $651,913, respectively, and is included in various expense line items on the statements of operations according to the nature of the respective lease. Future minimum lease payments under the operating lease agreements as of September 30, 2006, are as follows:

Future
Minimum
Periods Ending	Lease
December 31	Payments

2006 (3 months)	$61,331
2007	211,459
2008	138,649
2009	94,522
2010	56,085
2011	14,205

Lessor—The leases are accounted for under the provisions of SFAS No. 13, Accounting for Leases, as amended. These commercial leases are accounted for as operating leases and have scheduled rent increases throughout the lease terms. The terms of the lease typically range from 3 to 11 years. Rental income received from these leases for the period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, totaled $655,425, $820,594, and $847,202, respectively, and is included in rental revenue on the statements of operations. As of September 30, 2006, the future minimum lease payments to be received by the Partnership on these leases are as follows:

Future
Minimum
Periods Ending	Rent
December 31	Payments

2006 (3 months)	$218,071
2007	815,714
2008	660,333
2009	539,627
2010	85,604

9.                      RELATED-PARTY TRANSACTIONS

Management Fees—On April 1, 2003, the Partnership entered into an agreement with an affiliate of the general partner to rent and manage the Property. The management company initially earned a management fee equal to $6,600 per month, which would increase 5% on each anniversary date of the agreement. As of January 1, 2005, the management agreement

Kingsdell L.P.

Notes to Financial Statements as of and

For the period ended September 30, 2006 and

For the Years Ended December 31, 2005 and 2004

was amended to change the structure of the management fee schedule. For the calendar year 2005, management fees were set at $400,000 annually, to be paid monthly in $33,333 installments. Beginning January 1, 2006, the management fee changed to 6.5% of the prior month’s Management Fee Net Operating Income (“Management Fee NOI”). Management Fee NOI is calculated by adding management fees back to ordinary net operating income. Management fees are to be reconciled as of January 20 of each year of the agreement beginning on January 20, 2007. Any under- or overpayments are to be reconciled by January 31 of that year. Management fees charged to operations for the period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, were $398,340, $400,000, and $82,170, respectively.

In accordance with the terms of the partnership agreement, the Partnership pays an annual general partner’s administration fee to IFC, Inc. for services rendered to the Partnership. Fees paid to the general partner for the period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, totaled $112,500, $150,000, and $125,000, respectively. These fees are included in other operating expenses on the statements of operations.

Note Payable to Related Party—During the year ended December 31, 2002, the Partnership issued a promissory note subordinate to the construction note payable to an affiliate of the limited partner in the amount of $8 million. The note was collateralized by a deed of trust on the rental and hotel property. The interest on the loan was payable in monthly installments beginning August 1, 2002. The principal was due in total at the termination of the loan. Under the original promissory note, interest was calculated as the greater of 6.15% APR or 3.65 percentage points over the LIBOR rate that was two London banking days prior to month-end, and the expiration date of loan agreement was July 1, 2006. During the year ended December 31, 2005, the Partnership refinanced the $8 million related-party note payable, which fixed a 10% per annum interest rate and extended the expiration date of the note to August 1, 2011. Monthly payments of interest only are due through maturity. The effective interest rate as of September 30, 2006, and December 31, 2005 and 2004 was 10%, 10% and 6.15%, respectively.

10.               COMMITMENTS AND CONTINGENCIES

The Partnership is subject to various legal proceedings and claims that arise in the ordinary course of business. The Partnership believes that the final outcome of known matters will not have a material adverse effect on the financial position, results of operations, or cash flows of the Partnership.

11.               401(K) PROFIT SHARING PLAN

Certain employees are eligible to participate in the Partnership’s 401(k) plan. After six months of employment, the Partnership matches 100% of employee contributions up to 3% of their annual salary and matches 50% on the next 3% of employee contributions. For the period ended September 30, 2006, and for the years ended December 31, 2005 and 2004, the Partnership’s portion of the related contributions were approximately $74,945, $79,355, and $49,179, respectively, and is included in administrative and general expenses in the statements of operations.

12.               SUBSEQUENT EVENTS

On December 8, 2006, Behringer Harvard Opportunity REIT I, Inc. (“Behringer”) acquired a 95% ownership interest in the Partnership. Behringer’s initial capital obligation for its ownership interest totaled approximately $47.5 million, of which approximately $43.4 million was funded at acquisition. Each of the members has agreed to make additional scheduled contributions to pay for anticipated development costs.

******

Behringer Harvard Opportunity REIT I, Inc.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Bent Tree Green, which consists of an office building located in Dallas, Texas (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Behringer Harvard Opportunity REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 5, 2007

Bent Tree Green

Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2006 (Unaudited) and

For the Year Ended December 31, 2005

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(unaudited)
Revenues:
Rental revenue	$1,399,579	$2,376,516
Tenant reimbursement income	112,229	210,416

Total revenues	1,511,808	2,586,932

Certain operating expenses:
Property operating expenses	558,018	775,810
Real estate taxes	214,846	325,836
General and administrative expenses	123,377	150,544
Property management fees	51,212	98,002

Total certain operating expenses	947,453	1,350,192

Revenues in excess of certain operating expenses	$564,355	$1,236,740

See accompanying notes to statement of revenues and certain operating expenses.

Bent Tree Green

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months ended September 30, 2006 (Unaudited) and

For the Year Ended December 31, 2005

1.                              Basis of Presentation

On December 13, 2006, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) acquired a three-story office building containing approximately 138,000 rentable square feet (unaudited) located on approximately 3.4 acres (unaudited) of land in Dallas, Texas (“Bent Tree Green”).

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of Bent Tree Green, exclusive of items which may not be comparable to the proposed future operations of Bent Tree Green such as depreciation and amortization, interest expense and corporate expenses.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.                          Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.                          Significant Accounting Policies

Revenue Recognition

Bent Tree Green’s operations consist of rental income earned from its tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $79,500 for the nine months ended September 30, 2006 (unaudited) and a decrease of approximately $165,700 for the year ended December 31, 2005.

Tenant reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.                                      Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows:

Year Ending December 31:
2006	$1,769,142
2007	981,644
2008	521,942
2009	228,121
2010	179,719
Thereafter	139,781
$3,820,349

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.                          Concentrations

The following presents the percentage of rental income (base rent) from the tenants who individually represent more than 10% of Bent Tree Green’s rental revenues for the year ended December 31, 2005:

Name	Amount
Universal Sports America, Inc.	$908,413
Turner Collie and Braden, Inc. (TCB, Inc.)	414,616
FGIS Group, Inc.	338,604

*****

Behringer Harvard Opportunity REIT I, Inc.

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT I, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Las Colinas Commons, a business complex which consists of three office buildings located in Irving, Texas (collectively, the “Properties”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Behringer Harvard Opportunity REIT I, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the Properties for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 5, 2007

Las Colinas Commons

Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2006 (Unaudited) and

For the Year Ended December 31, 2005

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2006	2005
	(unaudited)
Revenues:
Rental revenue	$1,300,459	$1,598,193
Tenant reimbursement income	514,685	506,996

Total revenues	1,815,144	2,105,189

Certain operating expenses:
Property operating expenses	626,398	768,253
Real estate taxes	260,508	337,382
General and administrative expenses	102,352	141,265
Property management fees	52,158	51,723

Total certain operating expenses	1,041,416	1,298,623

Revenues in excess of certain operating expenses	$773,728	$806,566

See accompanying notes to statement of revenues and certain operating expenses.

Las Colinas Commons

Notes to the Statement of Revenues and Certain Operating Expenses

For the Nine Months ended September 30, 2006 (Unaudited) and

For the Year Ended December 31, 2005

1.                          Basis of Presentation

On December 20, 2006, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) acquired Las Colinas Commons, a building complex which consists of three office buildings containing approximately 239,000 combined rentable square feet (unaudited) located on approximately 17.3 acres (unaudited) of land in Irving, Texas (collectively the “Properties”). The Properties consist of the following office buildings:

•                  a three-story office building, built in 1979, containing approximately 62,000 rentable square feet (unaudited);

•                  a two-story office building, built in 1981, containing approximately 162,000 rentable square feet (unaudited); and

•                  a single-story office building, built in 2001, containing approximately 15,000 rentable square feet (unaudited).

The statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties such as depreciation and amortization, interest expense and corporate expenses.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2006 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

2.                          Principles of Reporting and Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses during the reporting period. Actual results may differ from those estimates.

3.                          Significant Accounting Policies

Revenue Recognition

The Properties’ operations consist of rental income earned from their tenants under lease agreements which generally provide for minimum rent payments. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, including the effect of any rent holidays, which amounted to an increase in rental income of approximately $106,000 for the nine months ended September 30, 2006 (unaudited) and approximately $564,000 for the year ended December 31, 2005.

Tenant reimbursement income consists of recovery of certain basic operating costs over an established base amount. Recoveries are recognized as revenue in the period the applicable costs are incurred.

4.                          Leases

The aggregate annual minimum future rental income on the non-cancelable operating leases held in effect as of December 31, 2005 for the next five years are as follows:

Year Ending December 31:
2006	$1,598,802
2007	1,672,230
2008	1,700,274
2009	1,798,544
2010	1,805,791
Thereafter	7,624,349
$16,199,990

Minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations. There were no contingent rents in 2005.

5.                          Concentrations

The following presents rental income (base rent) from tenants who individually represented more than 10% of the Properties’ rental revenues for the year ended December 31, 2005:

Name	Amount
First Horizon Home Loan Corporation	$1,276,986
YMCA of Metropolitan Dallas	225,935

*****

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

as of September 30, 2006

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had acquired Chase Park Plaza, Bent Tree Green and Las Colinas Commons as of September 30, 2006. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statements of Operations and the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the period ended September 30, 2006. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transactions on September 30, 2006, nor does it purport to represent our future financial position.

	September 30, 2006	Pro Forma
	as Reported	Adjustments	Pro Forma
	(a)	(b)	September 30,2006
Assets
Real estate
Land and improvements, net	$3,451,715	$11,622,424	$15,074,139
Buildings and improvements, net	30,848,877	88,789,236	119,638,113
Real estate under development	17,379,912	5,359,843	22,739,755
Total real estate	51,680,504	105,771,503	157,452,007

Cash and cash equivalents	86,179,385	(75,709,590)	10,469,795
Restricted cash	1,992,215	137,966	2,130,181
Accounts receivable	750,771	51,045	801,816
Prepaid expenses and other assets	90,309	396,075	486,384
Escrow deposits	360,500	—	360,500
Furniture, fixtures and equipment, net	—	7,840,693	7,840,693
Deferred financing fees, net	1,006,081	1,127,370	2,133,451
Note receivable	—	1,718,359	1,718,359
Lease intangibles, net	4,407,835	9,498,768	13,906,603
Other intangibles, net	—	10,826,333	10,826,333
Total assets	$146,467,600	$61,658,522	$208,126,122

Liabilities and stockholders’ equity
Liabilities
Mortgages payable	$23,778,459	$55,000,000	$78,778,459
Accounts payable	1,005,739	—	1,005,739
Payables to affiliates	2,550,135	—	2,550,135
Acquired below-market leases, net	2,062,410	2,797,801	4,860,211
Dividends payable	205,230	—	205,230
Accrued liabilities	992,382	542,746	1,535,128
Subscriptions for common stock	451,781	—	451,781
Other liabilities	—	820,000	820,000
Total liabilities	31,046,136	59,160,547	90,206,683

Commitments and contingencies

Minority interest	116,154	2,500,000	2,616,154

Stockholders’ equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—	—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 13,107,787 shares issued and outstanding	1,311	—	1,311
Additional paid-in capital	114,591,348	—	114,591,348
Retained earnings	712,651	(2,025)	710,626
Total stockholders’ equity	115,305,310	(2,025)	115,303,285
Total liabilities and stockholders’ equity	$146,467,600	$61,658,522	$208,126,122

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2006

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired 12600 Whitewater, Ferncroft Corporate Center, Chase Park Plaza, Bent Tree Green and Las Colinas Commons on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2006. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2005, nor does it purport to represent our future operations.

		Statement of	Pro Forma
	Nine Months Ended	Revenues and	Adjustment
	September 30, 2006	Certain Expenses	of Former			Pro Forma
	as Reported	or Operations	Structure	Pro Forma		Nine Months Ended
	(a)	(b)	(c)	Adjustments		September 30, 2006
Revenue
Rental revenue	$1,791,128	$10,037,583	$(4,338,240)	$6,417,919	(d)	$13,908,390
Room revenue	—	6,468,495	(6,468,495)	—		—
Food and beverage revenue	—	8,416,942	(8,416,942)	—		—
Other income	—	1,142,331	(1,142,331)	—		—
Total revenue	1,791,128	26,065,351	(20,366,008)	6,417,919		13,908,390

Expenses
Property operating expenses	700,505	15,079,476	(12,605,074)	—		3,174,907
Interest expense	127,665	2,863,101	(2,863,101)	2,375,598	(e)	2,503,263
Real estate taxes	190,878	1,455,664	—	246,704	(f)	1,893,246
Property management fees	57,841	551,452	(398,340)	(153,112)	(g)	314,311
				256,470	(h)
Asset management fees	87,396	—	—	765,853	(i)	853,249
General and administrative	578,613	2,161,862	(1,875,447)	—		865,028
Depreciation and amortization	577,309	3,039,727	(3,039,727)	5,140,852	(j)	5,718,161
Total expenses	2,320,207	25,151,282	(20,781,689)	8,632,365		15,322,165

Interest income	1,786,905	281,578	(281,578)	64,438	(k)	1,851,343
Minority interest	130,697	—	—	57,377	(l)	188,074

Net income (loss)	$1,388,523	$1,195,647	$134,103	$(2,092,631)		$625,642

Weighted average shares outstanding:
Basic	7,701,098			4,963,563	(m)	12,664,661
Diluted	7,716,576			4,948,883	(m)	12,665,459

Earnings per share:
Basic	$0.18					$0.05
Diluted	$0.18					$0.05

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had acquired 12600 Whitewater, Ferncroft Corporate Center, Chase Park Plaza, Bent Tree Green and Las Colinas Commons on January 1, 2005. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2005. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2005, nor does it purport to represent our future operations.

		Statement of	Pro Forma
	Year Ended	Revenues and	Adjustment
	December 31, 2005	Certain Expenses	of Former			Pro Forma
	as Reported	or Operations	Structure	Pro Forma		Year Ended
	(a)	(b)	(c)	Adjustments		December 31, 2005
Revenue
Rental revenue	$—	$14,507,625	$(5,647,931)	$9,116,836	(d)	$17,976,530
Room revenue	—	9,113,149	(9,113,149)	—		—
Food and beverage revenue	—	11,895,546	(11,895,546)	—		—
Other income	—	1,459,527	(1,459,527)	—		—
Total revenue	—	36,975,847	(28,116,153)	9,116,836		17,976,530

Expenses
Property operating expenses	—	21,194,427	(17,299,548)	111,091	(e)	4,005,970
Interest expense	—	3,569,670	(3,569,670)	3,167,465	(f)	3,167,465
Real estate taxes	—	1,689,096	—	328,939	(g)	2,018,035
Property management fees	—	644,998	(400,000)	(244,998)	(h)	410,286
				410,286	(i)
Asset management fees	—	—	—	1,128,675	(j)	1,128,675
General and administrative	159,163	2,775,835	(2,345,418)	—		589,580
Depreciation and amortization	—	4,637,193	(4,637,193)	7,617,313	(k)	7,617,313
Loss on impairment of long-lived assets	—	17,707,941	(17,707,941)	—		—
Loss on impairment of goodwill	—	5,499,742	(5,499,742)	—		—
Total expenses	159,163	57,718,902	(51,459,512)	12,518,771		18,937,324

Interest income	55,930	173,077	(173,077)	85,918	(l)	141,848
Minority interest	—	—	—	37,713	(m)	37,713

Net income (loss)	$(103,233)	$(20,569,978)	$23,170,282	$(3,278,304)		$(781,233)

Basic and diluted weighted average shares outstanding	174,833			12,475,326	(n)	12,650,159

Basic and diluted loss per share	$(0.59)					$(0.06)

See accompanying unaudited notes to pro forma consolidated financial statements.

Behringer Harvard Opportunity REIT I, Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a                                          Reflects our historical balance sheet as of September 30, 2006.

b.                                      Reflects the adjustment to the allocation of the purchase price for the Ferncroft Corporate Center acquired on July 13, 2006 and the acquisitions of Chase Park Plaza on December 8, 2006, Bent Tree Green on December 13, 2006 and Las Colinas Commons on December 20, 2006.

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006

a.                                       Reflects our historical operations for the nine months ended September 30, 2006.

b.                                      Reflects the historical revenues and certain expenses or historical operations of each acquired property, as if they had been acquired on January 1, 2005.

c.                                       Reflects the reversal of the majority of the historical operations of Chase Park Plaza that will not continue due to our lease of the hotel portion of the property and all of its management and operations to the minority interest owner and the planned renovation and redevelopment of the residential portion of the property into condominiums.

d.                                      Reflects the pro forma straight-line amortization, for the nine months ended September 30, 2006, of the above-market and below-market lease values for each acquired property and the pro forma straight-line base rental revenue associated with the lease of Chase Park Plaza.

e.                                       Represents interest expense associated with the $55 million of long-term debt assumed in connection with the purchase of Chase Park Plaza and the amortization of approximately $1.1 million of deferred financing costs. The long-term debt bears interest at a fixed rate of 5.2% per annum and matures on August 1, 2010.

f.                                         Reflects the pro forma amortization of the property tax abatement value for Chase Park Plaza.

g.                                      Reflects the reversal of historical property management fees.

h.                                      Reflects the property management fees associated with the current management of each acquired property.

i.                                          Reflects the asset management fees associated with current management of each acquired property.

j.                                          Reflects the depreciation and amortization of each acquired property using the straight-line method over the estimated useful lives.

k.                                       Reflects the interest income associated with an approximately $1.7 million loan advanced to the minority interest owner of Chase Park Plaza in connection with the hotel lease for working capital, inventory, and other operational matters.

l.                                          Reflects the minority interest in Chase Park Plaza.

m.                                    Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments. The adjustment is computed as follows:

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,270,542
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
$112,586,411

Net cash received from each share of common stock issued	$8.90 (1)

Common stock needed to purchase the properties listed above	12,650,159
Plus weighted average of common stock actually outstanding for the nine months ended September 30, 2006 in excess of 12,650,159	14,502
Less historical weighted average of common stock outstanding at September 30, 2006	(7,701,098)
4,963,563

Common stock needed to purchase the properties listed above	12,650,159
Plus diluted weighted average of common stock actually outstanding for the nine months ended September 30, 2006 in excess of 12,650,159	15,300
Less historical diluted weighted average of common stock outstanding at September 30, 2006	(7,716,576)
4,948,883

(1)

Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

a.                                       Reflects our historical operations for the year ended December 31, 2005.

b.                                      Reflects the historical revenues and certain expenses or historical operations of each acquired property, as if they had been acquired on January 1, 2005.

c.                                       Reflects the reversal of the majority of the historical operations of Chase Park Plaza that will not continue due to our lease of the hotel portion of the property and all of its management and operations to the minority interest owner and the planned renovation and redevelopment of the residential portion of the property into condominiums.

d.                                      Reflects the pro forma straight-line amortization, for the year ended December 31, 2005, of the above-market and below-market lease values for each acquired property, the pro forma straight-line base rental revenue associated with the lease of Chase Park Plaza and the estimated apartment rental revenue from the residential portion of Chase Park Plaza before the planned renovation and redevelopment into condominiums. The pro forma results do not reflect activity for the residential portion of Chase Park Plaza during and after the planned renovation and redevelopment.

e.                                       Reflects the estimated apartment operating expenses for the residential portion of Chase Park Plaza for approximately five months before the planned renovation and redevelopment into condominiums. The pro forma results do not reflect activity for the residential portion of the property during and after the planned renovation and redevelopment.

f.                                         Represents interest expense associated with the $55 million of long-term debt assumed in connection with the purchase of Chase Park Plaza and the amortization of approximately $1.1 million of deferred financing costs. The long-term debt bears interest at a fixed rate of 5.2% per annum and matures on August 1, 2010.

g.                                      Reflects the pro forma amortization of the property tax abatement value for Chase Park Plaza.

h.                                      Reflects the reversal of historical property management fees.

i.                                          Reflects the property management fees associated with the current management of each acquired property.

j.                                          Reflects the asset management fees associated with current management of each acquired property.

k.                                       Reflects the depreciation and amortization of each acquired property using the straight-line method over the estimated useful lives.

l.                                          Reflects the interest income associated with an approximately $1.7 million loan advanced to the minority interest owner of Chase Park Plaza in connection with the hotel lease for working capital, inventory, and other operational matters.

m.                                    Reflects the minority interest in Chase Park Plaza.

n.                                      Reflects the adjustment to the historical weighted average number of shares of common stock outstanding to reflect the acceptance of shares needed to provide for the cash purchase price of our property investments. The adjustment is computed as follows:

Cash needed to acquire 12600 Whitewater	$9,040,524
Cash needed to acquire Ferncroft Corporate Center	27,836,297
Cash needed to acquire Chase Park Plaza	47,270,542
Cash needed to acquire Bent Tree Green	12,032,922
Cash needed to acquire Las Colinas Commons	16,406,126
	$112,586,411

Net cash received from each share of common stock issued	$8.90	(1)

Common stock needed to purchase the properties listed above	12,650,159
Less historical weighted average of common stock outstanding at December 31, 2005	(174,833)
	12,475,326

(1)

Net cash received per share of common stock issued is computed as $10 gross proceeds per share less $0.70 commissions per share, $0.20 broker dealer fees per share and $0.20 organization and offering costs per share.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Quantitative and Qualitative Disclosures about Market Risk.”

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than dealer commissions, to be paid in connection with the sale of common stock being registered by Behringer Harvard Opportunity REIT I, Inc. (the “Registrant”), all of which will be paid by the Registrant, except that the listed expenses will be paid by Behringer Harvard Opportunity Advisors I LP to the extent that they exceed 2% of the aggregate proceeds of the offering. All amounts are estimates and assume the sale of 54,587,065 shares except the registration fee and the NASD filing fee.

SEC Registration Fee	$67,269
NASD Filing Fee	30,500
Printing Expenses	500,000
Legal Fees and Expenses	620,000
Accounting Fees and Expenses	200,000
Blue Sky Fees and Expenses	30,000
Seminars and Conferences	1,000,000
Advertising and Sales Expenses	5,000,000
Advertising and Sales Literature	500,000
Miscellaneous	59,279
Total expenses	$8,007,048

Item 32. Sales to Special Parties

Not Applicable

Item 33. Recent Sales of Unregistered Securities

Following our inception and in connection with our initial capitalization, we issued 21,739 shares of our common stock to Behringer Harvard Holdings for $10 per share and 1,000 shares of our convertible stock to Behringer Harvard Holdings for $1 per share. Such shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on Rule 4(2) of the Securities Act.

We issued options to purchase 5,000 shares of our common stock at $9.10 per share to each of Ms. Bufkin and Mr. Chapman, two of our independent directors on February 17, 2006 pursuant to the Behringer Harvard Opportunity REIT I, Inc. Amended and Restated 2004 Incentive Award Plan (the “Plan”). We issued options to purchase 1,250 shares of our common stock at $9.10 per share to Mr. Kaplan, an independent director, upon his election on February 17, 2006 pursuant to the Plan. On June 29, 2006, options to acquire 5,000 shares of our common stock at $9.10 per share were awarded to each of Ms. Bufkin, Mr. Chapman and Mr. Kaplan. The options pursuant to the Plan become fully exercisable one year after the date of grant. In each case, the options were not registered under the Securities Act and were issued in reliance on Rule 4(2) of the Securities Act.

Item 34. Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains a provision that eliminates directors’ and officers’ liability subject to the limitations of Maryland law and the NASAA REIT Guidelines. However, the charter does impose certain limits on the Registrant’s ability to exonerate and indemnify the Registrant’s directors and officers, as described below.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The Registrant’s charter does, however, impose certain limits on the Registrant’s ability to exonerate and indemnify the Registrant’s directors and officers in accordance with the NASAA REIT Guidelines, as described below. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Registrant’s charter provides that the Registrant shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Registrant in such capacity.

However, under the Registrant’s charter, the Registrant shall not indemnify or hold harmless its directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, unless all of the following conditions are met:  (1) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Registrant; (2) the directors, officers, employees, agents, advisor or affiliates were acting on behalf of or performing services of the Registrant; (3) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (4) such indemnification or agreement to hold harmless is recoverable only out of the Registrant’s net assets and not from stockholders. In addition, notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by the Registrant for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:  (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Registrant funds to the directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:  (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant; (2) the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (3) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

The Registrant also has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not Applicable

Item 36. Financial Statements and Exhibits

(a)           Financial Statements.    The list of the financial statements filed as part of this Post-Effective Amendment No. 7 to Form S-11 is set forth on page F-1 herein.

(b)           Exhibits:  The list of exhibits filed as part of this Post-Effective Amendment No. 7 to Form S-11 is submitted in the Exhibit Index following the signature pages herein.

Item 37. Undertakings

(a)           The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)           The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (2) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)           The Registrant undertakes to provide to each stockholder the financial statements required by Form 10-K for the first full fiscal year of our operations.

(e)           The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(f)            The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(g)           The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(h)           For the purpose of determining the Registrant’s liability under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (1) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (2) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (3) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (4) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(i)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI presents summary information on properties acquired since January 1, 2003 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Opportunity REIT I.  This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.  All figures are through December 31, 2005.

Behringer Harvard REIT I, Inc.(1)

						250 West
	Minnesota	Enclave on	St. Louis	Colorado	Travis	Pratt	Cyprus
	Center	the Lake	Place	Building	Tower	Street	Building

Location	Mid-West	South	Mid-West	East	South	East	West
Type	Office	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	276,425	171,090	337,088	121,701	507,470	368,194	153,048
Date(s) of Purchase	10/15/03	04/12/04	06/30/04	08/10/04	10/01/04	12/17/04	12/16/04
Mortgage Financing at Date(s) of Purchase	$4,340,280	$7,262,552	$7,141,850	$19,868,791	$22,650,000	$18,751,582	—
Cash Invested	$2,193,448	$3,413,536	$5,069,422	$18,013,994	$12,919,124	$12,909,485	$20,690,851
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	$6,511,542	$10,767,732	$12,167,716	$40,218,120	$35,662,228	$31,595,165	$20,493,000
Other Cash Expenditures Capitalized	$22,186	$(91,644)	$43,556	$48,920	$(93,104)	$65,902	$197,851
Total Acquisition Cost	$6,533,728	$10,676,088	$12,211,272	$40,267,040	$35,569,124	$31,661,067	$20,690,851

	ashford	Alamo	Utah	Lawson	Downtown
	Perimeter	Plaza	Avenue	Commons	Plaza

Location	East	West	West	Mid-West	West
Type	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	288,175	191,154	150,495	436,343	100,146
Date(s) of Purchase	01/06/05	02/24/05	04/21/05	06/10/05	06/14/05
Mortgage Financing at Date(s) of Purchase	$35,400,000	$9,633,843	$20,000,000	$58,300,000	$12,650,000
Cash Invested	$18,764,965	$5,024,025	$9,978,174	$34,548,235	$6,714,549
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	$47,920,500	$13,183,226	$28,325,000	$87,035,000	$17,848,417
Other Cash Expenditures Capitalized	$6,244,465	$1,474,642	$1,653,174	$5,813,235	$1,516,132
Total Acquisition Cost	$54,164,965	$14,657,868	$29,978,174	$92,848,235	$19,364,549

(1)        The information provided for Behringer Harvard REIT I, Inc. references only acquisitions made with proceeds from its initial public offering.  Behringer Harvard REIT I, Inc. was offering $952 million of its common stock pursuant to its first follow-on offering through October 20, 2006 and is currently offering $2.475 billion of its common stock pursuant to its second follow-on offering.

Behringer Harvard Mid-Term Value Enhancement Fund I LP

	Hopkins	Northpoint	Tucson Way	2800 Mockingbird	Parkway Vista	ASC Building

Location	Mid-West	South	West	South	South	South
Type	Office	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	29,660	79,049	70,660	73,349	33,467	28,880
Date(s) of Purchase	03/12/04	06/28/04	10/19/04	03/11/05	06/08/05	12/21/05
Mortgage Financing at Date(s) of Purchase	—	—	—	—	—	—
Cash Invested	$3,093,243	$5,865,652	$9,309,901	$6,780,705	$5,314,423	$4,096,847
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	$3,027,375	$6,106,500	$9,418,500	$6,572,250	$45,382,000	$4,088,250
Other Cash Expenditures Capitalized	$65,868	$(240,848)	$(108,599)	$208,455	$(67,577)	$8,597
Total Acquisition Cost	$3,093,243	$5,865,652	$9,309,901	$6,780,705	$5,314,423	$4,096,847

Behringer Harvard Short-Term Opportunity Fund I LP

	Woodall Rodgers	Quorum	Skillman	Central	Coit	Mockingbird Commons

Location	South	South	South	South	South	South
Type	Office	Office	Shopping Center	Office	Office	Re-Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	74,090	133,799	98,764	87,292	105,030	475,000
Date(s) of Purchase	02/11/04	07/02/04	07/23/04	08/17/04	10/04/04	11/08/04
Mortgage Financing at Date(s) of Purchase	$3,600,000	$4,550,000	$8,690,005	$2,768,750	$5,400,000	$9,781,363
Cash Invested	$7,267,526	$4,998,933	$4,660,286	$2,242,117	$4,875,284	$6,058,328
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	$10,660,500	$9,418,500	$12,108,894	$4,004,157	$9,967,050	$13,363,581
Other Cash Expenditures Capitalized	$207,026	$130,433	$1,241,397	$1,006,710	$308,234	$2,476,110
Total Acquisition Cost	$10,867,526	$9,548,933	$13,350,291	$5,010,867	$10,275,284	$15,839,691

		250/290
		John
	Northwest	Carpenter	Landmark	Landmark	Melissa
	Highway	Freeway	I	II	Land

Location	South	South	South	South	South
Type	Development	Office	Office	Office	Development
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	Land	539,000	122,273	135,154	Land
Date(s) of Purchase	03/03/05	04/04/05	07/06/05	07/06/05	10/05/05
Mortgage Financing at Date(s) of Purchase	—	—	$10,449,588	$11,550,412	$1,200,000
Cash Invested	$4,681,473	$30,009,610	$6,377,175	$6,449,733	$955,215
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	$3,760,776	$30,273,750	$16,342,650	$18,071,100	$1,738,800
Other Cash Expenditures Capitalized	$920,697	$(264,140)	$484,113	$(70,955)	$416,415
Total Acquisition Cost	$4,681,473	$30,009,610	$16,826,763	$18,000,145	$2,155,215

Tenant-in-Common Programs

	Behringer				Behringer
	Harvard	Behringer	Behringer	Behringer	Harvard
	Minnesota	Harvard	Harvard	Harvard St.	Colorado
	Center TIC I,	Enclave S	Beau Terre S,	Louis Place S,	Building S,
	LLC	LP	LLC	LLC	LLC
	Minnesota	Enclave on	Beau	St. Louis	Colorado
	Center	the Lake	Terre	Place	Building

Location	Mid-West	South	South	Mid-West	East
Type	Office	Office	Office	Office	Office
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	276,425	171,090	371,083	337,088	121,701
Date(s) of Purchase	10/15/03	04/12/04	06/11/04	06/30/04	08/10/04
Mortgage Financing at Date(s) of Purchase	$25,659,752	$12,737,446	$38,016,000	$12,858,151	$5,746,953
Cash Invested	$14,056,902	$7,706,156	$17,622,000	$10,607,974	$5,090,159
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	$39,716,654	$20,443,602	$55,638,000	$23,466,125	$10,837,112
Other Cash Expenditures Capitalized	—	—	—	—	—
Total Acquisition Cost	$39,716,654	$20,443,602	$55,638,000	$23,466,125	$10,837,112

	Behringer
	Harvard	Behringer	Behringer	Behringer
	Travis	Harvard	Harvard	Harvard
	Tower S	Pratt S,	Alamo	Firestone S
	LP	LLC	Plaza S LP	LP
		250 West
	Travis	Pratt	Alamo	Firestone
	Tower	Street	Plaza	Apartments

Location	South	East	West	South
Type	Office	Office	Office	Multi-Family
Gross Leasable Space (sq. ft.) or Number of Units and Total Sq. Ft. of Units	507,470	368,194	191,154	350 Units
Date(s) of Purchase	10/01/04	12/17/04	04/21/05	08/15/05
Mortgage Financing at Date(s) of Purchase	$14,937,590	$18,248,421	$21,866,157	$15,240,236
Cash Invested	$10,387,065	$13,763,551	$13,263,342	$7,309,206
Acquisition Cost:
Contract Purchase Price Plus Acquisition Fee	$25,324,655	$32,011,972	$35,129,499	$22,549,442
Other Cash Expenditures Capitalized	—	—	—	—
Total Acquisition Cost	$25,324,655	$32,011,972	$35,129,499	$22,549,442

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 13th day of February, 2007.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Robert M. Behringer
Robert M. Behringer, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Behringer	Chief Executive Officer,	February 13, 2007
Robert M. Behringer	Chief Investment Officer, Director
(Principal Executive Officer)

/s/ Gary S. Bresky	Chief Financial Officer	February 13, 2007
Gary S. Bresky	(Principal Financial Officer)

/s/ Kimberly Arianpour	Chief Accounting Officer	February 13, 2007
Kimberly Arianpour	(Principal Accounting Officer)

*	Director	February 13, 2007
Robert S. Aisner

*	Director	February 13, 2007
Barbara C. Bufkin

*	Director	February 13, 2007
Robert J. Chapman

*	Director	February 13, 2007
Steven J. Kaplan

* By:	/s/ Gary S. Bresky
Gary S. Bresky
Signed on behalf of the named
individuals under power of
attorney

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Amended and Restated Dealer Manager Agreement (previously filed in and incorporated by reference to Form 8-K filed on January 5, 2007)

1.2*

Selected Dealer Agreement, dated January 31, 2007, by and among the Registrant, Behringer Securities LP, Behringer Harvard Opportunity Advisors I LP and Ameriprise Financial Services, Inc. (previously filed in and incorporated by reference to Form 8-K filed on February 6, 2007)

3.1*

Articles of Amendment and Restatement of the Registrant (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

3.1(a)*

Articles of Amendment to Articles of Amendment and Restatement of the Registrant (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on July 6, 2006)

3.2*	Bylaws of the Registrant (previously filed in and incorporated by reference to Registration Statement on Form S-11, Commission File No. 333-120847, filed on November 30, 2004)

3.2(a)*	Amendment to Bylaws of the Registrant (previously filed in and incorporated by reference to Form 8-K filed on February 24, 2006)

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to prospectus)

4.2	Amended and Restated Distribution Reinvestment Plan, effective as of April 5, 2006 (included as Exhibit C to prospectus)

4.3	Automatic Purchase Plan (included as Exhibit D to prospectus)

5.1*

Opinion of Venable LLP as to legality of securities (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on March 29, 2005)

8.1*

Opinion of Morris, Manning & Martin, LLP as to tax matters (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

8.2*

Opinion of Morris, Manning & Martin, LLP as to ERISA matters (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

10.1*	Amended and Restated Agreement of Limited Partnership of Behringer Harvard Opportunity OP I, LP (previously filed in and incorporated by reference to Form 8-K filed on January 5, 2007)

10.2*

Amended and Restated Advisory Management Agreement by and between the Registrant and Behringer Harvard Opportunity Advisors I LP (previously filed in and incorporated by reference to Form 8-K filed on January 5, 2007)

10.3*

Second Amended and Restated Property Management and Leasing Agreement by and among the Registrant, Behringer Harvard Opportunity OP I, LP and HPT Management Services LP (previously filed in and incorporated by reference to Form 8-K filed on January 5, 2007)

10.4*

Escrow Agreement between the Registrant and Citibank Texas, N.A. (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

10.5*

Behringer Harvard Opportunity REIT I, Inc. Amended and Restated 2004 Incentive Award Plan (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

10.6*	Form of Stock Option Agreement under Amended and Restated 2004 Incentive Award Plan (previously filed in and incorporated by reference to Form 8-K filed on February 24, 2006)

10.7*

Sale, Purchase and Escrow Agreement by and between Metropolitan Life Insurance Company and Harvard Property Trust, LLC and Chicago Title Insurance Company regarding the 12600 Whitewater property (previously filed in and incorporated by reference to Form 8-K filed on March 7, 2006)

10.8*

Assignment of Sale, Purchase and Escrow Agreement by Harvard Property Trust, LLC and Behringer Harvard Opportunity OP I, LP regarding the 12600 Whitewater property (previously filed in and incorporated by reference to Form 8-K filed on March 7, 2006)

10.9*

Property Acquisition Agreement by and among the Registrant, Behringer Harvard Opportunity Advisors I LP, Behringer Harvard Strategic Opportunity Fund II LP, and Behringer Harvard Strategic Advisors II LP (previously filed in and incorporated by reference to Form 8-K filed on March 15, 2006)

10.10*

Purchase and Sale Agreement between Middleton Investors, LLC and Harvard Property Trust, LLC regarding the Ferncroft property (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on June 1, 2006)

10.11*

Assignment of Purchase and Sale Agreement between Harvard Property Trust, LLC and Behringer Harvard Opportunity OP I, LP regarding the Ferncroft property (previously filed in and incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on June 1, 2006)

10.12*	Loan Agreement between Barclays Capital Real Estate Inc. and Behringer Harvard Ferncroft, LLC (previously filed in and incorporated by reference to Form 8-K filed on August 25, 2006)

10.13*	Promissory Note made between Behringer Harvard Ferncroft, LLC and Barclays Capital Real Estate Inc. (previously filed in and incorporated by reference to Form 8-K filed on August 25, 2006)

10.14*

Mortgage, Assignment of Rent and Leases, Security Agreement and Fixture Filing made by Behringer Harvard Ferncroft, LLC and Barclays Capital Real Estate Inc. (previously filed in and incorporated by reference to Form 8-K filed on August 25, 2006)

10.15*

Assignment of Leases and Rents by Behringer Harvard Ferncroft, LLC, as borrower in favor of Barclays Capital Real Estate Inc. (previously filed in and incorporated by reference to Form 8-K filed on August 25, 2006)

10.16*

Guaranty agreement made by Behringer Harvard Opportunity REIT I, Inc., as guarantor in favor of Barclays Capital Real Estate Inc. (previously filed in and incorporated by reference to Form 8-K filed on August 25, 2006)

10.17*

Senior Mezzanine Loan Agreement between GC 128 Voss SM LLC and Behringer Harvard Alexan Voss, LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.18*

Junior Mezzanine Loan Agreement between GC 129 Voss JM LLC and Behringer Harvard Alexan Voss, LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.19*

Senior Mezzanine Promissory Note made between Behringer Harvard Alexan Voss, LLC and GC 128 Voss SM LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.20*

Junior Mezzanine Promissory Note made between Behringer Harvard Alexan Voss, LLC and GC 129 Voss JM LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.21*

Senior Mezzanine Pledge and Security Agreement made by Behringer Harvard Alexan Voss, LLC and GC 128 Voss SM LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.22*

Junior Mezzanine Pledge and Security Agreement made by Behringer Harvard Alexan Voss, LLC and GC 129 Voss JM LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.23*

Senior Mezzanine Completion Guaranty agreement made by CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger and Brian Austin as guarantors in favor of Behringer Harvard Alexan Voss, LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.24*

Junior Mezzanine Completion Guaranty agreement made by CFP Residential, L.P., Kenneth Valach, J. Ronald Terwilliger and Brian Austin as guarantors in favor of Behringer Harvard Alexan Voss, LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.25*

Option Agreement between Behringer Harvard Alexan Voss, LLC and GC 129 Voss JM LLC regarding the Alexan Voss mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on September 28, 2006)

10.26*

Senior Mezzanine Loan Agreement between SW 109 Wagon Wheel SM LLC and Behringer Harvard Alexan Nevada, LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.27*

Junior Mezzanine Loan Agreement between SW 108 Wagon Wheel JM LLC and Behringer Harvard Alexan Nevada, LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.28*

Senior Mezzanine Promissory Note made between Behringer Harvard Alexan Nevada, LLC and SW 109 Wagon Wheel SM LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.29*

Junior Mezzanine Promissory Note made between Behringer Harvard Alexan Nevada, LLC and SW 108 Wagon Wheel JM LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.30*

Senior Mezzanine Pledge and Security Agreement made by Behringer Harvard Alexan Nevada, LLC and SW 109 Wagon Wheel SM LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.31*

Junior Mezzanine Pledge and Security Agreement made by Behringer Harvard Alexan Nevada, LLC and SW 108 Wagon Wheel JM LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.32*

Senior Mezzanine Completion Guaranty agreement made by CFP Residential L.P., Kenneth Valach, J. Ronald Terwilliger and Bruce Hart as guarantors in favor of Behringer Harvard Alexan Nevada, LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.33*

Junior Mezzanine Completion Guaranty agreement made by CFP Residential, L.P., Kenneth Valach, J. Ronald Terwilliger and Bruce Hart as guarantors in favor of Behringer Harvard Alexan Nevada, LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.34*

Option Agreement between Behringer Harvard Alexan Nevada, LLC and SW 108 Wagon Wheel JM LLC regarding the Alexan Black Mountain mezzanine loans (previously filed in and incorporated by reference to Form 8-K filed on October 5, 2006)

10.35*

Limited Liability Company Agreement of Chase Park Plaza Hotel, LLC between Behringer Harvard Opportunity OP I LP and Kingsdell L.P. (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.36*

Limited Liability Company Agreement of The Private Residences, LLC between Behringer Harvard Opportunity OP I LP and Kingsdell L.P. (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.37*

Contribution Agreement between Kingsdell L.P. and Chase Park Plaza Hotel, LLC (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.38*

Contribution Agreement between Kingsdell L.P. and The Private Residences, LLC (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.39*

Development Agreement by and between Chase Park Plaza Hotel, LLC and IFC, Inc. regarding the main hotel building renovation project associated with the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.40*

Development Agreement by and between Chase Park Plaza Hotel, LLC and IFC, Inc. regarding the new hotel facilities and corporate apartments project associated with the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.41*

Development Agreement by and between The Private Residences, LLC and IFC, Inc. regarding the residential condominium project associated with the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.42*

Owner Agreement by and among Chase Park Plaza Hotel, LLC, Kingsdell L.P. and CWE Hospitality Services, LLC regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.43*

Lease Agreement between Chase Park Plaza Hotel, LLC and Kingsdell L.P. regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.44*

Hotel Operating Agreement for Chase Park Plaza Hotel between CWE Hospitality Services, LLC and Kingsdell L.P. (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.45*

Apartment Management Agreement between Chase Park Plaza Hotel, LLC and CWE Hospitality Services, LLC regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.46*

Residential Apartment Management Agreement between The Private Residences, LLC and CWE Hospitality Services, LLC regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.47*

Promissory Note made between Kingsdell L.P. and Chase Park Plaza Hotel, LLC (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.48*

Promissory Note made between Kingsdell L.P. and Massachusetts Mutual Life Insurance Company (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.49*

Deed of Trust and Security Agreement and Fixture Filing by and between Kingsdell L.P. and Massachusetts Mutual Life Insurance Company regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.50*

Assignment of Leases and Rents by and between Kingsdell L.P. and Massachusetts Mutual Life Insurance Company regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.51*

Assignment, Assumption and Modification Agreement among Chase Park Plaza Hotel, LLC, The Private Residences, LLC, Kingsdell L.P. and Massachusetts Mutual Life Insurance Company regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.52*

Recourse Guaranty Agreement made by Registrant to and for the benefit of Massachusetts Mutual Life Insurance Company regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.53*

Cross Reimbursement and Indemnity Agreement between Chase Park Plaza Hotel, LLC and The Private Residences, LLC regarding the Chase Park Plaza property (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

10.54*

Real Estate Sale Agreement for Bent Tree Green between CMD Realty Investment Fund II, L.P. and Harvard Property Trust, LLC (previously filed in and incorporated by reference to Form 8-K filed on December 19, 2006)

10.55*	Reinstatement of and First Amendment to Real Estate Sale Agreement regarding the Bent Tree Green property (previously filed in and incorporated by reference to Form 8-K filed on December 19, 2006)

10.56*

Assignment of Real Estate Sale Agreement by Harvard Property Trust, LLC and Behringer Harvard Opportunity OP I, LP regarding the Bent Tree Green property (previously filed in and incorporated by reference to Form 8-K filed on December 19, 2006)

10.57*

Assignment of Real Estate Sale Agreement by Behringer Harvard Opportunity OP I, LP and Behringer Harvard Bent Tree, LP regarding the Bent Tree Green property (previously filed in and incorporated by reference to Form 8-K filed on December 19, 2006)

10.58*

Purchase and Sale Agreement for Las Colinas Commons between CFH Realty II/Las Colinas Commons, L.P. and Harvard Property Trust, LLC (previously filed in and incorporated by reference to Form 8-K filed on December 27, 2006)

10.59*

Mezzanine Loan Agreement by and among BREOF TCU GP LLC, BREOF TCU LLC, Phoenix Berry Street Limited Partnership and Phoenix G.P. XVIII, Inc. as Borrowers and Behringer Harvard TCU, LLC as Lender (previously filed in and incorporated by reference to Form 8-K filed on February 7, 2007)

10.60*

Mezzanine Loan Agreement by and among BREOF UVA GP LLC, BREOF UVA LLC, PPC-UVA 15th Street Limited Partnership and PPC Charlottesville GP, Inc. as Borrowers and Behringer Harvard UVA, LLC as Lender (previously filed in and incorporated by reference to Form 8-K filed on February 7, 2007)

10.61*

Mezzanine Promissory Note made between BREOF TCU GP LLC, BREOF TCU LLC, Phoenix Berry Street Limited Partnership and Phoenix G.P. XVIII, Inc. and Behringer Harvard TCU, LLC (previously filed in and incorporated by reference to Form 8-K filed on February 7, 2007)

10.62*

Mezzanine Promissory Note made between BREOF UVA GP LLC, BREOF UVA LLC, PPC-UVA 15th Street Limited Partnership and PPC Charlottesville GP, Inc. and Behringer Harvard UVA, LLC (previously filed in and incorporated by reference to Form 8-K filed on February 7, 2007)

10.63*

Mezzanine Pledge and Security Agreement made by BREOF TCU GP LLC, BREOF TCU LLC, Phoenix Berry Street Limited Partnership and Phoenix G.P. XVIII, Inc. and Behringer Harvard TCU, LLC (previously filed in and incorporated by reference to Form 8-K filed on February 7, 2007)

10.64*

Mezzanine Pledge and Security Agreement made by BREOF UVA GP LLC, BREOF UVA LLC, PPC-UVA 15th Street Limited Partnership and PPC Charlottesville GP, Inc. and Behringer Harvard UVA, LLC (previously filed in and incorporated by reference to Form 8-K filed on February 7, 2007)

10.65*

Contribution Agreement made by and among BREOF TCU GP LLC, BREOF TCU LLC, Phoenix Berry Street Limited Partnership and Phoenix G.P. XVIII, Inc. and Behringer Harvard TCU, LLC (previously filed in and incorporated by reference to Form 8-K filed on February 7, 2007)

10.66*

Contribution Agreement made by and among BREOF UVA GP LLC, BREOF UVA LLC, PPC-UVA 15th Street Limited Partnership and PPC Charlottesville GP, Inc. and Behringer Harvard UVA, LLC (previously filed in and incorporated by reference to Form 8-K filed on February 7, 2007)

16.1*

Letter Regarding Change in Certifying Accountant (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

21.1*

List of Subsidiaries (previously filed in and incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on January 25, 2007)

23.1*

Consent of Venable LLP (included in Exhibit 5.1) (previously filed in and incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on March 29, 2005)

23.2*

Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1) (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

23.3*

Consent of Morris, Manning & Martin, LLP with respect to ERISA opinion (included in Exhibit 8.2) (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

23.4	Consent of Deloitte & Touche LLP

23.5

Consent of Deloitte & Touche LLP relating to the Statements of Revenues and Certain Operating Expenses of 12600 Whitewater, Ferncroft, Bent Tree Green and Las Colinas Commons and the financial statements of Kingsdell L.P.

24.1*

Power of Attorney (included on the signature page of the registration statement) (previously filed in and incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on November 13, 2006)

*                 Previously filed.